                                                                    Exhibit 99.3

                    ---------------------------------------

                          PRO FORMA VALUATION REPORT
                            MUTUAL HOLDING COMPANY
                                STOCK OFFERING

                        BALTIMORE COUNTY SAVINGS BANK,
                                    F.S.B.
                              Baltimore, Maryland


                                 Dated As Of:
                                January 2, 1998

                    ---------------------------------------




                                 Prepared By:

                               RP Financial, LC.
                            1700 North Moore Street
                                  Suite 2210
                          Arlington, Virginia  22209

                [LETTERHEAD OF RP FINANCIAL, LC. APPEARS HERE]

                                        January 2, 1998


Board of Directors
Baltimore County Savings Bank, F.S.B.
4111 East Joppa Road
Suite 300
Baltimore, Maryland  21236

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the Common Stock which is to be offered in connection with the mutual-to-stock conversion transaction described below.

     This appraisal is furnished pursuant to the requirements of 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" ("Valuation Guidelines") of the Office of Thrift Supervision ("OTS"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.


Description of Reorganization
-----------------------------

     We understand that the Board of Directors of Baltimore County Savings Bank, F.S.B., Baltimore, Maryland ("BCSB" or the "Bank") has adopted a Plan of Stock Issuance, which is an integral part of the Bank's Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Subsidiary Holding Company Formation (the "Plan of Reorganization"). Pursuant to the Plan of Reorganization, to become effective concurrent with the completion of the stock sale, BCSB will become a wholly-owned subsidiary of BCSB Bankcorp, Inc. (the "Holding Company"), a Federal corporation, and BCSB Bankcorp, Inc. will issue a majority of its Common Stock to Baltimore County Savings Bank, M.H.C. (the "MHC"), and sell a minority of its Common Stock to the public. It is anticipated that the public shares will be issued to the Bank's Eligible Account Holders, the ESOP, Supplemental Eligible Account Holders, and Other Members, with any shares not sold in the subscription offering may be offered in the community offering. In addition, the Holding Company intends to donate to a charitable foundation (the "Foundation"), immediately following the Stock Issuance, authorized but unissued shares of the Holding Company's Common Stock totaling 75,000 shares.

     The aggregate amount of Common Stock sold by the Holding Company cannot exceed the appraised value of the Bank. Immediately following the Stock Issuance, the primary assets of the Holding Company will be the capital stock of the Bank and the net offering proceeds remaining after purchase of the Bank's Common Stock by the Holding Company. The Holding Company will use up to 50 percent of the net offering proceeds to purchase the Bank's Common Stock. The remaining net offering proceeds, retained at the Holding Company, will be used to fund a loan to the Employee Stock Ownership Plan ("ESOP") with the remainder to be used as general working capital.

RP Financial, LC.
Board of Trustees
January 2, 1998
Page 2


RP Financial, LC.
-----------------

     RP Financial, LC. ("RP Financial") is a financial consulting firm serving the financial services industry nationwide that, among other things, specializes in financial valuations and analyses of business enterprises and securities, including the pro forma valuation for savings institutions converting from mutual-to-stock form. The background and experience of RP Financial is detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Bank in the preparation of its business plan, we are independent of the Bank and the other parties engaged by the Bank to assist in the Stock Issuance process.


Valuation Methodology
---------------------

     In preparing our appraisal, we have reviewed the Bank's and the Holding Company's regulatory applications, including the offering circular as filed with the OTS and the Securities and Exchange Commission ("SEC"). We have conducted a financial analysis of the Bank that has included a review of its audited financial information for fiscal years ended September 30, 1993 through 1997 and various unaudited information and internal financial reports through September 30, 1997 and due diligence related discussions with the Bank's management; Anderson Associates, LLP, the Bank's independent auditor; Housley Kantarian & Bronstein, P.C., the Bank's Stock Issuance counsel; and Trident Securities, Inc., the Bank's financial and marketing advisors in connection with the Holding Company's stock offering. All conclusions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

     We have investigated the competitive environment within which the Bank operates and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment for financial institutions and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of conversion on the Bank's operating characteristics and financial performance as they relate to the pro forma market value. We have reviewed the economy in the Bank's primary market area and have compared the Bank's financial performance and condition with publicly-traded thrifts in mutual holding company form, as well as all publicly-traded thrifts. We have reviewed conditions in the securities markets in general and in the market for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts. We have considered the market for the stock of all publicly-traded mutual holding companies. We have also considered the expected market for the Bank's public shares. We have excluded from such analyses thrifts subject to announced or rumored acquisition, mutual holding company institutions that have announced their intent to pursue second step conversions, and/or those institutions that exhibit other unusual characteristics.

     Our Appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank, its independent auditors, legal counsel and other authorized agents are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank, its independent auditors, legal counsel and other authorized agents nor did we independently value the assets or liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value.

     Our appraised value is predicated on a continuation of the current operating environment for the Bank and Holding Company and for all thrifts and their holding companies. Changes in the local, state and national economy, the legislative and regulatory environment for financial institutions and mutual holding companies, the stock market, interest rates, and other external forces (such as natural disasters or significant world events)

RP Financial, LC.
Board of Trustees
January 2, 1998
Page 3

may occur from time to time, often with great unpredictability, and may materially impact the value of thrift stocks as a whole or the Bank's and Holding Company's values alone. It is our understanding that there are no current or long-term plans for pursuing a second step conversion or for selling control of the Holding Company or the Bank following Stock Issuance. To the extent that such factors can be foreseen, they have been factored into our analysis.

     Pro forma market value is defined as the price at which BCSB's stock, immediately upon completion of the offering, would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.


Valuation Conclusion
--------------------

     It is our opinion that, as of January 2, 1998, the estimated aggregate pro forma market value of the shares to be issued immediately following the Stock Issuance, both shares issued publicly as well as to the MHC, was $43,250,000 at the midpoint, equal to 4,325,000 shares issued at a per share value of $10.00 for the public shares. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum value of $36,762,500 and a maximum value of $49,737,500. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to an offering of 3,676,250 shares at the minimum to 4,973,750 shares at the maximum. The Board of Directors has established a public offering range such that the public ownership of the Holding Company will constitute a 42 percent ownership interest prior to the issuance of shares to the Foundation. Accordingly, the offering range to the public of the minority stock will be $15,172,500 at the minimum, $17,850,000 at the midpoint, and $20,527,500 at the maximum. Based on the public offering range, and inclusive of the shares issued to the Foundation, the public ownership of the shares will represent 43.3 percent of the shares issued at the minimum of the valuation range, 43.0 percent of the shares issued at the midpoint of the valuation range, and 42.8 percent of the shares issued at the maximum of the valuation range, with the MHC owning the majority of the shares.


Limiting Factors and Considerations
-----------------------------------

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the Common Stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of Common Stock in the Stock Issuance will thereafter be able to buy or sell such shares at prices related to the foregoing valuation of the pro forma market value thereof.

     RP Financial's valuation was determined based on the financial condition and operations of the Bank as of September 30, 1997, the date of the financial data included in the regulatory application and prospectus.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated as provided for in the conversion regulations and guidelines. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. These updates may also consider changes in other external factors which impact value including, but not limited to:

RP Financial, LC.
Board of Trustees
January 2, 1998
Page 4

various changes in the legislative and regulatory environment, the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.


                                        Respectfully submitted,

                                        RP FINANCIAL, LC.

                                        /s/ Ronald S. Riggins

                                        Ronald S. Riggins
                                        President


                                        /s/ Gregory E. Dunn

                                        Gregory E. Dunn
                                        Senior Vice President

RP Financial, LC.



                               TABLE OF CONTENTS
                              BCSB BANKCORP, INC.
                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                              Baltimore, Maryland

                                                                          PAGE
   DESCRIPTION                                                           NUMBER
   -----------                                                           ------
CHAPTER ONE        OVERVIEW AND FINANCIAL ANALYSIS
-----------

     Introduction                                                          1.1
     Establishment of Charitable Foundation                                1.1
     Strategic Overview                                                    1.2
     Balance Sheet Trends                                                  1.4
     Income and Expense Trends                                             1.8
     Interest Rate Risk Management                                         1.12
     Lending Activities and Strategy                                       1.12
     Asset Quality                                                         1.15
     Funding Composition and Strategy                                      1.16
     Subsidiary Activities                                                 1.16
     Legal Proceedings                                                     1.17

CHAPTER TWO        MARKET AREA
-----------

     Introduction                                                          2.1
     Market Area Demographics                                              2.1
     National Economic Factors                                             2.3
     Local Economy                                                         2.7
     Competition                                                           2.8

CHAPTER THREE     PEER GROUP ANALYSIS
-------------

     Peer Group Selection                                                  3.1
     Basis of Comparison                                                   3.2
     Selection of Peer Group                                               3.2
     Financial Condition                                                   3.5
     Income and Expense Components                                         3.8
     Loan Composition                                                      3.11
     Interest Rate Risk                                                    3.13
     Credit Risk                                                           3.15
     Summary                                                               3.15

RP Financial, LC.



                               TABLE OF CONTENTS
                              BCSB BANKCORP, INC.
                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                              Baltimore, Maryland
                                  (continued)

                                                                          PAGE
   DESCRIPTION                                                           NUMBER
   -----------                                                           ------
CHAPTER FOUR       VALUATION ANALYSIS
------------

     Introduction                                                          4.1
     Appraisal Guidelines                                                  4.1
     RP Financial Approach to the Valuation                                4.1
     Valuation Analysis                                                    4.2
       1. Financial Condition                                              4.2
       2. Profitability, Growth and Viability of Earnings                  4.4
       3. Asset Growth                                                     4.5
       4. Primary Market Area                                              4.6
       5. Dividends                                                        4.6
       6. Liquidity of the Shares                                          4.9
       7. Marketing of the Issue                                           4.9
            A. The Public Market                                           4.9
            B. The New Issue Market                                        4.14
            C. The Acquisition Market                                      4.16
       8. Management                                                       4.18
       9. Effect of Government Regulation and Regulatory Reform            4.18
     Summary of Adjustments                                                4.19
     Basis of Valuation - Fully-Converted Pricing Ratios                   4.19
     Valuation Approaches                                                  4.20
       1. Price-to-Earnings ("P/E")                                        4.23
       2. Price-to-Book ("P/B")                                            4.24
       3. Price-to-Assets ("P/A")                                          4.26
     Valuation Conclusion                                                  4.26

RP Financial, LC.


                                LIST OF TABLES
                              BCSB BANKCORP, INC.
                     BALTIMORE COUNTY SAVINGS BANK, F.S.B.
                              Baltimore, Maryland


     TABLE
     NUMBER     DESCRIPTION                                                PAGE
     ------     -----------                                                ----
      1.1       Historical Balance Sheets                                   1.5
      1.2       Historical Income Statements                                1.9


      2.1       Summary Demographic Data                                    2.2
      2.2       Major Employers in Baltimore County                         2.7
      2.3       Unemployment Trends                                         2.8
      2.4       Deposit Summary                                             2.9


      3.1       Peer Group of Publicly-Traded Thrifts                       3.4
      3.2       Balance Sheet Composition and Growth Rates                  3.6
      3.3       Income as a Percent of Average Assets and Yields, Costs,
                  Spreads                                                   3.9
      3.4       Loan Portfolio Composition and Related Information          3.12
      3.5       Interest Rate Risk Measured and Net Interest Income
                  Volatility                                                3.14
      3.6       Credit Risk Measured and Related Information                3.16


      4.1       Peer Group Market Area Comparative Analysis                 4.7
      4.2       Recent Conversions                                          4.15
      4.3       Market Pricing Comparatives                                 4.17
      4.4       Calculation of Implied Per Share Data -- Incorporating
                  MHC Second Step Conversion                                4.21
      4.5       MHC Institutions -- Implied Pricing Ratios, Full
                  Conversion Basis                                          4.25
      4.6       Pricing Table:  MHC Comparables                             4.27

RP Financial, LC.
Page 1.1


               I.  OVERVIEW AND FINANCIAL ANALYSIS


Introduction
------------

     Baltimore County Savings Bank, F.S.B. ("BCSB" or the "Bank"), organized in 1955, is a federally chartered mutual savings bank headquartered in Perry Hall, Maryland. BCSB serves the Baltimore MSA through six full service branch offices, five of which are located in Baltimore County. The sixth office is located in Harford County, which is northeast of Baltimore County. BCSB is a member of the Federal Home Loan Bank ("FHLB") system and its deposits are insured up to the maximum allowable amount by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). At September 30, 1997, which is the Bank's fiscal year end, BCSB had $251.7 million in assets, $224.7 million in deposits and equity of $23.9 million or 9.5 percent of total assets.

     On October 22, 1997, the Bank's Board of Directors adopted a Plan of Reorganization, which was subsequently amended (the "Reorganization"), pursuant to which the Bank will reorganize into the federal mutual holding company form of organization. As part of the reorganization, BCSB will become a wholly-owned subsidiary of BCSB Bankcorp, Inc., a Federal corporation, and BCSB Bankcorp, Inc. (the "Holding Company") will issue a majority of its common stock to Baltimore County Savings Bank, M.H.C. (the "MHC"), and sell a minority of its common stock to the public. Concurrent with the Reorganization, the MHC will retain $250,000 for initial capitalization, while the Holding Company will retain up to 50 percent of the net conversion proceeds. Immediately after consummation of the Reorganization, it is not anticipated that the MHC or the Holding Company will engage in any business activity other than ownership of their respective subsidiaries.

     The assets and liabilities of the stock subsidiaries will be substantially equivalent to those of BCSB prior to the Reorganization. The MHC will own a controlling interest in the Holding Company of at least 51 percent, and the Holding Company will be the sole subsidiary of the MHC. The Holding Company will also own 100 percent of the Bank's outstanding stock.

Establishment of Charitable Foundation
--------------------------------------

     In order to enhance the Bank's existing historically strong service and reinvestment activities in the local community, the Reorganization provides for the establishment of Baltimore County Savings Bank Foundation, a private charitable foundation (the "Foundation") in connection with the stock offering. The Bank and the Holding Company will create the Foundation and fund it with authorized but unissued shares of common stock contributed by the Holding Company in an amount equal to $750,000, which based on an initial

RP Financial, LC.
Page 1.2


offering price of $10.00 per share will result in the issuance of 75,000 shares to the Foundation. The Foundation is intended to complement the Bank's existing community reinvestment activities and will be dedicated to the promotion of charitable and educational purposes within the Baltimore metropolitan area. Funding the Foundation with shares of common stock of the Holding Company will enable the local community served to share in the growth and profitability of the Holding Company over the long term through dividends and price appreciation. As such, the Bank believes the Foundation will create a high level of community goodwill toward the Holding Company and the Bank, increase the Bank's local visibility and further enhance the Bank's reputation for community service, thereby strengthening its community banking franchise.

Strategic Overview
------------------

     BCSB is a community-oriented thrift, with a primary strategic objective of meeting the borrowing and savings needs of its local customer base. Throughout its history, BCSB has pursued a traditional thrift operating strategy and, thus, 1-4 family permanent mortgage loans and retail deposits have consistently been the principal components of the Bank's assets and liabilities, respectively. Lending diversification by BCSB has emphasized consumer loans and, in particular, automobile loans. Most of the Bank's automobile loans are originated indirectly through local new and used car dealerships. BCSB's diversification into automobile lending has served to enhance the yield and interest rate sensitivity of the Bank's loan portfolio; however, in 1996 and 1997, as a measure to limit the credit risk associated with the loan portfolio, BCSB reduced the percentage of its loan portfolio invested in automobile loans. Investments serve as a supplement to the Bank's lending activities, with BCSB's investment portfolio being indicative of a low risk investment philosophy. Investments securities held by the Bank consist of U.S. Government and agency securities and mortgage-backed securities which are guaranteed or insured by a federal agency.

     Notwithstanding the Bank's diversification into higher risk types of lending, BCSB's credit quality measures have generally been maintained at levels that are indicative of fairly limited credit risk exposure. Comparatively, the Bank maintains a greater degree of interest rate risk exposure, as BCSB's emphasis on fixed rate lending funded by short- and intermediate-term deposits has resulted in a balance sheet that is liability-sensitive.

     Retail deposits have consistently served as the primary interest-bearing funding source for the Bank. Deposit growth has been uneven of the Bank over the past five fiscal years, due in part to offering a premium CD rate during fiscal 1995 and the closing of a branch facility during fiscal 1997. The closing of another branch office and the sale of deposits maintained at that branch was completed in October 1997, which will depress BCSB's deposit growth during fiscal 1998. The branch, which is located to the south of Baltimore in Anne

RP Financial, LC.
Page 1.3


Arundel County, was closed due to limited growth prospects and a strategic decision by the Bank to focus on serving markets that are located to the north of Baltimore. While CDs account for the largest portion of the Bank's deposit composition, BCSB has been effective in maintaining a relatively high concentration of its deposits in lower costing savings and transaction accounts. As of September 30, 1997, transaction and saving accounts comprised 42.3 percent of the Bank's total deposits. Borrowings typically have not been utilized by the Bank and at fiscal year end 1997 the Bank did not maintain any borrowings.

     As a traditional thrift, BCSB's earnings base is largely dependent upon net interest income and operating expense levels. Maintenance of a liability-sensitive balance sheet reflects the Bank's philosophy that earnings can be more fully maximized by incurring some interest rate risk, while BCSB's favorable IEA/IBL ratio will sustain earnings at lower but profitable levels during periods of rising and higher interest rates. Overall, BCSB's operating strategy has provided for a relatively strong net interest margin during the past five fiscal years, although, reflecting the impact of a narrowing interest rate spread, the net interest margin has declined over the past five years. Operating expenses have tended to be slightly high for an institution that has been generally pursuing a traditional thrift operating strategy. Asset shrinkage served to place further upward pressure on the Bank's operating expense ratio during fiscal 1997.

     Over the past five fiscal years, BCSB's operating strategy has resulted in positive asset growth, an increasing capital position and healthy core earnings. Credit risk exposure has been limited by emphasizing the origination of 1-4 family loans and maintaining a notable portion of interest-earning assets in low risk types of investments. Comparatively, the Bank's interest rate exposure is more notable, as fixed rate loans and longer term investment have been primarily funded with short-term deposits. Earnings have been enhanced by a generally favorable interest rate environment, in which the Bank's maintenance of a negative short-term gap position has been beneficial to the net interest margin.

     The Bank's business plan is to continue to operate as a community-oriented bank, serving local customer needs with an array of loan and depository products, and other financial services. The Bank has sought to assemble a well-qualified management team and staff to facilitate the ability to fully realize the business plan objectives.

     A key component of the Bank's plan is to increase capital through the minority stock offering. The additional paid-in capital will increase the operating flexibility and overall financial strength of BCSB. The Bank's increased capitalization is anticipated to increase earnings through reinvestment of the net proceeds. The use of proceeds includes the following:

RP Financial, LC.
Page 1.4



     .    MHC. The Bank intends to capitalize the MHC with $250,000 of cash. The
          ---
          primary activity of the MHC will be ownership of the majority interest in the Bank. Such cash is anticipated to be invested in U.S. Treasury securities and other low risk instruments.

     .    Holding Company. Approximately 50 percent of the net conversion
          ---------------
          proceeds will be retained by BCSB Bankcorp, Inc. Such funds will initially be used to provide a loan to the Bank's ESOP trust, and the balance will be invested into short-term investments. Over time, the Holding Company funds may be utilized for various corporate purposes, including payment of dividends and possible repurchase of common stock consistent with OTS limitations.

     .    BCSB. Approximately 50 percent of the net proceeds of the conversion
          ----
          will be infused into the Bank in exchange for all of the Bank's newly issued stock. Proceeds infused into the Bank will initially be invested into short-term investments. Over time, the proceeds are expected to be redeployed into the Bank's loan growth and normal investment activities. In addition, the Bank will use a portion of the net proceeds, currently estimated to be $500,000 to modernize the Bank's facilities, including installing new ATMs and upgrading its computer systems. Further, the Bank currently is negotiating to lease land in Harford County on which it will build a new branch. The Bank may use a portion of the net proceeds to pay for the construction costs, which are currently estimated to be $750,000.

     Overall, it is the Bank's objective to pursue growth that will serve to increase returns, while, at the same time, growth will not be pursued that compromises the credit quality or increases the overall risk associated with BCSB's operations. The Bank has acknowledged that it intends to operate with excess capital in the near term, operating with a below market return on equity, until such time as the new capital can be leveraged in a safe and sound manner over an extended period of time.

Balance Sheet Trends
--------------------

     From September 30, 1993 through September 30, 1997, BCSB exhibited annual asset growth of positive 3.7 percent (see Table 1.1). Asset growth was somewhat uneven during the period, as the Bank recorded positive asset growth during fiscal years 1995 and 1996 and asset shrinkage during fiscal years 1994 and 1997. The fluctuating balance of assets was largely attributable to deposit growth resulting from offering a premium rate on 24-month CDs during fiscal 1995, with the roll-off of those CDs resulting in deposit shrinkage during fiscal 1997. Deposit shrinkage in fiscal 1997 also reflects the impact of closing one of the Bank's branches during fiscal 1997. BCSB's composition of interest-earning assets has remained fairly stable over the past five fiscal years, with loans receivable being maintained at approximately 60.0 percent of assets. Asset growth has been funded by deposits and retained earnings, as the Bank has not utilized borrowings over the past five fiscal years. A summary of BCSB's key operating ratios for the past five fiscal years are presented in
Exhibit I-3.

     BCSB's loan portfolio increased at a 4.0 percent annual rate from fiscal year end 1993 through fiscal year end 1997, exhibiting positive growth since declining to a low of $129.2 million at fiscal year end 1994. The

RP Financial, LC
Page 1.5




                                   Table 1.1
                     Baltimore County Savings Bank, F.S.B.
                         Historical Balance Sheets(1)
                        (Amount and Percent of Assets)


                                                                           At Fiscal Year End September 30,
                                         -------------------------------------------------------------------------------------------
                                                        1993                           1994                           1995
                                              --------------------------     --------------------------     ------------------------
                                                Amount          Pct            Amount          Pct             Amount        Pct
                                                ------          ---            ------          ---             ------        ---
                                                ($000)          (%)            ($000)          (%)             ($000)        (%)
Total Amount of:
Assets                                         $217,666        100.0%         $216,786         100.0%         $240,683       100.0%
Cash and cash equivalents                        32,454         14.9%           23,080          10.6%           24,643        10.2%
Investment securities                             8,099          3.7%           16,769           7.7%           27,988        11.6%
Mortgage-backed securities                       31,305         14.4%           39,697          18.3%           35,047        14.6%
FHLB stock                                        1,483          0.7%            1,280           0.6%            1,292         0.5%
Loans receivable, net                           135,397         62.2%          129,210          59.6%          145,795        60.6%
Deposits                                        198,873         91.4%          195,813          90.3%          217,868        90.5%
Borrowings                                          ---          0.0%              ---           0.0%              ---         0.0%
Total equity                                     17,074          7.8%           19,082           8.8%           20,697         8.6%

Full service branches(2)                              8                              8                               8


                                                                 At Fiscal Year End September 30,                  Annual
                                                 -------------------------------------------------------------     Growth
                                                                1996                            1997                Rate
                                                   ---------------------------    ----------------------------      ----
                                                        Amount          Pct            Amount           Pct         Pct
                                                        ------          ---            ------           ---         ---
                                                        ($000)          (%)            ($000)           (%)         (%)
Total Amount of:
Assets                                                  $258,854       100.0%         $251,738          100.0%      3.70%
Cash and cash equivalents                                 20,076         7.8%           19,217            7.6%    -12.28%
Investment securities                                     36,399        14.1%           30,323           12.0%     39.10%
Mortgage-backed securities                                39,771        15.4%           37,189           14.8%      4.40%
FHLB stock                                                 1,301         0.5%            1,433            0.6%     -0.85%
Loans receivable, net                                    154,560        59.7%          158,676           63.0%      4.05%
Deposits                                                 233,311        90.1%          224,656           89.2%      3.09%
Borrowings                                                   ---         0.0%              ---            0.0%       N.M.
Total equity                                              21,913         8.5%           23,858            9.5%      8.72%

Full service branches(2)                                       8                             7

----------------------------
(1)   Ratios are as a percent of ending assets.
(2) The Bank currently maintains six full service branch offices, as the result of deposits at one of the branches being sold subsequent to fiscal year end 1997.

Sources: BCSB's prospectus, audited financial statements and RP Financial calculations.

RP Financial, LC.
Page 1.6



most notable loan growth occurred during fiscal year 1995, which was supported by growth of the consumer loan portfolio and, in particular, automobile loans. Fairly strong loan growth was also recorded during fiscal 1996, which was supported by growth in 1-4 family permanent mortgage loans. Comparatively, during the past fiscal year, the Bank's loan growth has slowed, with growth in 1-4 family permanent mortgage loans being offset by shrinkage in the balance of automobile loans outstanding. As of September 30, 1997, the Bank's net loans receivable balance equaled $158.7 million, or 63.0 percent, of assets, versus comparative measures of $135.4 million, or 62.2 percent, of assets at fiscal year end 1993.

     Consistent with the Bank's traditional emphasis on originating and retaining 1-4 family permanent mortgage loans, 1-4 family permanent mortgage loans represent the primary component of BCSB's loan portfolio composition. However, the concentration of 1-4 family loans comprising BCSB's loan portfolio composition declined from 74.4 percent at fiscal year end 1993 to 66.2 percent at fiscal year end 1997. The decline in the concentration of 1-4 family loans was mostly due to growth of the consumer loan portfolio, which increased from
10.2 percent of total loans outstanding at fiscal year end 1993 to 22.5 percent of total loans outstanding at fiscal year end 1997. Most of the growth of the consumer loan balance was related to an increase in the balance of automobile loans outstanding, which accounted for 9.5 percent and 19.6 percent of the Bank's loan portfolio composition at fiscal year ends 1993 and 1997, respectively. Notwithstanding the overall growth exhibited in automobile loans, the balance has declined from a peak of $40.8 million at fiscal year end 1995 to $32.6 million at fiscal year end 1997, reflecting a strategic decision by the Bank to curtail the size of automobile loan portfolio in light of the higher degree of credit risk associated with those loans. The balance of the loan portfolio consists primarily of commercial real estate and construction loans, which have been maintained at fairly static balances over the past five fiscal years. Commercial real estate and construction loans equaled 6.1 percent and 5.2 percent of total loans outstanding, respectively, at September 30, 1997. Beyond consumer loans, BCSB's diversification into non-mortgage lending has consisted of a nominal amount of commercial business loans which have accounted for less than 1.0 percent of the loan portfolio throughout the past five years.

     Over the past five fiscal years, the Bank's balance of cash, investment securities and FHLB stock has fluctuated from a low of 18.9 percent of assets at fiscal year end 1994 to a high of 22.4 percent of assets at fiscal year end 1996. Total cash and investments maintained by the Bank at September 30, 1997 equaled $51.0 million, or 20.2 percent of assets. As of September 30, 1997, the investment securities portfolio totaled $30.3 million and consisted entirely of U.S. Government and federal agency securities. The investment securities portfolio is classified as held to maturity, reflecting the Bank's general philosophy of not selling securities. Exhibit I-4 provides historical detail of the Bank's investment portfolio. The investment portfolio consists of securities with short- and intermediate-term maturities, with the substantial portion of the portfolio having

RP Financial, LC.
Page 1.7


scheduled maturities of less than 10 years. In addition to investment securities, BCSB held funds in cash, interest-bearing deposits in other banks and federal funds sold which totaled $19.2 million, or 7.6 percent, of assets at September 30, 1997 and was at the low end of the range of cash and cash equivalent levels maintained by the Bank in recent years. BCSB's FHLB stock balance equaled $1.4 million, or 0.6 percent, of assets at September 30, 1997.

     Mortgage-backed securities comprise the balance of the Bank's interest-earning asset composition, serving as an investment alternative to 1-4 family permanent mortgage loans. Over the past five fiscal years, the Bank's mortgage-backed securities portfolio has been maintained between 14.4 percent and 18.3 percent of assets and at fiscal year end 1997 equaled $37.2 million, or 14.8 percent, of assets. Mortgage-backed securities held by the Bank consists of participation certificates, which have been issued by FHLMC, FNMA and GNMA. The mortgage-backed securities portfolio is classified as held to maturity and consists primarily of balloon securities.

     Over the past five fiscal years, BCSB's funding needs have been substantially met through retail deposits, internal cash flows and retained earnings. From fiscal year end 1993 through fiscal year end 1997, the Bank's deposits increased at an annual rate of 3.1 percent. Deposit growth paralleled the Bank's asset growth, reflecting positive growth during fiscal years 1995 and 1996 and reflecting declines during fiscal years 1994 and 1997. Fluctuations in the balance of deposits was largely related to growth and shrinkage in CDs, with the most notable CD growth occurring during fiscal 1995 as the result of the premium rate being offered on 24-month CDs. Partially offsetting the CD growth in fiscal 1995 was deposit run-off in the Bank's transaction and savings accounts. Accordingly, the concentration of CDs comprising the Bank's deposit composition increased from 42.1 percent at fiscal year end 1994 to 55.0 percent at fiscal year end 1995. As of September 30, 1997, CDs comprised 57.4 percent of the Bank's deposit composition. Regular savings accounts represent the largest component of the Bank's transaction and savings account balance, totaling $60.6 million, or 27.0 percent of total deposits at fiscal year end 1997, versus comparative measures of $76.1 million or 38.3 percent, of total deposits at fiscal year end 1993. Borrowings typically have not been utilized by the Bank and at fiscal year end 1997 the Bank did not maintain any borrowings. If borrowings are needed, the Bank has the ability to borrow from the FHLB of Atlanta.

     Positive earnings during the past five fiscal years translated into an annual capital growth rate of 8.7 percent for the Bank. Capital growth outpaced the Bank's asset growth rate, as BCSB's equity-to-assets ratio increased from
7.8 percent at fiscal year end 1993 to 9.5 percent at fiscal year end 1997. Intangibles accounted for 0.2 percent of the Bank's capital at fiscal year end 1997. BCSB maintained healthy capital surpluses relative to all of its regulatory capital requirements at September 30, 1997. The addition of the offering proceeds will serve to further strengthen BCSB's capital position and competitive posture within its primary market, as well

RP Financial, LC.
Page 1.8



as support expansion into other nearby markets if favorable growth opportunities are presented. At the same time, as the result of the Bank's higher pro forma capital position, BCSB's return on equity ("ROE") can be expected to decline from current levels following the stock offering.

Income and Expense Trends
-------------------------

     The Bank has reported positive earnings over the last five fiscal years (see Table 1.2), ranging from a low of 0.47 percent of average assets in fiscal 1996 to a high of 1.12 percent of average assets in fiscal 1993. For fiscal 1997, the Bank reported net income of $2.0 million, equal to 0.76 percent of average assets. Earnings during fiscal 1996 were depressed by the one time special assessment to recapitalize the SAIF. Notwithstanding the negative earnings impact of the SAIF assessment, the Bank's return on average assets ratio has in general declined since fiscal 1993. The decline in the return on average assets ratio has been primarily attributable to a decreasing net interest margin, coinciding with the narrowing of the Bank's interest rate spread. Net interest income and operating expenses represent the major components of BCSB's core earnings, while non-interest operating income has been a fairly limited contributor to the Bank's earnings. Income and losses resulting from real estate operations and provisions or recoveries for loan losses have been inconsistent factors in the Bank's earnings. Gains and losses resulting from the sale of investment securities typically have not been a prominent factor in the Bank's earnings.

     BCSB's level of net interest income before provisions for loan losses peaked at 4.28 percent of average assets during fiscal 1993 and then trended lower over the next three fiscal years to equal a low of 3.29 percent during fiscal 1996. During fiscal 1997, the Bank's net interest income to average assets ratio increased to 3.51 percent. The downward trend reflected in the Bank's net interest margin from fiscal 1993 through fiscal 1996 was largely attributable to a decline in the interest income ratio during fiscal year 1994, and an increase in the interest expense ratio during fiscal years 1995 and 1996. The decline in the interest income ratio during fiscal year 1994 reflects the loss of yield income resulting from loans comprising a lower portion of interest-earning assets, as the Bank experienced a notable decline in 1-4 family loans during a period of high refinancing activity for 1-4 family loans. The increase in BCSB's interest expense ratio during fiscal years 1995 and 1996 reflects the shift in the Bank's deposit composition towards a higher concentration of CDs and a resulting lower concentration of lower costing transaction and savings accounts. A widening yield-cost spread provided for an increase in the Bank's net interest margin during fiscal 1997, which was supported by a decline in BCSB's weighted average cost of funds. The reduction in the cost of funds was supported by the downward repricing of deposits and, in particular, the roll-off of the premium rate 24-month CDs.

RP Financial, LC
Page 1.9
                                   Table 1.2
                     Baltimore County Savings Bank, F.S.B.
                        Historical Income Statements(1)
                    (Amount and Percent of Average Assets)

                                                                     For the Fiscal Year Ended September 30,
                                         -------------------------------------------------------------------------------------------

                                                         1993                         1994                           1995
                                              --------------------------   --------------------------     --------------------------
                                                Amount          Pct          Amount          Pct             Amount         Pct
                                                ------          ---          ------          ---             ------         ---
                                                ($000)          (%)          ($000)          (%)             ($000)         (%)
Interest Income                                  $17,529       7.78%         $15,822         7.11%           $17,126         7.38%
 Interest Expense                                 (7,881)     -3.50%          (6,968)       -3.13%            (8,974)       -3.87%
                                                 -------      ------         -------        ------           -------        ------
 Net Interest Income                              $9,648       4.28%          $8,854         3.98%            $8,152         3.52%
 Provision for Loan Losses                           465       0.21%             137         0.06%              (255)       -0.11%
                                                    ----       -----            ----         -----             -----        ------
  Net Interest Income after Provisions           $10,113       4.49%          $8,991         4.04%            $7,897         3.41%

 Other Income                                        549       0.24%             549         0.25%               509         0.22%
 Operating Expense                                (5,147)     -2.28%          (5,351)       -2.40%            (5,821)       -2.51%
                                                 -------      ------         -------        ------           -------        ------
  Net Operating Income                            $5,515       2.45%          $4,189         1.88%            $2,585         1.11%

Non-Operating Income
Gain(loss) on sale of invest. and assets            $101       0.04%            ($65)        -0.03%             ($11)        0.00%
Income(loss) on real estate operations            (1,609)     -0.71%            (101)        -0.05%              115         0.05%
Other non-operating income(loss)                       0       0.00%               0          0.00%                0         0.00%
                                                      --       -----              --          -----               --         -----
   Net Non-Operating Income                       (1,508)     -0.67%            (166)        -0.07%              104         0.04%

 Net Income Before Tax                            $4,007       1.78%          $4,023          1.81%           $2,689         1.16%
 Income Taxes                                     (1,483)     -0.66%          (1,603)        -0.72%           (1,112)       -0.48%
Change in Acctg. Principle                            --         --             (394)        -0.18%               --           --
                                                  ------      -------         ------         -------          ------       -------
Net Income (Loss)                                 $2,524       1.12%          $2,026          0.91%           $1,577         0.68%

Core Earnings
-------------
Net Income Before Ext. Items                      $2,524        1.12%         $2,420          1.09%           $1,577         0.68%
Addback: Non-Operating Losses                      1,609        0.71%            166          0.07%               11         0.00%
Deduct: Non-Operating Gains                         (101)      -0.04%              0          0.00%             (115)       -0.05%
Tax Effect Non-Op. Items(2)                         (588)      -0.26%            (65)        -0.03%               41         0.02%
                                                   -----       ------           ----          ------             ---         -----
Core Net Income                                   $3,444        1.53%         $2,521          1.13%           $1,514         0.65%


                                                              For the Fiscal Year Ended September 30,
                                                   -----------------------------------------------------------

                                                              1996                           1997
                                                   ---------------------------    ----------------------------
                                                      Amount          Pct            Amount           Pct
                                                      ------          ---            ------           ---
                                                      ($000)          (%)            ($000)           (%)
Interest Income                                        $19,064        7.45%           $19,458         7.48%
 Interest Expense                                      (10,636)      -4.16%           (10,323)       -3.97%
                                                      --------       ------          --------        ------
 Net Interest Income                                    $8,428        3.29%            $9,135         3.51%
 Provision for Loan Losses                                (434)      -0.17%              (286)       -0.11%
                                                         -----       ------             -----        ------
  Net Interest Income after Provisions                  $7,994        3.12%            $8,849         3.40%

 Other Income                                              504        0.20%               601         0.23%
 Operating Expense                                      (5,848)      -2.28%            (6,257)       -2.41%
                                                       -------       ------           -------        ------
  Net Operating Income                                  $2,650        1.04%            $3,193         1.23%

Non-Operating Income
Gain(loss) on sale of invest. and assets                 ($194)      -0.08%               $51         0.02%
Income(loss) on real estate operations                     764        0.30%                34         0.01%
Other non-operating income(loss)                        (1,305)      -0.51%                 0         0.00%
                                                       -------       ------                --         -----
   Net Non-Operating Income                               (735)      -0.29%                85         0.03%

 Net Income Before Tax                                  $1,915        0.75%            $3,278         1.26%
 Income Taxes                                             (712)      -0.28%            (1,301)       -0.50%
Change in Acctg. Principle                              ------       ------            ------        ------
                                                            --          ---                --           ---
 Net Income (Loss)                                      $1,203         0.47%           $1,977          0.76%


Core Earnings
-------------
Net Income Before Ext. Items                            $1,203         0.47%           $1,977          0.76%
Addback: Non-Operating Losses                            1,499         0.59%                0          0.00%
Deduct: Non-Operating Gains                               (764)       -0.30%              (85)        -0.03%
Tax Effect Non-Op. Items(2)                               (282)       -0.11%               33          0.01%
                                                         -----        ------           ------          -----
Core Net Income                                         $1,656         0.65%           $1,926          0.74%

----------------------------
(1)   Ratios are as a percent of average assets.
(2)   Assumes tax rate of 39.0 percent.

Sources: BCSB's prospectus, audited financial statements and RP Financial calculations.

RP Financial, LC.
Page 1.10


     The impact of interest rates on BCSB's net interest margin is further revealed through examination of the Bank's historical yields and costs and resulting interest rate spreads as set forth in Exhibits I-3 and I-5. In general, trends in the Bank's net interest margin paralleled the widening and narrowing of its interest rate spread, as the Bank's interest rate spread narrowed from 4.47 percent during fiscal 1993 to 3.26 percent during fiscal 1996. The reduction in the Bank's interest rate spread was largely attributable to higher funding costs resulting from a shift in deposit composition towards a higher concentration of CDs. During fiscal 1997 the Bank's interest rate spread increased to 3.41 percent, with lower CD costs accounting for most of the increase in the interest rate spread. BCSB's net interest margin will likely be enhanced by the stock offering, due to the reinvestment of interest-free capital into interest-earning assets and the higher IEA/IBL ratio that will result from the Bank's increased capital position.

     Consistent with the Bank's limited diversification, sources of non-interest operating income have not been a significant contributor to the Bank's earnings. Throughout the period shown in Table 1.2, sources of non-interest operating income ranged from 0.20 percent to 0.25 percent of average assets. For the twelve months ended September 30, 1997, BCSB's non-interest operating income equaled 0.23 percent of average assets. Sources of non-interest operating income consist substantially of fees, service charges, and rental income earned on the Bank's administrative office. At this time, the Bank has no plans to further diversify into activities that would generate additional non-interest operating income, and, thus, BCSB's earnings can be expected to remain highly dependent upon the net interest margin.

     Operating expenses represent the other major component of the Bank's earnings, ranging from a low of 2.28 percent of average assets in fiscal years 1993 and 1996 to a high of 2.51 percent of average assets in fiscal 1995. During fiscal 1997, the Bank's operating expense to average assets ratio equaled 2.41 percent. The increase in BCSB's operating expense ratio during fiscal 1997 was attributable to both an increase in operating expenses and asset shrinkage. In comparison to all publicly-traded SAIF-insured thrifts, the Bank maintained a relatively high number of employees for its asset size. Assets per full time equivalent employee equaled $3.3 million for the Bank, versus a comparative average of $4.3 million for all publicly-traded SAIF-insured thrifts. Upward pressure will be placed on the Bank's operating expense ratio following the stock offering, due to expenses associated with operating as a publicly-traded company, including expenses related to the stock benefit plans. At the same time, the increase in capital realized from the stock offering will increase the Bank's capacity to leverage operating expenses through pursuing a more aggressive growth strategy. The general trends in the Bank's net interest margin and operating expense ratio since fiscal 1993 indicate that BCSB has been experiencing earnings compression from the two major components of its core earnings, as highlighted by the decline exhibited in the Bank's expense coverage ratio (net interest income divided by operating expenses)

RP Financial, LC.
Page 1.11



since fiscal 1993. BCSB's expense coverage ratio equaled 1.88 times during fiscal 1993, versus a comparative ratio of 1.46 times during fiscal 1997.

     Loan loss provisions have had a varied impact on the Bank's earnings over the past five fiscal years, as BCSB posted recoveries during fiscal years 1993 and 1994 and established additional loss provisions during fiscal years 1995 through 1997. Loss provisions established during fiscal 1997 equaled 286,000, or
0.11 percent of average assets, which was lower compared to fiscal 1996 when the Bank established loss provisions of $434,000, or 0.17 percent of average assets. The decline in loss provisions established during fiscal 1997 was supported by a reduction in the Bank's balance of non-performing assets. Exhibit I-6 sets forth the Bank's loan loss allowance activity during the past five fiscal years.

     Earnings related to the Bank's real estate operations have fluctuated notably over the past five fiscal years, ranging from a low of negative 0.71 percent of average assets in fiscal 1993 to a high of 0.30 percent of average assets in fiscal 1996. Most of the volatility has stemmed from positive and negative earnings contributions realized from real estate development activities, which has been conducted through a wholly-owned subsidiary of the Bank. The significant loss in fiscal 1993 includes a $1.6 million loss provision established for the Bank's real estate development and joint venture activities. Comparatively, during fiscal 1996, the Bank realized a gain of $652,000 from its real estate development and joint venture activities, which was supplemented with a gain on the sale of foreclosed real estate amounting to $112,000. In comparison to the previous four fiscal years, real estate operations had a modest impact on the Bank's fiscal 1997 earnings with such income amounting to
0.01 percent of average assets. The limited earnings impact of real estate operations on the Bank's fiscal 1997 earnings reflects the winding down of the Bank's subsidiary activities involving joint ventures for the development of real estate. Accordingly, going forward, income and losses from real estate can expected to remain fairly nominal, consisting largely of gains and losses resulting from the disposition of real estate owned.

     Gains and losses resulting from the sale of investment securities and fixed assets have generally not been a significant factor in the Bank's earnings. The loss and gain recorded during fiscal years 1996 and 1997, respectively, both stemmed from the sale of a bond mutual fund which was sold off completely during fiscal 1997. In light of the Bank's current philosophy of holding all investment securities to maturity, gains and losses realized from the sale of investment securities are not expected to have a material impact on BCSB's earnings going forward.

     Non-recurring items negatively impacted the Bank's earnings during fiscal years 1994 and 1996, as the result of a change in accounting principle related to the Bank's adoption of SFAS 109 "Accounting for Income Taxes" booked in fiscal 1994 and the special SAIF assessment booked in fiscal 1996. The change in

RP Financial, LC.
Page 1.12


accounting principle was an after-tax adjustment, which reduced the Bank's fiscal 1994 net income by $394,000, or 0.18 percent average assets. The SAIF assessment reduced the Bank's fiscal 1996 pre-tax earnings by $1.3 million, or
0.51 percent of average assets.

Interest Rate Risk Management
-----------------------------

     BCSB's balance sheet is liability-sensitive, as the Bank's interest-earning assets are primarily funded with deposits that mature or are subject to repricing within one year. Comparatively, a relatively higher concentration of BCSB's interest-earning assets mature or reprice in more than one year; particularly, with respect to the Bank's loan portfolio. As of September 30, 1997, of the total loans due after one year from September 30, 1997, fixed rate loans comprised 91.8 percent of those loans (see Exhibit I-7).

     BCSB pursues management of interest rate risk from both the asset and liability sides of the balance sheet, with the intent of maintaining a certain degree of interest rate risk that will provide for enhanced profitability during periods of low and declining interest rates. Strategies implemented by the Bank to support control of interest rate risk on the asset side include diversifying into types of lending which consists primarily of short-term and adjustable rate loans, emphasizing investments with short- and intermediate-terms, and maintaining a relatively high balance of liquid funds. On the liability side, management of interest rate risk is largely pursued through offering attractive rates on certain longer term CDs from time-to-time.

     The short-term repricing mismatch between the Bank's interest rate sensitive assets and liabilities indicates that net interest income will be somewhat inconsistent in various interest rate environments, with declining and low interest rate environments being more beneficial to BCSB's net interest margin. Comparatively, the Bank's net interest margin is adversely impacted by rising and higher interest rates, as highlighted by the narrowing of BCSB's yield-cost spread since fiscal 1993. However, given the Bank's current IEA/IBL ratio of 109.9 percent, which will become stronger following the infusion of conversion proceeds, BCSB has the capacity to take on a certain degree of interest rate risk and sustain positive, although lower, core earnings during periods of moderately rising interest rates. As of September 30, 1997, the Net Portfolio Value ("NPV") analysis provided by the OTS indicated that a 2.0 percent instantaneous and sustained increase in interest rates would result in a 22 percent decline in the Bank's NPV (see Exhibit I-8).

Lending Activities and Strategy
-------------------------------

     The Bank's lending activities have traditionally emphasized origination of 1-4 family mortgage loans (see Exhibits I-9 and I-10, which reflect loan composition and lending activity, respectively). As of September

RP Financial, LC.
Page 1.13


30, 1997, $110.1 million, or 66.2 percent, of BCSB's total loan portfolio was comprised of loans secured by 1-4 family mortgage loans. Lending diversification by the Bank has emphasized consumer loans, which amounted to $37.4 million, or
22.5 percent, of total loans outstanding at September 30, 1997. The balance of the loan portfolio consists primarily of commercial real estate and construction loans, while commercial business loans constitute a very minor area of lending diversification for the Bank. Exhibit I-11 provides the contractual maturity of the Bank's loan portfolio, by loan type, as of September 30, 1997.

     BCSB originates both fixed rate and adjustable rate 1-4 family permanent mortgage loans, retaining all loan originations for portfolio. Standard fixed rate loans offered by the Bank have terms ranging from 15 to 30 years. BCSB offers a standard 1-year ARM loan product, as well as one-year ARM loans which have an initial fixed rate of interest for 3 years. ARM loans are currently indexed to the one-year U.S. Treasury securities rate, with the initial rate of interest being dependent upon the length of the repricing term (i.e., a higher rate is charged for loans with a initial 3-year repricing term). Initial rates on ARM loans are typically discounted from the fully-indexed rate, although the borrower is qualified at the fully-indexed rate. ARM loans are subject to a maximum repricing adjustment of 2.0 percent per adjustment period with a maximum aggregate adjustment of 6.0 percent over the life of the loan. In the current interest rate environment, most of the Bank's 1-4 family lending volume has consisted of fixed rate loans. BCSB will originate 1-4 family loans up to a loan-to-value ("LTV) ratio of 95.0 percent, although private mortgage insurance ("PMI") is typically required for loans with LTV ratios above 80.0 percent. Included in the 1-4 family loan balance are fixed rate home equity loans, which are amortized for terms of up to 15 years and a maximum LTV ratio of 80.0 percent of the combined balance of the home improvement loan and the first lien.

     Construction loans originated by the Bank consist substantially of loans to finance the construction of 1-4 family residences. As of the September 30, 1997, the Bank's construction loan portfolio totaled $8.6 million, or 5.2 percent, of total loans outstanding. Most of the Bank's construction lending activities are for the construction of pre-sold homes, which convert to permanent loans upon completion of the construction. To a lesser extent, BCSB originates speculative construction loans. To control the risk associated with speculative construction lending, the Bank typically limits the builder to one spec loan at a time and generally confines originations to builders who have maintained a favorable credit quality history with BCSB. Construction loans require payment of interest only during the construction period, which is typically 12 months. For construction loans, the Bank will lend up to a maximum LTV ratio of 80.0 percent.

     The balance of the mortgage loan portfolio consists of commercial real estate loans, which are collateralized by properties in the Bank's normal lending territory. As of September 30, 1997, the Bank's commercial real loan portfolio totaled $10.2 million, or 6.1 percent, of total loans outstanding. Such loans are typically extended up to a LTV ratio of 75.0 percent, with loan terms typically providing for up to 20-year

RP Financial, LC.
Page 1.14


amortizations. In light of the higher credit risk associated with commercial real estate loans, loan rates offered on those loans are at a premium to the Bank's 1-4 family loan rates. Properties securing the commercial real estate loan portfolio consist primarily of small office buildings, churches, medical condominiums, small shopping centers, and small commercial and industrial buildings. Included in the commercial real estate loan balance are land loans, which serve as a complement to the Bank's 1-4 family lending activities. Land loans held by the Bank are generally secured by single-family lot loans or land that will be used for residential development. At September 30, 1997, the Bank had two such loans outstanding totaling $2.1 million. Terms of land loans offered by the Bank generally require a LTV ratio of 75.0 percent or less and are floating rate loans tied to the Prime rate. Most land loans are extended as 3-year balloon loans.

     Automobile loans comprise the major portion of the consumer loan portfolio, amounting to $32.6 million, or 19.6 percent, of total loans outstanding at September 30, 1997. Indirect automobile loans comprise the majority of the Bank's automobile loan portfolio, as the Bank maintains indirect lending relationships with a number of local dealerships for both new and used cars. Approximately two-thirds of the Bank's indirect lending activities are for used cars. Automobile loans are offered for terms of up to 60 months, with higher rates and shorter terms being required for used cars. The dealer will mark-up the Bank's rate by varying amounts, with an average mark-up on the Bank's rate approximating 2.0 percent. The indirect loans are underwritten to meet the Bank's underwriting criteria and the Bank has final approval on all indirect loans originated. The balance of the consumer loan portfolio consists of loans secured by deposits and home equity lines of credit, with respective balances of $825,000, or 0.5 percent, and $4.0 million, or 2.4 percent, of total loans outstanding at September 30, 1997. Home equity lines of credit offered by BCSB are floating rate loans tied to the Prime rate and are subject to the same underwriting criteria as the Bank's fixed rate home improvement loans. Going forward, the Bank's consumer lending activities are expected to continue to emphasize indirect automobile loans.

     BCSB holds a nominal balance of commercial business loans, with such loans generally being extended to long term customers of the Bank. The commercial business loans held by the Bank are secured loans. Commercial business lending is not viewed as an active lending area for the Bank and, thus, it is expected that commercial loans will remain a nominal component of the Bank's loan portfolio composition going forward.

     Exhibit I-10, which shows the Bank's lending activities over the past three fiscal years, highlights BCSB's lending emphasis on originating 1-4 family and consumer loans. Consumer loans represented the Bank's most active lending area over the past three fiscal years accounting for 56.2 percent of total originations, which was followed by 1-4 family loans accounting for 38.2 percent of total originations during the past three fiscal years. Lending diversification beyond consumer and 1-4 family permanent mortgage loans consisted primarily of construction loans. No loans were purchased during the past three fiscal years, which is consistent

RP Financial, LC.
Page 1.15



with the Bank's general philosophy of generating loan growth solely through originations. Likewise, reflecting the Bank's generally philosophy of retaining all loan originations for its own portfolio, no whole loans were sold by BCSB during the past three fiscal years. Typically, selling participating interests in loans has not been an active area for the Bank as well, although in fiscal 1996 the Bank sold participating interests in two loans which totaled $4.9 million. During the past three fiscal years, the Bank's lending volume was highest in fiscal 1996 with total originations amounting to $61.4 million. An increase in 1-4 family loan originations accounted for the Bank's higher lending volume during fiscal 1996. Comparatively, loan originations dropped to $51.8 million during fiscal 1997, which was mostly attributable to declines in 1-4 family and consumer loan originations. Going forward, the Bank's lending strategy is expected to be consistent with recent historical trends, with 1-4 family and consumer loans accounting for the major portion of BCSB's lending activities.

Asset Quality
-------------

     The Bank's historical 1-4 family lending emphasis has generally supported favorable credit quality measures, although during fiscal years 1993 through 1995 BCSB's credit quality was somewhat impaired by holding relatively high balances of real estate. Such real estate consisted of both foreclosed real estate, as well as real estate developed and held for sale. The Bank's balance of non-performing real estate and repossessed cars peaked at $2.0 million at fiscal year end 1994 and has declined steadily to a balance of $61,000 at fiscal year end 1997. Comparatively, the Bank's non-performing loan balance has fluctuated somewhat over the past five fiscal years, declining from $2.7 million at fiscal year end 1993 to $905,000 at fiscal year end 1995 and then exhibiting a sharp increase to $2.3 million during fiscal 1996. Most of the increase in the Bank's fiscal 1996 non-performing loan balance was attributable to an increase in non-performing 1-4 family permanent mortgage loans. At fiscal year end 1997, the Bank's non-performing loan balance declined to $1.8 million. Overall, the Bank's balance of non-performing assets ranged from a high of $4.6 million, or
2.10 percent, of assets at fiscal year end 1993 to a low of $1.9 million, or
0.76 percent, of assets at fiscal year end 1997. As shown in Exhibit I-12, non-performing assets held by the Bank at September 30, 1997 consisted of $1.8 million of non-accruing loans and $61,000 of foreclosed real estate and repossessed cars. Non-accruing loans held by the Bank at September 30, 1997 consisted substantially of 1-4 family permanent mortgage loans ($1.757 million), with the balance consisting of commercial real estate loans ($86,000).

     The Bank reviews and classifies assets on a regular basis and establishes loan loss provisions based on the overall quality, size and composition of the loan portfolio, as well other factors such as historical loss experience, industry trends and local real estate market and economic conditions. At September 30, 1997, the Bank had $1.8 million of assets classified as Substandard, $1.8 million of assets classified as Special Mention,

RP Financial, LC.
Page 1.16



and $56,000 of assets classified as Loss. The Bank maintained valuation allowances of $978,000 at September 30, 1997, equal to 0.62 percent of net loans receivable and 51.4 percent of non-performing assets.

Funding Composition and Strategy
--------------------------------

     Deposits have consistently been the Bank's primary source of funds, and at September 30, 1997 deposits constituted 100 percent of BCSB's interest-bearing liabilities. Exhibit I-13 sets forth the Bank's historical deposit composition and Exhibit I-14 reflects the interest rate and maturity composition of the CD portfolio at September 30, 1997. CDs represent the largest component of the Bank's deposit composition, with BCSB's current CD composition reflecting a relatively high concentration of short-term CDs (maturities of one year or less). As of September 30, 1997, the CD portfolio totaled $129.0 million, or
57.4 percent, of total deposits, with 72.0 percent of those CDs having maturities of one year or less. As of September 30, 1997, jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $10.5 million, or 8.1 percent, of total CDs. Deposit rates offered by the Bank are generally in the middle-to-upper end of the range of rates offered by local competitors.

     Lower costing savings and transaction accounts have typically comprised a fairly notable portion of the Bank's deposit composition, with such deposits amounting to $94.9 million, or 42.2 percent, of total deposits at September 30, 1997. Over the past three fiscal years, the Bank's concentration of transaction and savings accounts comprising total deposits declined from 44.8 percent at fiscal year end 1995 to 42.2 percent at fiscal year end 1997, while a more notable decline was experienced between fiscal years 1993 and 1995. At fiscal year end September 30, 1993, transaction and savings accounts comprised 56.1 percent of the Bank's deposits. Growth in CDs and a decline in savings accounts have accounted for most of the decline in the level of transaction and savings accounts comprising the Bank's deposit composition.

     BCSB generally has not utilized borrowings as a funding source and at fiscal year end 1997 did not maintain any borrowings. BCSB's deposit growth, internal funding and stock proceeds are expected to be adequate enough to fund the substantial portion of the Bank's lending and investment activities for the intermediate-term. To the extent borrowings are utilized by the Bank, such borrowings are expected to consist primarily of FHLB advances.

Subsidiary Activities
---------------------

     BCSB maintains two wholly-owned subsidiaries, Baltimore County Service Corp. ("BCSC") and Ebeneezer Road, Inc. ("Ebeneezer Road"). BCSC was formed in the mid-1970s for the purpose of

RP Financial, LC.
Page 1.17



participating in joint ventures for the development of real estate. The last development project was completed during the fiscal year ended September 30, 1996, and at September 30, 1997, BCSC conducted no activities. Ebeneezer Road is an insurance agency that sells primarily mortgage life insurance and annuity products. During the fiscal years 1997 and 1996, Ebeneezer Road had revenues of $7,000 and $10,000, respectively, and net income of $3,000 and $6,000, respectively. At this time no other subsidiary activities are being planned by the Bank.

Legal Proceedings
-----------------

     BCSB is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition and results of operations of BCSB.

RP Financial, LC.
Page 2.1


                               II.  MARKET AREA



Introduction
------------

     Headquartered in Perry Hall, Baltimore County, Maryland, BCSB serves the Baltimore MSA through six full service branches. Five of the Bank's branches are located in Baltimore County, with the remaining branch being located in Harford County. Harford County is to the northeast of Baltimore County. The Bank's market area can be characterized as being primarily urban or suburban in nature.
Exhibit II-1 provides information on the Bank's office facilities.

     Consistent with large metropolitan areas in general, the economy in the Bank's market area is based on a mixture of service, manufacturing, wholesale/retail trade, and state and local government. The market area economy suffered a downturn in terms of economic activity and real estate value in the early 1990s -- in lockstep with the national recession. However, more recently, the Baltimore economy has rebounded from the downturn, which can be attributed to an improved national economy and economic diversification within the Baltimore MSA. Maintaining operations in a large metropolitan area serves as a benefit to the Bank in periods of economic growth, while at the same time fosters significant competition for the financial services provided by BCSB. The Bank's competitive environment includes a large number of thrifts, commercial banks, and other financial services companies, some of which have a regional or national presence.

     Future growth opportunities for BCSB depend in part on national economic factors, the future growth in the Bank's market area, which has been measured by indicators such as demographic growth trends, the health and stability of the regional and local economy, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined to help determine the growth potential that exists for the Bank, which has an impact on the business strategies discussed herein.


Market Area Demographics
------------------------

     Demographic and economic growth trends, measured by changes in population, number of households, age distribution and median household income, provide key insight into the health of the Bank's market area (see Table 2.1). In the 1990s, the Bank's market area has exhibited mix demographic growth trends. Baltimore City experienced a decline in population from 1990 to 1997, versus comparative increases recorded by the counties of Baltimore and Harford. Harford County's annual population growth rate of 2.3 percent exceeded Baltimore County's comparative growth rate of 0.6 percent, although Baltimore County's population base was more than 3 times larger than Harford County's. The decline in Baltimore City's population reflects a general trend of urban flight to suburban markets where most of the job growth and

RP Financial, LC.
Page 2.2

                                   Table 2.1
                      Baltimore County Savings Bank, FSB
                           Summary Demographic Data

                                                 Year
                              ------------------------------------     Growth Rate    Growth Rate
Population (000)                    1990         1997         2002         1990-97      1997-2002
----------------                    ----         ----         ----         -------      ---------
United States                    248,710      267,805      281,209            1.1%           1.0%
Maryland                           4,781        5,111        5,368            1.0%           1.0%
Baltimore County                     692          721          741            0.6%           0.6%
Baltimore City                       736          663          642           -1.5%          -0.6%
Harford County                       182          213          235            2.3%           2.0%

Households (000)
----------------

United States                     91,947       99,020      104,001            1.1%           1.0%
Maryland                           1,749        1,884        1,990            1.1%           1.1%
Baltimore County                     268          283          293            0.8%           0.7%
Baltimore City                       276          251          244           -1.4%          -0.5%
Harford County                        63           75           84            2.6%           2.1%

Median Household Income ($)
---------------------------

United States                    $29,199      $36,961      $42,042            3.4%           2.6%
Maryland                          36,248       45,907       50,902            3.4%           2.1%
Baltimore County                  35,943       43,571       46,461            2.8%           1.3%
Baltimore City                    21,382       28,893       31,284            4.4%           1.6%
Harford County                    38,975       47,655       54,544            2.9%           2.7%

Per Capita Income - ($)
----------------------

United States                    $13,179      $18,100         ----            4.6%           N/A
Maryland                          15,578       21,234         ----            4.5%           N/A
Baltimore County                  15,938       21,680         ----            4.5%           N/A
Baltimore City                    10,161       14,868         ----            5.6%           N/A
Harford County                    14,863       19,811         ----            4.2%           N/A

1997 Age Distribution(%)        0-14 Years   15-24 Years  25-44 Years  45-64 Years      65+ Years    Median Age  Check (not printed)
------------------------        ----------   -----------  -----------  -----------      ---------    ----------  -------------------
United States                       21.7         13.6         31.4           20.5           12.7        34.8            99.9
Maryland                            21.8         11.8         34.0           21.0           11.3        35.0            99.9
Baltimore County                    19.8         11.0         32.6           21.4           15.1        37.0            99.9
Baltimore City                      22.2         13.1         32.4           18.7           13.6        34.5           100.0
Harford County                      23.6         11.6         34.3           21.3            9.3        34.0           100.1
                                 Less Than   $15,000 to   $25,000 to   $50,000 to    $100,000 to
1997 HH Income Dist.(%)            $15,000       25,000      $50,000     $100,000       $150,000     $150,000+
-----------------------            -------       ------      -------     --------       --------     ---------
United States                         17.7         14.4         33.5         26.5            5.4         2.6           100.1
Maryland                              11.5         10.8         32.2         34.7            7.7         3.2           100.1
Baltimore County                      10.4         11.8         35.8         32.7            6.4         3.0           100.1
Baltimore City                        26.1         16.6         33.0         20.1            3.0         1.3           100.1
Harford County                         8.7          9.8         34.3         38.5            6.7         2.1           100.1

Source: CACI.

RP Financial, LC.
Page 2.3


residential development has been occurring. Growth in households mirrored the population growth trends, with the strongest household growth being recorded by Harford County, while the number of households in Baltimore City declined. Over the next five years, population and household growth trends are projected to remain essentially the same for BCSB's primary market area, indicating growth opportunities for the Bank are likely to be more favorable in the outlying suburban markets.

     Median household and per capita income measures for the City of Baltimore were well below the comparative measures for the primary market area counties. The low income levels for the City of Baltimore reflect a labor force that is composed of a high concentration of blue collar workers, both skilled and unskilled, as well as some concentrations of poverty in certain areas of the City. Comparatively, the relative affluence of the more suburban markets is indicated by the household and per capita income measures for Baltimore and Harford Counties, which were comparable to or exceeded the comparative measures for Maryland and the U.S. The greater wealth of the suburban markets is consistent with national trends, in which the white collar professionals who work in the City generally reside in the surrounding suburbs. Additionally, much of the growth in white collar jobs has been occurring in suburban markets that surround the City. Population growth has served to spur economic growth in the suburban markets as well. Consistent with projected household income for the U.S. and Maryland, household income growth throughout the Bank's primary market area is projected to slow over the next five years. The general slow down in household income growth reflects that most of the job growth is being realized in service related jobs, which tend to be relatively low paying jobs. Based on these demographic trends, suburban markets outside of the City of Baltimore offer the most favorable growth opportunities for the Bank.


National Economic Factors
-------------------------

     Over the past year, national economic growth has been mixed. GDP growth for the fourth quarter of 1996 came in at a stronger than expected 4.7 percent annual growth rate (subsequently revised to 3.9 percent), although most of the economic data released during the beginning of the first quarter of 1997 indicated a continuation of moderate economic growth. Such measures as a 1.9 percent decline in December 1996 durable goods orders and a modest uptick in the January 1997 unemployment rate to 5.4 percent, versus 5.3 percent in December 1996, eased concerns that the economy was overheating. However, the increase in the unemployment rate was attributable to more people entering the job force, and some markets began to experience labor shortages. In congressional testimony at the end of February 1997, the Federal Reserve Chairman indicated that he anticipated recent signs of lower job insecurity among workers would lead to upward pressure in wages, which could possibly trigger the Federal Reserve to boost interest rates. Signs of inflation became more notable during March and April, as many of the first quarter economic indicators

RP Financial, LC.
Page 2.4


showed signs of a strengthening economy. Most notably, during February, industrial production increased 0.5 percent, housing starts rose 12.2 percent and the sale of existing homes jumped 9.0 percent. Accelerating economic growth was further indicated by a decline in the March unemployment rate to 5.2 percent, versus 5.3 percent for February, and a higher than expected rise in the March "core" producer price index, which posted its largest increase in 18 months. However, inflation measures showed that the "Goldilocks Economy" remained in effect, based on lower producer prices and a lower than expected increase in the employment cost index. Some of the reasons cited for the low inflation were a larger labor force, a measurable increase in productivity, and an increasingly global economy. First quarter 1997 GDP growth was measured at
5.9 percent, far exceeding analysts' projections.

     Second quarter economic data generally reflected a less robust pace of growth than maintained during the first quarter. Most notably, a lower than anticipated National Association of Purchasing Managers index in April 1997 indicated a slowdown of expansion in the manufacturing sector. New home sales also dropped by 7.7 percent in April 1997, the sharpest decline in six months. Automobile sales for April and May declined from year earlier levels, and discounting became more common by automakers. A rise in the June unemployment rate and GDP growth slowing to an annual rate of 2.2 percent in the second quarter, which was well below the revised 4.9 percent rate recorded in the first quarter, further signaled that the economy was slowing to a more sustainable pace.

     Economic data released in August 1997 provided mixed signals of economic growth, as a decline in the July unemployment rate and an unexpectedly sharp decline in the U.S. trade deficit provided indications of a strengthening economy. At the same time, a modest increase in the July consumer price index and a decline in July wholesale prices suggested that inflation remained non-threatening. At the end of August, the second quarter GDP was revised upward to a 3.6 percent annual growth rate compared to a 2.2 percent original estimate. In early-September, a slight increase in the August unemployment rate did little to alleviate inflation concerns, as the employment data indicated that the job market remained tight and wages continued to rise. Comparatively, only a slight increase in the August consumer price index provided evidence that inflation remained tame at the end of the third quarter. September unemployment data served to further calm inflation fears in early-October, as the unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy.

     At the beginning of the fourth quarter of 1997, inflation concerns became more notable following congressional testimony by the Federal Reserve Chairman, as he indicated that it would be difficult for the U.S. economy to maintain the current balance between tight labor markets and low inflation. However, economic data released in October and November provided mixed signals on the strength of the economy. For example, a decline in the October unemployment rate to a 24-year low of 4.7 percent indicated a rapidly expanding

RP Financial, LC.
Page 2.5

economy, while, comparatively, a decline in October retail sales suggested that the economy may be slowing. Economic growth was also viewed as being contained by the upheaval in Asian markets, based on expectations that international turmoil would result in a drop in demand for U.S. exports. Fears of a revival in inflation were further limited by tumbling oil prices. However, the threat of inflation was rekindled in early-December on news of the November unemployment rate dropping to a 24-year low of 4.6 percent, as the tight labor market pushed hourly wages higher. Economic data released in mid-December provided for a more favorable inflation outlook, as the increase in November retail sales was well below economists expectations and producer prices declined in November. Inflation concerns were further eased in early-January 1998 on news that U.S. manufacturing growth slowed in December and predictions by economists of slower growth for the U.S. economy in 1998.

     Consistent with the mixed economic activity, interest rate trends have been varied as well over the past year. Interest rates edged lower in November 1996, as the October economic data suggested that inflationary pressures were non-threatening. Bond prices declined slightly in early-December, as investors focused on weakness in the dollar and rising oil prices. Concern over Japanese investors slowing their buying of U.S. Treasury notes caused bond prices to slide in mid-December, despite economic data which continued to indicate mild inflation. Interest rates were somewhat trendless at the close of 1996, as the Federal Reserve elected not to change interest rates at its December meeting.

     With few inflationary signs, interest rates held steady at the beginning of 1997, which was followed by a mild easing in interest rates during the first half of February. Indications of slowing economic growth and the Federal Reserve's decision to leave rates unchanged at its early-February meeting spurred the downward trend in interest rates. However, interest rates edged higher in late-February, following renewed concerns by the Federal Reserve Chairman over the sharp rise in the stock market during the past two years. After stabilizing briefly, the strengthening economy and growing expectations of a rate increase by the Federal Reserve propelled interest rates higher in late-March. The Federal Reserve increased short-term interest rates by 0.25 percent in late-March, which was followed by a sharp sell-off in the bond market. For the first time in six months, the rate on the 30-year benchmark bond moved above
7.0 percent in late-March.

     Inflation concerns pushed interest rates higher during the first half of April 1997, which was followed by a slight decline in interest rates on rumors of a national budget accord. News of the budget agreement and favorable inflation data sustained the rally in bond prices through early-May. Interest rates stabilized in mid-May, as the Federal Reserve opted not to raise interest rates at its May meeting. The high level of consumer confidence indicated by the May reading caused the 30-year bond yield to edge above 7.0 percent in late-May. However, the increase was short-lived, as signs of slowing economic growth provided for a lower interest rate environment during June.

RP Financial, LC.
Page 2.6


     The downward trend in interest rates became more pronounced during July 1997, following the Federal Reserve's decision to leave rates unchanged at its early-July meeting and the release of new economic data that indicated inflation was under control. Slower economic growth indicated by a second quarter GDP growth rate of 2.2 percent sustained the rally in bond prices at the end of July. However, in early-August, the stronger than expected job growth reflected in the July employment data and a falling U.S. dollar against the yen and mark caused bond prices to tumble. After recovering briefly on the favorable inflation readings reflected in the July wholesale and retail prices, bond prices declined in late-August on news of the narrower than expected June trade deficit. Bond prices rallied briefly at the end August and in early-September, due to technical pressures and economic data that showed manufacturing growth cooled in August. Interest rates increased slightly in mid-September, reflecting investor fears that the August economic data would show a strengthening economy and higher prices. However, the low inflation reading indicated by the August consumer price report ignited a bond market rally, with the yield on the 30-year bond posting its second largest decline in the 1990s on September 16, 1997. Bond prices approached their highest level in two years in early-October, reflecting the stable inflation environment as confirmed by the September unemployment data.

     In mid-October 1997, renewed inflation fears raised by the tight labor markets and growing expectations of a rate hike by the Federal Reserve provided for an easing in bond prices. The sell-off in the global markets at the end of October served to abbreviate the decline in bond prices, as skittish investors dumped stocks in favor of bonds. The Federal Reserve's decision to leave interest rates unchanged at its mid-November meeting, along with signs of slowing economic growth indicated by a decline in October retail sales, served to strengthen the advance in bond prices in mid-November as the yield on the bellwether 30-year U.S. Treasury bond approached 6.0 percent. Renewed interest in U.S. Treasury bonds by Japanese investors and fading concerns of inflation provided for a stable bond market in late-November. The rally in bond prices was not sustained in early-December, as bond prices declined on news of the surprisingly strong jobs report for November. However, positive inflation news indicated by the lower than expected increase in November retail sales and the decline in November producer prices, as well as world market turmoil, served to push the yield on the 30-year U.S. Treasury bond below 6.0 percent in mid-December. Bond prices were further boosted in mid-December by the Federal Reserve's decision to leave interest rates unchanged at its mid-December meeting, while a flight to quality caused by lingering concerns over the long-term stability of Asian financial markets sustained the advance in the bond market in late-December and early-January 1998. As of January 2, 1998, one- and thirty-year U.S. Government bonds were yielding 5.42 percent and 5.84 percent, respectively, versus comparative year ago rates of 5.55 percent and 6.74 percent, respectively. Exhibit II-2 provides historical interest rate trends from 1991 through January 2, 1998.

RP Financial, LC.
Page 2.7



Local Economy
-------------

     The Baltimore MSA has a fairly diversified local economy, which is supported by employment in the services, manufacturing, wholesale/retail trade and government. Once the backbone of the regional economy, the manufacturing industry is relatively stable after almost two decades of decline. Baltimore County currently maintains 36 percent of the regional manufacturing base. Manufacturing in the market area today is dominated by high technology, particularly within the defense industry. Traditional defense contractors have been seeking to diversify into commercial markets, as companies such as Lockheed Martin Corp. and AAI Corporation are placing an increasing emphasis on product commercialization and dual use technology applications.

     Similar to national trends, most of the job growth being realized in the Baltimore MSA has been realized in service related industries and service jobs now account for the largest portion of the work force. Based on the most recent data available, service jobs accounted for 32.8 percent of Baltimore County's employment in 1995 as compared to 30.5 percent in 1991. Comparatively, from 1991 to 1995, manufacturing jobs declined from 11.3 percent to 9.7 percent of Baltimore County's labor force. Table 2.2 provides information on the major employers in Baltimore County.



                                   Table 2.2
                      Major Employers in Baltimore County


     Employer                                       Product                  Employees
     --------                                       -------                  ---------
     Bethlehem Steel Corporation                Steel mill and shipyard         6,180
     Franklin Square Hospital                   Hospital                        2,658
     Greater Baltimore Medical Center           Hospital                        2,237
     Baltimore Gas and Electric                 Gas and electricity             2,014
     Sweetheart Cup Company                     Paper and plastic cups          2,000
     McCormick and Company, Incorporated        Food products                   1,941
     Blue Cross and Blue Shield                 Health care services            1,801
     Becton Dickinson and Company               Microbiology systems            1,753
     Bell Atlantic                              Telecommunications              1,688
     AT&T                                       Communications service          1,500

     Source:  Baltimore County Department of Economic Development



     Comparative unemployment rates for the primary market area, as well as for the U.S. and Maryland, are shown in Table 2.3. The unemployment data for the market area further implies that the more favorable growth opportunities exist outside of the City of Baltimore, with both Baltimore and Harford Counties recording significantly lower unemployment rates compared to the City. Unemployment rates for Baltimore

RP Financial, LC.
Page 2.8


and Harford Counties were indicative of healthy and expanding economies, with both rates being comparable to the Maryland and U.S. measures. Comparatively, the September 1997 unemployment rate for the City of Baltimore was more than twice as high compared to the primary market area counties, as well as compared to the unemployment rates for Maryland and the U.S. Similar to the U.S. and Maryland, unemployment rates declined in Baltimore and Harford Counties from a year ago. In contrast, unemployment in Baltimore City was higher than a year ago, further indicating the economic prospects for that market are less favorable.

                                   Table 2.3
                            Unemployment Trends(1)



                              Sept. 1996      Sept. 1997
          Region             Unemployment    Unemployment
          ------             ------------    ------------
          United States          5.0%            4.7%
          Maryland               4.8             4.7
          Baltimore County       5.4             4.8
          Baltimore City         8.2            10.6
          Harford County         4.7             4.5

          (1)  Unemployment rates have not been seasonally adjusted.

          Source:  U.S. Bureau of Labor Statistics.




Competition
-----------

     Competition among financial institutions in the Bank's market area is significant, and, as larger institutions compete for market share to achieve economies of scale, the market environment for the Bank's products and services is expected to become increasingly competitive in the future. Smaller institutions such as BCSB will be forced to either compete with larger institutions on pricing, or to identify and operate in a "niche" that will allow for operating margins to be maintained at profitable levels.

     The Bank's retail deposit base is closely tied to the economic fortunes of the Baltimore MSA and, in particular, in areas that are nearby to one of BCSB's six branches. Table 2.4 displays deposit market trends from June 30, 1994 through June 30, 1996 for jurisdictions within the Baltimore MSA that were served by the Bank's branches during that period. Additional data is also presented for the State of Maryland. The data indicates that deposit growth in the Bank's primary market area was mixed, as indicated by the positive deposit growth recorded in Harford and Anne Arundel Counties and the negative deposit growth recorded in Baltimore County and Baltimore City. Commercial banks maintained the bulk of deposits in each of the four

RP Financial, LC.
Page 2.9
                                                         Table 2.4
                                        Baltimore County Savings Bank, FSB
                                                      Deposit Summary

                                                                    As of June 30,
                                 -------------------------------------------------------------------------------------
                                                 1994                                         1996
                                 ----------------------------------------    -----------------------------------------    Deposit
                                                   Market    Number of                          Market      No. of      Growth Rate
                                    Deposits       Share     Branches           Deposits        Share      Branches      1994-1996
                                    --------       -----     --------           --------        -----      --------      ---------
                                                               (Dollars In Thousands)                                        (%)
State of Maryland                    $54,758,831   100.0%     1,782          $54,090,955        100.0%       1,701         -0.6%
-----------------
       Commercial Banks               39,857,706    72.8%     1,359           40,574,252         75.0%       1,331          0.9%
       Savings Institutions           14,901,125    27.2%       423           13,516,703         25.0%         370         -4.8%

Anne Arundel County(1)                $3,793,056   100.0%       160           $3,908,941        100.0%         154          1.5%
----------------------
      Commercial Banks                 2,908,011    76.7%       123            3,116,876         79.7%         122          3.5%
      Savings Institutions               885,045    23.3%        37              792,065         20.3%          32         -5.4%
      Baltimore County SB (2)              9,763     1.1%         1               12,232          1.5%           1         11.9%
      Baltimore County SB (3)                        0.3%                                         0.3%

Baltimore County                     $10,109,498   100.0%       300           $9,623,257        100.0%         280         -2.4%
----------------
      Commercial Banks                 6,045,765    59.8%       190            6,438,007         66.9%         192          3.2%
      Savings Institutions             4,063,733    40.2%       110            3,185,250         33.1%          88        -11.5%
      Baltimore County SB (2)            167,820     4.1%         6              194,086          6.1%           6          7.5%
      Baltimore County SB (3)                        1.7%                                         2.0%

Baltimore City                        $8,869,937   100.0%       170           $7,929,135        100.0%         165         -5.5%
--------------
      Commercial Banks                 7,499,473    84.5%       131            6,522,146         82.3%         128         -6.7%
      Savings Institutions             1,370,464    15.5%        39            1,406,989         17.7%          37          1.3%
      Baltimore County SB (2)                  0     0.0%         0                    0          0.0%           0
      Baltimore County SB (3)                        0.0%                                         0.0%

Harford County                        $1,400,038   100.0%        69           $1,507,736        100.0%          68          3.8%
--------------
      Commercial Banks                 1,046,947    74.8%        53            1,129,044         74.9%          54          3.8%
      Savings Institutions               353,091    25.2%        16              378,692         25.1%          14          3.6%
      Baltimore County SB (2)             22,477     6.4%         1               28,072          7.4%           1         11.8%
      Baltimore County SB (3)                        1.6%                                         1.9%


(1) Anne Arundel County branch was sold in October 1997.
 (2) Percent of thrift deposits.
 (3) Percent of total deposits.

 Source: FDIC; OTS.

RP Financial, LC.
Page 2.10


jurisdictions and recorded positive deposit growth except in Baltimore City. Comparatively, thrift deposits declined in each of the jurisdictions, except for Harford County. The drop in thrift deposits was attributable to a number of factors, including disintermediation caused by the low interest rate environment and market share expansion by commercial banks through acquisition, as highlighted by the decline in the number of thrift branches maintained in each of the four jurisdictions during the two year period covered in Table 2.4. Consolidation among savings institutions was most evident in Baltimore County, with the number of thrift branches declining from 110 in 1994 to 88 in 1996.

     BCSB recorded positive deposit growth in all three counties where branches were maintained during the period covered in Table 2.4, which served to increase its market share of total bank and thrift deposits in each of those counties. Baltimore County accounts for the major portion of BCSB's deposit base, where the Bank's market share of deposits increased from 1.7 percent in 1994 to 2.0 percent in 1996. As highlighted by the relatively low market share of deposits maintained by the Bank, competition for deposits in the primary market served by BCSB is significant and includes a number of financial institutions with greater resources than maintained by the Bank. Subsequent to the period shown in Table 2.4, the Anne Arundel County branch and one branch in Baltimore County were closed. Deposits at the Anne Arundel County branch were sold to a regional financial institution, while the deposits at the Baltimore County branch were consolidated into one of the Bank's other branches.

     Future deposit growth may be enhanced by the infusion of the stock proceeds, as the additional capital will improve BCSB's competitive position and leverage capacity. The Bank should also continue to benefit from its favorable image as a locally-owned and community-oriented institution, as the trend of consolidation among financial institutions is expected to provide BCSB with additional opportunities to acquire customers, facilities and key personnel that become available as the result of community banks being acquired. However, given the competition faced by BCSB, it will be difficult for the Bank to realize notable gains in deposit market share without paying above market rates for deposits or further expanding BCSB's branch network. At this time, the Bank is negotiating to lease land in Harford County on which it will build a new branch in the City of Abingdon. Beyond the contemplated new branch in Harford County, the Bank currently has no other definitive plans to expand its branch network.

RP Financial, LC.
Page 3.1


                           III.  PEER GROUP ANALYSIS


     This chapter presents an analysis of BCSB's operations versus a group of comparable companies (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The primary basis of the pro forma market valuation of BCSB is provided by these public companies. Factors affecting the Bank's pro forma market value such as financial condition, credit risk, interest rate risk, and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between BCSB and the Peer Group, will then be used as a basis for the valuation of BCSB's to-be-issued common stock.


Peer Group Selection
--------------------

     The mutual holding company form of ownership has been in existence in its present form since 1991. As of the date of this appraisal, there were approximately 22 publicly-traded institutions operating as subsidiaries of MHCs. We believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include:
(1) lower aftermarket liquidity in the MHC shares since less than 50 percent of the shares are available for trading; (2) guaranteed minority ownership interest, with no opportunity of exercising voting control of the institution in the MHC form of organization, thus limiting acquisition speculation in the stock price; (3) the potential impact of "second step" conversions on the pricing of public MHC institutions; (4) the policy adopted by the OTS regarding the dividend waiver by MHC institutions; and (5) certain MHCs have formed or are forming middle-tier holding companies, facilitating the ability for stock repurchases, thus improving the liquidity of the stock on an interim basis. We believe that each of these factors has an impact on the pricing of the shares of MHC institutions, and that such factors are not reflected in the pricing of fully-converted public companies.

     Given the unique characteristic of the MHC form of ownership, RP Financial concluded that the appropriate Peer Group for BCSB's valuation should be comprised of the subsidiary institutions of mutual holding companies. The Peer Group is consistent with the regulatory guidelines, and other recently completed MHC transactions. Further, the Peer Group should be comprised of only those MHC institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed MHC institutions are inappropriate for the Peer Group, since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have excluded from the Peer Group those public MHC institutions that are currently pursuing a "second step" conversion and/or companies whose market prices appear to be distorted by speculative factors or unusual operating conditions. The

RP Financial, LC.
Page 3.2


universe of all publicly-traded MHC institutions is included as Exhibit III-2. Institutions excluded from the calculation of averages are denoted with a footnote (7).


Basis of Comparison
-------------------

     This appraisal includes two sets of financial data and ratios for each public MHC institution. The first set of financial data reflects the actual book value, earnings, assets and operating results reported by the public MHC institution in its public filings inclusive of the minority ownership interest outstanding to the public. The second set of financial data, discussed at length in the following chapter, places all of the public MHC institutions on equal footing by restating their financial data and pricing ratios on a "fully-converted" basis assuming the sale of the majority shares held by the MHCs in public offerings based on their respective current prices and standard assumptions. Throughout the appraisal, the adjusted figures will be specifically identified as being on a fully-converted basis. Unless so noted, the figures referred to in the appraisal will be actual financial data reported by the public MHC institutions.

     Both sets of financial data have their specific use and applicability to the appraisal. The actual financial data, as reported by the public MHC institutions and reflective of the minority interest outstanding, will be used primarily in this Chapter III to make financial comparisons between the Peer Group and BCSB. The differences between the Peer Group's reported financial data and the financial data of BCSB as a mutual institution are not significant enough to distort the conclusions of the comparison (in fact, such differences are greater in a standard conversion appraisal). The adjusted financial data (fully-converted basis) will be more fully described and quantified in the pricing analysis discussed in Chapter IV of the appraisal. The fully-converted pricing ratios are considered critical to the valuation analysis in Chapter IV, because they place each public MHC institution on a fully-converted basis (making their pricing ratios comparable to the pro forma valuation conclusion reached herein), eliminate distortion in pricing ratios between public MHC institutions that have sold different percentage ownership interests to the public, and reflect the actual pricing ratios (fully-converted basis) being placed on public MHC institutions in the market today to reflect the unique trading characteristics of public MHC institutions.


Selection of Peer Group
-----------------------

     Under ideal circumstances, the Peer Group would be comprised of ten publicly-traded Maryland-based MHC institutions with capital, earnings, credit quality and interest rate risk comparable to BCSB. However, the universe of 22 public MHC institutions only includes one institution headquartered in Maryland (Leeds FSB). Excluded from the group of 22 public MHCs are five companies who have announced or are in

RP Financial, LC.
Page 3.3


the process of completing second-step conversions (FSLA - First SB SLA of NJ, HARB - Harbor FSB of FL, TSBS - Peoples Bancorp of NJ, PERT -Perpetual of SC, and PFSL - Pocahontas Federal of AR), since their pricing ratios have become distorted in anticipation of the second-step appraisal.

     Unlike the universe of public companies, which includes approximately 360 public companies, the universe of public MHC institutions is small, thereby limiting the prospects of a relatively comparable Peer Group. Nonetheless, because the trading characteristics of public MHC institution shares are significantly different from those of fully-converted companies, the universe of 17 public MHC institutions was the most appropriate group for this valuation. Relying solely on full stock public companies for the Peer Group would not capture the difference in current market pricing for public MHC institutions and thus could lead to distorted valuation conclusions. The federal regulatory agencies have previously concurred with this selection procedure of the Peer Group for MHC valuations.

     Potential shortcomings to using all 17 publicly-traded MHCs include the variations in asset sizes, operating strategies, market areas (both regional and local), and financial measures among the 17 public MHC institutions. Although we considered these potential shortcomings in our analysis, RP Financial's ultimate conclusion was that the size of the Peer Group was statistically meaningful (i.e., there were enough institutions included to support meaningful conclusions), the differences in financial and other characteristics among the Peer Group members would, on average, be offsetting (i.e., the pricing reflected in the exceptionally strong market in Florida state would be offset by the weaker market pricing of an institution operating in Iowa), and importantly the pricing characteristics were more relevant than fully-converted institutions. To account for differences between BCSB and the MHC Peer Group in reaching a valuation conclusion, it will be necessary to make certain valuation adjustments. The following discussion addresses financial similarities and differences.

     Table 3.1 on the following page lists key general characteristics of the Peer Group companies. Although there are differences among several of the Peer Group members, by and large they are well-capitalized and profitable institutions and their decision to reorganize in MHC form itself suggests a commonality of operating philosophy. Importantly, the trading prices of the Peer Group companies reflect the unique operating and other characteristics of public MHC institutions. While the Peer Group is not exactly comparable to BCSB, we believe such companies form a good basis for the valuation of BCSB, subject to certain valuation adjustments.

     In aggregate, the Peer Group companies maintain a slightly lower level of capitalization relative to the universe of all public thrifts (11.97 percent of assets versus 13.33 percent for the all SAIF average), generate slightly lower core earnings (0.81 percent ROA versus 0.87 percent average for the all SAIF average), and generate a slightly lower core ROE (7.33 percent core ROE versus
7.62 percent for the all SAIF average).

RP FINANCIAL, LC.
-------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 3.1
                     Peer Group of Publicly-Traded Thrifts
                              January 7, 1998(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------
                                                                                                              ($)    ($Mil)
PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC    Southwestern CT    Div.     7,731       97   12-31   07/88  37.50  2,292
HARS   Harris SB, MHC of PA (24.3)         OTC    Harrisburg PA      M.B.     2,110       31   12-31   01/94  19.87    671
NWSB   Northwest SB, MHC of PA (30.7)      OTC    Pennsylvania       Thrift   2,101       53   06-30   11/94  14.62    684
FFFL   Fidelity FSB, MHC of FL (47.7)      OTC    Southeast FL       Thrift   1,046       20   12-31   01/94  31.50    214
CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     709       20   12-31   10/94  35.25    180
FFSX   First FS&LA. MHC of IA (46.1)       OTC    Western IA         Thrift     457       13   06-30   07/92  30.50     86
LFED   Leeds FSB, MHC of MD (36.3)         OTC    Baltimore MD       Thrift     285        1   06-30   05/94  21.88    113
WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift     250        6   03-31   06/93  29.00     65
GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift     249        7   12-31   03/95  30.75    101
SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     228        4   04-30   11/94  32.00     57
PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     206        9   12-31   07/97  18.87     52
PBHC   OswegoCity SB MHC of NY (46.1) (3)  OTC    Upstate NY         Thrift     193        5   12-31   11/95  29.00     56
PULB   Pulaski SB, MHC of MO (29.8)        OTC    St. Louis MO       Thrift     179        5   09-30   05/94  31.37     66
PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     179        6   12-31   04/97  18.25     38
JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     164        4   12-31   04/95  28.50     36
SKBO   First Carnegie,MHC of PA(45.0)      OTC    Western PA         Thrift     147 J      3   03-31   04/97  18.75     43
WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      94        1   12-31   08/94  20.00     42

     NOTES: (1) Or most recent date available (M=March, S=September, D=December,
                J=June, E=Estimated, and P=Pro Forma)
            (2) Operating strategies are: Thrift=Traditional Thrift,
                M.B.=Mortgage Banker, R.E.=Real Estate Developer,
                Div.=Diversified, and Ret.=Retail Banking.
            (3) FDIC savings bank institution.

     Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 01/07/98

RP Financial, LC.
Page 3.5


Please note that RP Financial has used core earnings in this discussion to eliminate the effects of non-operating items.

     The summary table below underscores the key differences, particularly in the average pricing ratios between full stock and MHC institutions (both as reported and on a fully-converted basis).


                                                                          Publicly-Traded MHCs
                                                                          (Excluding Announced
                                                                              Second Steps)
                                                                              ------------
                                                                                          Fully
                                                    All                 MHC             Converted
                                              Publicly-Traded         Reported            Basis
                                              (Excluding MHCs)         Basis           (Pro Forma)

     Financial Characteristics (Averages)
     -----------------------------------
     Assets ($Mil)                                 1,165                  961             1,114
     Equity/Assets (%)                             13.33%               11.97%            23.54%
     Core Return on Assets (%)                      0.87                 0.81              1.11
     Core Return on Equity (%)                      7.62                 7.33              4.80

     Pricing Ratios (Averages)(1)
     ------------------------
     Core Price/Earnings (x)(2)                    20.97x                 N.M.            23.24x
     Price/Book (%)                               165.51%              246.27            107.71%
     Price/Assets (%)                              20.36                29.27             25.14

     (1)  Based on market prices as of January 2, 1998.
     (2) Core P/E multiple is not meaningful for publicly-traded MHCs on a reported basis, as only one of the companies maintains a core P/E multiple of less than 30 times.

     The following sections present a comparison of BCSB's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the figures reported by the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.


Financial Condition
-------------------

     Table 3.2 shows comparative balance sheet measures for BCSB and the Peer Group. BCSB's and the Peer Group's ratios reflect balances as of September 30, 1997. BCSB's net worth base of 9.5 percent was below the Peer Group's average net worth ratio of 12.0 percent; however, with the addition of stock proceeds, the Bank's pro forma capital position (consolidated with the holding company) will likely be slightly higher than the Peer Group's ratio. BCSB's capital included a nominal balance of intangibles (less than 0.1 percent of assets), while the Peer Group's capital included intangibles amounting to 0.2 percent of assets. BCSB's higher pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 3.2
                  Balance Sheet Composition and Growth Rates
                        Comparable Institution Analysis
                           As of September 30, 1997

                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
Baltimore County Savings Bank
-----------------------------
  September 30, 1997                      20.2   63.0   14.8     89.2      0.0     0.0      9.5      0.0     9.5       0.0

SAIF-Insured Thrifts                      17.5   67.9   11.4     70.1     15.2     0.2     13.0      0.2    12.8       0.0
State of MD                               14.8   68.8   13.6     78.4      8.6     0.0     11.9      0.0    11.9       0.0
Comparable Group Average                  22.0   62.7   11.7     76.6     10.0     0.1     12.0      0.2    11.8       0.0
  Florida Companies                       20.4   66.3    9.6     76.2     11.6     0.0      9.8      0.0     9.7       0.0
  Mid-Atlantic Companies                  25.9   54.7   15.9     75.1     11.7     0.0     12.2      0.4    11.8       0.0
  Mid-West Companies                      14.4   75.1    7.5     80.1      5.2     0.0     13.1      0.0    13.1       0.0
  Other Comparative Companies             27.7   65.5    0.0     72.6     14.6     1.9      9.0      0.0     9.0       0.0

Comparable Group
----------------

Florida Companies
-----------------
CMSV  Commty. Svgs, MHC of FL (48.5)      35.1   59.0    1.9     76.7      9.5     0.0     11.3      0.0    11.3       0.0
FFFL  Fidelity FSB, MHC of FL (47.7)       5.6   73.6   17.3     75.7     13.7     0.0      8.2      0.1     8.2       0.0

Mid-Atlantic Companies
----------------------
SKBO  First Carnegie,MHC of PA(45.0)(1)(3)
                                          15.3     42.1     39.6      53.0     28.8     0.0    16.4          0.0   16.4      0.0
GDVS  Greater DV SB,MHC of PA (19.9)      34.7     60.3      1.5      77.5     10.5     0.0    11.6          0.0   11.6      0.0
HARS  Harris SB, MHC of PA (24.3)         53.7     42.3      0.4      53.5     37.3     0.0     8.2          0.9    7.3      0.0
LFED  Leeds FSB, MHC of MD (36.3)         29.1     62.6      6.7      81.9      0.2     0.0    16.6          0.0   16.6      0.0
NWSB  Northwest SB, MHC of PA (30.7)      19.2     75.2      2.9      80.4      8.8     0.0     9.6          0.5    9.1      0.0
PBHC  OswegoCity SB MHC of NY (46.1)      21.4     59.3     12.4      80.9      6.4     0.0    11.9          1.9   10.0      0.0
PHSB  Ppls Home SB, MHC of PA (45.0)(3)   19.8     48.4     28.6      84.2      1.5     0.0    13.7          0.0   13.7      0.0
PLSK  Pulaski SB, MHC of NJ (46.0)        14.7     56.1     26.3      84.2      3.2     0.0    12.0          0.0   12.0      0.0
SBFL  SB Fngr Lakes MHC of NY (33.1)      25.6     46.1     24.6      80.6      9.1     0.0     9.3          0.0    9.3      0.0

Mid-West Companies
------------------
FFSX  First FS&LA. MHC of IA (46.1)       11.8     75.6      9.2       71.0    18.9     0.0     8.7          0.1    8.7      0.0
JXSB  Jcksnville SB,MHC of IL (45.6)       8.7     79.0      8.1       87.5     0.2     0.0    10.6          0.0   10.6      0.0
PULB  Pulaski SB, MHC of MO (29.8)        13.9     80.7      3.0       82.9     1.2     0.0    13.3          0.0   13.3      0.0
WAYN  Wayne S&L Co. MHC of OH (47.8)      13.5     83.0      0.1       84.2     5.6     0.0     9.5          0.0    9.5      0.0
WCFB  Wbstr Cty FSB MHC of IA (45.2)      24.1     57.3     17.1       75.1     0.3     0.0    23.4          0.0   23.4      0.0

New England Companies
---------------------
PBCT Peoples Bank, MHC of CT  (40.1)      27.7     65.5      0.0       72.6    14.6     1.9     9.0          0.0    9.0      0.0

                                                  Balance Sheet Annual Growth Rates                          Regulatory Capital
                                        -------------------------------------------------------------    -------------------------
                                                Cash and   Loans           Borrows.   Net    Tng Net
                                        Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                        ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------
Baltimore County Savings Bank
-----------------------------
  September 30, 1997                     -2.76   -11.62     0.79     -3.71     0.00    8.88    9.03         9.10   9.10    17.43

SAIF-Insured Thrifts                     11.88     4.83    13.24      7.74    14.51    3.23    2.55        11.19  11.22    23.13
State of MD                               5.29    -0.15     5.57      5.32    -4.76    3.22    3.28        10.51  10.51    23.09
Comparable Group Average                  8.23     6.08     7.26      5.00     4.21    8.14    7.30        11.79  11.62    25.64
  Florida Companies                      15.51    12.86    16.44     14.21    45.17    6.99    7.21         9.65   9.65    19.45
  Mid-Atlantic Companies                  9.77    10.09     7.44      3.47    14.79    9.24    7.11        12.01  11.64    27.89
  Mid-West Companies                      2.82    -4.77     3.28      2.93   -19.46    5.60    5.69        13.02  13.02    26.42
  Other Comparative Companies             6.83     3.90     7.09     10.67   -12.22   16.62   16.64         8.40   8.40    13.90

Comparible Group
----------------

Florida Companies
-----------------
CMSV  Commty. Svgs, MHC of FL (48.5)      9.06     5.98    10.10       9.09   20.12    7.18    7.18        11.40  11.40    23.10
FFFL  Fidelity FSB, MHC of FL (47.7)     21.97    19.75    22.78      19.33   70.23    6.80    7.25         7.90   7.90    15.80

Mid-Atlantic Companies
----------------------
SKBO  First Carnegie,MHC of PA(45.0)(1)(3)
                                         10.74    12.77    12.88      -3.78   12.06      NM      NM        16.60  16.60    58.20
GDVS  Greater DV SB,MHC of PA (19.9)      7.12     5.25     8.90       2.77   68.30    6.65    6.65           NM  11.73    27.04
HARS  Harris SB, MHC of PA (24.3)        22.43       NM   -19.53      -4.12      NM   17.32   23.01         6.95   6.95    14.34
LFED  Leeds FSB, MHC of MD (36.3)         3.91    -4.08     7.17       3.60  -13.33    7.34    7.34        16.27  16.27    35.34
NWSB  Northwest SB, MHC of PA (30.7)     10.48     8.18    11.45      10.18   23.77    8.16    7.35           NM   8.97    18.32
PBHC  OswegoCity SB MHC of NY (46.1)      4.10    -9.24    10.02      -2.34      NM    9.63   -8.00         9.84   9.84    16.90
PHSB  Ppls Home SB, MHC of PA (45.0)(3)   1.01    -6.95     5.70      -4.02      NM      NM      NM        13.20  13.20    28.00
PLSK  Pulaski SB, MHC of NJ (46.0)       12.69    78.08     6.16       6.34      NM      NM      NM        11.98  11.98    29.17
SBFL  SB Fngr Lakes MHC of NY (33.1)     15.46    -3.32    24.25      22.65  -16.84    6.31    6.31         9.22   9.22    23.73

Mid-West Companies
------------------
FFSX  First FS&LA. MHC of IA (46.1)      -0.28   -25.28     4.84      -2.08    6.13    9.22    9.39         8.62   8.62    17.10
JXSB  Jcksnville SB,MHC of IL (45.6)     14.28       NM     8.97      15.69  -42.42    4.69    4.96        10.30  10.30    15.10
PULB  Pulaski SB, MHC of MO (29.8)        0.34    -7.95     7.20       0.57  -26.67    6.02    6.02        13.29  13.29    28.74
WAYN  Wayne S&L Co. MHC of OH (47.8)     -0.25    -1.55    -0.67       0.51  -12.95    5.96    5.96         9.53   9.53    17.69
WCFB  Wbstr Cty FSB MHC of IA (45.2)     -0.01    15.72    -3.94      -0.06  -21.41    2.12    2.12        23.38  23.38    53.48

New England Companies
---------------------
PBCT Peoples Bank, MHC of CT  (40.1)      6.83     3.90     7.09      10.67  -12.22   16.62   16.64         8.40   8.40    13.90

(1) Financial information is for the quarter ending June 30, 1997.
(3) Growth rates have been annualized from available financial information.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.7


could be realized through leverage and lower funding costs. However, at the same time, the Bank's higher pro forma capital position will likely result in a decline in return on equity. Both the Bank's and the Peer Group's capital ratios reflected healthy capital surpluses over the regulatory capital requirements, with the Peer Group's ratios currently indicating slightly greater capital surpluses.

     The interest-earning asset compositions for the Bank and the Peer Group were somewhat similar, with loans constituting the bulk of interest-earning assets for both BCSB and the Peer Group. BCSB and the Peer Group exhibited comparable loans-to-assets ratios of 63.0 percent and 62.7 percent, respectively. Comparatively, the Bank's interest-earning asset composition reflected a higher concentration of mortgage-backed securities (14.8 percent of assets versus 11.7 percent for the Peer Group), which was largely offset by the Peer Group's higher ratio of cash and investments (22.0 percent of assets versus
20.2 percent for the Bank). Overall, BCSB's interest-earning assets amounted to
98.0 percent of assets, which was higher than the comparative Peer Group ratio of 96.4 percent. As the result of planned capital expenditures by the Bank (currently estimated at $1.25 million), it is anticipated that BCSB's concentration of interest-earning assets comprising total assets will decline to a level that is more comparable to the Peer Group's ratio following the stock offering.

     BCSB's funding liabilities reflected a funding strategy that was somewhat similar to that of the Peer Group's funding composition. The Bank's deposits equaled 89.2 percent of assets, which was above the Peer Group average of 76.6 percent. Deposits accounted for all of BCSB's interest-bearing liabilities, while the Peer Group posted a borrowings-to-assets ratios of 10.0 percent. Accordingly, the Bank was considered to have slightly greater borrowing capacity than the Peer Group, although both BCSB and the Peer Group were considered to have ample borrowing capacities. Subordinated debt represented a nominal balance on the Peer Group's balance sheet, as the result of one Peer Group company holding subordinated debt equal to 1.9 percent of assets. Total interest-bearing liabilities maintained by the Bank and the Peer Group, as a percent of assets, equaled 89.2 and 86.7 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position.

     A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Peer Group's IEA/IBL ratio is slightly higher than the Bank's ratio, based on respective ratios of 111.3 percent and 109.9 percent. The additional capital realized from stock proceeds should serve to provide BCSB with a higher IEA/IBL ratio than currently maintained by the Peer Group, as the interest-free capital realized in BCSB's stock offering will be deployed into interest-earning assets.

     The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. BCSB's and the Peer Group's growth rates are based on annual growth for the 12 months ended September 30, 1997.

RP Financial, LC.
Page 3.8


Asset growth rates of negative 2.8 percent and positive 8.2 percent were posted by the Bank and the Peer Group, respectively. BCSB's negative asset growth resulted from declines in cash and investments and mortgage-backed securities, which was partially negated by positive growth in loans. Growth in loans and mortgage-backed securities accounted for most of the Peer Group's asset growth, while a lower positive growth rate was recorded in the Peer Group's balance of cash and investments. Overall, the Peer Group's asset growth measures would tend to support greater earnings growth relative to the Bank's measures.

     BCSB's deposits declined by 3.7 percent during the period covered in Table 3.2, with the decline in deposits being funded by asset shrinkage and retained earnings. The Peer Group's asset growth was funded by primarily by deposits and, to a lesser degree, borrowings and capital. The Peer Group's growth rate for borrowings was somewhat understated, as the "NM" borrowings growth rates shown for four of the Peer Group companies included companies with borrowings growth rates in excess of 100 percent. For the period shown in Table 3.2, Peer Group companies with borrowing growth rates in excess of 100 percent accounted for three out of the four "NM" borrowing growth rates shown in Table 3.2.

     Capital growth rates posted by the Bank and the Peer Group equaled positive
8.9 percent and positive 8.1 percent, respectively, with the Peer Group's higher return on average assets ratio being more than offset by maintenance of a higher level of capital, dividend payments, stock repurchases and possible negative SFAS 115 adjustments. Following the increase in capital realized from stock offering proceeds, the Bank's capital growth rate will be depressed by its higher pro forma capital position, as well as by possible dividend payments and stock repurchases.


Income and Expense Components
-----------------------------

     BCSB and the Peer Group reported net income to average assets ratios of
0.76 percent and 0.88 percent, respectively (see Table 3.3), based on earnings for the twelve months ended September 30, 1997. The Peer Group's higher profitability was supported by maintenance of a lower level of operating expenses and a higher level of non-interest operating income, which was partially offset by the Bank's higher net interest margin. Loan loss provisions had a comparable impact on the Bank's and the Peer Group's earnings, while gains were a slightly larger factor in the Peer Group's earnings. In general, the Bank's and the Peer Group's reported earnings were viewed as being fairly representative of their core earnings.

     The Bank's stronger net interest margin resulted from both a higher interest income ratio and a lower interest expense ratio. BCSB's higher interest income ratio was supported by maintaining a higher level of interest-earning assets as a percent of total assets (98.0 percent versus 96.4 percent for the Peer Group), as well as a higher yield earned on interest-earning assets (7.81 percent versus 7.51 percent for the Peer Group). The

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                                     Table 3.3
                                 Income as a Percent of Average Assets and Yields, Costs, Spreads
                                                  Comparable Institution Analysis
                                          For the Twelve Months Ended September 30, 1997



                                                             Net Interest Income                   Other Income
                                                         ----------------------------           -------------------
                                                                               Loss     NII                            Total
                                                  Net                         Provis.  After    Loan   R.E.   Other    Other
                                                Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                                ------  ------ ------- ------ ------- -------   ----  -----   ------  ------
     Baltimore County Savings Bank
     -----------------------------
       September 30, 1997                         0.76    7.48    3.97   3.51   0.11    3.40    0.14   0.01    0.09     0.24

     SAIF-Insured Thrifts                         0.90    7.39    4.11   3.28   0.13    3.15    0.11   0.01    0.29     0.42
     State of MD                                  0.74    7.38    4.52   2.86   0.04    2.82    0.06   0.05    0.15     0.25
     Comparable Group Average                     0.88    7.26    4.02   3.25   0.12    3.13    0.13   0.00    0.31     0.43
       Florida Companies                          0.74    7.26    4.01   3.25   0.04    3.21    0.04   0.01    0.45     0.50
       Mid-Atlantic Companies                     0.84    7.19    4.02   3.17   0.10    3.07    0.03   0.00    0.23     0.25
       Mid-West Companies                         0.95    7.47    4.11   3.36   0.08    3.28    0.05   0.00    0.30     0.35
       Other Comparable Companies                 1.15    6.87    3.51   3.35   0.59    2.77    1.59  -0.06    0.76     0.00

     Comparable Group
     ----------------

     Florida Companies
     -----------------
     CMSV  Commty. Svgs, MHC of FL (48.5)         0.80    7.27    3.93   3.34   0.07    3.27    0.03   0.01    0.53     0.58
     FFFL  Fidelity FSB, MHC of FL (47.7)         0.67    7.25    4.08   3.17   0.02    3.15    0.05   0.01    0.36     0.42

     Mid-Atlantic Companies
     ----------------------
     SKBO  First Carnegie, MHC of PA(45.0)(1)(3)  0.65    7.07    4.23   2.84   0.04    2.80    0.00   0.00    0.06     0.06
     GDVS  Greater DV SB, MHC of PA (19.9)        0.92    7.04    3.69   3.35   0.04    3.31    0.00   0.04    0.25     0.29
     HARS  Harris SB, MHC of PA (24.3)            0.92    7.03    4.53   2.50   0.05    2.44    0.10   0.03    0.15     0.28
     LFED  Leeds FSB, MHC of MD (36.3)            1.19    7.05    4.16   2.89   0.05    2.85    0.00   0.00    0.10     0.10
     NWSB  Northwest SB, MHC of PA (30.7)         0.97    7.87    4.20   3.67   0.15    3.53    0.09   0.00    0.21     0.31
     PBHC  OswegoCity SB MHC of NY (46.1)         1.06    7.32    3.57   3.75   0.15    3.60    0.02  -0.03    0.53     0.53
     PHSB  Ppls Home SB, MHC of PA (45.0)(3)      0.89    7.17    3.65   3.51   0.27    3.25    0.00   0.00    0.45     0.45
     PLSK  Pulaski SB, MHC of NJ (46.0)           0.64    7.06    4.10   2.96   0.09    2.88    0.04  -0.01    0.05     0.09
     SBFL  SB Fngr Lakes MHC of NY (33.1)         0.37    7.14    4.09   3.05   0.09    2.96    0.02  -0.06    0.23     0.18

     Mid-West Companies
     ------------------
     FFSX  First FS&LA. MHC of IA (46.1)          0.73    7.38    4.46   2.92   0.06    2.86    0.05   0.00    0.48     0.53
     JXSB  Jcksnville SB, MHC of IL (45.6)        0.66    7.81    4.33   3.47   0.17    3.30    0.20   0.00    0.33     0.53
     PULB  Pulaski SB, MHC of MO (29.8)           1.21    7.56    3.91   3.65   0.09    3.55    0.00   0.00    0.27     0.27
     WAYN  Wayne S&L Co. MHC of OH (47.8)         0.73    7.53    4.31   3.21   0.02    3.20    0.00   0.00    0.22     0.22
     WCFB  Wbstr Cty FSB MHC of IA (45.2)         1.42    7.09    3.55   3.54   0.05    3.48    0.00   0.00    0.20     0.21

     New England Companies
     ---------------------
     PBCT  Peoples Bank, MHC of CT (40.1)         1.15    6.87    3.51   3.35   0.59    2.77    1.59  -0.06    0.76     2.28


                                                 G&A/Other Exp.    Non-Op. Items   Yields, Costs, and Spreads
                                               ----------------   --------------   --------------------------
                                                                                                                   MEMO:     MEMO:
                                                  G&A  Goodwill      Net  Extrao.      Yield     Cost  Yld-Cost  Assets/  Effective
                                                Expense  Amort.     Gains  Items    On Assets Of Funds Spread    FTE Emp. Tax Rate
                                                ------- -------   ------- -------   --------- -------- ------ ----------  --------
     Baltimore County Savings Bank
     -----------------------------
       September 30, 1997                         2.40    0.01       0.02   0.00      7.81      4.40     3.41     3,312      39.69

     SAIF-Insured Thrifts                         2.20    0.02       0.04   0.00      7.63      4.81     2.82     4,282      37.22
     State of MD                                  1.78    0.00      -0.11   0.00      7.61      5.20     2.41     5,190      35.55
     Comparable Group Average                     2.32    0.02       0.09   0.00      7.51      4.62     2.89     3,514      38.78
       Florida Companies                          2.62    0.02       0.13   0.00      7.53      4.57     2.96     3,127      38.77
       Mid-Atlantic Companies                     2.11    0.02       0.03   0.00      7.41      4.62     2.80     4,083      40.48
       Mid-West Companies                         2.26    0.00       0.07   0.00      7.72      4.80     2.92     2,849      37.09
       Other Comparable Companies                 3.86    0.02       0.62   0.00      7.32      3.91     3.41     2,492      35.39


     Comparable Group
     ----------------

     Florida Companies
     -----------------
     CMSV  Commty. Svgs, MHC of FL (48.5)         2.71    0.00       0.10   0.00      7.54      4.55     2.99     2,598      35.32
     FFFL  Fidelity FSB, MHC of FL (47.7)         2.53    0.04       0.16   0.00      7.52      4.59     2.93     3,656      42.22

     Mid-Atlantic Companies
     ----------------------
     SKBO  First Carnegie, MHC of PA(45.0)(1)(3)  1.62    0.00      -0.01   0.00      6.90      4.92     1.98     3,002         NM
     GDVS  Greater DV SB, MHC of PA (19.9)        2.21    0.00       0.00   0.00      7.31      4.20     3.11     3,606      33.18
     HARS  Harris SB, MHC of PA (24.3)            1.62    0.12       0.16   0.00      7.33      5.00     2.33     4,263      34.19
     LFED  Leeds FSB, MHC of MD (36.3)            1.03    0.00       0.00   0.00      7.16      5.07     2.09    10,571      37.90
     NWSB  Northwest SB, MHC of PA (30.7)         2.21    0.05       0.02   0.00      8.09      4.72     3.37     2,639      38.87
     PBHC  OswegoCity SB MHC of NY (46.1)         2.72    0.04       0.17   0.00      7.82      4.04     3.78     2,573      28.90
     PHSB  Ppls Home SB, MHC of PA (45.0)(3)      2.85    0.00       0.01   0.00      7.39      4.28     3.11     2,752         NM
     PLSK  Pulaski SB, MHC of NJ (46.0)           1.95    0.00       0.00   0.00      7.34      4.74     2.60     4,262      36.86
     SBFL  SB Fngr Lakes MHC of NY (33.1)         2.73    0.00      -0.09   0.00      7.40      4.59     2.81     3,081      73.49

     Mid-West Companies
     ------------------
     FFSX  First FS&LA. MHC of IA (46.1)          2.28    0.01       0.03   0.00      7.63      4.93     2.70     2,855      35.74
     JXSB  Jcksnville SB, MHC of IL (45.6)        2.84    0.00       0.01   0.00      8.18      4.96     3.22     2,028      43.63
     PULB  Pulaski SB, MHC of MO (29.8)           2.40    0.00       0.23   0.00      7.82      4.61     3.21     2,111      34.75
     WAYN  Wayne S&L Co. MHC of OH (47.8)         2.38    0.00       0.06   0.00      7.76      4.79     2.97     2,750      34.02
     WCFB  Wbstr Cty FSB MHC of IA (45.2)         1.43    0.00       0.00   0.00      7.19      4.71     2.49     4,499      37.31

     New England Companies
     ---------------------
     PBCT  Peoples Bank, MHC of CT (40.1)         3.86    0.02       0.62   0.00      7.32      3.91     3.41     2,492      35.39

     (1) Financial information is for the quarter ending June 30, 1997.
     (3) Income and expense information has been annualized from available financial information.

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.10


slightly lower interest expense ratio maintained by the Bank was supported by its lower cost of funds (4.40 percent versus 4.62 percent for the Peer Group), which was partially offset by the Peer Group's lower level of interest-bearing liabilities (86.7 percent versus 89.2 percent for the Bank). Following the infusion of stock proceeds, the Bank's comparative advantage with respect to maintaining a lower interest expense ratio should increase due to the decline in the level of interest-bearing liabilities being utilized to fund assets. Overall, BCSB and the Peer Group reported net interest income to average assets ratios of 3.51 percent and 3.25 percent, respectively.

     In another key area of core earnings strength, the Bank maintained a higher level of operating expenses than the Peer Group. For the period covered in Table 3.3, the Bank and the Peer Group recorded operating expense to average assets ratios of 2.41 percent and 2.34 percent, respectively. BCSB's higher operating expense ratio can in part be explained by its maintenance of a higher number of employees for its asset size, as compared to the Peer Group companies on average. Assets per full time equivalent employee equaled $3.3 million for the Bank, versus a comparative measure of $3.5 million for the Peer Group. On a post-offering basis, the Bank's operating expenses can be expected to increase with the addition of public company reporting expenses and stock benefit plans, with such expenses already impacting the Peer Group's operating expenses.

     When viewed together, net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Bank's earnings strength was slightly more favorable than the Peer Group's. Expense coverage ratios posted by BCSB and the Peer Group equaled 1.46x and 1.39x, respectively. An expense coverage ratio of greater than 1.0x indicates that an institution is able to sustain pre-tax profitability without having to rely on non-interest sources of income.

     Sources of non-interest operating income were a slightly larger contributor to the Peer Group's earnings, with such income amounting to 0.24 percent and
0.43 percent of BCSB's and the Peer Group's average assets, respectively. The Bank's lower level of non-interest operating income is reflective of a traditional thrift operating strategy, which provides for limited diversification into areas that generate non-interest operating income. Taking non-interest operating income into account in comparing the Bank's and the Peer Group's earnings, BCSB's efficiency ratio (operating expenses, net of amortization of intangibles, as a percent of the sum of non-interest operating income and net interest income) of 64.0 percent was slightly less favorable than the Peer Group's efficiency ratio of 63.0 percent.

RP Financial, LC.
Page 3.11


     Loss provisions had a comparable impact on the Bank's and the Peer Group's earnings, amounting to 0.11 percent and 0.12 percent of average assets for BCSB and the Peer Group, respectively. Overall, the level of loan loss provisions established by the Bank and the Peer Group were indicative of low credit risk operating strategies, which, in turn, have provided generally favorable credit quality measures for the Bank and the Peer Group. However, notwithstanding the comparable level of loss provisions established by the Bank and the Peer Group, the credit quality measures for the Peer Group compared favorably to the Bank's measures (see Table 3.6). Net gains realized from the sale of investments and loans were slightly positive for both the Bank and the Peer Group, with such gains amounting to 0.02 percent and 0.09 percent of average assets for BCSB and the Peer Group, respectively. Given the generally non-recurring nature of gains and losses resulting from the sale of loans and investments, the net gains reflected in Bank's and the Peer Group's earnings will be discounted in evaluating the relative strengths and weaknesses of their respective earnings. Extraordinary items were not a factor in either the Bank's or the Peer Group's earnings. The Bank's and the Peer Group's pre-tax earnings were similarly impacted by taxes, with BCSB and the Peer Group posting effective tax rates of
39.7 percent and 38.5 percent, respectively.


Loan Composition
----------------

     Table 3.4 presents data related to the loan composition of BCSB and the Peer Group. In comparison to the Bank, the Peer Group's loan portfolio composition reflected a higher concentration of 1-4 family permanent mortgage loans and mortgage-backed securities (80.2 percent versus 72.3 percent for the Bank). The Peer Group's higher ratio was the result of maintaining a higher concentration of 1-4 family permanent mortgage loans, which was partially offset by BCSB's higher concentration of mortgage-backed securities. Given the Bank's general philosophy of retaining most loan originations for portfolio, loans serviced for others represented a more significant off-balance sheet item for the Peer Group. While the Peer Group companies were viewed as being primarily portfolio lenders, a couple of the Peer Group companies maintained significant balances of loans serviced for others (Peoples Bank of CT and Harris SB of PA). The Peer Group's average balance of loans serviced for others equaled $214.8 million, or 22.4 percent of average assets, which represents a recurring source of non-interest operating income that is not a significant part of the Bank's current earnings stream. BCSB's loans serviced for others totaled $8.2 million, or 3.2 percent of total assets. With the exception of Peoples Bank and Harris SB, loan servicing intangibles were not a significant balance sheet item for the Peer Group companies.

     As indicated by the higher percentage of 1-4 family loans maintained by the Peer Group, BCSB exhibited a greater degree of lending diversification into higher risk types of loans. Consumer loans accounted for the substantial portion of the Bank's lending diversification, with such loans consisting primarily of

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 3.4
              Loan Portfolio Composition and Related Information
                        Comparable Institution Analysis
                           As of September 30, 1997

                                                   Portfolio Composition as a Percent of MBS and Loans
                                                ---------------------------------------------------------
                                                            1-4     Constr.   5+Unit    Commerc.             RWA/     Serviced
   Institution                                    MBS     Family    & Land    Comm RE   Business  Consumer  Assets    For Others
   -----------                                  ------    ------    ------    -------   --------  --------  ------    ----------
                                                  (%)       (%)       (%)       (%)       (%)        (%)      (%)         ($000)
   Baltimore County Savings Bank                  18.27     54.07      5.28      3.96      0.03     18.39     54.42        8,156

   SAIF-Insured Thrifts                           15.28     62.21      5.32     11.46      6.29      1.62     52.88      396,792
   State of MD                                    16.99     72.97      7.44      3.70      1.81      0.40     46.22       24,362
   Comparable Group Average                       11.49     68.71      3.07      7.51      7.75      2.52     51.25      214,788


   Comparable Group
   ----------------
   CMSV  Commty. Svgs, MHC of FL (48.5)            4.23     74.30     13.30     10.73      1.66      1.53     49.73       19,614
   FFFL  Fidelity FSB, MHC of FL (47.7)           17.25     66.22      8.91      5.23      4.66      2.20     51.13       43,474
   SKBO  First Carnegie,MHC of PA(45.0)(1)           NA        NA        NA        NA        NA        NA     29.11            0
   FFSX  First FS&LA. MHC of IA (46.1)            12.75     70.45      1.76      5.13      9.74      0.79     52.74       27,413
   GDVS  Greater DV SB,MHC of PA (19.9)            3.71     78.68      1.70     11.00      3.69      0.00     45.18          880
   HARS  Harris SB, MHC of PA (24.3)              14.86     68.71      2.01      5.73      8.53      0.04     50.70    1,054,960
   JXSB  Jcksnville SB,MHC of IL (45.6)           10.91     57.54      0.98      9.10     16.55      4.96     71.23       81,067
   LFED  Leeds FSB, MHC of MD (36.3)              13.79     83.08      1.20      0.88      2.09      0.00     46.19            0
   NWSB  Northwest SB, MHC of PA (30.7)            4.40     73.72      3.56      2.88     12.06      4.62     52.82       99,736
   PBHC  OswegoCity SB MHC of NY (46.1)           15.44     63.13      1.51     11.73      2.76      5.74     59.57            0
   PBCT  Peoples Bank, MHC of CT (40.1)            0.01     46.87      4.02     13.79     22.51     12.16     83.74    2,249,421
   PHSB  Ppls Home SB, MHC of PA (45.0)              NA        NA        NA        NA        NA        NA     49.70            0
   PULB  Pulaski SB, MHC of MO (29.8)              4.04     91.96      0.00      3.29      1.09      0.01     47.41       28,972
   PLSK  Pulaski SB, MHC of NJ (46.0)                NA        NA        NA        NA        NA        NA     42.69            0
   SBFL  SB Fngr Lakes MHC of NY (33.1)           32.74     43.28      0.89      8.61     12.10      2.70     40.96        6,825
   WAYN  Wayne S&L Co. MHC of OH (47.8)            0.19     86.35      3.11      6.60      5.46      0.59     53.93       39,033
   WCFB  Wbstr Cty FSB MHC of IA (45.2)           26.50     57.70      0.07     10.43      5.61      0.00     44.44            0


                                                  Servicing
                                                  Assets
                                                  ------
                                                  ($000)
   Baltimore County Savings Bank                       0

   SAIF-Insured Thrifts                            3,346
   State of MD                                        22
   Comparable Group Average                        1,280


   Comparable Group
   ----------------
   CMSV  Commty. Svgs, MHC of FL (48.5)                0
   FFFL  Fidelity FSB, MHC of FL (47.7)              186
   SKBO  First Carnegie,MHC of PA (45.0)(1)            0
   FFSX  First FS&LA. MHC of IA (46.1)                 0
   GDVS  Greater DV SB,MHC of PA (19.9)                0
   HARS  Harris SB, MHC of PA (24.3)              12,014
   JXSB  Jcksnville SB,MHC of IL (45.6)              261
   LFED  Leeds FSB, MHC of MD (36.3)                   0
   NWSB  Northwest SB, MHC of PA (30.7)                0
   PBHC  OswegoCity SB MHC of NY (46.1)                0
   PBCT  Peoples Bank, MHC of CT (40.1)            9,300
   PHSB  Ppls Home SB, MHC of PA (45.0)                0
   PULB  Pulaski SB, MHC of MO (29.8)                  0
   PLSK  Pulaski SB, MHC of NJ (46.0)                  0
   SBFL  SB Fngr Lakes MHC of NY (33.1)                0
   WAYN  Wayne S&L Co. MHC of OH (47.8)                0
   WCFB  Wbstr Cty FSB MHC of IA (45.2)                0

(1) Financial information is for the quarter ending June 30, 1997.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.13


automobile loans. Consumer loans accounted for 18.4 percent and 2.5 percent of BCSB's and the Peer Group's loan and MBS portfolios, respectively. Commercial business loans represented the most notable area of lending diversification for the Peer Group (7.8 percent of loans and MBS), while commercial business lending is not an active lending area for the Bank. Other areas of lending diversification for the Bank and the Peer Group consisted of multi-family/commercial real estate and construction/land loans, with the Peer Group maintaining a higher concentration of multi-family/commercial real estate loans (7.5 percent of loans and MBS versus 4.0 percent for the Bank) and a lower concentration of construction/land loans (3.1 percent of loans and MBS versus
5.3 percent for the Bank). BCSB's greater diversification into higher risk types of lending translated into a higher risk weighted assets-to-assets ratio than maintained by the Peer Group companies on average, based on comparative ratios of 54.4 percent and 51.3 percent, respectively. Overall, the Bank's and the Peer Group's risk weighted assets-to-assets ratios were slightly above and below the comparative ratio of 52.9 percent for all publicly-traded SAIF-insured thrifts, indicating a potentially higher degree of credit risk exposure associated with BCSB's asset composition.


Interest Rate Risk
------------------

     Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Bank versus the Peer Group companies. In terms of balance sheet composition, BCSB's interest rate risk characteristics were considered to be slightly less favorable than the Peer Group's. In particular, BCSB's lower capital position and lower IEA/IBL ratio indicate a greater dependence on the yield-cost spread to sustain the net interest margin. However, BCSB's lower level of non-interest earning assets was a positive consideration in terms of capacity to generate interest income. On a pro forma basis, the infusion of stock proceeds should serve to increase the Bank's equity-to-assets ratio and IEA/IBL ratio to levels that are comparable to or slightly more favorable than the comparative Peer Group ratios. At the same time, the planned capital expenditures will place upward pressure on the Bank's level of non-interest earning assets, although BCSB's non-interest earnings assets-to-assets ratio should remain slightly below the Peer Group's ratio.

     To analyze interest rate risk associated with the net interest margin, we reviewed quarterly changes in net interest income as a percent of average assets for BCSB and the Peer Group. In general, the relative fluctuations in both the Bank's and the Peer Group's net interest income to average assets ratios were considered to be fairly limited and, thus, based on the interest rate environment that prevailed during the period covered in Table 3.5, neither BCSB or the Peer Group were viewed as having significant interest rate risk exposure in their respective net interest margins. The stability of the Bank's net interest margin should be enhanced by the infusion of stock proceeds, as interest rate sensitive liabilities will be funding a lower portion of BCSB's assets.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 3.5
        Interest Rate Risk Measures and Net Interest Income Volatility
                        Comparable Institution Analysis
            As of September 30, 1997 or Most Recent Date Available

                                               Balance Sheet Measures
                                             --------------------------
                                                              Non-Earn.
                                             Equity/     IEA/   Assets/
Institution                                  Assets      IBL     Assets
-----------                                  ------    ------    ------
                                               (%)       (%)       (%)
Baltimore County Savings Bank                   9.5     109.9       2.0


SAIF-Insured Thrifts                           12.8     114.0       3.2
State of MD                                    11.9     112.0       2.9
Comparable Group Average                       11.8     111.6       3.5

Comparable Group
----------------

CMSV  Commty. Svgs, MHC of FL (48.5)           11.3     111.5       3.9
FFFL  Fidelity FSB, MHC of FL (47.7)            8.2     108.0       3.5
SKBO  First Carnegie,MHC of PA(45.0)(1)        16.4     118.6       3.0
FFSX  First FS&LA. MHC of IA (46.1)             8.7     107.5       3.3
GDVS  Greater DV SB,MHC of PA (19.9)           11.6     109.6       3.5
HARS  Harris SB, MHC of PA (24.3)               7.3     106.3       3.6
JXSB  Jcksnville SB,MHC of IL (45.6)           10.6     109.3       4.2
LFED  Leeds FSB, MHC of MD (36.3)              16.6     119.9       1.6
NWSB  Northwest SB, MHC of PA (30.7)            9.1     109.2       2.7
PBHC  OswegoCity SB MHC of NY (46.1)           10.0     106.6       7.0
PBCT  Peoples Bank, MHC of CT (40.1)            9.0     104.6       6.8
PHSB  Ppls Home SB, MHC of PA (45.0)           13.7     113.0       3.2
PULB  Pulaski SB, MHC of MO (29.8)             13.3     116.0       2.4
PLSK  Pulaski SB, MHC of NJ (46.0)             12.0     111.1       3.0
SBFL  SB Fngr Lakes MHC of NY (33.1)            9.3     107.4       3.7
WAYN  Wayne S&L Co. MHC of OH (47.8)            9.5     107.6       3.4
WCFB  Wbstr Cty FSB MHC of IA (45.2)           23.4     130.6       1.5
                                                                            Quarterly Change in Net Interest Income
                                                             ----------------------------------------------------------
                                                             09/30/97  06/30/97  03/31/97  12/31/96  09/30/96  06/30/96
                                                             --------  --------  --------  --------  --------  --------
                                                             (change in net interest income is annualized in basis points)
Baltimore County Savings Bank                                    22        -4        -7         6        -2         NA


SAIF-Insured Thrifts                                             -3         1         0         0        -1        12
State of MD                                                      -4        -5        11        -4         1         4
Comparable Group Average                                          1        -0         6        -1        -6        13

Comparable Group
----------------

CMSV  Commty. Svgs, MHC of FL (48.5)                              0        -1        -5       -31        28        30
FFFL  Fidelity FSB, MHC of FL (47.7)                             -6       -13        -3       -13       -13        13
SKBO  First Carnegie,MHC of PA(45.0)(1)                          NA        14        30        NA        NA        NA
FFSX  First FS&LA. MHC of IA (46.1)                              -9         1        12        -5         1        11
GDVS  Greater DV SB,MHC of PA (19.9)                             -2        11        11         4        32         4
HARS  Harris SB, MHC of PA (24.3)                                -8         1       -12        15       -65        41
JXSB  Jcksnville SB,MHC of IL (45.6)                             11       -30         7         3        11        14
LFED  Leeds FSB, MHC of MD (36.3)                               -11         4        11         5        -5        -8
NWSB  Northwest SB, MHC of PA (30.7)                            -19         7         7        -5       -23        19
PBHC  OswegoCity SB MHC of NY (46.1)                              5         4        20        NA        NA        NA
PBCT  Peoples Bank, MHC of CT (40.1)                             23       -30        11        35       -29        -6
PHSB  Ppls Home SB, MHC of PA (45.0)                             28         0        NA        NA        NA        NA
PULB  Pulaski SB, MHC of MO (29.8)                               12        12         0        -5        13         4
PLSK  Pulaski SB, MHC of NJ (46.0)                                9        19       -12        -6        NA        NA
SBFL  SB Fngr Lakes MHC of NY (33.1)                             -5        -3       -13         5       -29        16
WAYN  Wayne S&L Co. MHC of OH (47.8)                              4         6        -5        -4        -9        17
WCFB  Wbstr Cty FSB MHC of IA (45.2)                             -9        -9        31        -9         7        12

(1) Financial information is for the quarter ending June 30, 1997. NA=Change is greater than 100 basis points during the quarter.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.15


Credit Risk
-----------

     Overall, the Peer Group's credit risk exposure appeared to be slightly less than the Bank's, with both the Bank's and the Peer Group's credit quality measures being representative of fairly limited credit risk exposure. As shown in Table 3.6, the Peer Group's ratio of non-performing assets- (REO, non-accruing loans and accruing loans more than 90 days past due) to-assets was lower than the Bank's ratio (0.60 percent versus 0.76 percent for the Bank). Similarly, the Peer Group's non-performing loans-to-loans ratio was lower than the Bank's ratio (0.61 percent versus 1.16 percent for the Bank). Loss reserve ratios were also stronger for the Peer Group, as the Peer Group maintained a higher level of loss reserves as a percent of non-performing assets (135.5 percent versus 51.4 percent for the Bank) and as percent of loans (0.78 percent versus 0.62 percent for the Bank). Net loan charge-offs were a slightly larger factor in the Peer Group's earnings, equaling 0.35 percent and 0.15 percent of loans receivable for the Peer Group and the Bank, respectively.


Summary
-------

     Based on the above analysis, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of BCSB. Due to the limited number of publicly-traded MHCs in today's market, there are some significant differences between the Bank and certain Peer Group members. Those areas where substantial differences exist, such as disparate asset sizes, different market areas, market capitalization and other variations will be addressed in the form of valuation adjustments to the extent necessary. For these reasons, and because the Peer Group members all share the unique characteristics of mutual holding company ownership, RP Financial concluded that the Peer Group pricing (full conversion basis) will serve as a sound basis in deriving a pro forma market value for BCSB.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                                                                     Table 3.6
                                                                    Credit Risk Measures and Related Information
                                                                         Comparable Institution Analysis
                                                              As of September 30, 1997 or Most Recent Date Available



                                                       NPAs &                                   Rsrves/
                                              REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
-----------                                  ------    ------    ------    ------    ------    --------  ---------    ----------
                                               (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)
Baltimore County Savings Bank                   0.02      0.76      1.16      0.62     53.07     51.37          234        0.15

SAIF-Insured Thrifts                            0.25      0.76      0.85      0.77    163.23    124.35          283        0.08
State of MD                                     0.20      0.59      0.74      0.44    137.48    114.15           19        0.01
Comparable Group Average                        0.18      0.60      0.61      0.78    157.08    135.50          167        0.35

Comparable Group
----------------

CMSV  Commty. Svgs, MHC of FL (48.5)            0.08      0.41      0.55      0.62    113.79     90.57          108        0.10
FFFL  Fidelity FSB, MHC of FL (47.7)            0.05      0.40      0.47      0.28     58.82     51.95           19        0.01
SKBO  First Carnegie,MHC of PA(45.0)(1)         0.01        NA        NA      0.83        NA        NA            1       -0.51
FFSX  First FS&LA. MHC of IA (46.1)             0.00      0.22      0.20      0.53    260.79    185.09           17        0.02
GDVS  Greater DV SB,MHC of PA (19.9)            1.37      1.82      0.29      1.00    351.50     33.64        1,444        3.82
HARS  Harris SB, MHC of PA (24.3)               0.36      0.65      0.66      0.96    145.38     63.38           41        0.02
JXSB  Jcksnville SB,MHC of IL (45.6)            0.07      0.79      0.91      0.56     61.70     56.34          100        0.31
LFED  Leeds FSB, MHC of MD (36.3)               0.00      0.06      0.09      0.30    315.29    315.29            0        0.00
NWSB  Northwest SB, MHC of PA (30.7)            0.22      0.77      0.72      0.87    120.38     85.90          443        0.11
PBHC  OswegoCity SB MHC of NY (46.1)            0.29      0.91      1.03      0.67     64.65     43.96          317        1.11
PBCT  Peoples Bank, MHC of CT (40.1)            0.12      0.76      1.07      1.66    154.97    146.25          NM          NM
PHSB  Ppls Home SB, MHC of PA (45.0)            0.01      0.45      0.80      1.37    172.12    148.08          156        0.62
PULB  Pulaski SB, MHC of MO (29.8)              0.00        NA        NA      0.42        NA        NA            0       -0.01
PLSK  Pulaski SB, MHC of NJ (46.0)              0.00      0.65      1.14      0.95     83.38     83.38            0       -0.07
SBFL  SB Fngr Lakes MHC of NY (33.1)            0.08      0.50      0.90      1.10    121.93    103.35           15        0.06
WAYN  Wayne S&L Co. MHC of OH (47.8)            0.36      0.58      0.26      0.46    174.36     65.29            7        0.01
WCFB  Wbstr Cty FSB MHC of IA (45.2)            0.06      0.07      0.02      0.72        NA    560.00            1       -0.01

     (1) Financial information is for the quarter ending June 30, 1997.


     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.1


                            IV.  VALUATION ANALYSIS



Introduction
------------

     This chapter presents the valuation analysis and methodology used to determine BCSB's estimated pro forma market value for purposes of pricing the minority stock. The valuation incorporates the appraisal methodology promulgated by the OTS and adopted in practice by the FDIC for standard conversions and mutual holding company offerings, particularly regarding selection of the Peer Group, fundamental analysis on both the Bank and the Peer Group, and determination of the Bank's pro forma market value utilizing the market value approach.

Appraisal Guidelines
--------------------

     The OTS written appraisal guidelines, originally released in October 1983 and updated in late-1994, specify the market value methodology for estimating the pro forma market value of an institution. The FDIC, state banking agencies and other Federal agencies have endorsed the OTS appraisal guidelines as the appropriate guidelines involving mutual-to-stock conversions. As previously noted, the appraisal guidelines for MHC offerings is somewhat different, particularly in the Peer Group selection process. Specifically, the regulatory agencies have indicated that the Peer Group should be based on the pro forma fully-converted pricing characteristics of publicly-traded MHCs, rather than on already fully-converted publicly-traded stock thrifts, given the unique differences in stock pricing of MHCs and fully-converted stock thrifts. Pursuant to this methodology: (1) a peer group of comparable publicly-traded institutions is selected; (2) a financial and operational comparison of the subject company to the peer group is conducted to discern key differences; and (3) the pro forma market value of the subject company is determined based on the market pricing of the peer group, subject to certain valuation adjustments based on key differences.

RP Financial Approach to the Valuation
--------------------------------------

     The valuation analysis herein complies with such regulatory approval guidelines. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group, discussed in Chapter III, which constitutes "fundamental analysis" techniques. The valuation incorporates a "technical analysis" of recently completed stock offerings of comparable MHCs, including the aftermarket trading of such offerings. In this regard, there has been limited new MHC activity, so this analysis is rather limited. It should be noted that these valuation analyses, based on either the Peer Group or the recent MHC transactions, cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

RP Financial, LC.
Page 4.2


     The pro forma market value determined herein is a preliminary value for the Bank's to-be-issued stock. Throughout the MHC process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending MHC offerings, and to a lesser extent, conversion offerings, both regionally and nationally. If material changes should occur prior to closing the offering, RP Financial will evaluate, in conjunction with the Bank, if updated valuation reports should be prepared reflecting such changes and their related impact on value, if any. RP Financial will also prepare a final valuation update at the closing of the offering to determine if the prepared valuation analysis and resulting range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including BCSB, the market value of the stocks of public MHC institutions, or BCSB's value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis
------------------

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize the key differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the shares, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, in particular new issues, to assess the impact on value of BCSB coming to market at this time.

1.   Financial Condition
     -------------------

     The financial condition of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding

RP Financial, LC.
Page 4.3

sources in assessing investment attractiveness. The similarities and differences in the Bank's and the Peer Group's financial strength are noted as follows:

     o    Overall A/L Composition. Loans funded by retail deposits were the
          -----------------------
          primary components of both BCSB's and the Peer Group's balance sheets. BCSB's and the Peer Group's interest-earning asset compositions exhibited a similar concentration of loans, with the Bank's loan portfolio composition reflecting a greater degree of diversification into higher risk and higher yielding types of loans. BCSB's greater degree of lending diversification also translated into a higher risk weighted assets-to-asset ratio than maintained by the Peer Group. BCSB's funding composition reflected a higher concentration of deposits and a lower concentration of borrowings than the comparative Peer Group ratios, indicating greater future borrowing capacity for the Bank. Overall, as a percent of assets, the Bank maintained a higher level of interest-earning assets and a higher level of interest-bearing liabilities, which resulted in a slightly more favorable IEA/IBL ratio for the Peer Group. However the infusion of stock proceeds will serve to address the Bank's lower IEA/IBL ratio. Credit quality measures indicated a slightly greater degree of credit risk exposure for the Bank, while BCSB and the Peer Group exhibited fairly comparable interest rate risk exposure measures. For valuation purposes, RP Financial concluded no adjustment was warranted for the Bank's overall asset/liability composition.

     o    Credit Quality. Both the Bank's and the Peer Group's credit quality
          --------------
          measures were indicative of fairly limited credit risk exposure. The Peer Group maintained a lower non-performing assets-to-assets ratio than the Bank and higher loss reserves as a percent of non-performing assets, non-performing loans and total loans than the comparative ratios for BCSB. The Bank's greater diversification into higher risk types of lending translated into a higher risk weighted assets-to-assets ratio than maintained by the Peer Group. Overall, the Peer Group's measures tended to reflect more limited credit exposure than maintained by the Bank. Therefore, RP Financial concluded that a slight downward adjustment was warranted for the Bank's credit quality.

     o    Balance Sheet Liquidity. The Bank operated with a comparable balance
          -----------------------
          of cash and investment securities relative to the Peer Group (20.2 percent of assets versus 22.0 percent for the Peer Group). BCSB's future borrowing capacity was considered to be slightly greater than the Peer Group's, in light of the higher level of borrowings maintained by the Peer Group; however, both the Bank and the Peer Group were considered to have ample borrowing capacities. Overall, balance sheet liquidity for the Bank and the Peer Group were not viewed as being materially different and, thus, RP Financial concluded that no adjustment was warranted for the Bank's balance sheet liquidity.

     o    Funding Liabilities. Retail deposits served as the primary interest-
          -------------------
          bearing source of funds for the Bank and the Peer Group, with borrowings being utilized to a greater degree by the Peer Group. The Peer Group's greater utilization of borrowings was reflected in its cost of funds, which exceeded the Bank's cost of funds. Overall, the Bank currently maintains a higher level of interest-bearing liabilities than the Peer Group (89.2 percent of assets versus 86.7 percent for the Peer Group), which was attributable to BCSB's lower capital position. Following the stock offering, the increase in BCSB's capital position will address the higher level of interest-bearing liabilities currently maintained by the Bank. Accordingly, primarily as the result of the Peer Group's greater utilization of borrowings, which tend to be a higher costing source of funds than retail deposits, RP Financial concluded that a slight upward adjustment was warranted for the Bank's funding composition.

RP Financial, LC.
Page 4.4

     o    Capital. The Bank operates with a lower pre-conversion capital ratio
          -------
          than the Peer Group, 9.5 percent and 12.0 percent of assets, respectively. This disadvantage will be addressed by the stock offering, which will provide BCSB with a pro forma capital position that can be expected to be comparable to or higher than the Peer Group's equity-to-assets ratio. Accordingly, RP Financial concluded that no adjustment was warranted for the Bank's capital position.

     On balance, the characteristics of the Bank's and the Peer Group's financial conditions were not materially different in most respects for valuation purposes. Accordingly, we concluded that no valuation adjustment was warranted for the Bank's financial strength.


2.   Profitability, Growth and Viability of Earnings
     -----------------------------------------------

     Earnings are a key factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings heavily influence the multiple the investment community will pay for earnings. The major factors considered in the valuation are described below.

     o    Reported Earnings. The Bank recorded lower earnings on a ROAA basis
          -----------------
          (0.76 percent of average assets versus 0.88 percent for the Peer Group). The Peer Group's more favorable reported earnings resulted from maintenance of a lower level of operating expenses and larger earnings contributions realized from non-interest operating income and net gains realized on the sale of loans and investments. A higher net interest margin represented an earnings advantage for the Bank. Reinvestment of stock proceeds into interest-earning assets will serve to increase the Bank's earnings, with the benefit of reinvesting proceeds expected to be somewhat offset by higher operating expenses associated with operating as a stock institution and the implementation of the stock benefit plans. Overall, no adjustment to the Bank's valuation was warranted for this factor.

     o    Core Earnings. Both the Bank's and the Peer Group's earnings were
          -------------
          derived largely from recurring sources, including net interest income, operating expenses, and non-interest operating income. In these measures, the Bank operated with a higher net interest margin, a higher operating expense ratio and a lower level of non-interest operating income. The Bank's higher net interest margin and higher level of operating expenses translated into a slightly higher expense coverage ratio (1.46x versus 1.39x for the Peer Group). Comparatively, the Peer Group's higher level of non-interest operating income provided the Peer Group with a slightly more favorable efficiency ratio (63.0 percent versus 64.0 percent for the Bank). Loss provisions had a comparable impact on the Bank's and the Peer Group's earnings, even though the Peer Group exhibited comparatively higher reserve coverage ratios and a lower risk weighted assets ratio relative to the Bank's measures. Overall, these measures, as well as the expected earnings benefits the Bank should realized from the redeployment of stock proceeds into interest-earning assets, which will somewhat be negated by expenses associated with stock benefit plans and operating as a stock institution, indicate that BCSB's core earnings were comparable to the Peer Group's and no adjustment was warranted for the Bank's core earnings.

     o    Interest Rate Risk. Quarterly changes in the Bank's and the Peer
          ------------------
          Group's net interest income to average assets ratios indicated a similar degree of interest rate risk exposure in their

RP Financial, LC.
Page 4.5

          respective net interest margins, with both the Bank's and the Peer Group's net interest margins exhibiting fairly limited quarterly fluctuations during the twelve month period ending September 30, 1997. Other measures of interest rate risk, such as capital ratios, IEA/IBL ratios, and the level of non-interest earning assets-to-total assets were generally more favorable for the Peer Group, although the Bank maintained a lower level of non-interest earning assets as compared to the Peer Group's ratio. On a pro forma basis, the infusion of stock proceeds can be expected to address the Bank's lower capital position and lower IEA/IBL ratio, as well as enhance the stability of the Bank's net interest margin through the reinvestment of stock proceeds into interest-earning assets. Accordingly, RP Financial concluded that the interest rate risk associated with the Bank's earnings was comparable to the Peer Group's, and no adjustment was warranted for valuation purposes.

     o    Credit Risk. Loan loss provisions were a similar factor in BCSB's and
          -----------
          the Peer Group's earnings. In terms of future exposure to credit quality related losses, both the Bank's and the Peer Group's operating strategies and credit quality measures indicated relatively limited credit risk exposure. Lending diversification into higher risk types of loans was more notable for the Bank, which translated into a higher risk weighted assets-to-assets ratio for BCSB. The Peer Group's credit quality measures tended to be more favorable than BCSB's, based on the Peer Group's lower non-performing assets/assets ratio and higher reserve coverage ratios with respect to loans and non-performing assets. Overall, RP Financial concluded that the credit risk exposure associated with the Peer Group's earnings was less than BCSB's and a slight downward adjustment was warranted for valuation purposes.

     o    Earnings Growth Potential. Several factors were considered in
          -------------------------
          assessing earnings growth potential. First, the Bank's recent historical growth has been less than the Peer Group's, as BCSB recorded asset shrinkage during the most recent twelve month period. Second, the infusion of stock proceeds will increase the Bank's earnings growth potential with respect to leverage capacity and providing the Bank with additional liquidity for purposes of funding loan growth. Finally, the Peer Group companies on average are larger than the Bank, which provides more flexibility in diversifying operations. Overall, the Bank's earnings growth potential appears to be less favorable than that of the Peer Group's, and, thus, we concluded that a slight downward adjustment is warranted for this factor.

     o    Return on Equity. Following the infusion of stock proceeds, the Bank's
          ----------------
          pro forma capital position will be comparable to or higher than the Peer Group's equity-to-assets ratio. Likewise, as the result of the increase in the Bank's capital position, BCSB's pro forma ROE is expected to be comparable to the Peer Group's ROE. Therefore, RP Financial concluded that no adjustment was warranted for the Bank's ROE.


     Overall, credit risk exposure and earnings growth potential were the most noteworthy differences between the Bank's and the Peer Group's earnings, with both factors representing negative valuation considerations for the Bank. Accordingly, RP Financial concluded that a slight downward valuation adjustment was warranted for profitability, growth and viability of the Bank's earnings.

3.   Asset Growth
     ------------

     BCSB exhibited a significantly lower asset growth rate than the Peer Group, during the period covered in our comparative analysis (negative 2.8 percent versus positive 8.2 percent for the Peer Group). While the

RP Financial, LC.
Page 4.6


Bank's pro forma capital position will provide for comparable or greater capacity to leverage relative to the Peer Group's equity-to-assets ratio, it is not viewed as a material advantage for the Bank. The Bank's greater leverage capacity is viewed to be negated by the more limited growth recorded by BCSB historically, despite maintaining more than adequate capital for leveraging purposes. Relative to the Peer Group, the Bank's asset growth potential is also viewed as being constrained by its smaller asset size and more limited resources. On balance, we believe a slight downward adjustment is warranted for this factor.

4.   Primary Market Area
     -------------------

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Operating in the Baltimore metropolitan area, the Bank faces significant competition for loans and deposits from larger financial institutions, who provide a broader array of services and have significantly larger branch networks than maintained by the Bank. Like many large metropolitan areas, the Baltimore metropolitan area is characterized by mixed demographic trends. Baltimore and Harford Counties, the two jurisdictions where the Bank's branches are maintained, have exhibited positive demographic growth trends during the 1990s, versus declines in population and households recorded by Baltimore City. Overall, the growth potential associated with the Bank's market area is viewed as being relatively favorable, with BCSB's relatively small size being viewed as somewhat of a disadvantage in terms of competing for market share.

     In general, the Peer Group companies operate in less populous markets than served by the Bank. Population growth rates in the markets served by the Peer Group companies were on average slightly less favorable than the primary market area served by the Bank. On average, the Peer Group companies maintained a larger deposit market share than the Bank, indicating a competitive advantage for the Peer Group companies in terms of the degree of competition faced for deposits. Summary demographic and deposit market share data for the Bank and the Peer Group companies is provided in Table 4.1. Overall, the faster growing market served by BCSB is somewhat offset by the competitive advantage maintained by the Peer Group companies in terms of deposit market share. Therefore, we concluded that no adjustment is warranted for the Bank's primary market area.

5.   Dividends
     ---------

     The Holding Company had indicated its intentions to pay an annual cash dividend of $0.50 per share, which would provide for a yield of 5.0 percent based on the initial offering price of $10.00 per share, and a pro forma payout ratio of approximately 41 percent. However, future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities, growth objectives,

                                   Table 4.1
                  Peer Group Market Area Comparative Analysis

                                                                        Population         Proj.
                                                                   --------------------    Pop.    1990-97    1997-2002
Institution                                      County              1990        1997      2002    % Change   % Change    Median Age
-----------                                      ------              ----        ----      ----    --------   --------    ----------
                                                                     (000)       (000)
Community Savings, NHC of FL                     Palm Beach           864       1,012      1,115     17.2%      10.1%        40.9
Fidelity FSB, MHC of FL                          Palm Beach           864       1,012      1,115     17.2%      10.1%        40.9
First Carnegie, MHC of PA                        Allegheny          1,336       1,286      1,252     -3.8%      -2.6%        38.8
First FS&LA, MHC of IA                           Woodbury              99         103        106      4.4%       3.2%        34.3
Greater Del. Valley, MHC of PA                   Delaware             548         547        547     -0.1%      -0.1%        36.6
Harris SB, MHC of PA                             Dauphin              238         248        255      4.2%       2.8%        37.4
Jacksonville SB, MHC of IL                       Morgan                36          36         36     -0.4%      -0.3%        36.1
Leeds FSB, MHC of MD                             Baltimore            692         721        741      4.2%       2.8%        37.0
Northwest SB, MHC of PA                          Warren                45          44         44     -1.2%      -0.9%        38.3
Oswego City SB, MHC of NY                        Oswego               122         126        128      3.1%       2.1%        32.1
Peoples Bank, MHC of CT                          Fairfield            828         836        842      1.1%       0.7%        37.4
Peoples Home SB, MHC of PA                       Beaver               186         187        187      0.3%       0.2%        39.2
Pulaski SB, MHC of MO                            St Louis             994       1,004      1,012      1.1%       0.8%        36.7
Pulaski SB, MHC of NJ                            Union                494         498        501      0.9%       0.6%        37.2
SB of Finger Lakes, MHC of NY                    Ontario               95         100        104      5.3%       3.5%        35.7
Wayne S&L Co, MHC of OH                          Wayne                101         110        115      8.2%       5.2%        34.1
Webster City FSB, MHC of IA                      Hamilton              16          16         16      0.0%       0.0%        39.1
                                                                      ---         ---        ---     ----       ----        -----

                                                 Averages:            445         464        477      3.6%       2.2%        37.2
                                                 Medians:             238         248        255      1.1%       0.8%        37.2

Baltimore County SB of MD                        Baltimore            692         721        741      4.2%       2.8%        37.0

                                                                          Per Capita Income
                                                                    -----------------------------           Deposit
                                                                                          % State           Market
Institution                                      County             Amount                Average           Share(1)
-----------                                      ------             ------                -------           --------
Community Savings, NHC of FL                     Palm Beach         21,754                 126.2%               1.9%
Fidelity FSB, MHC of FL                          Palm Beach         21,754                 126.2%               3.2%
First Carnegie, MHC of PA                        Allegheny          18,708                 103.9%               0.2%
First FS&LA, MHC of IA                           Woodbury           16,764                 102.1%              15.3%
Greater Del. Valley, MHC of PA                   Delaware           22,326                 123.9%               2.7%
Harris SB, MHC of PA                             Dauphin            18,993                 105.4%               7.2%
Jacksonville SB, MHC of IL                       Morgan             16,672                  84.5%              19.2%
Leeds FSB, MHC of MD                             Baltimore          21,680                 102.1%               1.5%
Northwest SB, MHC of PA                          Warren             15,543                  86.3%              28.5%
Oswego City SB, MHC of NY                        Oswego             12,294                  66.4%              19.3%
Peoples Bank, MHC of CT                          Fairfield          27,087                 129.1%              23.3%
Peoples Home SB, MHC of PA                       Beaver             13,741                  76.3%               7.8%
Pulaski SB, MHC of MO                            St Louis           24,656                 139.6%               0.6%
Pulaski SB, MHC of NJ                            Union              24,441                 101.0%               0.4%
SB of Finger Lakes, MHC of NY                    Ontario            15,101                  81.6%              13.9%
Wayne S&L Co, MHC of OH                          Wayne              16,017                  92.9%              10.9%
Webster City FSB, MHC of IA                      Hamilton           16,204                  98.7%              25.7%
                                                                    ------                  -----              -----

                                                 Averages:          19,043                 102.7%              10.7%
                                                 Medians:           18,708                 102.1%               7.8%

Baltimore County SB of MD                        Baltimore          21,680                 102.1%               2.0%

(1) Total institution deposits in headquarters county as percent of total county deposits.


Sources:  CACI, Inc, SNL Securities

RP Financial, LC.
Page 4.8


financial condition, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions. As publicly-traded thrifts' capital levels and profitability have improved and as weak institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Sixteen of the 17 of the institutions in the Peer Group pay regular cash dividends, with implied dividend yields ranging from 0.97 percent to 4.00 percent. Peoples Home SB of PA is the one Peer Group company which currently does not reflect payment of a cash dividend, which may be due in part to the recency of its stock offering. The average dividend yield on the stocks of the Peer Group institutions was 1.86 percent as of January 2, 1998, representing an average earnings payout ratio of 14.77 percent (see Table 4.6). As of January 2, 1998, approximately 85 percent of all publicly-traded SAIF-insured thrifts (non-MHC institutions) have adopted cash dividend policies (see Exhibit IV-1) exhibiting an average yield of 1.76 percent and an average payout ratio of 35.58 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts.

     Our valuation adjustment for dividends for BCSB as an MHC also considered the OTS policy with regard to waiver of dividends by the MHC. Under current OTS policy, any waiver of dividends by the MHC may require the minority stockholders' ownership interest to be reduced in a "second step" conversion to reflect the cumulative waived dividend account. Currently, those institutions in the Peer Group who are subject to OTS oversight and formed their MHCs prior to the current dividend waiver policy that became effective February 1, 1995 are not subject to the dividend waiver issue in a second step conversion (i.e. they are "grandfathered"), except in the case of special dividends or regular dividends that are deemed "excessive" and were waived by the MHC. Seven of the Peer Group companies are thus immune to the dividend waiver issue. The practice of the majority of public MHC institutions in the Peer Group has been for the MHC to waive its right to the dividend. BCSB has indicated that, in the case of Baltimore County Savings Bank, M.H.C., the MHC also intends to waive its right to the dividend. BCSB will be subject to the current OTS policy with regard to dividend waivers, while slightly less than half of the Peer Group members are not currently subject to such a policy (due to "grandfathering").

     The Holding Company's indicated dividend yield is higher than the Peer Group's average dividend yield; however, based on the Peer Group's earnings and capital position, the Peer Group has the capacity to pay dividends that is comparable to the Bank's dividend yield. In particular, the Bank's payout ratio of 41.30 percent was well above the Peer Group's payout ratio of 14.77 percent. Accordingly, we concluded that a slight downward adjustment was warranted for purposes of dividends relative to the Peer Group because of the dividend waiver issue.

RP Financial, LC.
Page 4.9

6.   Liquidity of the Shares
     -----------------------

     The Peer Group is by definition composed of companies that are traded in the public markets, and all of the Peer Group members trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies, based on the shares issued and outstanding to public shareholders (i.e., excluding the majority ownership interest owned by the respective MHCs) ranged from $16.5 million to $917.0 million as of January 2, 1998, with average and median market values of $104.1 million and $25.6 million, respectively. The public shares issued and outstanding to the public shareholders of the Peer Group members ranged from approximately 580,000 to 24.5 million, with average and median shares outstanding of approximately 3.8 million and 1.0 million, respectively. The Bank's minority stock offering will result in shares outstanding and a market capitalization that are above and below the comparative Peer Group medians. Like the stocks of the Per Group companies, it is anticipated that the Holding Company's stock will be listed on NASDAQ. Accordingly, in comparison to the Peer Group companies, we do not anticipate that the liquidity characteristics of the Holding Company's stock to be materially different and, thus, no adjustment was required for this factor.

7.   Marketing of the Issue
     ----------------------

     Three separate markets exist for thrift stocks: (1) the after-market for public companies, both fully-converted stock companies and MHCs, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE, dividends and future prospects; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the thrift acquisition market. All three of these markets were considered in the valuation of the Bank's to-be-issued stock.

     A.   The Public Market
          -----------------

          The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

RP Financial, LC.
Page 4.10


          In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. The stock market moved higher during the end of 1996 and the first three weeks of 1997, with the Dow Jones Industrial Average ("DJIA") establishing several new highs in the process. Factors contributing to the rally in the stock market included the Federal Reserve's decision to leave rates unchanged at its December meeting, economic data which reflected moderate growth and low inflation, and favorable fourth quarter earnings particularly in the technology sector. However, a disappointing fourth quarter earnings report by IBM ignited a sell-off in the stock market in late-January. Higher interest rates extended the downturn, as the 30-year bond approached 7.0 percent at the end of January. A high degree of market volatility was evident throughout most of February 1997, reflecting concern over speculative excesses in the stock market; particularly, as the DJIA closed above the 7000 mark in mid-February. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February.

          Following a downturn in late-February 1997, the market recovered in early-March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the DJIA closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below the all-time high recorded a month ago.

          Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April 1997. In late-April, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Mixed economic data and the Federal Reserve's decision to leave its target for the federal funds rate unchanged at its May meeting sustained a positive trend in the stock market through the end of May. Profit worries caused a sell-off in technology stocks in early-June, while declining interest rates served to stabilize the broader market. Technology stocks rallied the stock market to new highs in mid-July, as a number of technology companies posted favorable second quarter earnings. Favorable inflation data, including second quarter GDP growth slowing to an annual rate of 2.2

RP Financial, LC.
Page 4.11


percent, versus 4.9 percent in the first quarter, and comments by the Federal Reserve Chairman which indicated that an increase in interest rates was not imminent, spurred bond and stock prices strongly higher during the second half of July.

          A decline in the July 1997 unemployment rate reversed the positive bond and stock market trends in early-August, as inflation concerns became more prominent. A declining dollar against the yen and mark sharpened the decline in bond prices, with the 30-year U.S. Treasury bond yield increasing from 6.32 percent at the end of July to 6.66 percent as of August 8, 1997. The sell-off in bonds pulled stock prices lower as well. While bond prices firmed in mid-August, notable volatility was evident in the stock market. The DJIA moved at least 100 points for five consecutive days from August 18, 1997 through August 21, 1997, which set a record for volatility. Profit worries among some of the large blue chip companies and mixed inflation readings were factors contributing to the roller-coaster performance of the stock market. Despite strengthening bond prices, stocks traded lower through the end of August. Bond prices moved higher on inflation data which showed that prices stayed low during the second quarter, even though second quarter GDP growth was revised upward to an annual rate of
3.6 percent compared to an original estimate of 2.2 percent.

          Volatility returned to the stock market in early-September, with the DJIA posting a record breaking point increase of 257.36 on September 2, 1997. The rally was sparked by economic data that indicated manufacturing growth slowed in August, thereby easing investors' inflation worries. However, the rally was not sustained, as the DJIA pulled back following the one day rally. The pull back was largely attributed to profit worries, which more than offset favorable inflation news indicated by a slight increase in the national unemployment rate for August (4.9 percent in August versus 4.8 percent in July). Stocks fluctuated in a narrow trading range in mid-September, in anticipation of third quarter earnings and August economic data. The low inflation reading indicated by the August consumer price index sent stock and bond prices sharply higher on September 16, 1997, with the DJIA posting a 175 point increase and the yield on the 30-year U.S. Treasury bond posting its second largest decline in the 1990s. Uncertainty over third quarter earnings provided for a mixed stock market performance towards the end of September, while generally favorable inflation readings pushed interest rates to their lowest level in two years. The release of September employment data on October 3, 1997 caused bond and stock prices to soar in early trading activity, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. However, most of the initial gains were erased by news of rising tensions between Iraq and Iran.

          Congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October 1997. Disappointing third quarter earnings in the technology sector

RP Financial, LC.
Page 4.12



sharpened the sell-off in the stock market, with the Dow Jones Industrial Average ("DJIA") posting consecutive losses of more than 1.0 percent on October 16 and 17.

          Stocks bounced back in early-week trading the following week, reflecting positive third quarter earnings surprises posted by some of the blue chip stocks. However, the recovery was abbreviated by global selling pressure, which was led by the decline in the Hong Kong stock market, as the DJIA posted a two-day loss approximating 320 points on October 23 and 24, 1997. The sell-off in the world financial markets turned into a rout on the following Monday, with a 5.8 percent decline in the Hong Kong stock market fueling the largest ever point decline in the DJIA. On October 24, the DJIA declined 554 points or 7.2 percent. While the selling was broad based, technology stocks sensitive to Asian demand experienced some of the sharpest declines. The turmoil in the stock market provided for a sharp rally in U.S. Treasury bonds, reflecting a flight to quality by skittish investors. The stock market recovered strongly the day after the record breaking point decline, as the DJIA surged a record breaking 337 points on October 28. Comparatively, bond prices declined sharply on October 28, as investors pulled out of the Treasury market to reinvest into the stock market.

          Market conditions remained uneven through the week ended October 31, 1997, which was followed by a soaring stock market on November 3, 1997. The DJIA posted a 232 point increase on November 3, which was supported by a resurgence in the Hong Kong market. Following the one day rally, volatility returned to the stock market through mid-November. The market's uneven performance was largely attributable to the ongoing influence of the international markets, particularly the Asian and Latin American markets. In mid-November, the yield on the 30-year bellwether Treasury issue approached 6.0 percent, its lowest level since February 1996. Advances in the bond market provided for a generally positive stock market environment in the second half of November, with bank and technology issues being among the strongest performers. Renewed confidence that the Asian governments would control the region's financial problems furthered the stock market rally in early-December. Despite a sell-off in the bond market caused by the November unemployment rate dropping to its lowest level since October 1973, the DJIA showed surprising strength and closed almost 99 points higher on December 5, 1997. Stocks declined the following week, as earnings concerns, particularly in the technology sector, overshadowed a rally in the bond market. Positive inflation news and world market turmoil caused investors to dump stocks in favor of bonds, which served to push the yield on the bellwether 30-year Treasury bond below 6.0 percent in mid-December. Bond prices were also boosted by the Federal Reserve's decision to leave interest rates unchanged at its mid-December meeting, which also provided for a modest recovery in the stock market. In late-December, investors dumped stocks on earnings concerns, while a flight to quality pushed bond prices higher. The stock market surged higher at year end, as worries about South Korea's financial crisis eased. On January 2, 1998, the DJIA closed at 7965.04, an increase of 21.7 percent from year a year ago.

RP Financial, LC.
Page 4.13

          Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Bullish sentiment for thrift stocks heightened at the beginning of 1997, as investors reacted positively to favorable inflation data and generally strong fourth quarter earnings. The rally in thrift issues was driven by the large California institutions, reflecting expectations that there would be further consolidation among the large California thrifts. The acquisition speculation for the large California thrifts became a reality in mid-February, as H.F. Ahmanson's unsolicited offer to acquire Great Western Financial sent the SNL Index soaring in mid-February.

          Stable interest rates and acquisition activity supported higher thrift prices in early-March 1997; however, like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March. In fact, interest rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond approached 7.0 percent. Interest rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in core producer prices for March. Thrift prices edged modestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early-May, as interest rate sensitive issues were bolstered by declining interest rates.

          Thrift stocks continued to trend higher through June and early-July 1997, based on the improved interest rate outlook and an overall positive outlook for the economy. Generally favorable second quarter earnings and the 30-year U.S. Treasury bond yield declining below 6.50 percent served to further boost thrift prices in mid-July, with the declining interest rate environment serving to sustain the rally in thrift prices through the end of July. Thrift prices generally declined during the first half of August, due to higher interest rates and profit taking. From July 31, 1997 to August 15, 1997, the SNL Index declined by 3.7 percent. Thrift prices recovered modestly during the second half of August, as the Federal Reserve left short-term interest rates unchanged at its August meeting. Thrift stocks participated in the one day stock market rally on September 2, 1997, as evidenced by a 1.95 percent increase in the SNL Index. News of NationsBank's proposed acquisition of Barnett Banks for more than four times its book value appears to have further contributed to the one day run-up in thrift prices. In contrast to the overall stock market, thrift prices continued to move higher following the one day rally in the DJIA. Stable interest rates and acquisition news sustained the positive market for thrift issues. The decline in interest rates following the release of the August consumer price index in mid-September served to further the rally in thrift prices. During late-September and early-October, interest rate

RP Financial, LC.
Page 4.14


sensitive issues in general benefited from the declining interest rate environment and expectations of strong third quarter earnings.

          The upward trend in thrift prices stalled in mid-October 1997, as interest rates moved higher following warnings by the Federal Reserve Chairman of inflation creeping back into the economy due to the tight labor markets. Thrift stocks gyrated in conjunction with the overall market in late-October, with the SNL index declining by 5.2 percent on October 27 and increasing by 2.4 percent on October 28. Thrift prices further recovered on October 29, which was supported by a rally in the bond market. Aided by the favorable interest rate climate, thrift stocks posted further gains in early-November and then retreated modestly in mid-November. Thrift and bank issues declined on concerns that a slowing U.S. economy could lead to weaker loan demand and higher delinquency rates. However, led by the strengthening bond market, thrift and bank issues moved higher during late-November and early-December. Acquisition news also contributed to the upturn in bank and thrift prices, as two major bank acquisitions were announced for relatively high price-to-book multiples. First Union Corp.'s proposed acquisition of CoreStates Financial ($47 billion in assets) was for 539 percent of book value, while First American Corporation's proposed acquisition for Deposit Guaranty Corporation ($6.8 billion in assets) was for 419 percent of book value. Those deals, along with speculation of possible other major thrift and bank acquisitions, filtered into the prices of bank and thrift issues in general. Concern of relatively high valuations somewhat offset the declining interest rate environment, as thrift issues traded in a narrow range in mid-December. Thrift prices moved higher at the close of 1997, as interest rates continued to decline. The SNL Index for all publicly-traded thrifts closed at 810.5 on January 2, 1998, an increase of 68.2 percent from one year ago.

     B.   The New Issue Market
          --------------------

          In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank's pro forma market value. Over the past year, the market for converting thrift issues has generally been favorable. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices facilitated a healthy market for converting thrift issues during the fourth quarter of 1996. In general, the market environment for converting thrift issues has been highly receptive throughout 1997, with the most recently completed conversions experiencing very strong market interest. Since late-October 1997, standard conversion offerings completed and began trading have exhibited an average price increase of 46.2 percent on the first day of trading. As shown in Table 4.2, the average one week change in price for standard conversion offerings completed during the latest three month period ending January 2, 1998 equaled positive 46.3 percent. The average pro forma price/tangible book and core price/earnings ratios of the recent conversions, excluding second step conversions, was 76.9 percent and 20.4 times, generally reflecting closings at the top of the super range.

RP Financial, LC.
                                   Table 4.2
                    Recent Conversions (Last Three Months)
          Conversion Pricing Characteristics: Sorted Chronologically

---------------------------------------------------------------------------------------------------------------------------------
        Institutional Information                           Pre-Conversion Data        Offering Information    Contribution to
                                                     -------------------------------                          -----------------
                                                      Financial Info.  Asset Quality                           Charitable Found.
---------------------------------------------------------------------------------------------------------------------------------
                              Conversion                       Equity/  NPAs/  Res.   Gross     % of    Exp./            % of
Institution                 State   Date    Ticker   Assets    Assets  Assets  Cov.   Proc.     Mid.    Proc.   Form   Offering
-----------                 -----   ----    ------   ------    ------  ------  ----   -----     ----    -----   ----   --------
                                                     ($Mil)     (%)    (%)(2)  (%)   ($Mil.)    (%)      (%)             (%)
--------------------------------------------------------------------------------------------------------------------------------
Guaranty Fed. Bancshares(8)  MO*  12/31/97  GFED     $ 212     13.82%   0.64%  244%   $ 43.4     132%    2.1%    N.A.     N.A.
Great Pee Dee Bancorp        SC   12/31/97  PEDE        60     18.79%   0.18%  312%     21.8     132%    3.5%    Stock    0.91%
Coddle Creek Financial       NC   12/31/97  P. Sheet   114     12.90%   0.88%   63%     33.7     132%    3.2%    N.A.     N.A.
Union Community Bancorp      IN*  12/29/97  UCBC        86     17.23%   0.16%  165%     30.4     132%    2.6%    N.A.     N.A.
Warwick Community Bncrp      AR   12/23/97  WSBI       291     10.04%   0.56%   93%     64.1     132%    3.4%    Stock    3.00%
Staten Island Bancorp, Inc.  NY*  12/22/97  SIB      2,145      9.11%   1.15%   58%    515.8     132%    1.7%    Stock    5.00%
North Arkansas Bancshares    AR   12/19/97  P. Sheet    34      6.77%   0.21%  203%      3.7     132%   10.8%    N.A.     N.A.
Community Natl. Corp.(8,9)   TN   12/12/97  CNLK        27     14.83%   0.69%  103%      4.5     132%    7.2%    N.A.     N.A.
High Country Bancorp         CO   12/10/97  HCBC        76      7.81%   0.23%  286%     12.6     132%    4.4%    N.A.     N.A.
Equality Bancorp, Inc.(8)    MO*  12/02/97  EBI        239      5.82%   0.29%   41%     13.2     115%    3.9%    N.A.     N.A.
Landmark Financial Corp.     NY   12/01/97  P. Sheet    14      6.66%   1.38%   55%      1.5     132%    9.9%    N.A.     N.A.
First Security Fed.Fin.,Inc  IL   10/31/97  FSFF       260     11.52%   0.87%   74%     64.1     132%    1.7%    Stock    3.90%

                                         Averages:   $ 297     11.28%   0.60%  141%   $ 67.4     131%    4.5%    N.A.     3.20%
                    Averages, Excluding 2nd Steps:   $ 342     11.20%   0.62%  145%   $ 83.1     132%    4.6%    N.A.     3.20%

                                          Medians:   $ 100     10.78%   0.60%   98%   $ 26.1     132%    3.5%    N.A.     3.45%
                     Medians, Excluding 2nd Steps:   $  86     10.04%   0.56%   93%   $ 30.4     132%    3.4%    N.A.     3.45%

--------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                                         Insider Purchases             Pro Forma Data
                                                                               ------------------------------------------
                                                                                  Pricing Ratios(4)  Financial Charac.
                                                     ---------------------------------------------------------------------
                                                        Benefit Plans
                                                        -------------
                              Conversion                     Recog.   Mgmt.&                Core                             IPO
Institution                 State   Date    Ticker      ESOP Plans     Dirs.       P/TB    P/E(5) P/A   ROA   TE/A   ROE    Price
-----------                 -----   ----    ------      ---- -----    -------      ----    ------ ---   ---   ----   ---    -----
                                                        (%)   (%)      (%)(3)       (%)     (x)   (%)   (%)    (%)   (%)     ($)
-----------------------------------------------------------------------------------------------------------------------------------
Guaranty Fed. Bancshares(8)  MO*  12/31/97  GFED       8.0%  4.0%       5.1%        93.5%  20.2x  25.0%  1.2%  26.7%  4.6% $ 10.00
Great Pee Dee Bancorp        SC   12/31/97  PEDE       8.0%  4.0%       8.5%        74.0%  18.0   28.0%  1.6%  37.8%  4.1%   10.00
Coddle Creek Financial       NC   12/31/97  P. Sheet   8.0%  4.0%       8.9%        77.8%  28.2   23.6%  0.8%  30.3%  2.8%   50.00
Union Community Bancorp      IN*  12/29/97  UCBC       8.0%  4.0%       5.8%        74.6%  17.2   27.2%  1.6%  36.5%  4.3%   10.00
Warwick Community Bncrp      AR   12/23/97  WSBI       8.0%  4.0%      18.6%        79.4%  18.1   18.9%  1.0%  23.8%  4.4%   10.00
Staten Island Bancorp, Inc.  NY*  12/22/97  SIB        8.0%  4.0%       1.5%        87.2%  18.4   20.9%  1.1%  24.0%  4.7%   12.00
North Arkansas Bancshares    AR   12/19/97  P. Sheet   8.0%  4.0%      18.6%        72.0%  N.M.   10.1% -0.2%  14.1% -1.2%   10.00
Community Natl. Corp.(8,9)   TN   12/12/97  CNLK       0.0%  4.0%      17.6%        85.9%  17.1   22.9%  1.3%  26.7%  5.0%   10.00
High Country Bancorp         CO   12/10/97  HCBC       8.0%  4.0%      11.0%        77.8%  26.1   15.1%  0.6%  19.5%  3.0%   10.00
Equality Bancorp, Inc.(8)    MO*  12/02/97  EBI        9.1%  5.0%      10.6%       100.5%  18.8   10.0%  0.5%   9.9%  5.4%   10.00
Landmark Financial Corp.     NY   12/01/97  P. Sheet   8.0%  4.0%       8.2%        70.9%  N.M.    9.8% -0.3%  13.8% -1.3%   10.00
First Security Fed.Fin.,Inc. IL   10/31/97  FSFF       8.0%  4.0%       4.4%        78.1%  16.5   21.1%  1.3%  27.0%  4.7%   10.00

                                         Averages:     7.4%  4.1%       9.9%        81.0%  19.9x  19.4%  0.9%  24.2%  3.4% $ 13.50
                    Averages, Excluding 2nd Steps:     8.0%  4.0%       9.5%        76.9%  20.4x  19.4%  0.8%  25.2%  2.8% $ 14.67

                                          Medians:     8.0%  4.0%       8.7%        78.0%  18.3x  21.0%  1.1%  25.4%  4.4% $ 10.00
                     Medians, Excluding 2nd Steps:     8.0%  4.0%       8.5%        77.8%  18.1x  20.9%  1.0%  24.0%  4.1% $ 10.00

-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                              Post-IPO Pricing Trends
                                                     ----------------------------------------------
                                                                 Closing Price:
                                                     ----------------------------------------------
                                                       First         After          After
                              Conversion              Trading   %    First    %     First    %
Institution                 State   Date    Ticker      Day   Change Week(6)Change Month(7)Change
-----------                 -----   ----    ------    ------- ------ ------ ------ ------- ------
                                                        ($)    (%)    ($)    (%)     ($)    (%)
------------------------------------------------------------------------------------------------------------------------
Guaranty Fed. Bancshares(8)  MO*  12/31/97  GFED      $12.88  28.8%   N.A.   N.A.    N.A.   N.A.
Great Pee Dee Bancorp        SC   12/31/97  PEDE       16.13  61.3%   N.A.   N.A.    N.A.   N.A.
Coddle Creek Financial       NC   12/31/97  P. Sheet   77.00  54.0%   N.A.   N.A.    N.A.   N.A.
Union Community Bancorp      IN*  12/29/97  UCBC       14.69  46.9%  $14.31  43.1%  $14.25  42.5%
Warwick Community Bncrp      AR   12/23/97  WSBI       15.63  56.3%   17.00  70.0%   16.63  66.3%
Staten Island Bancorp, Inc.  NY*  12/22/97  SIB        19.06  58.8%   19.19  59.9%   21.00  75.0%
North Arkansas Bancshares    AR   12/19/97  P. Sheet   12.50  25.0%   12.75  27.5%   12.81  28.1%
Community Natl. Corp.(8,9)   TN   12/12/97  CNLK       11.56  15.6%   11.50  15.0%   12.00  20.0%
High Country Bancorp         CO   12/10/97  HCBC       14.44  44.4%   15.25  52.5%   15.50  55.0%
Equality Bancorp, Inc.(8)    MO*  12/02/97  EBI        13.50  35.0%   15.38  53.8%   14.50  45.0%
Landmark Financial Corp.     NY   12/01/97  P. Sheet   11.88  18.8%   12.00  20.0%   12.00  20.0%
First Security Fed.Fin.,Inc. IL   10/31/97  FSFF       15.06  50.6%   15.13  51.3%   16.06  60.6%

                                         Averages:    $19.53  41.3%  $14.72  43.7%  $ 14.97 45.8%
                    Averages, Excluding 2nd Steps:    $21.82  46.2%  $15.09  46.3%  $ 15.46 49.6%

                                          Medians:    $14.57  45.7%  $15.13  51.3%  $ 14.50 45.0%
                     Medians, Excluding 2nd Steps:    $15.06  50.6%  $15.13  51.3%  $ 15.50 55.0%

------------------------------------------------------------------------------------------------------------------------

Note:  * - Appraisal performed by RP Financial; "NT" - Not Traded; "NA" - Not Applicable, Not Available.

(1) Non-OTS regulated thrift.
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Excludes impact of special SAIF assessment on earnings.
(6) Latest price if offering less than one week old.
(7) Latest price if offering more than one week but less than one month old.
(8) Second-step conversions.
(9) Simultaneously converted to commercial bank charter.                                               January 2, 1998
------------------------------------------------------------------------------------------------------------------------

RP Financial, LC.
Page 4.16

          In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of
125.74 percent reflects a discount of 24.0 percent from the average P/B ratio of all publicly-traded SAIF-insured thrifts (equal to 165.51 percent), and the
27.24 times core P/E ratio of the recent conversions was at a 29.9 percent premium to the all SAIF-insured public average core P/E ratio of 20.97 times. The pricing ratios of the better capitalized but lower earning (based on return on equity measures) recently converted thrifts suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

          Similar to the market for converting thrifts, the limited number of MHC offerings that have been completed during 1997 have experienced a favorable market reception as well. Based on January 2, 1998 market prices, the three publicly-traded MHC offerings that have been completed during 1997 (First Carnegie of PA - April 1997, Pulaski SB of NJ - April 1997 and Peoples Home SB of PA - July 1997) have each appreciated in price by more than 80.0 percent from their IPO offering prices, reflecting an average price increase of 86.2 percent. There were no publicly-traded MHC offerings completed during 1996.

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as thrift stocks are currently exhibiting pricing ratios that are approaching historically high levels. Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have recorded price increases in initial post-conversion trading activity. Conditions in the new issue market for MHC shares also are viewed as being favorable, based on the positive market reception that has been experienced by the three publicly-traded MHC offerings completed during 1997.

     C.   The Acquisition Market
          ----------------------

          Also considered in the valuation was the potential impact on BCSB's stock price of recently completed and pending acquisitions of other thrifts operating in Maryland. As shown in Exhibit IV-4, there were eight Maryland thrifts acquired during 1996 and year-to-date 1997, and there are currently no acquisitions pending of Maryland thrifts.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 4.3
                          Market Pricing Comparatives
                         Prices As of January 2, 1998

                                            Market       Per Share Data
                                        Capitalization  ---------------            Pricing Ratios(3)
                                        ---------------  Core    Book   ---------------------------------------
                                        Price/   Market  12-Mth  Value/
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                   ------- ------- ------- ------- ------- ------- ------- ------- --------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     24.29   183.75   1.08   14.89   20.01  165.51   20.36  169.34   20.97
Converted Last 3 Mths (no MHC)           15.80   152.03   0.55   12.59   27.24  125.74   31.49  126.22   27.24

Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
EBI   Equality Bancorp of MO             14.12    35.10   0.53    9.95   26.64  141.91   14.07  141.91   26.64
FSFF  First SecurityFed Fin of IL        15.75   100.93   0.61   12.80   25.82  123.05   33.26  123.05   25.82
PEDE  Great Pee Dee Bancorp of SC        15.75    34.34   0.56   13.51   28.13  116.58   44.14  116.58   28.13
GFED  Guaranty Fed Bancshares of MO      12.87    80.08   0.49   10.70   26.27  120.28   32.18  120.28   26.27
HCBC  High Country Bancorp of CO         15.50    20.51   0.38   12.86      NM  120.53   23.46  120.53      NM
OTFC  Oregon Trail Fin. Corp of OR       17.25    80.99   0.59   13.29   29.24  129.80   31.17  129.80   29.24
SIB   Staten Island Bancorp of NY        20.18   867.36   0.65   14.19   27.27  142.21   35.17  146.55      NM
UCBC  Union Community Bancorp of IN      14.31    43.53   0.58   13.40   24.67  106.79   38.96  106.79   24.67
WSBI  Warwick Community Bncrp of NY      16.44   105.45   0.55   12.60   29.89  130.48   31.01  130.48   29.89


                                               Dividends(4)                Financial Characteristics(6)
                                         ----------------------- -------------------------------------------------------
                                                                                             Reported          Core
                                          Amount/         Payout  Total   Equity/  NPAs/  --------------- ---------------
Financial Institution                      Share  Yield  Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                     ------- ------ -------- ------  ------- ------- ------- ------- ------- -------
                                            ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                        0.36   1.51   30.18   1,165   13.33    0.76    0.90    7.92    0.87    7.62
Converted Last 3 Mths (no MHC)              0.10   0.70   18.50     461   25.56    0.41    1.13    4.46    1.11    4.39

Comparable Group
----------------

Converted Last 3 Mths (no MHC)
------------------------------
EBI   Equality Bancorp of MO                0.00   0.00    0.00     249    9.92    0.29    0.53    5.33    0.53    5.33
FSFF  First SecurityFed Fin of IL           0.00   0.00    0.00     303   27.03      NA    1.29    4.77    1.29    4.77
PEDE  Great Pee Dee Bancorp of SC           0.30   1.90   53.57      78   37.86    0.18    1.57    4.15    1.57    4.15
GFED  Guaranty Fed Bancshares of MO         0.30   2.33   61.22     249   26.75    0.64    1.23    4.58    1.23    4.58
HCBC  High Country Bancorp of CO            0.00   0.00    0.00      87   19.46    0.23    0.58    2.95    0.58    2.95
OTFC  Oregon Trail Fin. Corp of OR          0.00   0.00    0.00     260   24.02    0.07    1.07    4.44    1.07    4.44
SIB   Staten Island Bancorp of NY           0.00   0.00    0.00   2,466   24.73    1.15    1.29    5.21    1.13    4.58
UCBC  Union Community Bancorp of IN         0.30   2.10   51.72     112   36.48    0.16    1.58    4.33    1.58    4.33
WSBI  Warwick Community Bncrp of NY         0.00   0.00    0.00     340   23.76    0.56    1.04    4.37    1.04    4.37

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.18


          Under other circumstances, the existence of thrift acquisition activity in the Bank's market area might warrant an upward adjustment to value to account for the likelihood of investors placing an acquisition premium on the stock. However, the acquisition activity in BCSB's market was deemed to have a minimal valuation impact for three reasons. First, BCSB's Board of Directors has stated their intention to remain independent following the stock offering, a factor underscored by the Board's decision to reorganize into MHC form. Second, BCSB could not become an acquisition target for at least one year following a second step conversion, pursuant to current conversion regulations. Finally, the Bank has no immediate intentions to pursue a "second step" conversion.

                 *  *  *  *  *  *  *  *  *  *  *

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market, the new issue market including the new issue market for MHC shares, and the acquisition market (which we considered to be not highly applicable to the Bank's valuation). Taking these factors and trends into account, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

8.   Management
     ----------

     BCSB's management team has experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 provides summary resumes of BCSB's Board of Directors and executive management. While the Bank does not have the resources to develop a great deal of management depth, given its asset size and the impact it would have on operating expenses, management and the Board have been effective in implementing an operating strategy that can be well managed by the Bank's present management structure.

     Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.   Effect of Government Regulation and Regulatory Reform
     -----------------------------------------------------

     In summary, as a SAIF-insured savings bank operating in the MHC form of ownership, BCSB will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. The one difference noted between BCSB and the Peer Group was

RP Financial, LC.
Page 4.19


in the area of regulatory policy regarding dividend waivers (see the discussion above for "Dividends"). The Bank and ten of the Peer Group members are subject to minority dilution in a second step conversion because of the current dividend waiver policy, while seven of the Peer Group companies are not subject to the current policy regarding dividend waivers as the result of "grandfathering" under the previous OTS guidelines. Because a downward adjustment was already applied for this factor in the "Dividends" section of this appraisal, no further adjustment has been applied for the effect of government regulation and regulatory reform.

Summary of Adjustments
----------------------

     Overall, based on the factors discussed above, we concluded that the Bank's pro forma market value should be discounted relative to the Peer Group as follows:


     Key Valuation Parameters:                                Valuation Adjustment
     ------------------------                                 --------------------
     Financial Condition                                      No Adjustment
     Profitability, Growth and Viability of Earnings          Slight Downward
     Asset Growth                                             Slight Downward
     Primary Market Area                                      No Adjustment
     Dividends                                                Slight Downward
     Liquidity of the Shares                                  No Adjustment
     Marketing of the Issue                                   No Adjustment
     Management                                               No Adjustment
     Effect of Government Regulations and Regulatory Reform   No Adjustment


Basis of Valuation.  Fully-Converted Pricing Ratios
---------------------------------------------------

     As indicated in Chapter III, the valuation analysis included in this section places all of the public MHC institutions on equal footing by restating their financial data and pricing ratios on a "fully-converted" basis. We believe there are a number of characteristics of MHC shares that make them different from the shares of fully-converted companies. These factors include: (1) lower aftermarket liquidity in the MHC shares since less than 50 percent of the shares are available for trading; (2) guaranteed minority ownership interest, with no chance of exercising voting control of the institution; (3) no possibility of acquisition speculation to support stock prices; (4) the impact of "second step" conversions on the pricing of MHC institutions; and (5) the current OTS policy regarding the waiver of dividends by MHC institutions. The above characteristics of MHC shares, three that have existed for some time and two resulting from more recent developments (i.e., "second step" conversions and the dividend waiver issue), have provided MHC shares with different trading characteristics versus fully-converted companies. To account for the unique trading characteristics of MHC shares, RP Financial has placed the financial data and pricing ratios of the Peer Group on a fully-converted basis to make them

RP Financial, LC.
Page 4.20


comparable for valuation purposes. Using the per share and pricing information of the Peer Group on a fully-converted basis accomplishes two things. First, such figures eliminate the distortions resulting when trying to compare institutions that have a different public ownership interests outstanding. Secondly, such an analysis provides ratios that are comparable to the pricing information of fully-converted public companies, and more importantly, are directly applicable to determining the pro forma market value range of the 100 percent ownership interest in BCSB as an MHC.

     To calculate the fully-converted pricing information for MHCs, the reported financial information for the public MHCs was adjusted as follows: (1) a second step conversion was assumed, with all shares owned by the MHC assumed to be sold at the January 2, 1998 trading price; (2) the gross proceeds from such a sale were adjusted to reflect reasonable offering expenses and standard stock based benefit plan parameters that would be factored into a "second step" conversion of MHC institutions; and (3) book value per share and earnings per share figures for the public MHCs were adjusted by the impact of the assumed second step conversion, resulting in an estimation of book value per share and earnings per share figures on a fully-converted basis. Since they place the public MHC institutions on a fully-converted basis using the same approach as utilized in the several second step conversions completed to date, these per share figures (fully-converted basis) are comparable to the per share financial information reported by fully-converted public companies and can form the basis for estimating the pro forma market value range of a 100 percent ownership interest in BCSB. Table 4.4 on the following page shows the calculation of per share financial data (fully-converted basis) for each of the 17 public MHC institutions that form the Peer Group.

Valuation Approaches
--------------------

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing BCSB's to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches --all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in BCSB's offering circular for reinvestment rate, the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). Pursuant to the minority stock offering, we have also incorporated the valuation parameters disclosed in BCSB's offering circular for offering expenses and funding of the MHC (equal to $250,000). The assumptions utilized in the pro forma analysis in calculating the Bank's full conversion value are described more fully below.

     o    Conversion Expenses. Have been assumed to equal 2 percent of the
          -------------------
          offering amount pursuant to a standard conversion offering. This assumption approximates the average for large standard conversion offerings completed in 1997 to date (i.e., offerings in excess of

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                     Table 4.4
                                     Calculation of Implied Per Share Data --
                                     Incorporating MHC Second Step Conversion
                                          Comparable Insitution Analysis
                                  For the Twelve Months Ended September 30, 1997

                                                                                                                       Impact of
                                                                                                                       Second Step
                                                  Current Ownership             Current Per Share Data (MHC Ratios)    Conversion
                                            ------------------------------   ----------------------------------------- -----------
                                              Total       Public      MHC            Core     Book    Tangible             Share
                                              Shares      Shares    Shares    EPS     EPS    Value      Book     Assets    Price
                                            ----------   --------  -------  ------  ------  ------    --------  -------  ---------
                                               (000)       (000)    (000)    ($)     ($)     ($)        ($)       ($)      ($000)

Publicly-Traded MHC Institutions
--------------------------------
CHSV  Commty Svgs, MHC of FL (48.5)             5,095     2,470     2,625     1.07    0.98    15.79    15.79     139.20    35.25
FFFL  Fidelity FSB, MHC of FL (47.7)            6,783     3,224     3,559     0.93    0.79    12.65    12.57     154.16    31.50
FFSX  First FS&LA. of MHC of IA (46.1)          2,833     1,303     1,530     1.18    1.15    14.08    13.96     161.26    30.50
GDWS  Greater DV SB, MHC of PA (19.9)           3,272       650     2,622     0.68    0.68     8.85     8.85      76.04    30.75
HARS  Harris SB, MHC of PA (24.3)              33,779     8,169    25,610     0.52    0.46     5.12     4.53      62.47    19.87
JKSB  Jcksnville SB, MHC of IL (45.6)           1,272       580       692     0.80    0.?0    13.63    13.63     129.12    28.50
LFED  Leeds FSB, MHC of MD (36.3)               5,182     1,883     3,299     0.64    0.64     9.16     9.16      55.08    21.88
NWSB  Northwest SB, MHC of PA (30.7)           46,753    14,352    32,401     0.41    0.41     4.33     4.09      44.93    14.62
PBCT  Peoples Bank, MHC of CT (40.1)           61,126    24,453    36,673     1.44    0.93    11.41    11.40     126.48    37.50
PBHC  OswegoCity SB MHC of NY (46.1)            1,917       882     1,035     1.05    0.94    11.95    10.03     100.68    29.00
PHSB  Ppls Home SB, MHC of PA (45.0)            2,760     1,242     1,518     0.56    0.54    10.22    10.22      74.79    18.87
PLSK  Pulaski SB, MHC of NJ (46.0)              2,070       952     1,118     0.54    0.54    10.36    10.36      86.47    18.25
PULB  Pulaski SB, MHC of MD (29.8)              2,095       624     1,471     1.03    0.90    11.39    11.39      85.64    31.37
SBFL  SB Fngr Lakes, MHC of NY (33.1)           1,785       590     1,195     0.44    0.51    11.92    11.92     127.71    32.00
SKBD  First Carnegie, MHC of PA (45.0)          2,300     1,035     1,265     0.33    0.33    10.52    10.52      63.97    18.75
WAYN  Wayne S&L Co. MHC of OH (47.8)            2,255     1,075     1,180     0.81    0.76    10.58    10.58     110.97    29.00
WCFB  Wbstr Cty FSB MHC of IA (45.2)            2,100       950     1,150     0.64    0.64    10.52    10.52      44.99    20.00

                                          Impact of Second Step Conversion         Pro Forma Per Share Data (Fully Converted)
                                        ------------------------------------    --------------------------------------------------
                                          Gross        Net Incr.   Net Incr.                Core      Book    Tangible
                                         Procds.(1)    Captial(2)  Income(3)       EPS      EPS      Value      Book      Assets
                                        --------       --------    ------         ------  -------  --------  ---------  ---------
                                                        ($000)      ($000)         ($)      ($)      ($)        ($)        ($)

Publicly-Traded MHC Institutions
--------------------------------
CHSV  County Svgs, MHC of FL (48.5)        92,531        79,577     2,437          1.55     1.46     31.41     31.41     154.82
FFFL  Fidelity FSB, MHC of FL (47.7)      112,109        96,413     2,952          1.37     1.23     26.86     26.78     168.37
FFSX  First FS&LA. of MHC of IA (46.1)     46,665        40,132     1,229          1.61     1.58     28.25     28.13     175.43
GDWS  Greater DV SB, MHC of PA (19.9)      80,627        69,339     2,123          1.33     1.33     30.04     30.04      97.23
HARS  Harris SB, MHC of PA (24.3)         508,871       437,629    13,401          0.92     0.86     18.08     17.49      75.43
JKSB  Jcksnville SB, MHC of IL (45.6)      19,722        16,961       519          1.21     1.21     26.96     26.96     142.45
LFED  Leeds FSB, MHC of MD (36.3)          72,182        62,077     1,901          1.01     1.01     21.14     21.14      67.06
NWSB  Northwest SB, MHC of PA (30.7)      473,703       407,384    12,474          0.68     0.68     13.04     12.80      53.64
PBCT  Peoples Bank, MHC of CT (40.1)    1,375,238     1,182,704    36,216          2.03     1.52     30.76     30.75     145.83
PBHC  OswegoCity SB MHC of NY (46.1)       30,015        25,813       790          1.46     1.35     25.42     23.50     114.15
PHSB  Ppls Home SB, MHC of PA (45.0)       28,645        24,634       754          0.83     0.81     19.15     19.15      83.72
PLSK  Pulaski SB, MHC of NJ (46.0)         20,404        17,547       537          0.80     0.80     18.84     18.84      94.95
PULB  Pulaski SB, MHC of MD (29.8)         46,145        39,685     1,215          1.61     1.48     30.33     30.33     104.58
SBFL  SB Fngr Lakes, MHC of NY (33.1)      38,240        32,686     1,007          1.00     1.07     30.34     30.34     146.13
SKBD  First Carnegie, MHC of PA (45.0)     23,719        20,398       625          0.60     0.60     19.39     19.39      72.84
WAYN  Wayne S&L Co. MHC of OH (47.8)       34,220        29,429       901          1.21     1.16     23.63     23.63     124.02
WCFB  Wbstr Cty FSB MHC of IA (45.2)       23,000        19,780       605          0.93     0.93     19.94     19.94      54.41

(1) Gross proceeds calculated as stock price multiplied by the number of shares owned by the mutual holding company (i.e., non-public shares).
(2) Net increase in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and deferred compensation account for restricted stock plan:
        Offering expense percent    2.00
        ESOP percent purchase       8.00
        Recognition plan percent    4.00
(3) Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and recognition plan do not generate reinvestment income), less after-tax ESOP amortization and recognition plan vesting:
        After-tax reinvestment      4.29
        ESOP loan term (years)        10
        Recog. plan vesting (yrs)      5
        Effective tax rate         34.00

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.22



          $40 million of gross proceeds) and is the assumption utilized in the calculation of the second step conversions for the Peer Group of publicly-traded MHCs.

     o    Effective Tax Rate. The Bank, in consultation with its outside
          ------------------
          auditors, has determined the marginal effective tax rate on the net reinvestment benefit of the conversion proceeds to be 39 percent based on the statutory Federal and state tax rate.

     o    Reinvestment Rate. The pro forma section in the prospectus
          -----------------
          incorporates a 5.44 percent reinvestment rate, equivalent to the one year U.S. Treasury rate prevailing as of September 30, 1997. This calculated rate is reasonably similar to the blended reinvestment rate in the first 12 months of the business plan post-conversion, reflecting the current anticipated use of conversion proceeds, incorporating a flat interest rate scenario and the estimated impact of deposit withdrawals to fund stock purchases.

     o    Stock Benefit Plans. The assumptions for the stock benefit plans,
          -------------------
          i.e., the Employee Stock Ownership Plan ("ESOP") and Recognition Plan ("Recognition Plan"), are consistent with the structure as approved by the Bank's Board and the disclosure in the pro forma section of the prospectus. Specifically, the ESOP is assumed to purchase 8 percent of the stock in conversion at the initial public offering price, with the Holding Company funded ESOP loan amortized on a straight-line basis over 10 years. The Recognition Plan is assumed to purchase 4 percent of the stock in the aftermarket at a price equivalent to the initial public offering price.

     o    Planned Capital Expenditures. It is assumed that $1.25 million of the
          ----------------------------
          net conversion proceeds will be deployed into non-interest earning assets to reflect planned capital expenditures by the Bank during the first year following the stock offering.

     o    Funding of the Foundation. The Holding Company intends to donate to a
          -------------------------
          charitable foundation, immediately following the Conversion, authorized but unissued shares of the Holding Company stock equal to $750,000. Accordingly, the percent of stock sold to the Foundation varies throughout the valuation range. The pro forma after-tax impact of the foundation structure has been incorporated into RP Financial's pro forma valuation.

     In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions in our estimation of the pro forma market value.

     RP Financial's valuation placed emphasis on the following:

     o    P/E Approach. The P/E approach is generally the best indicator of
          ------------
          long-term value for a stock. Given the similarities between the Bank's and the Peer Group's earnings composition and overall financial condition, the P/E approach was carefully considered in this valuation. At the same time, since reported earnings for both the Bank and the Peer Group included certain unusual operating items, we also made adjustments to earnings to arrive at a core earnings estimate and the resulting price/core earnings ratio.

     o    P/B Approach. P/B ratios have generally served as a useful benchmark
          ------------
          in the valuation of thrift stocks, with the greater determinant of long term value being earnings. RP Financial considered the P/B approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions (witness that several recent conversions reported not meaningful P/E ratios)

     o    P/A Approach. P/A ratios are generally a less reliable indicator of
          ------------
          market value, as investors do not place significant weight on the size of total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings, which have received greater weight in our valuation analysis. Furthermore, this approach as set forth in the

RP Financial, LC.
Page 4.23



          regulatory valuation guidelines does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. At the same time, the P/A ratio is an indicator of franchise value, and, in the case of highly capitalized institutions, the high P/A ratios may limit the investment community's willingness to pay market multiples for earnings or book value when ROE is expected to be low.

     The Bank has adopted Statement of Position ("SOP") 93-6, which will cause earnings per share computations to be based on shares issued and outstanding excluding unreleased ESOP shares. For purposes of preparing the pro forma pricing analyses, we have reflected all shares issued in the offering, including all ESOP shares, to capture the full dilutive impact, particularly since the ESOP shares are economically dilutive, receive dividends and can be voted. However, we did consider the impact of the adoption of SOP 93-6 in the valuation.

     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, RP Financial concluded that the pro forma market value of a 100 percent interest in the Bank's conversion stock was $43,250,000 at the midpoint, equal to 4,325,000 shares issued at a per share value of $10.00 for the public shares. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum value of $36,762,500, and a maximum value of $49,737,500. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to an offering of 3,676,250 shares at the minimum to 4,973,750 shares at the maximum.

     1.   Price-to-Earnings ("P/E"). The application of the P/E valuation method
          -------------------------
requires calculating the Bank's pro forma market value by applying a valuation P/E multiple (fully-converted basis) to the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. BCSB's reported earnings were $1.977 million for the twelve months ended September 30, 1997. In deriving BCSB's core earnings, the only adjustments made to reported earnings were to eliminate gains on the sale of investment securities ($51,000) and gains from real estate development ($35,000). On a tax effected basis, assuming an effective marginal tax rate of
39.0 percent, the elimination of the gains resulted in a $52,000 reduction to the Bank's reported earnings. As shown below, after factoring in the adjustment, BCSB's core earnings were determined to equal $1.925 million for the twelve months ended September 30, 1997. (Note: see Exhibit IV-9 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings).

RP Financial, LC.
Page 4.24

                                                    Amount
                                                    ------
                                                    ($000)
     Net income                                    $1,977
     Gains on the sale of investments                 (31)
     Gains on real estate development(1)              (21)
                                                      ----
       Core earnings estimate                      $1,925

     (1)  Tax effected at 39.0 percent.


     Based on BCSB's' reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank's pro forma reported and core P/E multiples (fully-converted basis) at the $43,250,000 midpoint value was 15.82 times and 16.13 times, respectively, which provided for discounts of 27.0 percent and 30.6 percent relative to the Peer Group's average reported and core P/E multiples (fully-converted basis) of 21.66 times and 23.24 times, respectively (see Table 4.5). The discounted earnings multiples are consistent with the valuation adjustments outlined earlier, as well as taking into consideration the resulting P/B ratio.

     2.   Price-to-Book ("P/B"). The application of the P/B valuation method
          ---------------------
requires calculating the Bank's pro forma market value by applying a valuation P/B ratio (fully-converted basis) to BCSB's pro forma book value (fully-converted basis). In applying the P/B approach, we considered both reported book value and tangible book value. Based on the $43.250 million midpoint valuation, BCSB's pro forma P/B and P/TB ratios were 71.25 percent and 71.31 percent, respectively. In comparison to the average P/B and P/TB ratios for the Peer Group of 107.71 percent and 108.65 percent, respectively, BCSB's ratios were discounted by 33.9 percent and 34.4 percent. RP Financial considered such discounts under the P/B approach to be reasonable, in light of the previously referenced valuation adjustments and the nature of the calculation of the P/B ratio which mathematically results in a ratio discounted to book value. Additionally, the discounted P/B ratio is also warranted by the likelihood that speculation of a second step conversion may be having an upward influence on the current stock prices of some of the Peer Group companies. Comparatively, as a newly formed MHC, speculation of a second step conversion is not expected to have a material influence on the Bank's stock price.

     RP Financial also considered the P/B ratios of the most recent MHC conversions in its valuation analysis. The three most recently completed MHC offerings include SKBO-First Carnegie of Pennsylvania, PHSB-Peoples Home SB of Pennsylvania and PLSK-Pulaski SB of New Jersey. These companies indicated an average P/B ratio of 97.4 percent at January 2, 1998. At the midpoint value of $43,250,000, BCSB's pro forma P/B ratio (fully-converted basis) of 71.3 percent is discounted by 26.8 percent from these companies.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                   Table 4.5
                             Public Market Pricing
               Baltimore County Savings Bank and the Comparables
                             As of January 2, 1998

                                              Market            Per Share Data
                                          Capitalization       ----------------
                                         ----------------       Core      Book                   Pricing Ratios(3)
                                         Price/    Market      12-Mth    Value/     -----------------------------------------
                                         Share(1)  Value       EPS(2)    Share       P/E     P/B     P/A     P/TB     P/CORE
                                         --------  ------      ------    ------     -----   -----   -----   ------   --------
                                           ($)     ($Mil)       ($)       ($)        (X)     (%)     (%)     (%)       (X)
Baltimore County Savings Bank
-----------------------------
  Range Maximum                           10.00     49.74        0.57     13.32     17.43   75.10   16.91    75.16    17.76
  Range Midpoint                          10.00     43.25        0.63     14.03     15.82   71.25   14.99    71.31    16.31
  Range Minimum                           10.00     36.76        0.71     15.01     14.06   66.63   12.99    66.69    14.35

SAIF-Insured Thrifts(7)
------------------------
  Averages                                24.29    183.75        1.08     14.89     20.01  165.51   20.36   169.34    20.97
  Medians                                   ---       ---         ---       ---     19.83  154.95   19.47   158.05    20.67

All Non-MHC State of MD(7)
---------------------------
  Averages                                28.20     73.26        1.41     15.57     20.94  177.72   18.10   178.32    22.56
  Medians                                   ---       ---         ---       ---     20.94  174.42   19.56   174.42    24.08

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
  Averages                                26.33    282.10        1.12     24.33     21.66  107.71   25.14   108.65    23.24
  Medians                                   ---       ---         ---       ---     21.66  105.71   25.41   105.71    23.11

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
CMSV Commty. Svgs, MHC of FL (48.5)       35.25    179.60        1.46     31.41     22.74  112.23   22.77   112.23    24.14
FFFL Fidelity FSB, MHC of FL (47.7)       31.50    213.66        1.23     26.86     22.99  117.27   18.71   117.63    25.61
SKBO First Carnegie, MHC of PA (45.0)     18.75     43.13        0.60     19.39       NM    96.70   25.74    96.70      NM
FFSX First FS&LA. MHC of IA (46.1)        30.50     86.41        1.58     28.25     18.94  107.96   17.39   108.43    19.30
GDVS Greater DV SB, MHC of PA (19.9)      30.75    100.61        1.33     30.04     23.12  102.36   31.63   102.36    23.12
HARS Harris SB, MHC of PA (24.3)          19.87    671.19        0.85     18.08     21.60  109.90   26.34   113.61    23.10
JXSB Jcksnville SB, MHC of IL (45.6)      28.50     36.25        1.21     26.96     23.55  105.71   20.01   105.71    23.55
LFED Leeds FSB, MHC of ND (36.3)          21.88    113.38        1.01     21.14     21.66  103.50   32.63   103.50    21.66
NWSB Northwest SB, MHC of PA (30.7)       14.62    683.53        0.68     13.04     21.50  112.12   27.26   114.22    21.50
PBHC OswegoCity SB MHC of NY (46.1)       29.00     55.59        1.35     25.42     19.86  114.08   25.41   123.40    21.48
PBCT Peoples Bank, MHC of CT (40.1)       37.50  2,292.23        1.52     30.76     18.47  121.95   25.71   121.95    24.67
PHSB Ppls Home SB, MHC of PA (45.0)       18.87     52.08        0.81     19.15     22.73   98.54   22.54    98.54    23.30
PULB Pulaski SB, MHC of MO (29.8)         31.37     65.72        1.48     30.33     19.48  103.43   30.00   103.43    21.20
PLSK Pulaski SB, MHC of NJ (46.0)         18.25     37.78        0.80     18.84     22.81   96.87   19.22    96.87    22.81
SBFL SB Finger Lakes MHC of NY (33.1)     32.00     57.12        1.07     30.34       NM   105.47   21.90   105.47    29.91
WAYN Wayne S&L Co. MHC of OH (47.8)       29.00     65.40        1.16     23.63     23.97  122.73   23.38   122.73    25.00
WCFB Wbstr Cty FSB MHC of IA (45.2)       20.00     42.00        0.93     19.94     21.51  100.30   36.76   100.30    21.51
                                                  Dividends(4)                          Financial Characteristics(6)
                                     ----------------------------------      ----------------------------------------------------
                                                                                                           Reported      Core
                                        Amount/               Payout         Total    Equity/  HPAs/   -------------  ------------
                                        Share      Yield      Ratio(5)       Assets   Assets   Assets   ROA      ROE   ROA    ROE
                                     ----------  ----------  ----------      -------  -------  ------  ------  ------ -----  -----
                                         ($)        (%)           (%)         ($Mil)     (%)     (%)     (%)     (%)   (%)    (%)
Baltimore County Savings Bank
-----------------------------
  Range Maximum                         0.50        5.00       87.16           294     22.52    0.75    0.97    4.31   0.95   4.23
  Range Midpoint                        0.50        5.00       79.11           289     21.03    0.76    0.95    4.50   0.93   4.42
  Range Minimum                         0.50        5.00       70.32           283     19.49    0.77    0.92    4.74   0.91   4.64

SAIF-Insured Thrifts(7)
------------------------
  Averages                              0.36        1.51       30.18         1,165     13.33    0.76    0.90    7.92   0.87   7.62
  Medians                                ---         ---         ---           ---       ---     ---     ---     ---    ---    ---

All Non-MHC State of MD(7)
---------------------------
  Averages                              0.27        1.20       33.67           411     11.01    0.69    0.66    7.31   0.74   8.35
  Medians                                ---         ---         ---           ---       ---     ---     ---     ---    ---    ---

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
  Averages                              0.51        1.86       41.09         1,114     23.54    0.60    1.16    5.03   1.11   4.80
  Medians                                ---         ---         ---           ---       ---     ---     ---     ---    ---    ---

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
CMSV Commty, Svgs, MHC of FL (48.5)     0.90        2.55       61.64           789     20.29    0.41    1.04    5.03   0.98   4.74
FFFL Fidelity FSB, MHC of FL (47.7)     0.90        2.86       73.17         1,142     15.95    0.40    0.90    5.19   0.80   4.66
SKBO First Carnegie, MHC of PA (45.0)   0.30        1.60       50.00           168     26.62     NA     0.83    4.04   0.83   4.04
FFSX First FS&LA. MHC of IA (46.1)      0.48        1.57       30.38           497     16.10    0.22    0.91    5.83   0.89   5.72
GDVS Greater DV SB, MHC of PA (19.9)    0.36        1.17       27.07           318     30.90    1.82    1.41    4.48   1.41   4.48
HARS Harris SB, MHC of PA (24.3)        0.22        1.11       25.58         2,548     23.97    0.65    1.32    5.22   1.23   4.88
JXSB Jcksnville SB, MHC of IL (45.6)    0.45        1.58       37.19           181     18.93    0.79    0.89    4.54   0.89   4.54
LFED Leeds FSB, MHC of ND (36.3)        0.56        2.56       55.45           348     31.52    0.06    1.52    4.85   1.52   4.85
NWSB Northwest SB, MHC of PA (30.7)     0.16        1.09       23.53         2,508     24.31    0.77    1.32    5.28   1.32   5.28
PBHC OswegoCity SB MHC of NY (46.1)     0.28        0.97       20.74           219     22.27    0.91    1.30    5.68   1.20   5.43
PBCT Peoples Bank, MHC of CT (40.1)     0.76        2.03       50.00         8,914     21.09    0.76    1.41    6.80   1.06   5.09
PHSB Ppls Home SB, MHC of PA (45.0)     0.00        0.00        0.00           231     22.87    0.45    0.97    4.83   0.95   4.72
PULB Pulaski SB, MHC of MO (29.8)       1.10        3.51       74.32           219     29.00     NA     1.55    5.37   1.42   4.93
PLSK Pulaski SB, MHC of NJ (46.0)       0.30        1.64       37.50           197     19.84    0.65    0.87    4.94   0.87   4.94
SBFL SB Finger Lakes MHC of NY (33.1)   0.40        1.25       37.38           261     20.76    0.50    0.73    3.34   0.78   3.58
WAYN Wayne S&L Co. MHC of OH (47.8)     0.62        2.14       53.45           280     19.05    0.58    0.97    5.19   0.93   4.97
WCFB Wbstr Cty FSB MHC of IA (45.2)     0.80        4.00        NM             114     36.65    0.07    1.71    4.69   1.71   4.69

(1) Current stock price of minority stock. Average of High/Low or Bid/Ask price per share.
(2) EPS (estimated core earnings) is based on reported trailing twelve month data, adjusted to omit non-operating gains and losses (including the SAIF assessment) on a tax effected basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversion.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB - Price to Tangible Book; and P/CORE = Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings (earnings adjusted to reflect second step conversion).
(6) RDA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from Averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Figures estimated by RP Financial to reflect a second step conversion of the MHC to full stock form.

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.26


     3.   Price-to-Assets ("P/A"). The P/A valuation methodology determines
          -----------------------
market value by applying a valuation P/A ratio (fully-converted basis) to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, BCSB's full conversion value equaled 14.99 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio (fully-converted basis) of 25.14 percent, which implies a 40.4 percent discount being applied to the Bank's pro forma P/A ratio (fully-converted basis).

                  *  *  *  *  *  *  *  *  *  *

     We believe that the Bank's pricing discounts relative to the Peer Group are appropriately reflective of the downward valuation adjustments discussed above.


Valuation Conclusion
--------------------

     Based on the foregoing, it is our opinion that, as of January 2, 1998, the estimated aggregate pro forma market value of the shares to be issued immediately following the conversion, both shares issued publicly as well as to the MHC, was $43,250,000 at the midpoint, equal to 4,325,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15 percent offering range indicates a minimum value of $36,762,500, and a maximum value of $49,737,500. Based on the $10.00 per share offering price determined by the Board, this valuation range equates to total shares outstanding of 3,676,250 at the minimum and 4,973,750 at the maximum. The Board of Directors has established a public offering range such that the public ownership of the Holding Company will constitute a 42 percent ownership interest prior to the issuance of shares to the Foundation. Accordingly, the offering to the public of the minority stock will equal $15,172,500 at the minimum, $17,850,000 at the midpoint, and $20,527,500 at the maximum. Based on the public offering range, and inclusive of the 75,000 shares issued to the Foundation, the public ownership of the shares will represent 43.3 percent of the shares issued at the minimum of the valuation range, 43.0 percent of the shares issued at the midpoint of the valuation range, and 42.8 percent of the shares issued at the maximum of the valuation range, with the MHC owning the remaining majority of the shares. The pro forma valuation calculations relative to the Peer Group (fully-converted basis) are shown in Table 4.5 and are detailed in Exhibit IV-7 and Exhibit IV-8; the pro forma valuation calculations relative to the Peer Group based on reported financials are shown in Table 4.6 and are detailed in Exhibits IV-10 and IV-11.

RP FINANCIAL, LC.
----------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 4.6
                             Public Market Pricing
               Baltimore County Savings Bank and the Comparables
                             As of January 2, 1998

                                            Market         Per Share Data
                                        Capitalization     --------------            Pricing Ratios(3)
                                        --------------     Core     Book     -----------------------------------
                                        Price/  Market     12-Mth   Value/
                                       Share(1)  Value     EPS(2)   Share     P/E    P/B     P/A   P/TB   P/CORE
                                       -------- ------     ------   -----    -----  -----   -----  -----  ------
                                           ($)  ($Mil)       ($)     ($)      (X)    (%)     (%)    (%)    (X)
Baltimore County Savings Bank
-----------------------------
 Range Maximum                           10.00   21.28      0.46     8.29    21.60  120.60  18.48  120.75  22.10
 Range Midpoint                          10.00   18.60      0.52     9.00    19.21  111.12  16.21  111.26  19.56
 Range Minimum                           10.00   15.92      0.60     9.95    16.70  100.55  13.90  100.69  17.11

SAIF-Insured Thrifts(7)
-----------------------
 Averages                                24.29  183.75      1.08    14.89    20.01  165.51  20.36  169.34  20.97
 Medians                                   ---     ---       ---      ---    19.83  154.95  19.47  158.05  20.67

All Non-NHC State of MD(7)
--------------------------
 Averages                                28.20   73.26      1.41    15.57    20.94  177.72  18.10  178.32  22.56
 Medians                                   ---     ---       ---      ---    20.94  174.42  19.56  174.42  24.08

Comparable Group Averages
-------------------------
 Averages                                26.33  104.10      0.71    10.73    26.50  246.27  29.27  243.53  26.52
 Medians                                   ---     ---       ---      ---    26.04  242.68  28.80  250.60  26.52

State of MD
-----------

EQSB Equitable FSB of Wheaton MD         53.00   31.96      3.70    26.71    14.13  198.43  10.15  198.43  14.32
HRBF Harbor Federal Bancorp of MD        25.25   42.75      0.91    16.75    27.75  150.75  19.68  150.75  27.75
NFSL Maryland Fed. Bancorp of MD         35.00  226.35      1.56    15.00     NM    233.33  19.56  236.33  22.44
WHGB WHG Bancshares of MD                18.75   26.10      0.55    14.24     NM    131.67  26.48  131.67   NM
WSB  Washington SB, FSB of MD             9.00   39.13      0.35     5.16     NM    174.42  14.61  174.42  25.71

Comparable Group
----------------

CMSV Commty. Svgs, MHIC of FL (48.5)     35.25   87.07      0.98    15.79     HN    223.24  25.32  223.24   NM
FFFL Fidelity FSB, MHIC of FL (47.7)     31.50  101.55      0.79    12.65     NH    249.01  20.43  250.60   NH
SKBO First Carnegie, MHIC of PA (45.0)   18.75   19.41      0.33    10.52     NM    178.23  29.31  178.23   NH
FFSX First FS&LA, MHIC of IA (46.1)      30.50   39.74      1.15    14.08    25.85  216.62  18.91  218.48  26.52
GDYS Greater DV SB, MHIC of PA (19.9)    30.75   19.99      0.68     8.85     NH    347.46  40.44  347.46   HH
HARS Harris SB, MHIC of PA (24.3)        19.87  162.32      0.45     5.12     NH      NH    31.81    NH     HN
JXSB Jcksnville SB, MHIC of IL (45.6)    28.30   16.53      0.80    13.63     HN    209.10  22.07  209.10   ??
LFED Leeds FSB, MHIC of MD (36.3)        21.88   41.20      0.64     9.16     HN    238.86  39.72  238.85   HH
NWSB Northwest SB, MHIC of PA (30.7)     14.62  209.83      0.41     4.33     NH    337.64  32.54    NH     NN
PBHC OswegoCity SB NHIC of NY (46.1)     29.00   25.58      0.94    11.93    27.62  242.68  28.80  289.13   NH
PBCT Peoples Bank, NHIC of CT (40.1)     37.50  916.99      0.93    11.41    26.04  328.66  29.65  328.95   HH
PHSB Ppls Hope SB, NHIC of PA (45.0)     18.87   23.44      0.54    10.22     NH    184.64  25.23  184.64   HN
PULB Pulaski SB, MHIC of MD (29.8)       31.37   19.57      0.90    11.39     HM    275.42  36.63  275.42   NH
PLSK Pulaski SB, NHIC of NJ (46.0)       18.25   17.37      0.54    10.36     MN    176.16  21.11  176.16   HH
SBFL SB Fngr Lakes, MHIC of NY (33.1)    32.00   18.88      0.31    11.92     NH    268.46  25.06  268.46   ??
WAYN Wayne S&L Co. MHIC of OH (47.8)     29.00   31.18      0.76    10.58     HH    274.10  26.13  274.10   NM


                                                                             Financial Characteristics(6)
                                                Dividends(4)          --------------------------------------------------------------
                                        --------------------------                                      Reported          Core
                                        Amount/            Payout     Total    Equity/     HPAs/    ---------------  ---------------
                                        Share     Yield   Ratio(5)    Assets   Assets      Assets      ROA    ROE      ROA     ROE
                                        ------    -----   --------    ------   ------      ------   -------- ------  ------  -------
                                          ($)      (%)      (%)       ($Mil)     (%)        (%)        (%)    (%)      (%)     (%)
Baltimore County Savings Bank
-----------------------------
 Range Maximum                           0.50      5.00     46.20        269    15.32        0.81      0.86    5.58    0.84    5.46
 Range Midpoint                          0.50      5.00     41.30        267    14.59        0.82      0.84    5.79    0.82    5.65
 Range Minimum                           0.50      5.00     36.17        264    13.83        0.83      0.83    6.02    0.81    5.88

SAIF-Insured Thrifts(7)
-----------------------
 Averages                                0.36      1.51     30.18      1,165    13.33        0.75      0.90    7.92    0.87    7.62
 Medians                                  ---       ---       ---        ---     ----         ---       ---     ---     ---     ---

All Non-NHC State of MD(7)
--------------------------
 Averages                                0.27      1.20     33.67        411    11.01        0.69      0.66    7.31    0.74    8.35
 Medians                                  ---       ---       ---        ---     ----         ---       ---     ---     ---     ---

Comparable Group Averages
-------------------------
 Averages                                0.51      1.86     14.77        961    11.97        0.60      0.86    7.94    0.81    7.33
 Medians                                  ---       ---       ---        ---     ----         ---       ---     ---     ---     ---

State of MD
-----------

EQSB Equitable FSB of Wheaton MD         0.00      0.00      0.00        315     5.11        0.?2      0.76   15.12    0.75   14.92
HRBF Harbor Federal Bancorp of MD        0.48      1.90     52.75        217    13.06        0.10      0.71    ?.50    0.71    5.50
NFSL Maryland Fed. Bancorp of MD         0.45      1.29     28.85      1,157     8.38        0.47      0.62    7.43    0.89   10.73
WHGB WHG Bancshares of MD                0.32      1.71     ?8.18         99    20.11        0.85      0.77    3.48    0.78    3.55
WSB  Washington SB, FSB of MD            0.10      1.11     28.57        268     8.38        1.53      0.42    ?.04    0.59    7.06

Comparable Group
----------------

CMSV Commty. Svgs, MHIC of FL (48.5)     0.90      2.55      NM          709    11.34        0.41      0.80    7.04    0.73    6.45
FFFL Fidelity FSB, MHIC of FL (47.7)     0.90      2.86      NM        1,046     8.21        0.40      0.67    7.64    0.57    6.49
SKBO First Carnegie, MHIC of PA (45.0)   0.30      1.60      NM          147    16.45         NA       0.52    5.53    0.52    5.53
FFSX First FS&LA, MHIC of IA (46.1)      0.48      1.57     19.20        457     8.73        0.22      0.73    8.79    0.71    8.56
GDYS Greater DV SB, MHIC of PA (19.9)    0.36      1.17     10.52        249    11.64        1.82      0.93    7.97    0.93    7.97
HARS Harris SB, MHIC of PA (24.3)        0.22      1.11     11.57      2,110     8.20        0.65      0.92   11.11    0.81    9.83
JXSB Jcksnville SB, MHIC of IL (45.6)    0.45      1.58     25.65        164    10.56        0.79      0.65    6.02    0.65    6.02
LFED Leeds FSB, MHIC of MD (36.3)        0.56      2.56      NM          28?    16.63        0.06      1.18    7.24    1.18    7.24
NWSB Northwest SB, MHIC of PA (30.7)     0.16      1.09     11.98      2,101     9.54        0.77      0.96    9.85    0.96    9.85
PBHC OswegoCity SB NHIC of NY (46.1)     0.28      0.97     13.70        193    11.87        0.91      1.06    9.23    0.95    8.26
PBCT Peoples Bank, NHIC of C? (40.1)     0.76      2.03      NM        7,731     9.02        0.76      1.16   13.69    0.75    8.84
PHSB Ppls Hope SB, NHIC of PA (45.0)     0.00      0.00      0.00        206    13.66        0.45      0.73    6.80    0.71    6.55
PULB Pulaski SB, MHIC of MD (29.8)       1.10      3.51      NM          179    13.30         NA       1.21    9.31    1.06    8.14
PLSK Pulaski SB, NHIC of NJ (46.0)       0.30      1.64     25.55        179    11.98        0.65      0.64    6.99    0.64    6.99
SBFL SB Fngr Lakes, MHIC of NY (33.1)    0.40      1.25      NM          228     9.33        0.50      0.37    3.83    0.43    4.44
WAYN Wayne S&L Co. MHIC of OH (47.8)     0.62      2.14      NM          2?0     9.53        0.58      0.73    7.89    0.68    7.40

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                             Table 4.6
                                                       Public Market Pricing
                                         Baltimore County Savings Bank and the Comparables
                                                       As of January 2, 1998


                                                Market       Per share Data
                                            Capitalization   --------------                   Pricing Ratios(3)
                                            --------------    Core    Book       ------------------------------------------
                                            Price/   Market   12-Hth  Value/
                                            Share(1)  Value   EPS(2)  Share         P/E     P/B     P/A     P/TB    P/CORE
                                            -------  ------   ------  ------     -------- ------- ------- ------- ---------
                                              ($)    ($Mil)    ($)     ($)          (X)     (%)     (%)      (%)    (X)
WCFB  Wbstr Cty FSB HHC of TA (45.2)        20.00    19.00     0.64   10.52         NM     190.11  44.45   190.11    NM


                                                    Dividends(4)                        Financial Characteristics(6)
                                              ----------------------    --------------------------------------------------------
                                                                                                        Reported         Core
                                              Amount/         Payout    Total    Equity/    NPAs/    -------------- --------------
                                              Share   Yield   Ratio(5)  Assets   Assets     Assets    RDA      RDE   RDA      RDE
                                              ------  -----   --------  ------   ------     ------   -----    ----- -----    -----
                                               ($)     (%)      (%)   ($Mil)      (%)        (%)      (%)      (%)   (%)      (%)
WCFB  Wbstr Cty FSB HHC of TA (45.2)          0.80    4.00       NM       94     23.38       0.07    1.43      6.14  1.43     6.14

(1) Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month date, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E - Price to Earnings; P/B - Price to Book; P/A - Price to Assets; P/IB - Price to Tangible Book; and P/CORE - Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) RDA (return on assets) and RDE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

                                   EXHIBITS

RP Financial, LC.



                               LIST OF EXHIBITS

Exhibit

Number         Description
------         -----------
  I-1          Map of Office Locations
  I-2          Audited Financial Statements
  I-3          Key Operating Ratios
  I-4          Investment Portfolio Composition
  I-5          Yields and Costs
  I-6          Loan Loss Allowance Activity
  I-7          Fixed Rate and Adjustable Rate Loans
  I-8          NPV Analysis
  I-9          Loan Portfolio Composition
  I-10         Loan Originations, Purchases, and Sales
  I-11         Contractual Maturity By Loan Type
  I-12         Non-Performing Assets
  I-13         Deposit Composition
  I-14         Time Deposit Rate/Maturity
  II-1         Description of Office Facilities
  II-2         Historical Interest Rates
 III-1         General Characteristics of Publicly-Traded Institutions
 III-2         Financial Analysis of All Publicly-Traded MHCs
  IV-1         Stock Prices:  As of January 2, 1998

RP Financial, LC.

  IV-2         Historical Stock Price Indices
  IV-3         Historical Thrift Stock Indices
  IV-4         Market Area Acquisition Activity
  IV-5         Director and Senior Management Summary Resumes
  IV-6         Pro Forma Regulatory Capital Ratios
  IV-7         Pro Forma Analysis Sheet:  Fully Converted Basis
  IV-8         Pro Forma Effect of Conversion Proceeds: Fully Converted Basis
  IV-9         Peer Group Core Earnings Analysis
  IV-10        Pro Forma Analysis Sheet:  Minority Stock Offering
  IV-11        Pro Forma Effects:  Minority Stock Offering
  V-1          Firm Qualifications Statement

                                  EXHIBIT I-1
                     Baltimore County Savings Bank, F.S.B.
                            Map of Office Locations

          [MAP OF BALTIMORE COUNTY SB BRANCH LOCATIONS APPEARS HERE]

                                  EXHIBIT I-2
                     Baltimore County Savings Bank, F.S.B.
                         Audited Financial Statements


                          [Incorporated by Reference]

                                  EXHIBIT I-3
                     Baltimore County Savings Bank, F.S.B.
                             Key Operating Ratios


                                                                                    At or for the
                                                                              Year Ended September 30,
                                                     ------------------------------------------------------------------
                                                         1997           1996            1995            1994               1993
                                                       ------         ------          ------           -----             ------
Performance Ratios:
 Return on average assets (net income divided
  by average total assets)........................       .76%           .47%            .68%            .91%              1.12%
 Return on average retained earnings (net
  income divided by average retained
  earnings).......................................      8.64           5.66            7.93           11.21              15.96
 Interest rate spread (combined weighted
  average interest rate earned less combined
  weighted average interest rate cost)............      3.41           3.26            3.52            4.12               4.47
 Net interest margin (net interest income
  divided by average interest-earning assets).....      3.67           3.49            3.74            4.24               4.57
 Ratio of average interest-earning assets to
  average interest-bearing liabilities............    106.20         104.99          105.20          103.48             102.51
 Ratio of non-interest expense to average
  total assets....................................      2.39           2.87            2.53            2.40               2.39

Asset Quality Ratios:
 Nonperforming assets to total assets at
  end of period...................................       .76           1.07             .96            1.41               2.10
 Nonperforming loans to gross loans at
  end of period...................................      1.11           1.38             .58             .76               1.88
 Allowance for loan losses to gross loans
  at end of period................................       .59            .56             .50             .39                .43
 Allowance for loan losses to nonperforming
  loans at end of period..........................     53.07          40.49           87.07           51.77              23.13
 Provision for loan losses to gross loans.........       .17            .26             .16            (.10)              (.33)
 Net Charge-offs to average loans outstanding.....      (.15)          (.30)           (.01)            .05                .17

Capital Ratios:
 Retained earnings to total assets at end
  of period.......................................      9.48           8.45            8.60            8.80               7.84
 Average retained earnings to average assets......      8.75           8.36            8.62            8.09               7.02


Source:  BCSB's prospectus.

                                  EXHIBIT I-4
                     Baltimore County Savings Bank, F.S.B.
                       Investment Portfolio Composition

                                   One Year or Less     One to Five Years     Five to Ten Years     More than Ten Years
                                   ----------------     -----------------     -----------------     -------------------
                                   Carrying   Average   Carrying  Average     Carrying  Average     Carrying   Average
                                    Value      Yield     Value     Yield       Value     Yield       Value      Yield
                                   -------    ------    -------   -------     -------   -------     -------    ------
                                                               (Dollars in thousands)
Securities held to maturity:
 U.S. government and agency
  obligations..................    $  10,981    5.40%   $   4,250     6.43%   $  14,343     7.53%   $     749     7.75%
 FHLB stock....................           --      --           --       --           --       --        1,433     7.21
 Mortgage-backed securities....        1,262    7.20       19,250     6.35       12,212     6.95        4,465     8.08
                                   ---------            ---------             ---------             ---------
  Total........................    $  12,243    5.59    $  23,500     6.36    $  26,555     7.26    $   6,647     7.86
                                   =========            =========             =========             =========
                                    Total Investment Portfolio
                                   -----------------------------
                                   Carrying    Market    Average
                                    Value      Value      Yield
                                   -------     -----     ------
                                      (Dollars in thousands)
Securities held to maturity:
 U.S. government and agency
  obligations..................    $  30,323  $  30,382    6.61%
 FHLB stock....................        1,433      1,433    7.21
 Mortgage-backed securities....       37,389     36,752    6.78
                                   ---------  ---------
  Total........................    $  68,945  $  68,567    6.71
                                   =========  =========


Source: BCSB's prospectus.

                                  EXHIBIT I-5
                     Baltimore County Savings Bank, F.S.B.
                               Yields and Costs

                                                                                Year Ended September 30,
                                                                          -------------------------------------
                                               At September 30, 1997                     1997
                                               ---------------------      -------------------------------------
                                                                                                        Average
                                                             Yield/         Average                      Yield/
                                                 Balance      Cost          Balance       Interest        Cost
                                               ----------    ------       ----------     ----------     -------
                                                                                          (Dollars in thousands)
Interest-earning assets:
 Loans receivable (1).......................... $ 158,676       8.48%      $ 156,227      $ 13,240        8.47%
 Mortgage backed securities....................    37,189       6.78          37,440         2,428        6.49
 Investment securities (2) and FHLB stock......    31,756       6.64          39,177         2,877        7.34
 Other interest-earning assets.................    15,308       6.00          16,150           912        5.65
                                                ---------                  ---------      --------
   Total interest earning assets...............   242,929       7.87         248,994        19,457        7.81
Non-interest-earning assets....................     8,809                     12,317
                                                ---------                  ---------
   Total assets................................ $ 251,738                  $ 261,311
                                                =========                  =========

Interest-bearing liabilities:
 Deposits...................................... $ 224,656       4.37       $ 232,929        10,312        4.43
 Other liabilities.............................       727        .52           1,523            10         .66
                                                ---------                  ---------      --------
   Total interest-bearing liabilities..........   225,383       4.36         234,452        10,322        4.40
Non-interest-bearing liabilities...............     2,497                      3,989      --------
                                                ---------                  ---------
   Total liabilities...........................   227,880                    238,441
Retained earnings..............................    23,858                     22,870
                                                ---------                  ---------
   Total liabilities and retained earnings..... $ 251,738                  $ 261,311
                                                =========                  =========
Net interest income............................                                           $  9,135
                                                                                          ========
Interest rate spread...........................                 3.51%                                     3.41%
                                                                ====                                    ======
Net interest margin (3)........................                                                           3.67%
                                                                                                        ======
Ratio of average interest-earning assets
 to average interest-bearing liabilities.......                                                         106.20%
                                                                                                        ======

                                                                              Year Ended September 30,
                                               ----------------------------------------------------------------------------------
                                                                  1996                                      1995
                                               ----------------------------------------     --------------------------------------
                                                                               Average                                    Average
                                                   Average                      Yield/        Average                      Yield/
                                                   Balance       Interest        Cost         Balance       Interest        Cost
                                                -----------     ----------     -------      ----------     ----------     -------
                                                                                   (Dollars in thousands)
Interest-earning assets:
 Loans receivable (1).......................... $ 149,571       $  13,094        8.75%      $ 137,845      $  12,017        8.72%
 Mortgage backed securities....................    36,936           2,309        6.25          37,220          2,381        6.40
 Investment securities (2) and FHLB stock......    34,966           2,439        6.98          22,344          1,548        6.93
 Other interest-earning assets.................    20,349           1,222        6.01          20,803          1,180        5.67
                                                ---------       ---------                   ---------      ---------
   Total interest earning assets...............   241,822          19,064        7.88         218,212         17,126        7.85
Non-interest-earning assets....................    12,636                                      12,305
                                                ---------                                   ---------
   Total assets................................ $ 254,458                                   $ 230,517
                                                =========                                   =========

Interest-bearing liabilities:
 Deposits...................................... $ 228,913          10,621        4.64       $ 204,097          8,833        4.33
 Other liabilities.............................     1,406              15        1.07           3,330            141        4.23
                                                ---------       ---------                   ---------       --------
   Total interest-bearing liabilities..........   230,319          10,636        4.62         207,427          8,974        4.33
                                                                ---------                                   --------
Non-interest-bearing liabilities...............     2,861                                       3,213
                                                ---------                                   ---------
   Total liabilities...........................   233,180                                     210,640
Retained earnings..............................    21,278                                      19,877
                                                ---------                                   ---------
   Total liabilities and retained earnings..... $ 254,458                                   $ 230,517
                                                =========                                   =========
Net interest income............................                 $   8,428                                  $   8,152
                                                                =========                                  =========
Interest rate spread...........................                                  3.26%                                      3.52%
                                                                              =======                                    =======
Net interest margin (3)........................                                  3.49%                                      3.74%
                                                                              =======                                    =======
Ratio of average interest-earning assets
 to average interest-bearing liabilities.......                                104.99%                                    105.20%
                                                                              =======                                    =======

---------------
(1)      Includes nonaccrual loans.
(2) Consists of U.S. Government and agency securities and, for the years ended September 30, 1996 and 1995, investments in mutual funds.
(3) Represents net interest income divided by the average balance of interest-earning assets.

Source:  BCSB's prospectus.

                                  EXHIBIT I-6
                     Baltimore County Savings Bank, F.S.B.
                         Loan Loss Allowance Activity

 The following table sets forth an analysis of the Bank's allowance for loan losses for the periods indicated.


                                                         Year Ended September 30,
                                            --------------------------------------------------
                                             1997       1996       1995       1994       1993
                                            ------     ------     ------     ------     ------
                                                           (Dollars in thousands)
Balance at beginning of period...........   $  926     $  788     $  542     $  613     $  836
                                            ------     ------     ------     ------     ------
Loans charged-off:
 Real estate mortgage:
  Single-family residential..............       --         --         --         --         --
  Multi-family residential...............       --         --         --         --         --
  Commercial.............................       --         (4)        --         --         --
  Construction...........................       --         --         --         --         --
 Consumer................................     (392)      (394)      (178)       (71)       (67)
                                            ------     ------     ------     ------     ------
Total charge-offs                             (392)      (398)      (178)       (71)       (67)

Recoveries:
 Real estate mortgage:
  Single-family residential..............       --         --         --         --         --
  Multi-family residential...............       --         --         --         --         --
  Commercial.............................       --         --         --         --         --
  Construction...........................       --         --         --         --         --
 Consumer................................      158        102        169        137        309
                                            ------     ------     ------     ------     ------
Total recoveries.........................      158        102        169        137        309

Net loans charged off....................     (234)      (296)        (9)        66        242

Provision (recovery) for loan losses.....      286        434        255       (137)      (465)
                                            ------     ------     ------     ------     ------

Balance at end of period.................   $  978     $  926     $  788     $  542     $  613
                                            ======     ======     ======     ======     ======
Ratio of net charge-offs to average
 loans outstanding during the period.....     (.15)%     (.20)%     (.01)%      .05%       .17%
                                            ======     ======     ======     ======     ======

Source: BCSB's prospectus.

                                  EXHIBIT I-7
                     Baltimore County Savings Bank, F.S.B.
                     Fixed Rate and Adjustable Rate Loans



     The following table sets forth at September 30, 1997, the dollar amount of all loans due one year or more after September 30, 1997 which have predetermined interest rates and have floating or adjustable interest rates.

                                      Predetermined           Floating or
                                          Rate              Adjustable Rates
                                      -------------         ----------------
                                                (In thousands)
Real estate loans:
 Single-family residential.........     $  88,506               $    7,671
 Single-family rental property.....         2,287                    3,848
 Commercial........................         6,733                    2,795
 Construction......................         4,501                       --
Commercial lines of credit.........            --                       --
Consumer:
 Automobiles.......................        23,279                       --
 Home equity.......................         3,986                       --
 Savings accounts..................           357                       --
                                        ---------               ----------

  Total............................     $ 129,649               $   14,314
                                        =========               ==========

Source:  BCSB's prospectus.

                                  EXHIBIT I-8
                     Baltimore County Savings Bank, F.S.B.
                                 NPV Analysis



                      Net Portfolio Value              NPV as % of PV of Assets
 Change       -------------------------------------   --------------------------
in Rates      $ Amount  $ Change (1)   % Change (2)   NPV Ratio (3)   Change (4)
--------      --------  ------------   ------------   -------------   ----------
              (Dollars in thousands)

+400 bp       $ 15,539  $ (12,779)         (45.0)%        6.43%        (455) bp
+300 bp         18,839     (9,478)         (33.0)%        7.67         (332) bp
+200 bp         22,202     (6,115)         (22.0)         8.88         (210) bp
+100 bp         25,474     (2,843)         (10.0)        10.03          (96) bp
0    bp         28,317        --             --          10.98           --
-100 bp         30,214      1,897            7.0         11.59          +61  bp
-200 bp         32,211      3,893           14.0         12.22         +123  bp
-300 bp         34,496      6,178           22.0         12.92         +193  bp
-400 bp         37,750      9,433           33.0         13.91         +293  bp

------------------
(1) Represents the excess (deficiency) of the estimated NPV assuming the indicated change in interest rates minus the estimated NPV assuming no change in interest rates.
(2) Calculated as the amount of change in the estimated NPV divided by the estimated NPV assuming no change in interest rates.
(3)      Calculated as the estimated NPV divided by average total assets.
(4) Calculated as the excess (deficiency) of the NPV ratio assuming the indicated change in interest rates over the estimated NPV ratio assuming no change in interest rates.


Source:  BCSB's prospectus.

                                 EXHIBIT I-9
                    Baltimore County Savings Bank, F.S.B.
                          Loan Portfolio Composition

                                                                             At September 30,
                                    -----------------------------------------------------------------------------------------------
                                            1997               1996                1995                1994              1993
                                    ------------------  -----------------   -----------------   ----------------  -----------------
                                     Amount          %    Amount        %     Amount        %     Amount       %   Amount         %
                                     ------        ---    ------      ---     ------      ---     ------     ---   ------       ---
                                                                           (Dollars in thousands)
Real estate loans:
 Single-family residential(1)...... $ 103,677   62.30%  $  94,275  56.74%   $  87,575  55.87%   $  82,594  59.86  $ 95,546   67.69%
 Construction......................     8,645     5.19     11,427   6.87        7,065   4.51        9,853   7.14     9,707    6.87
 Single-family rental property
   loans...........................     6,409     3.85      7,065   4.25        8,045   5.13        8,593   6.23     9,456    6.70
 Commercial(2).....................    10,169     6.11     10,316   6.21       11,174   7.13       10,921   7.91    12,060    8.54

Commercial lines of credit.........        60      .04        262    .16          234    .15          110    .08        65     .05

Consumer loans:
 Automobile........................    32,633    19.61     39,925  24.03       40,793  26.02       24,797  17.97    13,395    9.48
 Home equity lines of credit.......     3,986     2.40      1,855   1.12          842    .54          125    .09        --      --
 Savings account...................       825      .50      1,029    .62        1,022    .65          995    .72     1,019     .72
                                    ---------   ------  --------- ------    --------- ------    --------- ------  --------  ------
                                      166,404   100.00%   166,154 100.00%     156,750 100.00%     137,988 100.00%  141,248  100.00%
                                                ======            ======              ======              ======            ======
Less:
 Undisbursed portion of loans
   in process......................     2,807               5,088               3,425               3,509            1,612
 Deferred loan origination fees....       567                 823               1,166               1,539            2,180
 Unearned interest.................     3,376               4,757               5,576               3,188            1,446
 Allowance for loan losses.........       978                 926                 788                 542              613
                                    ---------           ---------           ---------           ---------         --------
   Total........................... $ 158,676           $ 154,560           $ 145,795           $ 129,210         $135,397
                                    =========           =========           =========           =========         ========

-------------------
(1)  Includes fixed-rate second mortgage loans.
(2)  Includes acquisition and development loans.

Source: BCSB's prospectus.

                                 EXHIBIT I-10
                     Baltimore County Savings Bank, F.S.B.
                    Loan Originations, Purchases, and Sales



                                               Year ended September 30,
                                        -----------------------------------
                                         1997          1996           1995
                                        ------        ------         ------
                                                  (In thousands)

Loans originated:
 Real estate loans:
  Single-family residential...........  $ 22,507      $ 27,594      $ 13,727
  Single-family rental property loans.       135           157           249
  Commercial..........................     1,650            91           282
  Construction........................     1,228         2,969         3,045
 Commercial lines of credit...........        --            68           132
 Consumer loans:
  Automobiles.........................    14,070        21,677        33,334
  Home equity.........................    11,871         8,347         4,092
  Savings account.....................       319           495           488
                                        --------      --------      --------
   Total loans originated.............  $ 51,780      $ 61,398      $ 55,349
                                        ========      ========      ========

Loans purchased:
 Real estate loans....................  $     --      $     --      $     --
 Other loans..........................        --            --            --
                                        --------      --------      --------
   Total loans purchased..............  $     --      $     --      $     --
                                        ========      ========      ========

Loans sold:
 Whole loans..........................  $     --      $     --      $     --
 Participation loans..................       225         4,914            94
                                        --------      --------      --------
   Total loans sold...................  $    225      $  4,914      $     94
                                        ========      ========      ========


Source:  BCSB's prospectus

                                 EXHIBIT I-11
                     Baltimore County Savings Bank, F.S.B.
                       Contractual Maturity By Loan Type




                                               Due During the Year Ending             Due After              Due After
                                                     September 30,                    3 Through              5 Through
                                              ---------------------------            5 Years After          10 Years After
                                              1998       1999        2000         September 30, 1997      September 30, 1997
                                              ----       ----        ----         ------------------      ------------------
                                                                                                            (In thousands)
Real estate loans:
 Single-family residential..................  $  7,500   $  7,886    $  7,770         $  12,871              $  25,166
 Single-family rental property..............       274        290         292               573                  1,455
 Commercial.................................       641        700         735             1,470                  2,859
 Construction...............................     4,144         54          97               133                    435
Commercial lines of credit..................        60         --          --                --                     --
Consumer:
 Automobiles................................     9,354      8,635       6,694             6,295                  1,634
 Home equity................................        --         --          --                --                     --
 Savings accounts...........................       468        233         124                --                     --
                                              --------   --------    --------         ---------              ---------
  Total.....................................  $ 22,441   $ 17,798    $ 15,712         $  21,342              $  31,549
                                              ========   ========    ========         =========              =========

                                                     Due After
                                                     10 through             Due After 15
                                                   15 Years After           Years After
                                                 September 30, 1997      September 30, 1997          Total
                                                 ------------------      ------------------         -------
Real estate loans:
 Single-family residential..................         $  18,627              $  23,857               $  103,677
 Single-family rental property..............             1,563                  1,962                    6,409
 Commercial.................................             2,269                  1,495                   10,169
 Construction...............................               632                  3,150                    8,645
Commercial lines of credit..................                --                     --                       60
Consumer:
 Automobiles................................                21                     --                   32,633
 Home equity................................                --                  3,986                    3,986
 Savings accounts...........................                --                     --                      825
                                                     ---------              ---------               ----------
  Total.....................................         $  23,112              $  34,450               $  166,404
                                                     =========              =========               ==========



Source: BCSB's prospectus

                                 EXHIBIT I-12
                     Baltimore County Savings Bank, F.S.B.
                             Non-Performing Assets






                                                                              Year Ended September 30,
                                                   ------------------------------------------------------------------------------
                                                      1997             1996             1995             1994             1993
                                                    --------         --------         --------         --------         --------
                                                                                (Dollars in thousands)
Loans accounted for on a nonaccrual basis:(1)
 Real estate:
  Single-family residential.......................  $    1,757       $    2,056       $      717       $    1,000       $    2,568
  Single-family rental property...................          --               --               --               --               --
  Commercial......................................          86              231              188               47               51
  Construction....................................          --               --               --               --               31
 Commercial lines of credit.......................          --               --               --               --               --
 Consumer.........................................          --               --               --               --               --
                                                    ----------       ----------       ----------       ----------       ----------
  Total...........................................  $    1,843       $    2,287       $      905       $    1,047       $    2,650
                                                    ==========       ==========       ==========       ==========       ==========

Accruing loans which are contractually past due
 90 days or more:
 Real estate:
  Single-family residential.......................  $       --       $       --       $       --       $       --       $       --
  Single-family rental property...................          --               --               --               --               --
  Commercial......................................          --               --               --               --               --
  Construction....................................          --               --               --               --               --
 Commercial lines of credit.......................          --               --               --               --               --
 Consumer.........................................          --               --               --               --               --
                                                    ----------       ----------       ----------       ----------       ----------
  Total...........................................  $       --       $       --       $       --       $       --       $       --
                                                    ==========       ==========       ==========       ==========       ==========
  Total non-performing loans......................  $    1,843       $    2,287       $      905       $    1,047       $    2,650
                                                    ==========       ==========       ==========       ==========       ==========
Percentage of gross loans.........................        1.11%            1.38%            0.58%            0.76%            1.88%
                                                    ==========       ==========       ==========       ==========       ==========
Percentage of total assets........................        0.73%            0.88%            0.38%            0.48%            1.22%
                                                    ==========       ==========       ==========       ==========       ==========
Other non-performing assets(2)....................  $       61       $      489       $    1,410       $    2,011       $    1,926
                                                    ==========       ==========       ==========       ==========       ==========
Loans modified in troubled debt restructuring.....  $       --       $       --       $       --       $       --       $       --
                                                    ==========       ==========       ==========       ==========       ==========

----------------------------
(1) Non-accrual status denotes loans on which, in the opinion of management, the collection of additional interest is unlikely. Payments received on a non-accrual loan are either applied to the outstanding principal balance or recorded as interest income, depending on management's assessment of the collectibility of the loan.
(2) Other nonperforming assets include the Bank's inventory of repossessed cars, and at September 30, 1996, 1995, 1994 and 1993, real estate developed and held for sale.



Source: BCSB's prospectus.

                                 EXHIBIT I-13
                     Baltimore County Savings Bank, F.S.B.
                              Deposit Composition


                                        Balance at                         Balance at                          Balance at
                                       September 30,    % of    Increase  September 30,    % of    Increase   September 30,   % of
                                          1997        Deposits (Decrease)    1996        Deposits (Decrease)     1995       Deposits
                                       -------------  -------- ---------- -------------  -------- ----------  ------------- --------
                                                                           (Dollars in thousands)

NOW.................................... $  24,203      10.77%   $     207  $  23,996      10.28%  $    1,035   $  22,961      10.54%
Money market deposit...................    10,055       4.48         (516)    10,571       4.54          137      10,434       4.79
Passbook savings deposits..............    60,657      27.00       (3,841)    64,498      27.64          240      64,258      29.49
Certificates of deposit................   118,509      52.75       (8,669)   127,178      54.51       12,508     114,670      52.64
Certificates of deposit $100,000 and
  over.................................    10,485       4.67        3,959      6,526       2.80        1,377       5,149       2.36
Accrued interests payable..............       747        .33          205        542        .23          146         396        .18
                                        ---------     ------    ---------  ---------     ------   ----------   ---------     ------
                                        $ 224,656     100.00%   $  (8,655) $ 233,311     100.00%  $   15,443   $ 217,868     100.00%
                                        =========     ======    =========  =========     ======   ==========   =========     ======


Source:  BCSB's prospectus

                                 EXHIBIT I-14
                     Baltimore County Savings Bank, F.S.B.
                          Time Deposit Rate/Maturity






The following table sets forth the amount and maturities of time deposits at September 30, 1997.

                                                                     Amount Due
                                    ------------------------------------------------------------------------
                                    Less Than                                         After
Rate                                One Year        1-2 Years         2-3 Years       3 Years       Total
----                                --------        ---------         ---------       -------       -----
                                                                  (In thousands)

4.01 - 6% ......................    $ 91,899        $  17,482         $   1,469       $ 5,179      $ 116,029
6.01 - 8% ......................         936              889            10,139           874         12,838
8.01  10% ......................           9               --               118            --            127
                                    --------        ---------         ---------       -------      ---------
                                    $ 92,844        $  18,371         $  11,726       $ 6,053      $ 128,994
                                    ========        =========         =========       =======      =========

Source: BCSB's prospectus

                                 EXHIBIT II-1
                     Baltimore County Savings Bank, F.S.B.
                       Description of Office Facilities


                                                                 Book Value at                      Deposits at
                                         Year        Owned or    September 30,      Approximate     September 30,
                                        Opened        Leased         1997         Square Footage         1997
                                        ------       --------    -------------    --------------    -------------
                                                                  (Deposits in thousands)
Main Office:
  Perry Hall                             1955        Owned (1)   $   416,856          8,000         $    94,417

Branch Offices:
  Bell Air                               1975        Leased               --          2,000              26,120
  Dundalk                                1976        Leased               --          1,700              30,943
  York Road                              1977        Leased               --          1,155              13,770
  Timonium                               1978        Leased               --          1,250              29,450
  Catonsville                            1981        Leased               --          1,750              21,654
  Severna Park (2)                       1980        Leased               --          1,237               8,302

Administrative Office:
  4111 E. Joppa Road                     1994        Owned         1,373,934         18,000                 N/A

------------------
(1)  Building is owned, but land is leased.
(2)  The deposits for this branch were sold in October 1997.

Source: BSCB's prospectus

                                 EXHIBIT II-2
                           Historical Interest Rates


                                               Exhibit II-2
                                       Historical Interest Rates(1)



                                            Prime           90 Day          One Year         30 Year
              Year/Qtr. Ended               Rate            T-Bill           T-Bill           T-Bond
              ---------------               ----            ------           ------           ------
              1991:  Quarter 1              8.75%            5.92%             6.24%          8.26%
                     Quarter 2              8.50%            5.72%             6.35%          8.43%
                     Quarter 3              8.00%            5.22%             5.38%          7.80%
                     Quarter 4              6.50%            3.95%             4.10%          7.47%

              1992:  Quarter 1              6.50%            4.15%             4.53%          7.97%
                     Quarter 2              6.50%            3.65%             4.06%          7.79%
                     Quarter 3              6.00%            2.75%             3.06%          7.38%
                     Quarter 4              6.00%            3.15%             3.59%          7.40%

              1993:  Quarter 1              6.00%            2.95%             3.18%          6.93%
                     Quarter 2              6.00%            3.09%             3.45%          6.67%
                     Quarter 3              6.00%            2.97%             3.36%          6.03%
                     Quarter 4              6.00%            3.06%             3.59%          6.34%

              1994:  Quarter 1              6.25%            3.56%             4.44%          7.09%
                     Quarter 2              7.25%            4.22%             5.49%          7.61%
                     Quarter 3              7.75%            4.79%             5.94%          7.82%
                     Quarter 4              8.50%            5.71%             7.21%          7.88%

              1995:  Quarter 1              9.00%            5.86%             6.47%          7.43%
                     Quarter 2              9.00%            5.57%             5.63%          6.63%
                     Quarter 3              8.75%            5.42%             5.68%          6.51%
                     Quarter 4              8.50%            5.09%             5.14%          5.96%

              1996:  Quarter 1              8.25%            5.14%             5.38%          6.67%
                     Quarter 2              8.25%            5.16%             5.68%          6.87%
                     Quarter 3              8.25%            5.03%             5.69%          6.92%
                     Quarter 4              8.25%            5.18%             5.49%          6.64%

              1997:  Quarter 1              8.50%            5.32%             6.00%          7.10%
                     Quarter 2              8.50%            5.17%             5.66%          6.78%
                     Quarter 3              8.50%            5.10%             5.44%          6.40%
                     Quarter 4              8.50%            5.34%             5.48%          5.92%
               January 2, 1998              8.50%            5.29%             5.42%          5.84%

               (1)   End of period data.

               Source:   SNL Securities.

                                 EXHIBIT III-1
            General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              January 7, 1998(1)

                                                  Primary            Operating Total            Fiscal  Conv.   Stock   Market
Ticker Financial Institution               Exchg. Market             Strat.(2) Assets  Offices   Year   Date    Price   Value
------ ----------------------------------- ------ -----------------  --------  ------  -------   ----   -----   ------  ------
                                                                               ($Mil)                           ($)     ($Mil)

California Companies
--------------------
AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.      46,800     368   12-31   10/72   64.69   6,107
GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.      39,229     246   12-31   05/59   96.94   5,503
GSB    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.      16,433     154   06-30   10/83   37.62   1,898
CSA    Coast Savings Financial of CA       NYSE   California         R.E.       9,040      92   12-31   12/85   67.50   1,258
DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift     5,854      85   12-31   01/71   28.87     772
FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.       4,105      25   12-31   12/83   38.69     410
BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.       3,920      37   12-31     /     12.87     249
WES    Westcorp Inc. of Orange CA          NYSE   California         Div.       3,757      26   12-31   05/86   17.25     453
BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.       3,162      41   12-31   05/86   37.25     463
PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift     2,615      23   03-31   03/96   20.50     367
CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift     2,305      18   12-31   10/91   44.00     262
AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.       2,251      36   12-31     /     54.00     325
HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift     1,050      19   06-30   06/95   18.25     115
REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift       967      14   12-31   04/94   19.81     142
ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.         902       9   12-31     /     19.25     151
HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift       891       6   12-31     /     20.37      63
QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.         847       8   06-30   12/93   20.50      96
PROV   Provident Fin. Holdings of CA       OTC    Southern CA        M.B.         641       9   06-30   06/96   21.00     102
HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.         516       8   12-31     /     32.75      75
MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift       410       7   12-31   02/95   19.75      64
SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift       409       8   06-30   06/95   17.75      42
BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift       125       3   12-31   01/96   13.25      11
Florida Companies
-----------------
OCN    Ocwen Financial Corp. of FL         OTC    Southeast FL       Div.       2,956       1   12-31     /     25.00   1,513
BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.       2,845      60   12-31   11/83   17.00     379
BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift     2,145      14   09-30   12/85   15.37     147
FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift     1,808      40   09-30   09/93   43.12     218
HARB   Harbor FSB, MHC of FL (46.6)        OTC    Eastern FL         Thrift     1,131      23   09-30   01/94   66.75     332

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              January 7, 1998(1)

                                                  Primary            Operating Total            Fiscal  Conv.   Stock   Market
Ticker Financial Institution               Exchg. Market             Strat.(2) Assets  Offices   Year   Date    Price   Value
------ ----------------------------------- ------ -----------------  --------  ------  -------   ----   -----   ------  ------
                                                                               ($Mil)                           ($)     ($Mil)
Florida Companies (continued)
-----------------------------
FFFL   Fidelity FSB, MHC of FL (47.7)      OTC    Southeast FL       Thrift     1,046      20   12-31   01/94   31.50     214
CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift       709      20   12-31   10/94   35.25     180
FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift       383       9   12-31   01/94   21.75      83

Mid-Atlantic Companies
----------------------
DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.      19,413      91   12-31   08/86   28.75   2,918
SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.      14,601     120   12-31   08/86   20.25   1,808
GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift    13,094      74   12-31   01/94   71.88   3,078
ASFC   Astoria Financial Corp. of NY       OTC    NY City, NY        Thrift     7,904      45   12-31   11/93   56.44   1,166
LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.       5,931      36   09-30   04/94   50.12   1,204
ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY,MA,VT   Thrift     3,717      72   12-30   04/92   49.62     639
ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift     3,692      15   12-31   06/93   33.44     588
RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.       3,474       6   12-31   01/97   24.12   1,053
NYB    New York Bancorp, Inc. of NY        NYSE   Southeastern NY    Thrift     3,244      29   09-30   01/88   39.12     834
SIB    Staten Island Bancorp of NY (3)     NYSE   New York City      Thrift     2,466 P    16   12-31   12/97   20.18     867
MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.       2,316      18   03-31   08/94   29.94     355
CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.       2,278      56   06-30   06/96   20.37     331
HARS   Harris SB, MHC of PA (24.3)         OTC    Harrisburg PA      M.B.       2,110      31   12-31   01/94   19.87     671
NWSB   Northwest SB, MHC of PA (30.7)      OTC    Pennsylvania       Thrift     2,101      53   06-30   11/94   14.62     684
RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift     2,035      28   06-30   03/94   36.31     316
HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift     1,833      20   12-31   09/93   22.94     201
QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift     1,541      13   12-31   11/93   39.12     591
JSB    JSB Financial, Inc. of NY           NYSE   New York City NY   Thrift     1,531      13   12-31   06/90   50.37     499
WSFS   WSFS Financial Corp. of DE (3)      OTC    Wilmington         Div.       1,496      16   12-31   11/86   20.00     249
OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift     1,489      10   12-31   07/96   37.50     307
DIME   Dime Community Bancorp of NY        OTC    New York City NY   Thrift     1,385      15   06-30   06/96   22.37     282
PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift     1,364      17   06-30   07/94   33.12     160
MFSL   Maryland Fed. Bancorp of MD         OTC    Pr. Georges Co.    Thrift     1,157 J    25   02-28   06/87   35.00     226
YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift     1,156      22   06-30   02/84   25.75     227
FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift     1,045      16   12-31   07/92   48.50     388
PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift     1,005      28   06-30   07/87   32.62     167

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              January 7, 1998(1)

                                                  Primary            Operating Total            Fiscal  Conv.   Stock   Market
Ticker Financial Institution               Exchg. Market             Strat.(2) Assets  Offices   Year   Date    Price   Value
------ ----------------------------------- ------ -----------------  --------  ------  -------   ----   -----   ------  ------
                                                                               ($Mil)                           ($)     ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------
FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift       960       7   12-31   11/95   23.25     186
PSBK   Progressive Bank, Inc. of NY (3)    OTC    Southeast NY       Thrift       885      17   12-31   08/84   37.75     145
PKPS   Poughkeepsie Fin. Corp. of NY       OTC    Southeast NY       Thrift       884      13   12-31   11/85   11.00     139
PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift       822       9   12-31   06/90   19.69     105
MBB    MSB Bancorp of Middletown NY (3)    AMEX   Southeastern NY    Thrift       814 J    16   12-31   09/92   35.75     102
GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift       802      13   12-31   03/96   18.87     150
IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift       735      10   09-30   10/94   17.50     192
SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift       703      16   12-31   10/95   23.50     108
FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift       681       7   12-31   06/95   19.00     124
TSBS   Peoples Bcrp, MHC of NJ (35.9)      OTC    Central NJ         Thrift       639      14   12-31   08/95   43.00     389
THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift       625      14   06-30   07/94   29.00     119
FSNJ   Bayonne Banchsares of NJ            OTC    Northern NJ        Thrift       609       4   03-31   08/97   13.56     122
FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift       582      18   12-31   12/88   34.25      82
AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC    East-Central NY    Thrift       529      12   12-31   12/95   19.25      83
PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift       526       4   09-30   09/86   27.00      83
FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift       525      10   12-31   04/87   30.00      81
LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift       518       8   07-31   12/93   25.25     105
PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    Thrift       437       9   12-31   07/83   16.50      66
CNY    Carver Bancorp, Inc. of NY          AMEX   New York, NY       Thrift       416       7   03-31   10/94   16.62      38
RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift       407       6   12-31   03/87   27.25      65
SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift       401       4   12-31   04/93   34.25      71
FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift       381       8   09-30   06/88   29.25      45
FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift       373       5   09-30   01/95   37.00      45
PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift       372       8   12-31   11/89   26.00      74
FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift       358       9   12-31   01/95   28.00      66
HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift       345       4   09-30   08/87   29.37      49
WSBI   Warwick Community Bncrp of NY (3)   OTC    Southeast NY       Thrift       340 P     4   05-31   12/97   16.44     105
LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift       324       6   12-31   01/96   20.50      53
CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift       322       7   06-30   03/87   30.00      65
EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift       315       4   09-30   09/93   53.00      32
YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift       313       4   09-30   04/96   19.75      60
FIBC   Financial Bancorp, Inc. of NY       OTC    New York, NY       Thrift       297       5   09-30   08/94   24.12      41
CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift       290       4   09-30   04/96   18.12      84

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              January 7, 1998(1)

                                                  Primary            Operating Total            Fiscal  Conv.   Stock   Market
Ticker Financial Institution               Exchg. Market             Strat.(2) Assets  Offices   Year   Date    Price   Value
------ ----------------------------------- ------ -----------------  --------  ------  -------   ----   -----   ------  ------
                                                                               ($Mil)                            ($)    ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------
LFED   Leeds FSB, MHC of MD (36.3)         OTC    Baltimore MD       Thrift       285       1   06-30   05/94   21.88     113
FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift       285       4   09-30   04/96   19.75      57
WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift       282       5   06-30   11/93   35.12      61
PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift       273       6   09-30   04/96   18.25      36
WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift       268 J     4   07-31     /      9.00      39
WYNE   Wayne Bancorp of NJ                 OTC    Northern NJ        Thrift       267       0   12-31   06/96   26.75      54
IFSB   Independence FSB of DC              OTC    Washington DC      Ret.         258 J     2   12-31   06/85   17.00      22
GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift       249       7   12-31   03/95   30.75     101
SKAN   Skaneateles Bancorp Inc of NY (3)   OTC    Northwest NY       Thrift       248       9   12-31   06/86   22.25      32
ESBK   The Elmira SB FSB of Elmira NY (3)  OTC    NY,PA              Thrift       228       6   12-31   03/85   30.00      22
SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift       228       4   04-30   11/94   32.00      57
HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift       217       9   03-31   08/94   25.25      43
LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift       210       6   06-30   02/87   32.50      47
PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift       206       9   12-31   07/97   18.87      52
PBHC   OswegoCity SB MHC of NY (46.1) (3)  OTC    Upstate NY         Thrift       193       5   12-31   11/95   29.00      56
PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift       181       3   06-30   12/95   16.87      54
PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift       179       6   12-31   04/97   18.25      38
SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift       174       3   12-31   06/95   26.87      33
AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift       160       5   12-31   10/96   18.56      27
SKBO   First Carnegie,MHC of PA (45.0)     OTC    Western PA         Thrift       147 J     3   03-31   04/97   18.75      43
PRBC   Prestige Bancorp of PA              OTC    Southwestern PA    Thrift       138       4   12-31   06/96   20.00      18
TPNZ   Tappan Zee Fin., Inc. of NY         OTC    Southeast NY       Thrift       124 J     1   03-31   10/95   18.75      28
GOSB   GSB Financial Corp. of NY           OTC    Southeast NY       Thrift       117       2   09-30   07/97   17.50      39
WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift       110       2   03-31   06/96   28.25      18
AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift       106       2   06-30   01/97   17.50      19
WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift        99       5   09-30   04/96   18.75      26
SHSB   SHS Bancorp, Inc. of PA             OTC    Pittsburgh         Thrift        90 P     4   12-31   10/97   16.87      14
ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift        71       2   09-30   07/93   40.50      10
PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift        48       3   12-31   07/96   19.75      11

Mid-West Companies
------------------

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              January 7, 1998(1)

                                                  Primary            Operating Total            Fiscal  Conv.   Stock   Market
Ticker Financial Institution               Exchg. Market             Strat.(2) Assets  Offices   Year   Date    Price   Value
------ ----------------------------------- ------ -----------------  --------  ------  -------   ----   -----   ------  ------
                                                                               ($Mil)                             ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
COFI   Charter One Financial of OH         OTC    OH,MI              Div.      15,197     221   12-31   01/88   62.37   3,091
CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK,IA     M.B.       7,207     107   06-30   12/84   35.69   1,155
SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.       4,549      52   12-31   05/87   26.50     905
MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift     3,371      20   12-31   01/90   35.75     545
CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.       3,295      35   03-31   01/92   39.50     513
GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.       2,894      45   12-31   03/94   50.37     696
FLGS   Flagstar Bancorp, Inc of MI         OTC    MI                 Thrift     2,033      15   12-31     /     19.81     271
ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.       1,955      35   03-31   07/92   36.00     326
DNFC   D&N Financial Corp. of MI           OTC    MI                 Ret.       1,754      37   12-31   02/85   25.94     235
STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift     1,661      23   09-30   06/93   50.75     266
FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.       1,560      44   12-31   11/89   33.75     309
FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.       1,547      28   12-31   08/83   29.50     312
ABCL   Allied Bancorp of IL                OTC    Chicago IL         M.B.       1,371      14   09-30   07/92   26.75     215
JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift     1,292 J    32   12-31   04/93   21.00     210
AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift     1,037      15   09-30   03/92   69.25     224
OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift       867      26   12-31   08/94   32.50     174
CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift       860      17   12-31   06/90   26.25     200
NASB   North American SB of MO             OTC    KS,MO              M.B.         737 J     7   09-30   09/85   53.13     118
GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Thrift       728      25   06-30   12/89   24.75     200
HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift       694      16   06-30   01/88   26.75     136
SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.         681      13   03-31   01/88   21.00     159
FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift       657      20   12-31   12/83   14.00     124
MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.         654      22   12-31   07/92   12.75      55
FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift       611      10   06-30   06/93   33.25     137
EMLD   Emerald Financial Corp of OH        OTC    Cleveland OH       Thrift       604      13   12-31     /     22.50     114
AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.         597       5   12-31   04/95   16.44      57
HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift       575      19   06-30   04/92   27.00      76
FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift       574       9   06-30   10/95   15.50     139
HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift       569       7   12-31   06/94   31.50     133
FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift       547      12   12-31   05/96   23.50     115
FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift       529       4   12-31   03/96   15.50      86
FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift       523 J     6   03-31   09/93   29.87     116
HFGI   Harrington Fin. Group of IN         OTC    Eastern IN         Thrift       521       3   06-30     /     12.75      42

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              January 7, 1998(1)

                                                  Primary           Operating  Total           Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2)  Assets  Offices   Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------   ------  -------   ----  -----  ------  ------
                                                                               ($Mil)                           ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       502       11    12-31     /    27.00     87
FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     498        5    09-30   12/93  24.75     69
CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     488        5    06-30   02/92  34.00    108
FFSX   First FS&LA. MHC of IA (46.1)       OTC    Western IA         Thrift     457       13    06-30   07/92  30.50     86
PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     434       12    03-31   04/94  29.75     63
SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     433       12    12-31   03/92  46.50     59
HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     418        3    06-30   01/94  16.75     48
MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       405        9    09-30   06/94  45.62     90
CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       405       12    09-30   09/93  22.12     60
FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     402       12    12-31   07/95  23.00     81
PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     402        5    12-31   03/94  28.87     54
WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     397        6    12-31   07/94  27.25     64
ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     393        8    12-31   03/87  19.87     64
FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     388       11    09-30   10/94  21.00     63
CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     387        8    09-30   12/95  25.31    105
PFSL   Pocahnts Fed, MHC of AR (47.0)      OTC    Northeast AR       Thrift     383        6    09-30   04/94  43.50     71
PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       383        9    06-30   12/92  20.50     53
FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     383        8    06-30   07/87  22.75     95
SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     375        6    12-31   06/92  29.75     79
INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     354       10    12-31   08/95  18.00     93
HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     346        9    09-30   03/95  28.62     71
SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     345        8    12-31   07/94  51.00     76
HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     343        5    12-31   09/96  17.87    123
KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     340        9    12-31   01/93  37.00     53
HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     327        9    12-31   06/90  28.25     48
WFI    Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       317 J      5    09-30   08/88  20.37     40
WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     309        1    12-31   06/92  27.00     67
FSFF   First SecurityFed Fin of IL         OTC    Chicago            Thrift     303 P      5    12-31   10/97  15.75    101
GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     293        6    06-30   11/90  18.75     43
PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     291        6    09-30   07/87  22.00     75
CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     278        7    12-31   05/96  21.00     54
EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     275        5    09-30   10/94  34.25     68
FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       261        1    06-30   04/87  30.75     32

RP FINANCIAL, LC.
----------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              January 7, 1998(1)

                                                  Primary           Operating  Total           Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2)  Assets  Offices   Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------   ------  -------   ----  -----  ------  ------
                                                                               ($Mil)                           ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     256        4    09-30   03/94  28.62     47
WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift     250        6    03-31   06/93  29.00     65
EBI    Equality Bancorp of MO              NYSE   St Louis           Thrift     249 P      3    03-31   12/97  14.12     35
GFED   Guaranty Fed Bancshares of MO       OTC    Southwest MO       Thrift     249 P      4    06-30   12/97  12.87     80
CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     242        8    06-30   12/93  24.25     46
FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     235        4    06-30   08/87  10.25     29
OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     235        4    12-31   02/93  27.00     33
FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     231        7    12-31   01/88  31.25     37
LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     228 J      5    09-30   03/94  23.00     39
MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     224        2    06-30   06/93  30.62     39
BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     215        3    07-31   12/96  21.12     53
FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     215        4    12-31   03/96  19.75     64
CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     212        3    09-30   04/95  20.12     52
MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     210        2    09-30   10/94  15.37     35
MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     207 J      9    12-31   07/92  28.37     46
WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     205        7    12-31   04/95  18.62     36
FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     204        6    09-30   06/92  20.25     32
HCBB   HCB Bancshares of AR                OTC    Southern AR        Thrift     200 J      6    06-30   05/97  14.75     39
LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     200        4    12-31   02/95  27.25     25
NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     190        3    12-31   06/95  21.75     38
FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     182        3    06-30   04/93  18.00     26
MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     180        2    06-30   03/93  26.25     47
PULB   Pulaski SB, MHC of MO (29.8)        OTC    St. Louis MO       Thrift     179        5    09-30   05/94  31.37     66
PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     175        3    12-31   08/96  18.87     46
EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     172        3    12-31   07/96  18.87     23
FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     167        6    06-30   08/93  23.50     50
BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     165        3    06-30   03/95  16.25     43
JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     164        4    12-31   04/95  28.50     36
SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     163        8    06-30   04/94  20.50     33
FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     163        6    06-30   12/93  31.50     34
HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift     162        3    12-31   04/97  17.12     36
QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     157 J      2    06-30   04/95  29.75     41
MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     150        4    12-31   11/92  18.25     19

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              January 7, 1998(1)

                                                  Primary           Operating  Total           Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2)  Assets  Offices   Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------   ------  -------   ----  -----  ------  ------
                                                                               ($Mil)                           ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     143        2    12-31   09/96  15.63     43
RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     140 J      3    12-31   12/96  18.75     22
GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     140        3    12-31   06/95  19.00     32
FKKYD  Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     133        3    06-30   07/95  17.75     29
CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift     130 J      3    03-31   12/95  16.75     22
MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     126 J      6    09-30   10/92  11.50     19
PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     123        4    12-31   12/93  21.00     20
NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     122        2    12-31   12/93  18.25     26
HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     117        3    03-31   09/95  18.25     16
FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     113        2    09-30   10/93  14.25     14
ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     112        1    06-30   04/95  13.25     23
UCBC   Union Community Bancorp of IN       OTC    W.Central IN       Thrift     112 P      1    12-31   12/97  14.31     44
BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     111        5    09-30   04/95  22.00     22
HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109 J      2    09-30   10/95  16.75     34
DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     108        1    09-30   11/96  20.50     40
CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift     107        2    06-30   09/96  21.75     22
FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift     104        2    06-30   10/96  22.12     38
AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift     103        4    12-31   04/96  16.50     16
PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     103        2    06-30   04/97  18.00     32
MONT   Montgomery Fin. Corp. of IN         OTC    Westcentral IN     Thrift     102        4    06-30   07/97  13.06     22
FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      98        2    09-30   06/95  14.87     22
CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      97        5    12-31   06/96  19.00     31
NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      97        3    03-31   10/94  20.75     17
INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        96        3    06-30   12/94  20.50     19
THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      95 J      4    06-30   08/95  22.25     18
GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      94        1    06-30   01/94  17.06     17
WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      94        1    12-31   08/94  20.00     42
CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      94        3    06-30   02/95  16.16     15
HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      94        3    09-30   10/94  14.50     13
FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      88        1    06-30   04/96  18.25     26
KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      88        2    06-30   08/95  14.81     19
HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      88        3    06-30   06/94  12.00     10
SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      88        2    06-30   01/94  14.50     23

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              January 7, 1998(1)

                                                  Primary           Operating  Total           Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2)  Assets  Offices   Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------   ------  -------   ----  -----  ------  ------
                                                                               ($Mil)                           ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      86 J      2    09-30   09/96  15.00     22
LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      86        1    12-31   06/95  17.25     22
PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      86        1    12-31   11/96  21.37     46
SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      84        3    06-30   03/95  24.25     19
FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        84        2    12-31   10/93  21.00      9
PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      81 J      1    09-30   02/95  23.37     19
MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      77        2    06-30   02/95  19.00     23
HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      70        1    06-30   12/96  18.50     17
MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      70 J      1    09-30   03/95  18.50     14
ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      70        2    06-30   03/95  14.25      7
CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      60        1    12-31   01/95  18.87     17
NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      60        2    09-30   06/95  18.50     13
LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      59 J      1    09-30   06/96  17.37     20
MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      56        2    09-30   03/97  16.00     21
CSBF   CSB Financial Group Inc of IL (3)   OTC    Centralia IL       Thrift      49        2    09-30   10/95  13.50     12
FLKY   First Lancaster Bncshrs of KY       OTC    Central KY         Thrift      47        1    06-30   07/96  16.00     15
RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      47        1    06-30   04/96   9.62     24
HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      42        2    09-30   02/95  21.00      7
HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      41        1    06-30   07/96  18.50      9
LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38        1    09-30   04/96  16.75      9
JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      35        1    03-31   12/95  16.00     12
New England Companies
---------------------
PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC    Southwestern CT    Div.     7,731       97    12-31   07/88  37.50  2,292
WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   6,811       77    12-31   12/86  66.87    906
PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH,MA           Div.     6,056      132    12-31   12/86  44.75  1,230
CFX    CFX Corp of NH (3)                  AMEX   NH,MA              M.B.     2,821       43    12-31   02/87  29.81    715
EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   2,097       19    09-30   02/87  54.69    345
SISB   SIS Bancorp Inc of MA (3)           OTC    Central MA         Div.     1,453       24    12-31   02/95  39.00    218
ANDB   Andover Bancorp, Inc. of MA (3)     OTC    MA,NH              M.B.     1,281       12    12-31   05/86  39.75    205
FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,210       15    12-31   08/87  22.00    166

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              January 7, 1998(1)

                                                  Primary           Operating  Total           Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2)  Assets  Offices   Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------   ------  -------   ----  -----  ------  ------
                                                                               ($Mil)                           ($)   ($Mil)
New England Companies (continued)
---------------------------------
AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,129       12    12-31   10/95  37.00    240
MDBK   Medford Bank of Medford, MA (3)     OTC    Eastern MA         Thrift   1,106       16    12-31   03/86  39.50    179
FAB    FirstFed America Bancorp of MA      AMEX   MA, RI             M.B.     1,036       12    03-31   01/97  21.75    189
FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     987       12    12-31   06/87  38.25    103
BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       961       10    12-31   10/95  22.00    124
MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     933       14    12-31   05/86  48.00    171
DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     922       11    12-31   07/86  29.62    153
MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     831       14    12-31   06/96  26.12    138
PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     717       14    12-31   10/86  23.00     76
NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     701       19    12-31   11/86  31.75    172
NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     617 M      7    12-31   06/94  37.75     92
BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     610       15    12-31   12/81  48.37    112
MWBX   MetroWest Bank of MA (3)            OTC    Eastern MA         Thrift     586       11    12-31   10/86   8.87    124
SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       520        5    12-31   07/86   4.87     81
SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     512       11    12-31   07/86  43.00     83
ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       502        8    12-31   06/86  20.00     74
EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       443        9    02-31   09/86  32.19     72
BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     424        3    12-31   07/86  21.88    111
WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       364        6    12-31   07/86  22.62     86
LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     353        5    12-31   05/86  16.25     70
CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     344 J      8    03-31   10/86  29.25     57
NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     319       10    12-31   05/86  21.00     44
NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     317       13    06-30   02/86  13.00     50
NBN    Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     265        8    06-30   08/87  18.62     36
ANE    Alliance Bancorp of CT (3)          AMEX   Northern CT        Thrift     242        7    12-31   12/86  16.62     27
HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     216        5    12-31   12/88  28.75     37
IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     203        5    12-31   05/93  15.63     37
HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     201        2    12-31   08/88  23.19     43
FCME   First Coastal Corp. of ME (3)       OTC    Southern ME        Thrift     149        7    12-31     /    14.87     20
KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       146 J      8    12-31   06/93  22.50     28
MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     129        4    04-30   12/87  25.00     22
NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.       105        3    12-31     /    10.75     11
FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      96        2    09-30   03/96  20.50     30

 RP FINANCIAL, LC.
 ---------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              January 7, 1998(1)


                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------- ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 New England Companies (continued)
----------------------------------

 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      61        2   03-31   11/89  30.00      7


 North-West Companies
 --------------------

 WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    95,608      290   12-31   03/83  65.12 16,747
 WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,720       89   09-30   11/82  32.00  1,520
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     2,047       31   12-31     /    38.00    306
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,870       41   06-30     /    22.00    166
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift   1,074 J     16   03-31   11/95  27.50    282
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     980        7   09-30   10/95  21.75    218
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     531       12   03-31   08/86  18.25    136
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       451        6   12-31   12/85  18.50     75
 CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     426       11   06-30   08/92  13.25     45
 RVSB   Riverview Bancorp of WA             OTC    Southwest WA       Thrift     282        9   03-31   10/97  17.87    110
 OTFC   Oregon Trail Fin. Corp of OR        OTC    Baker City         Thrift     260 P      2   06-30   10/97  17.25     81
 FBNW   FirstBank Corp of Clarkston WA      OTC    West. WA/East ID   Thrift     178        5   03-31   07/97  18.87     37
 EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     110 P      3   12-31   01/97  17.25     45


 South-East Companies
 --------------------

 FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,713       32   09-30   11/83  53.37    340
 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,486       20   12-31   10/94  36.12    356
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.     1,269       31    9-30   12/83  32.87    254
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     873       14   03-31   04/86  22.00    125
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     867        8   06-30   12/95  15.37    264
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     702       19   12-31   08/92  78.50    130
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     669       19   12-31   12/85  28.50    151
 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       605       12   12-31   11/80  18.75     93
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     567       11   12-31   10/94  38.97    176
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     494        9   09-30   09/90  23.50    109
 FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift     482        5   06-30   07/97  40.12    178

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              January 7, 1998(1)


                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 South-East Companies (continued)
 --------------------------------

 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     404        9   09-30   04/95  22.81     78
 CFBC   Community First Bnkg Co. of GA      OTC    Westcentral GA     Thrift     395       12   12-31   07/97  43.25    104
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     360       16   03-31   08/91  23.37     70
 FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       337        9   03-31   03/86  35.00     96
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     295        5   06-30   01/94  24.50     90
 UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       286        9   12-31   07/80  19.00     58
 ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     274        4   12-31   07/96  23.37     63
 PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     256 J      6   09-30   10/93  63.00     95
 SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     241        2   09-30   10/96  19.00     85
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       238        4   12-31   12/86  20.12     41
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     233        8   12-31     /    69.00     53
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     216        2   09-30   03/96  20.00     93
 ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       192        4   12-31   07/90   3.94      4
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     183        4   03-31   03/88  27.62     35
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     179        5   09-30   07/95  25.00     45
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     178        3   09-30   04/96  18.00     77
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     156 J      9   09-30   02/87   8.81     27
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     139        3   09-30   08/94  34.75     40
 GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     131        3   12-31   04/97  19.50     67
 PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     127        2   06-30   12/95  10.75     30
 CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     114        4   06-30   11/96  18.56     34
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     110        3   12-31   12/93  24.00     21
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift     109        5   12-31   07/95  20.12     18
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107        3   12-31   01/95  15.50     20
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     105 J      4   06-30   10/95  18.12     22
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     105        2   12-31   04/96  22.12     42
 CENB   Century Bancshares of NC (3)        OTC    Charlotte NC       Thrift     101        1   06-30   12/96  84.75     34
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      97 J      2   09-30   02/95  22.37     19
 PEDE   Great Pee Dee Bancorp of SC         OTC    Northeast SC       Thrift      78 P      1   06-30   12/97  15.75     34
 SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      71        1   09-30   12/96  18.25     21
 SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      64        2   09-30   04/96  10.12     19
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46        1   06-30   07/94  22.50     16
 MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      35        1   12-31   07/96  17.00     16

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700
                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              January 7, 1998(1)


                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  ----   -----   ------
                                                                               ($Mil)                          ($)   ($Mil)
 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,930       37   12-31     /    34.87    174
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       319        5   03-31   06/93  22.00     36
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     234        6   09-30   04/96  22.75     56
 FFDB   FirstFed Bancorp of AL              OTC    Central AL         Thrift     176        7   03-31   11/91  21.00     24
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     116        2   09-30   01/95  23.75     24
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift     110        1   06-30   06/95  21.62     17
 AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     106        3   12-31   08/86  11.00     13


 Western Companies (Excl CA)
 ---------------------------
 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,513       26   12-31   01/96  23.62    389
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     999       35   06-30   01/94  26.75    149
 GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       574       16   12-31   03/84  24.75    169
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     103        4   12-31   09/86  25.50     31
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      88        2   12-31   09/93  15.00     18
 HCBC   High Country Bancorp of CO          OTC    Salida             Thrift      87 P      2   12-31   12/97  15.50     21
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      60        1   09-30   03/96  15.44     15

 Other Areas
 -----------



 NOTES: (1) Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)
        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
        (3) FDIC savings bank.

 Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

 Date of Last Update: 01/07/98

                                 EXHIBIT III-2
                Financial Analysis of All Publicly-Traded MHCs

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                 Exhibit III-2
                          Market Pricing Comparatives
                         Prices As of January 2, 1998

                                           Market       Per Share Data
                                       Capitalization  ---------------            Pricing Ratios(3)
                                       ---------------  Core    Book   ---------------------------------------
                                       Price/   Market  12-Mth  Value/
Financial Institution                 Share(1)   Value  EPS(2)  Share   P/E     P/B    P/A     P/TB    P/CORE
---------------------                 ------- -------  ------- ------- ------- ------- ------- ------- --------
                                        ($)    ($Mil)    ($)     ($)    (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                    24.29   183.75   1.08   14.89   20.01  165.51   20.36  169.34   20.97
MHC Institutions                        26.33   104.10   0.71   10.73   26.50  246.27   29.27  243.53   26.52

Comparable Group
----------------

MHC Institutions
----------------
CMSV  Commty. Svgs, MHC of FL (48.5)    35.25    87.07   0.98   15.79      NM  223.24   25.32  223.24      NM
FFFL  Fidelity FSB, MHC of FL (47.7)    31.50   101.56   0.79   12.65      NM  249.01   20.43  250.60      NM
SKBO  First Carnegie, MHC of PA (45.0)  18.75    19.41   0.33   10.52      NM  178.23   29.31  178.23      NM
FFSX  First FS & LA, MHC of IA (46.1)   30.50    39.74   1.15   14.08   25.85  216.62   18.91  218.48   26.52
FSLA  First SB SLA MHC of NJ (47.5)(7)  48.50   165.09   1.19   12.39      NM      NM   37.18      NM      NM
GDVS  Greater DV SB, MHC of PA (19.9)   30.75    19.99   0.68    8.85      NM  347.46   40.44  347.46      NM
HARB  Harbor FSB, MHC of FL (46.6)(7)   66.75   154.59   2.66   19.47   24.91  342.84   29.35      NM   25.09
HARS  Harris SB, MHC of PA (24.3)       19.87   162.32   0.46    5.12      NM      NM   31.81      NM      NM
JXSB  Jcksnville SB, MHC of IL (45.6)   28.50    16.53   0.80   13.63      NM  209.10   22.07  209.10      NM
LFED  Leeds FSB, MHC of MD (36.3)       21.88    41.20   0.64    9.16      NM  238.86   39.72  238.86      NM
NWSB  Northwest SB, MHC of PA (30.7)    14.62   209.83   0.41    4.33      NM  337.64   32.54      NM      NM
PBHC  Oswego City SB MHC of NY (46.1)   29.00    25.58   0.94   11.95   27.62  242.68   28.80  289.13      NM
PBCT  Peoples Bank, MHC of CT (40.1)    37.50   916.99   0.93   11.41   26.04  328.66   29.65  328.95      NM
TSBS  Peoples Bcrp, MHC of NJ (35.9)(7) 43.00   139.62   0.61   11.97      NM      NM   60.88      NM      NM
PERT  Perpetual of SC, MHC (46.8)(7)    63.00    44.42   1.58   20.13      NM  312.97   37.01  312.97      NM
PFSL  Pocahnts Fed, MHC of AR (47.0)(7) 43.50    33.45   1.44   14.86   29.79  292.73   18.52  292.73      NM
PHSB  Ppls Home SB, MHC of PA (45.0)    18.87    23.44   0.54   10.22      NM  184.64   25.23  184.64      NM
PULB  Pulaski SB, MHC of MO (29.8)      31.37    19.57   0.90   11.39      NM  275.42   36.63  275.42      NM
PLSK  Pulaski SB, MHC of NJ (46.0)      18.25    17.37   0.54   10.36      NM  176.16   21.11  176.16      NM
SBFL  SB Fngr Lakes MHC of NY (33.1)    32.00    18.88   0.51   11.92      NM  268.46   25.06  268.46      NM
WAYN  Wayne S&L Co. MHC of OH (47.8)    29.00    31.18   0.76   10.58      NM  274.10   26.13  274.10      NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)    20.00    19.00   0.64   10.52      NM  190.11   44.45  190.11      NM
                                                  Dividends(4)                    Financial Characteristics(6)
                                            ----------------------- --------------------------------------------------------
                                                                                                Reported          Core
                                            Amount/         Payout   Total  Equity/  NPAs/  ---------------- ---------------
Financial Institution                        Share   Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                       ------- ------ -------  ------  ------- ------- ------- -------  ------- -------
                                              ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                        0.36    1.51   30.18    1,165   13.33    0.76    0.90     7.92    0.87    7.62
MHC Institutions                            0.51    1.86   14.77      961   11.97    0.60    0.86     7.94    0.81    7.33

Comparable Group
----------------

MHC Institutions
----------------
CMSV  Commty. Svgs, MHC of FL (48.5)        0.90    2.55      NM      709   11.34    0.41    0.80     7.04    0.73    6.45
FFFL  Fidelity FSB, MHC of FL (47.7)        0.90    2.86      NM    1,046    8.21    0.40    0.67     7.64    0.57    6.49
SKBO  First Carnegie, MHC of PA(45.0)       0.30    1.60      NM      147   16.45      NA    0.52     5.53    0.52    5.53
FFSX  First FS&LA. MHC of IA (46.1)         0.48    1.57   19.20      457    8.73    0.22    0.73     8.79    0.71    8.56
FSLA  First SB SLA MHC of NJ (47.5)(7)      0.48    0.99   17.15    1,045    9.50    0.57    0.90     9.64    0.94   10.06
GDVS  Greater DV SB, MHC of PA (19.9)       0.36    1.17   10.52      249   11.64    1.82    0.93     7.97    0.93    7.97
HARB  Harbor FSB, MHC of FL (46.6)(7)       1.40    2.10   24.51    1,131    8.56    0.43    1.22    14.68    1.21   14.58
HARS  Harris SB, MHC of PA (24.3)           0.22    1.11   11.57    2,110    8.20    0.65    0.92    11.11    0.81    9.83
JXSB  Jcksnville SB, MHC of IL (45.6)       0.45    1.58   25.65      164   10.56    0.79    0.65     6.02    0.65    6.02
LFED  Leeds FSB, MHC of MD (36.3)           0.56    2.56      NM      285   16.63    0.06    1.18     7.24    1.18    7.24
NWSB  Northwest SB, MHC of PA (30.7)        0.16    1.09   11.98    2,101    9.64    0.77    0.96     9.86    0.96    9.86
PBHC  OswegoCity SB MHC of NY (46.1)        0.28    0.97   13.70      193   11.87    0.91    1.06     9.23    0.95    8.26
PBCT  Peoples Bank, MHC of CT (40.1)        0.76    2.03      NM    7,731    9.02    0.76    1.16    13.69    0.75    8.84
TSBS  Peoples Bcrp, MHC of NJ (35.9)(7)     0.35    0.81   20.60      639   16.95    0.91    1.30     7.51    0.91    5.27
PERT  Perpetual of SC, MHC (46.8)(7)        1.40    2.22      NM      256   11.82    0.12    0.78     6.37    1.05    8.60
PFSL  Pocahnts Fed, MHC of AR (47.0)(7)     0.90    2.07   29.45      383    6.33    0.16    0.63    10.08    0.62    9.94
PHSB  Ppls Home SB, MHC of PA (45.0)        0.00    0.00    0.00      206   13.66    0.45    0.73     6.80    0.71    6.55
PULB  Pulaski SB, MHC of MO (29.8)          1.10    3.51      NM      179   13.30      NA    1.21     9.31    1.06    8.14
PLSK  Pulaski SB, MHC of NJ (46.0)          0.30    1.64   25.55      179   11.98    0.65    0.64     6.99    0.64    6.99
SBFL  SB Fngr Lakes MHC of NY (33.1)        0.40    1.25      NM      228    9.33    0.50    0.37     3.83    0.43    4.44
WAYN  Wayne S&L Co. MHC of OH (47.8)        0.62    2.14      NM      250    9.53    0.58    0.73     7.89    0.68    7.40
WCFB  Wbstr Cty FSB MHC of IA (45.2)        0.80    4.00      NM       94   23.38    0.07    1.43     6.14    1.43    6.14

(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT IV-1
                                 Stock Prices:
                             As of January 2, 1998


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                                           Exhibit IV-1
                                               Weekly Thrift Market Line - Part One
                                                   Prices As Of January 2, 1998


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------

SAIF-Insured Thrifts(298)                     24.26   5,864   190.3        24.26   24.26   23.54    3.02  263.66     0.00
NYSE Traded Companies(11)                     42.69  34,443 1,870.3        42.69   42.69   41.23    3.39  286.58     0.00
AMEX Traded Companies(16)                     19.31   3,147    59.8        19.31   19.31   18.74    2.75  351.97     0.00
NASDAQ Listed OTC Companies(271)              23.88   4,977   136.4        23.88   23.88   23.19    3.02  257.84     0.00
California Companies(21)                      30.49  20,146   987.6        30.49   30.49   29.49    3.22  147.05     0.00
Florida Companies(5)                          24.45  20,239   467.8        24.45   24.45   23.54    3.70  245.86     0.00
Mid-Atlantic Companies(59)                    26.79   6,418   182.0        26.79   26.79   25.99    2.96  256.92     0.00
Mid-West Companies(145)                       22.21   3,855   109.6        22.22   22.21   21.64    2.85  281.01     0.00
New England Companies(9)                      30.09   4,841   197.7        30.09   30.09   29.02    3.41  469.19     0.00
North-West Companies(8)                       22.55  10,725   302.3        22.56   22.55   21.90    3.28  136.22     0.00
South-East Companies(37)                      25.22   3,339    83.0        25.23   25.22   24.42    2.87  280.65     0.00
South-West Companies(7)                       22.43   1,898    49.3        22.43   22.43   21.32    4.77   62.96     0.00
Western Companies (Excl CA)(7)                20.94   4,792   113.0        20.94   20.94   20.24    3.95  390.35     0.00
Thrift Strategy(242)                          22.97   3,651    93.9        22.98   22.97   22.30    2.97  237.99     0.00
Mortgage Banker Strategy(34)                  31.50  15,884   697.0        31.50   31.50   30.60    3.09  345.55     0.00
Real Estate Strategy(9)                       23.60   6,471   142.8        23.60   23.60   23.23    1.40  195.18     0.00
Diversified Strategy(9)                       35.61  30,268 1,084.2        35.61   35.61   34.05    5.52  241.35     0.00
Retail Banking Strategy(4)                    19.79   4,615   104.8        19.79   19.79   19.29    3.89  473.23     0.00
Companies Issuing Dividends(252)              24.76   5,659   194.0        24.76   24.76   24.04    3.08  283.91     0.00
Companies Without Dividends(46)               21.46   7,001   170.1        21.46   21.46   20.82    2.68  146.87     0.00
Equity/Assets (greater than) 6%(23)           28.92  19,888   717.2        28.92   28.92   27.57    4.64  201.68     0.00
Equity/Assets 6-12%(143)                      26.94   5,932   219.1        26.94   26.94   26.21    2.60  284.14     0.00
Equity/Assets (less than) 12%(132)            21.07   3,736    86.0        21.07   21.07   20.47    3.17  221.61     0.00
Converted Last 3 Mths (no MHC)(7)             15.08   3,765    56.5        15.19   15.08   14.05   10.20    0.00     0.00
Actively Traded Companies(39)                 35.02  19,412   863.0        35.02   35.02   33.76    3.46  295.99     0.00
Market Value Below $20 Million(45)            18.46     875    15.0        18.46   18.46   17.94    2.58  255.59     0.00
Holding Company Structure(263)                24.37   5,653   188.8        24.37   24.37   23.63    3.14  248.98     0.00
Assets Over $1 Billion(60)                    34.70  19,901   774.5        34.70   34.70   33.41    3.88  288.49     0.00
Assets $500 Million-$1 Billion(47)            25.15   5,518   123.0        25.15   25.15   24.53    2.84  317.25     0.00
Assets $250-$500 Million(64)                  24.68   2,829    65.5        24.68   24.68   23.99    2.55  240.49     0.00
Assets less than $250 Million(127)            19.39   1,553    28.8        19.40   19.39   18.88    2.95  182.57     0.00
Goodwill Companies(120)                       28.09  10,333   345.5        28.09   28.09   27.17    3.44  289.22     0.00
Non-Goodwill Companies(178)                   21.82   3,030    91.9        21.83   21.82   21.24    2.76  228.43     0.00
Acquirors of FSLIC Cases(10)                  41.59  39,098 2,130.4        41.59   41.59   40.15    3.89  333.04     0.00



                                                      Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)
Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------

SAIF-Insured Thrifts(298)                         1.13    1.10   15.11   14.69   142.02
NYSE Traded Companies(11)                         2.46    2.27   21.35   20.59   304.41
AMEX Traded Companies(16)                         0.60    0.71   14.05   13.85   107.51
NASDAQ Listed OTC Companies(271)                  1.11    1.08   14.94   14.52   138.15
California Companies(21)                          1.64    1.51   17.12   16.44   253.58
Florida Companies(5)                              1.17    0.85   11.42   10.73   171.97
Mid-Atlantic Companies(59)                        1.32    1.29   16.21   15.57   164.91
Mid-West Companies(145)                           1.01    0.99   14.68   14.41   119.86
New England Companies(9)                          1.21    1.40   17.26   16.40   240.58
North-West Companies(8)                           1.07    1.02   13.72   13.23   129.11
South-East Companies(37)                          0.96    0.94   14.54   14.30   109.40
South-West Companies(7)                           1.36    1.32   15.18   14.43   195.12
Western Companies (Excl CA)(7)                    0.94    0.94   14.14   13.57    91.98
Thrift Strategy(242)                              1.04    1.03   15.20   14.85   126.87
Mortgage Banker Strategy(34)                      1.62    1.50   15.42   14.48   223.26
Real Estate Strategy(9)                           1.50    1.41   13.51   13.22   192.93
Diversified Strategy(9)                           1.93    1.73   14.11   13.56   195.62
Retail Banking Strategy(4)                       -0.40   -0.49   12.47   11.90   188.65
Companies Issuing Dividends(252)                  1.17    1.15   15.31   14.85   139.72
Companies Without Dividends(46)                   0.86    0.83   13.98   13.77   154.74
Equity/Assets (greater than) 6%(23)               1.59    1.54   13.47   12.37   276.68
Equity/Assets 6-12%(143)                          1.34    1.29   14.96   14.33   176.60
Equity/Assets (less than) 12%(132)                0.86    0.85   15.49   15.36    90.01
Converted Last 3 Mths (no MHC)(7)                 0.53    0.53   12.36   12.36    54.50
Actively Traded Companies(39)                     1.86    1.86   16.86   16.18   215.66
Market Value Below $20 Million(45)                0.77    0.79   14.40   14.36   111.33
Holding Company Structure(263)                    1.10    1.07   15.38   14.97   139.24
Assets Over $1 Billion(60)                        1.75    1.70   16.74   15.52   233.55
Assets $500 Million-$1 Billion(47)                1.23    1.13   14.33   13.83   153.91
Assets $250-$500 Million(64)                      1.19    1.16   15.64   15.24   147.87
Assets less than $250 Million(127)                0.80    0.80   14.45   14.39    96.99
Goodwill Companies(120)                           1.38    1.34   15.32   14.24   184.01
Non-Goodwill Companies(178)                       0.96    0.94   14.98   14.98   115.39
Acquirors of FSLIC Cases(10)                      2.39    2.32   19.49   18.30   299.70

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of January 2, 1998

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(62)                       27.53  13,066   559.4        27.54   27.51   26.90    1.41  277.10     0.00
NYSE Traded Companies(3)                      40.27  62,433 2,287.9        40.52   39.90   39.77    0.72  185.79     0.00
AMEX Traded Companies(6)                      27.22   2,023    57.9        27.22   27.22   27.34   -0.45  143.61     0.00
NASDAQ Listed OTC Companies(53)               26.78  10,945   494.5        26.78   26.78   26.08    1.60  291.43     0.00
California Companies(1)                       19.25   7,847   151.1        19.25   19.25   18.00    6.94    0.00     0.00
Mid-Atlantic Companies(18)                    28.06  19,144   624.6        28.11   27.99   26.45    2.11  198.39     0.00
Mid-West Companies(2)                         11.56   1,687    18.0        11.56   11.56   11.25    2.55    0.00     0.00
New England Companies(32)                     27.09   4,460   131.2        27.09   27.09   26.97    0.66  304.57     0.00
North-West Companies(4)                       32.34  69,731 4,310.0        32.34   32.34   31.72    0.62  189.73     0.00
South-East Companies(5)                       32.54   2,076    46.6        32.54   32.54   32.15    2.43    0.00     0.00
Thrift Strategy(46)                           26.87   5,828   189.0        26.89   26.84   26.15    1.47  267.55     0.00
Mortgage Banker Strategy(7)                   25.60  26,545   725.3        25.60   25.60   25.35    1.34  304.58     0.00
Real Estate Strategy(4)                       20.94   5,823   118.5        20.94   20.94   20.38    3.19  571.22     0.00
Diversified Strategy(5)                       38.17  62,040 3,721.8        38.17   38.17   37.84    0.20  221.42     0.00
Companies Issuing Dividends(52)               29.48  13,781   631.7        29.48   29.48   29.13    1.38  277.32     0.00
Companies Without Dividends(10)               17.36   9,333   181.9        17.44   17.23   15.27    1.52  274.12     0.00
Equity/Assets (less than) 6%(5)               30.50  75,354 4,005.3        30.50   30.50   29.57    3.25  224.93     0.00
Equity/Assets 6-12%(40)                       28.83   6,295   241.6        28.83   28.83   28.66    0.66  295.62     0.00
Equity/Assets (greater than) 12%(17)          24.06   8,287   181.4        24.11   23.99   22.60    2.37   59.81     0.00
Converted Last 3 Mths (no MHC)(2)             18.31  24,698   486.4        18.69   17.75   10.09   -0.50    0.00     0.00
Actively Traded Companies(17)                 33.24  29,071 1,487.5        33.24   33.24   33.04    0.48  325.04     0.00
Market Value Below $20 Million(3)             16.75     801    13.1        16.75   16.75   16.08    4.02    0.00     0.00
Holding Company Structure(42)                 26.71  14,263   647.9        26.73   26.68   25.97    1.31  256.14     0.00
Assets Over $1 Billion(15)                    36.79  42,413 2,026.4        36.85   36.71   36.53    0.54  257.93     0.00
Assets $500 Million-$1 Billion(17)            28.06   5,320   121.2        28.06   28.06   27.99    0.19  261.53     0.00
Assets $250-$500 Million(13)                  21.70   3,572    72.0        21.70   21.70   19.90    1.43  312.82     0.00
Assets less than $250 Million(17)             23.62   1,523    30.4        23.62   23.62   23.09    3.04  271.67     0.00
Goodwill Companies(32)                        30.75  21,487 1,005.9        30.78   30.71   30.40    1.26  278.26     0.00
Non-Goodwill Companies(30)                    24.31   4,645   112.9        24.31   24.31   23.40    1.56  275.00     0.00
                                                     Current Per Share Financials
                                                 ----------------------------------------
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                            -------- ------- ------- ------- -------
                                                     ($)     ($)     ($)     ($)     ($)

Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(62)                            1.49    1.46   15.19   14.59   146.19
NYSE Traded Companies(3)                           1.81    1.74   18.07   13.18   184.80
AMEX Traded Companies(6)                           1.48    1.31   16.77   16.49   145.06
NASDAQ Listed OTC Companies(53)                    1.47    1.45   14.88   14.52   143.92
California Companies(1)                            1.52    1.52   12.32   12.27   114.89
Mid-Atlantic Companies(18)                         1.22    1.20   14.84   13.81   145.10
Mid-West Companies(2)                              0.26    0.25   11.05   10.69    36.41
New England Companies(32)                          1.84    1.74   13.93   13.44   161.31
North-West Companies(4)                            0.79    1.14   13.32   12.67   164.74
South-East Companies(5)                            1.42    1.41   27.07   27.07   100.38
Thrift Strategy(46)                                1.51    1.44   15.91   15.30   138.56
Mortgage Banker Strategy(7)                        1.31    1.31   11.72   11.40   147.45
Real Estate Strategy(4)                            1.78    1.67   11.27   11.24   105.38
Diversified Strategy(5)                            1.44    1.70   14.76   13.68   226.69
Companies Issuing Dividends(52)                    1.49    1.46   15.91   15.22   157.87
Companies Without Dividends(10)                    1.47    1.43   11.41   11.27    85.22
Equity/Assets (less than) 6%(5)                    0.99    1.11   10.09    9.61   197.39
Equity/Assets 6-12%(40)                            1.81    1.74   14.50   13.67   169.56
Equity/Assets (greater than) 12%(17)               1.00    1.00   18.07   17.89    84.40
Converted Last 3 Mths (no MHC)(2)                  0.65    0.60   13.40   13.19    55.20
Actively Traded Companies(17)                      1.86    1.85   15.74   15.00   196.87
Market Value Below $20 Million(3)                  0.56    0.58   14.54   14.29    58.18
Holding Company Structure(42)                      1.40    1.40   15.29   14.94   130.71
Assets Over $1 Billion(15)                         1.62    1.68   15.97   14.36   191.18
Assets $500 Million-$1 Billion(17)                 1.75    1.65   15.41   15.01   169.88
Assets $250-$500 Million(13)                       1.23    1.19   12.26   12.00   109.78
Assets less than $250 Million(17)                  1.37    1.32   16.44   16.29   116.73
Goodwill Companies(32)                             1.58    1.56   15.46   14.26   182.16
Non-Goodwill Companies(30)                         1.40    1.36   14.91   14.91   110.23

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                                               Exhibit IV-1 (continued)
                                                                       Weekly Thrift Market Line - Part One
                                                                           Prices As Of January 2, 1998

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(19)                      25.03   8,362    57.6        25.03   25.03   25.16   -0.52  357.27     0.00
BIF-Insured Thrifts(3)                        32.42  22,105   320.9        32.42   32.42   32.42   -0.20  376.49     0.00
NASDAQ Listed OTC Companies(22)               26.33  10,787   104.1        26.33   26.33   26.44   -0.47  366.88     0.00
Florida Companies(3)                          33.38   5,939    94.3        33.38   33.38   32.81    1.72    0.00     0.00
Mid-Atlantic Companies(11)                    22.67  11,091    59.8        22.67   22.67   22.77   -0.30    0.00     0.00
Mid-West Companies(6)                         27.87   2,111    25.2        27.87   27.87   28.50   -2.29  357.27     0.00
New England Companies(1)                      37.50  61,126   917.0        37.50   37.50   36.50    2.74  376.49     0.00
Thrift Strategy(20)                           26.02   5,898    46.0        26.02   26.02   26.23   -0.80  357.27     0.00
Mortgage Banker Strategy(1)                   19.87  33,779   162.3        19.87   19.87   19.62    1.27    0.00     0.00
Diversified Strategy(1)                       37.50  61,126   917.0        37.50   37.50   36.50    2.74  376.49     0.00
Companies Issuing Dividends(21)               26.80  11,289   109.1        26.80   26.80   26.93   -0.56  366.88     0.00
Companies Without Dividends(1)                18.87   2,760    23.4        18.87   18.87   18.69    0.96    0.00     0.00
Equity/Assets 6-12%(16)                       28.06  14,078   137.3        28.06   28.06   28.04    0.16  366.88     0.00
Equity/Assets >12%(6)                         22.17   2,887    24.5        22.17   22.17   22.61   -1.97    0.00     0.00
Holding Company Structure(2)                  29.00   1,917    25.6        29.00   29.00   30.00   -3.33    0.00     0.00
Assets Over $1 Billion(6)                     25.87  37,110   347.7        25.87   25.87   25.41    1.61  376.49     0.00
Assets $500 Million-$1 Billion(2)             35.25   5,095    87.1        35.25   35.25   34.62    1.82    0.00     0.00
Assets $250-$500 Million(5)                   27.13   3,423    37.4        27.13   27.13   27.75   -2.42  357.27     0.00
Assets less than $250 Million(9)              25.28   2,175    20.0        25.28   25.28   25.56   -0.99    0.00     0.00
Goodwill Companies(9)                         27.17  25,532   242.7        27.17   27.17   27.15    0.12  366.88     0.00
Non-Goodwill Companies(13)                    25.87   2,744    28.5        25.87   25.87   26.06   -0.79    0.00     0.00
MHC Institutions(22)                          26.33  10,787   104.1        26.33   26.33   26.44   -0.47  366.88     0.00



                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)
Market Averages. MHC Institutions
---------------------------------
SAIF-Insured Thrifts(19)                         0.71    0.68   10.73   10.66    95.77
BIF-Insured Thrifts(3)                           1.06    0.85   10.74   10.09   101.07
NASDAQ Listed OTC Companies(22)                  0.77    0.71   10.73   10.56    96.70
Florida Companies(3)                             1.00    0.89   14.22   14.18   146.68
Mid-Atlantic Companies(11)                       0.57    0.56    9.16    8.85    76.90
Mid-West Companies(6)                            0.89    0.85   12.04   12.02   106.40
New England Companies(1)                         1.44    0.93   11.41   11.40   126.48
Thrift Strategy(20)                              0.74    0.71   11.06   10.91    97.00
Mortgage Banker Strategy(1)                      0.52    0.46    5.12    4.53    62.47
Diversified Strategy(1)                          1.44    0.93   11.41   11.40   126.48
Companies Issuing Dividends(21)                  0.78    0.72   10.77   10.58    98.07
Companies Without Dividends(1)                   0.56    0.54   10.22   10.22    74.79
Equity/Assets 6-12%(16)                          0.82    0.75   10.89   10.64   109.96
Equity/Assets >12%(6)                            0.64    0.61   10.36   10.36    64.89
Holding Company Structure(2)                     1.05    0.94   11.95   10.03   100.68
Assets Over $1 Billion(6)                        0.83    0.65    8.38    8.15    97.01
Assets $500 Million-$1 Billion(2)                1.07    0.98   15.79   15.79   139.20
Assets $250-$500 Million(5)                      0.88    0.85   11.27   11.23   109.10
Assets less than $250 Million(9)                 0.67    0.65   11.04   10.83    87.71
Goodwill Companies(9)                            0.92    0.78    9.92    9.43   108.33
Non-Goodwill Companies(13)                       0.69    0.67   11.18   11.18    90.36
MHC Institutions(22)                             0.77    0.71   10.73   10.56    96.70


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of January 2, 1998

                                                                                        Price Change Data
                                             Market Capitalization       -------------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -------------------------
                                             Price/  Outst- Capital-                       Last    Last    Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week    Week    1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- -------   ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)       (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             64.69  94,411 6,107.4        64.69   64.69   64.12    0.89    245.01     0.00
CSA   Coast Savings Financial of CA(8)        67.50  18,644 1,258.5        67.50   67.50   65.69    2.76    483.91     0.00
CFB   Commercial Federal Corp. of NE          35.69  32,373 1,155.4        35.69   35.69   33.06    7.96    867.21     0.00
DME   Dime Bancorp, Inc. of NY*               28.75 101,492 2,917.9        28.75   28.75   28.75    0.00    185.79     0.00
DSL   Downey Financial Corp. of CA            28.87  26,754   772.4        28.87   28.87   28.37    1.76    165.84     0.00
EBI   Equality Bancorp of MO                  14.12   2,486    35.1        14.12   14.12   14.75   -4.27      N.A.     0.00
FED   FirstFed Fin. Corp. of CA               38.69  10,585   409.5        38.69   38.69   36.44    6.17    139.57     0.00
GSB   Glendale Fed. Bk, FSB of CA             37.62  50,456 1,898.2        37.62   37.62   36.31    3.61    131.51     0.00
GDW   Golden West Fin. Corp. of CA            96.94  56,770 5,503.3        96.94   96.94   92.62    4.66    270.14     0.00
GPT   GreenPoint Fin. Corp. of NY*            71.88  42,826 3,078.3        71.88   71.88   70.37    2.15      N.A.     0.00
JSB   JSB Financial, Inc. of NY               50.37   9,898   498.6        50.37   50.37   49.44    1.88    338.00     0.00
NYB   New York Bancorp, Inc. of NY(8)         39.12  21,319   834.0        39.12   39.12   37.87    3.30    451.76     0.00
SIB   Staten Island Bancorp of NY*            20.18  42,981   867.4        20.94   19.06   20.18    0.00      N.A.     N.A.
WES   Westcorp Inc. of Orange CA              17.25  26,256   452.9        17.25   17.25   16.00    7.81    135.33     0.00

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              23.37   2,697    63.0        23.37   23.37   23.37    0.00      N.A.     0.00
ANE   Alliance Bancorp of CT*                 16.62   1,627    27.0        16.62   16.62   17.00   -2.24    129.24     0.00
BKC   American Bank of Waterbury CT*          48.37   2,313   111.9        48.37   48.37   48.75   -0.78    157.97     0.00
BFD   BostonFed Bancorp of MA                 22.00   5,650   124.3        22.00   22.00   21.00    4.76      N.A.     0.00
CFX   CFX Corp of NH(8)*                      29.81  23,977   714.8        29.81   29.81   30.00   -0.63    150.50     0.00
CNY   Carver Bancorp, Inc. of NY              16.62   2,314    38.5        16.62   16.62   15.87    4.73    165.92     0.00
CBK   Citizens First Fin. Corp. of IL         21.00   2,584    54.3        21.00   21.00   18.62   12.78      N.A.     0.00
ESX   Essex Bancorp of VA(8)                   3.94   1,058     4.2         3.94    3.94    3.50   12.57    -76.48     0.00
FCB   Falmouth Co-Op Bank of MA*              20.50   1,455    29.8        20.50   20.50   20.25    1.23      N.A.     0.00
FAB   FirstFed America Bancorp of MA          21.75   8,707   189.4        21.75   21.75   21.25    2.35      N.A.     0.00
GAF   GA Financial Corp. of PA                18.87   7,973   150.5        18.87   18.87   18.37    2.72      N.A.     0.00
KNK   Kankakee Bancorp of IL                  37.00   1,426    52.8        37.00   37.00   36.37    1.73    270.00     0.00
KYF   Kentucky First Bancorp of KY            14.81   1,303    19.3        14.81   14.81   14.56    1.72      N.A.     0.00
MBB   MSB Bancorp of Middletown NY(8)*        35.75   2,844   101.7        35.75   35.75   33.81    5.74    257.50     0.00
PDB   Piedmont Bancorp of NC                  10.75   2,751    29.6        10.75   10.75   10.50    2.38      N.A.     0.00
SSB   Scotland Bancorp of NC                  10.12   1,914    19.4        10.12   10.12   10.12    0.00      N.A.     0.00
SZB   SouthFirst Bancshares of AL             22.37     848    19.0        22.37   22.37   21.50    4.05      N.A.     0.00
SRN   Southern Banc Company of AL             18.12   1,230    22.3        18.12   18.12   17.75    2.08      N.A.     0.00
SSM   Stone Street Bancorp of NC              22.12   1,898    42.0        22.12   22.12   22.12    0.00      N.A.     0.00
TSH   Teche Holding Company of LA             22.81   3,438    78.4        22.81   22.81   22.87   -0.26      N.A.     0.00
FTF   Texarkana Fst. Fin. Corp of AR          25.00   1,787    44.7        25.00   25.00   25.12   -0.48      N.A.     0.00
THR   Three Rivers Fin. Corp. of MI           22.25     824    18.3        22.25   22.25   20.69    7.54      N.A.     0.00
WSB   Washington SB, FSB of MD                 9.00   4,348    39.1         9.00    9.00    9.50   -5.26    620.00     0.00

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             30.75   1,038    31.9        30.75   30.75   29.75    3.36      N.A.     0.00
AFED  AFSALA Bancorp, Inc. of NY              18.56   1,440    26.7        18.56   18.56   18.62   -0.32      N.A.     0.00
ALBK  ALBANK Fin. Corp. of Albany NY          49.62  12,872   638.7        49.62   49.62   48.00    3.37    113.42     0.00
AMFC  AMB Financial Corp. of IN               16.50     964    15.9        16.50   16.50   15.87    3.97      N.A.     0.00
ASBP  ASB Financial Corp. of OH               13.25   1,700    22.5        13.25   13.25   13.50   -1.85      N.A.     0.00
ABBK  Abington Savings Bank of MA*            20.00   3,680    73.6        20.00   20.00   20.50   -2.44    504.23     0.00
AABC  Access Anytime Bancorp of NM            11.00   1,217    13.4        11.00   11.00   11.00    0.00     62.96     0.00
AFBC  Advance Fin. Bancorp of WV              17.50   1,084    19.0        17.50   17.50   17.62   -0.68      N.A.     0.00
AADV  Advantage Bancorp of WI(8)              69.25   3,236   224.1        69.25   69.25   67.25    2.97    652.72     0.00
AFCB  Affiliated Comm BC, Inc of MA(8)        37.00   6,493   240.2        37.00   37.00   37.37   -0.99      N.A.     0.00
                                                 Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA              3.94    3.37   20.17   17.13   495.70
CSA   Coast Savings Financial of CA(8)         2.94    3.14   25.21   24.92   484.90
CFB   Commercial Federal Corp. of NE           2.02    2.02   13.72   12.28   222.63
DME   Dime Bancorp, Inc. of NY*                1.30    1.28   10.38    9.88   191.28
DSL   Downey Financial Corp. of CA             1.49    1.43   15.61   15.41   218.81
EBI   Equality Bancorp of MO                   0.53    0.53    9.95    9.95   100.33
FED   FirstFed Fin. Corp. of CA                2.19    2.18   20.01   19.82   387.78
GSB   Glendale Fed. Bk, FSB of CA              1.76    2.11   18.39   16.46   325.68
GDW   Golden West Fin. Corp. of CA             5.93    5.83   45.36   45.36   691.01
GPT   GreenPoint Fin. Corp. of NY*             3.38    3.30   29.63   15.88   305.75
JSB   JSB Financial, Inc. of NY                2.97    2.64   35.91   35.91   154.68
NYB   New York Bancorp, Inc. of NY(8)          2.40    2.46    7.93    7.93   152.17
SIB   Staten Island Bancorp of NY*             0.74    0.65   14.19   13.77    57.38
WES   Westcorp Inc. of Orange CA               1.31    0.28   13.00   12.97   143.10

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*               0.97    0.94   17.22   17.22   101.60
ANE   Alliance Bancorp of CT*                  1.15    1.06   10.95   10.68   148.69
BKC   American Bank of Waterbury CT*           3.27    2.76   23.23   22.38   263.69
BFD   BostonFed Bancorp of MA                  1.16    1.05   14.48   13.94   170.04
CFX   CFX Corp of NH(8)*                       0.58    0.78   10.25    9.88   117.66
CNY   Carver Bancorp, Inc. of NY              -0.26    0.02   15.09   14.50   179.59
CBK   Citizens First Fin.Corp. of IL           0.63    0.56   14.79   14.79   107.57
ESX   Essex Bancorp of VA(8)                   0.20    0.18    0.03   -0.14   181.37
FCB   Falmouth Co-Op Bank of MA*               0.52    0.47   15.67   15.67    66.25
FAB   FirstFed America Bancorp of MA           0.06    0.54   14.52   14.52   118.99
GAF   GA Financial Corp. of PA                 0.94    0.91   14.72   14.58   100.63
KNK   Kankakee Bancorp of IL                   2.15    2.11   27.25   25.69   238.38
KYF   Kentucky First Bancorp of KY             0.78    0.77   11.29   11.29    67.60
MBB   MSB Bancorp of Middletown NY(8)*         0.79    0.52   21.15   10.38   286.18
PDB   Piedmont Bancorp of NC                  -0.11    0.25    7.56    7.56    46.00
SSB   Scotland Bancorp of NC                   0.66    0.65    7.61    7.61    33.65
SZB   SouthFirst Bancshares of AL             -0.03    0.25   16.06   16.06   114.72
SRN   Southern Banc Company of AL              0.12    0.43   14.58   14.43    85.72
SSM   Stone Street Bancorp of NC               0.86    0.86   16.32   16.32    55.20
TSH   Teche Holding Company of LA              1.12    1.07   15.81   15.81   117.54
FTF   Texarkana Fst. Fin. Corp of AR           1.61    1.61   15.32   15.32   100.01
THR   Three Rivers Fin. Corp. of MI            0.62    0.90   15.54   15.48   115.45
WSB   Washington SB, FSB of MD                 0.25    0.35    5.16    5.16    61.61

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN              1.84    0.91   21.75   21.33   251.38
AFED  AFSALA Bancorp, Inc. of NY               0.85    0.85   14.32   14.32   111.39
ALBK  ALBANK Fin. Corp. of Albany NY           2.89    2.87   26.69   23.51   288.76
AMFC  AMB Financial Corp. of IN                0.98    0.69   14.95   14.95   107.25
ASBP  ASB Financial Corp. of OH                0.64    0.60   10.30   10.30    66.15
ABBK  Abington Savings Bank of MA*             1.14    1.02    9.71    8.80   136.31
AABC  Access Anytime Bancorp of NM             1.26    1.17    7.51    7.51    86.80
AFBC  Advance Fin. Bancorp of WV               0.83    0.81   15.02   15.02    97.52
AADV  Advantage Bancorp of WI(8)               3.30    2.96   30.59   28.46   320.60
AFCB  Affiliated Comm BC, Inc of MA(8)         1.78    1.76   16.97   16.87   173.81

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of January 2, 1998

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                           52 Week (1)                % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High    Low     Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)        ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ALBC  Albion Banc Corp. of Albion NY          40.50     250    10.1        40.50   40.50   34.00   19.12  211.54     0.00
ABCL  Allied Bancorp of IL                    26.75   8,020   214.5        26.75   26.75   26.50    0.94  301.05     0.00
ATSB  AmTrust Capital Corp. of IN             14.25     526     7.5        14.25   14.25   13.75    3.64    N.A.     0.00
AHCI  Ambanc Holding Co., Inc. of NY*         19.25   4,306    82.9        19.25   19.25   18.75    2.67    N.A.     0.00
ASBI  Ameriana Bancorp of IN                  19.87   3,231    64.2        19.87   19.87   20.12   -1.24  115.28     0.00
AFFFZ America First Fin. Fund of CA(8)        54.00   6,011   324.6        54.00   54.00   49.37    9.38  188.00     0.00
ABCW  Anchor Bancorp Wisconsin of WI          36.00   9,054   325.9        36.00   36.00   35.62    1.07  145.06     0.00
ANDB  Andover Bancorp, Inc. of MA*            39.75   5,149   204.7        39.75   39.75   40.50   -1.85  269.77     0.00
ASFC  Astoria Financial Corp. of NY           56.44  20,666 1,166.4        56.44   56.44   55.87    1.02  115.01     0.00
AVND  Avondale Fin. Corp. of IL               16.44   3,495    57.5        16.44   16.44   16.00    2.75    N.A.     0.00
BKCT  Bancorp Connecticut of CT*              21.88   5,086   111.3        21.88   21.88   20.25    8.05  278.55     0.00
BPLS  Bank Plus Corp. of CA                   12.87  19,341   248.9        12.87   12.87   12.44    3.46    N.A.     0.00
BWFC  Bank West Fin. Corp. of MI              16.25   2,630    42.7        16.25   16.25   15.75    3.17    N.A.     0.00
BANC  BankAtlantic Bancorp of FL              17.00  22,276   378.7        17.00   17.00   15.63    8.77  308.65     0.00
BKUNA BankUnited SA of FL                     15.37   9,533   146.5        15.37   15.37   15.31    0.39  183.06     0.00
BVCC  Bay View Capital Corp. of CA            37.25  12,421   462.7        37.25   37.25   33.50   11.19   88.61     0.00
FSNJ  Bayonne Banchsares of NJ                13.56   8,993   121.9        13.56   13.56   12.75    6.35    N.A.     0.00
BFSB  Bedford Bancshares of VA                34.75   1,142    39.7        34.75   34.75   33.00    5.30  230.95     0.00
BFFC  Big Foot Fin. Corp. of IL               21.12   2,513    53.1        21.12   21.12   19.00   11.16    N.A.     0.00
BYFC  Broadway Fin. Corp. of CA               13.25     831    11.0        13.25   13.25   13.00    1.92    N.A.     0.00
CBES  CBES Bancorp of MO                      21.75   1,025    22.3        21.75   21.75   22.37   -2.77    N.A.     0.00
CCFH  CCF Holding Company of GA               20.12     902    18.1        20.12   20.12   21.00   -4.19    N.A.     0.00
CENF  CENFED Financial Corp. of CA(8)         44.00   5,959   262.2        44.00   44.00   43.25    1.73  180.61     0.00
CFSB  CFSB Bancorp of Lansing MI              26.25   7,630   200.3        26.25   26.25   23.75   10.53  337.50     0.00
CKFB  CKF Bancorp of Danville KY              18.87     903    17.0        18.87   18.87   18.87    0.00    N.A.     0.00
CNSB  CNS Bancorp of MO                       19.00   1,653    31.4        19.00   19.00   21.25  -10.59    N.A.     0.00
CSBF  CSB Financial Group Inc of IL*          13.50     902    12.2        13.50   13.50   13.00    3.85    N.A.     0.00
CBCI  Calumet Bancorp of Chicago IL           34.00   3,166   107.6        34.00   34.00   32.75    3.82  154.30     0.00
CAFI  Camco Fin. Corp. of OH                  27.00   3,214    86.8        27.00   27.00   26.00    3.85    N.A.     0.00
CMRN  Cameron Fin. Corp. of MO                20.12   2,562    51.5        20.12   20.12   21.00   -4.19    N.A.     0.00
CAPS  Capital Savings Bancorp of MO(8)        24.25   1,892    45.9        24.25   24.25   23.25    4.30   83.02     0.00
CFNC  Carolina Fincorp of NC*                 18.56   1,851    34.4        18.56   18.56   17.87    3.86    N.A.     0.00
CASB  Cascade SB of Everett WA                13.25   3,387    44.9        13.25   13.25   13.25    0.00    3.52     0.00
CATB  Catskill Fin. Corp. of NY*              18.12   4,657    84.4        18.12   18.12   18.75   -3.36    N.A.     0.00
CNIT  Cenit Bancorp of Norfolk VA             78.50   1,654   129.8        78.50   78.50   77.00    1.95  394.33     0.00
CEBK  Central Co-Op. Bank of MA*              29.25   1,965    57.5        29.25   29.25   27.25    7.34  457.14     0.00
CENB  Century Bancshares of NC*               84.75     407    34.5        84.75   84.75   85.00   -0.29    N.A.     0.00
CBSB  Charter Financial Inc. of IL(8)         25.31   4,150   105.0        25.31   25.31   25.00    1.24    N.A.     0.00
COFI  Charter One Financial of OH             62.37  49,563 3,091.2        62.37   62.37   61.31    1.73  256.40     0.00
CVAL  Chester Valley Bancorp of PA            30.00   2,166    65.0        30.00   30.00   28.50    5.26  164.78     0.00
CTZN  CitFed Bancorp of Dayton OH             39.50  12,984   512.9        39.50   39.50   39.00    1.28  558.33     0.00
CLAS  Classic Bancshares of KY                16.75   1,300    21.8        16.75   16.75   15.75    6.35    N.A.     0.00
CMSB  Cmnwealth Bancorp of PA                 20.37  16,243   330.9        20.37   20.37   20.50   -0.63    N.A.     0.00
CBSA  Coastal Bancorp of Houston TX           34.87   4,992   174.1        34.87   34.87   32.00    8.97    N.A.     0.00
CFCP  Coastal Fin. Corp. of SC                23.50   4,647   109.2        23.50   23.50   22.25    5.62  135.00     0.00
CMSV  Commty. Svgs, MHC of FL (48.5)          35.25   5,095    87.1        35.25   35.25   34.62    1.82    N.A.     0.00
CFTP  Community Fed. Bancorp of MS            20.00   4,629    92.6        20.00   20.00   19.75    1.27    N.A.     0.00
CFFC  Community Fin. Corp. of VA              27.62   1,275    35.2        27.62   27.62   27.00    2.30  294.57     0.00
CFBC  Community First Bnkg Co. of GA          43.25   2,414   104.4        43.25   43.25   39.62    9.16    N.A.     0.00
CIBI  Community Inv. Bancorp of OH            16.16     916    14.8        16.16   16.16   16.00    1.00    N.A.     0.00
COOP  Cooperative Bk.for Svgs. of NC          23.37   2,983    69.7        23.37   23.37   23.75   -1.60  367.40     0.00
CRZY  Crazy Woman Creek Bncorp of WY          15.44     955    14.7        15.44   15.44   15.12    2.12    N.A.     0.00
DNFC  D&N Financial Corp. of MI               25.94   9,069   235.2        25.94   25.94   26.62   -2.55  196.46     0.00
DCBI  Delphos Citizens Bancorp of OH          20.50   1,960    40.2        20.50   20.50   17.75   15.49    N.A.     0.00
DIME  Dime Community Bancorp of NY            22.37  12,625   282.4        22.37   22.37   23.37   -4.28    N.A.     0.00


                                                      Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                  ($)      ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ALBC  Albion Banc Corp. of Albion NY              1.31    1.29   24.26   24.26   283.24
ABCL  Allied Bancorp of IL                        1.06    1.18   16.10   15.90   170.97
ATSB  AmTrust Capital Corp. of IN                 0.54    0.31   14.48   14.33   132.48
AHCI  Ambanc Holding Co., Inc. of NY*            -0.61   -0.69   13.98   13.98   122.92
ASBI  Ameriana Bancorp of IN                      1.13    1.03   13.63   13.63   121.64
AFFFZ America First Fin. Fund of CA(8)            7.31    7.39   31.32   30.99   374.40
ABCW  Anchor Bancorp Wisconsin of WI              2.09    1.95   13.82   13.58   215.90
ANDB  Andover Bancorp, Inc. of MA*                2.51    2.45   20.20   20.20   248.71
ASFC  Astoria Financial Corp. of NY               2.96    2.80   29.51   24.96   382.48
AVND  Avondale Fin. Corp. of IL                  -3.37   -3.43   13.18   13.18   170.79
BKCT  Bancorp Connecticut of CT*                  1.12    1.02    8.96    8.96    83.33
BPLS  Bank Plus Corp. of CA                       0.65    0.54    9.16    9.15   202.69
BWFC  Bank West Fin. Corp. of MI                  0.59    0.32    8.87    8.87    62.68
BANC  BankAtlantic Bancorp of FL                  1.22    0.64    7.03    5.81   127.72
BKUNA BankUnited SA of FL                         0.49    0.44    7.03    5.53   225.05
BVCC  Bay View Capital Corp. of CA                1.42    1.59   14.81   12.37   254.59
FSNJ  Bayonne Banchsares of NJ                    0.25    0.35   10.58   10.58    67.73
BFSB  Bedford Bancshares of VA                    1.39    1.38   17.18   17.18   121.87
BFFC  Big Foot Fin. Corp. of IL                   0.42    0.42   14.97   14.97    85.62
BYFC  Broadway Fin. Corp. of CA                   0.38    0.48   14.77   14.77   150.11
CBES  CBES Bancorp of MO                          1.18    1.07   17.60   17.60   104.03
CCFH  CCF Holding Company of GA                   0.15   -0.16   12.92   12.92   121.22
CENF  CENFED Financial Corp. of CA(8)             2.41    2.17   21.51   21.48   386.76
CFSB  CFSB Bancorp of Lansing MI                  1.32    1.24    8.69    8.69   112.71
CKFB  CKF Bancorp of Danville KY                  1.22    0.91   15.69   15.69    66.30
CNSB  CNS Bancorp of MO                           0.47    0.47   14.34   14.34    58.93
CSBF  CSB Financial Group Inc of IL*              0.27    0.23   12.92   12.19    53.81
CBCI  Calumet Bancorp of Chicago IL               2.27    2.23   25.01   25.01   154.25
CAFI  Camco Fin. Corp. of OH                      1.73    1.46   14.98   13.87   156.25
CMRN  Cameron Fin. Corp. of MO                    0.98    0.98   17.43   17.43    82.94
CAPS  Capital Savings Bancorp of MO(8)            1.20    1.18   11.70   11.70   128.04
CFNC  Carolina Fincorp of NC*                     0.70    0.68   13.92   13.92    61.63
CASB  Cascade SB of Everett WA                    0.65    0.65    8.36    8.36   125.91
CATB  Catskill Fin. Corp. of NY*                  0.84    0.85   15.41   15.41    62.19
CNIT  Cenit Bancorp of Norfolk VA                 3.39    3.15   29.47   26.99   424.25
CEBK  Central Co-Op. Bank of MA*                  1.45    1.47   17.40   15.57   175.28
CENB  Century Bancshares of NC*                   4.19    4.20   75.12   75.12   248.00
CBSB  Charter Financial Inc. of IL(8)             1.31    1.44   14.08   12.54    93.26
COFI  Charter One Financial of OH                 3.64    3.56   21.63   19.86   306.62
CVAL  Chester Valley Bancorp of PA                1.38    1.32   12.89   12.89   148.81
CTZN  CitFed Bancorp of Dayton OH                 1.98    1.98   15.92   14.47   253.74
CLAS  Classic Bancshares of KY                    0.51    0.69   14.93   12.63   100.19
CMSB  Cmnwealth Bancorp of PA                     1.02    0.86   13.02   10.15   140.25
CBSA  Coastal Bancorp of Houston TX               2.40    2.47   20.36   17.12   586.85
CFCP  Coastal Fin. Corp. of SC                    1.25    1.08    6.97    6.97   106.31
CMSV  Commty. Svgs, MHC of FL (48.5)              1.07    0.98   15.79   15.79   139.20
CFTP  Community Fed. Bancorp of MS                0.66    0.65   12.47   12.47    46.65
CFFC  Community Fin. Corp. of VA                  1.50    1.51   18.99   18.99   143.75
CFBC  Community First Bnkg Co. of GA              1.29    1.29   29.10   28.71   163.45
CIBI  Community Inv. Bancorp of OH                1.01    1.01   12.10   12.10   102.98
COOP  Cooperative Bk.for Svgs. of NC              0.73    0.73    9.27    9.27   120.53
CRZY  Crazy Woman Creek Bncorp of WY              0.72    0.73   14.88   14.88    62.78
DNFC  D&N Financial Corp. of MI                   1.52    1.41   10.33   10.23   193.41
DCBI  Delphos Citizens Bancorp of OH              0.82    0.82   14.65   14.65    55.00
DIME  Dime Community Bancorp of NY                1.10    1.07   14.81   12.76   109.73

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of January 2, 1998


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                                                      % Change From
                                                     Shares  Market          52 Week (1)         -----------------------
                                             Price/  Outst- Capital-     ---------------   Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High    Low     Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                              ($)    (000)   ($Mil)        ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIBK  Dime Financial Corp. of CT*             29.62   5,162   152.9        29.62   29.62   30.00   -1.27  182.10     0.00
EGLB  Eagle BancGroup of IL                   18.87   1,198    22.6        18.87   18.87   18.87    0.00    N.A.     0.00
EBSI  Eagle Bancshares of Tucker GA           22.00   5,666   124.7        22.00   22.00   20.19    8.96  203.45     0.00
EGFC  Eagle Financial Corp. of CT(8)          54.69   6,316   345.4        54.69   54.69   50.87    7.51  525.03     0.00
ETFS  East Texas Fin. Serv. of TX             23.75   1,026    24.4        23.75   23.75   23.00    3.26    N.A.     0.00
EMLD  Emerald Financial Corp of OH            22.50   5,072   114.1        22.50   22.50   20.50    9.76    N.A.     0.00
EIRE  Emerald Island Bancorp, MA(8)*          32.19   2,250    72.4        32.19   32.19   32.12    0.22  322.44     0.00
EFBC  Empire Federal Bancorp of MT            17.25   2,592    44.7        17.25   17.25   16.37    5.38    N.A.     0.00
EFBI  Enterprise Fed. Bancorp of OH           34.25   1,986    68.0        34.25   34.25   30.62   11.85    N.A.     0.00
EQSB  Equitable FSB of Wheaton MD             53.00     603    32.0        53.00   53.00   48.87    8.45    N.A.     0.00
FCBF  FCB Fin. Corp. of Neenah WI             29.87   3,879   115.9        29.87   29.87   28.81    3.68    N.A.     0.00
FFDF  FFD Financial Corp. of OH               18.25   1,445    26.4        18.25   18.25   18.00    1.39    N.A.     0.00
FFLC  FFLC Bancorp of Leesburg FL             21.75   3,835    83.4        21.75   21.75   21.75    0.00    N.A.     0.00
FFFC  FFVA Financial Corp. of VA(8)           38.97   4,522   176.2        38.97   38.97   38.50    1.22    N.A.     0.00
FFWC  FFW Corporation of Wabash IN            18.00   1,430    25.7        18.00   18.00   19.00   -5.26    N.A.     0.00
FFYF  FFY Financial Corp. of OH               33.25   4,122   137.1        33.25   33.25   32.75    1.53    N.A.     0.00
FMCO  FMS Financial Corp. of NJ               34.25   2,388    81.8        34.25   34.25   32.87    4.20  280.56     0.00
FFHH  FSF Financial Corp. of MN               21.00   3,010    63.2        21.00   21.00   20.50    2.44    N.A.     0.00
FOBC  Fed One Bancorp of Wheeling WV          28.00   2,373    66.4        28.00   28.00   26.25    6.67  180.00     0.00
FBCI  Fidelity Bancorp of Chicago IL          24.75   2,795    69.2        24.75   24.75   23.12    7.05    N.A.     0.00
FSBI  Fidelity Bancorp, Inc. of PA            29.25   1,555    45.5        29.25   29.25   28.75    1.74  278.40     0.00
FFFL  Fidelity FSB, MHC of FL (47.7)          31.50   6,783   101.6        31.50   31.50   31.00    1.61    N.A.     0.00
FFED  Fidelity Fed. Bancorp of IN             10.25   2,791    28.6        10.25   10.25   10.00    2.50   45.39     0.00
FFOH  Fidelity Financial of OH                15.50   5,580    86.5        15.50   15.50   15.37    0.85    N.A.     0.00
FIBC  Financial Bancorp, Inc. of NY           24.12   1,710    41.2        24.12   24.12   24.50   -1.55    N.A.     0.00
FBSI  First Bancshares of MO                  31.50   1,093    34.4        31.50   31.50   26.37   19.45  147.06     0.00
FBBC  First Bell Bancorp of PA                19.00   6,511   123.7        19.00   19.00   18.62    2.04    N.A.     0.00
FBER  First Bergen Bancorp of NJ              19.75   2,865    56.6        19.75   19.75   19.00    3.95    N.A.     0.00
SKBO  First Carnegie,MHC of PA(45.0)          18.75   2,300    19.4        18.75   18.75   19.12   -1.94    N.A.     0.00
FSTC  First Citizens Corp of GA               35.00   2,742    96.0        35.00   35.00   34.00    2.94  324.24     0.00
FCME  First Coastal Corp. of ME*              14.87   1,359    20.2        14.87   14.87   15.00   -0.87    N.A.     0.00
FFBA  First Colorado Bancorp of Co            23.62  16,485   389.4        23.62   23.62   23.94   -1.34  615.76     0.00
FDEF  First Defiance Fin.Corp. of OH          15.50   8,957   138.8        15.50   15.50   15.25    1.64    N.A.     0.00
FESX  First Essex Bancorp of MA*              22.00   7,527   165.6        22.00   22.00   22.62   -2.74  266.67     0.00
FFES  First FS&LA of E. Hartford CT           38.25   2,682   102.6        38.25   38.25   36.75    4.08  488.46     0.00
FFSX  First FS&LA. MHC of IA (46.1)           30.50   2,833    39.7        30.50   30.50   31.25   -2.40  357.27     0.00
BDJI  First Fed. Bancorp. of MN               22.00   1,009    22.2        22.00   22.00   20.25    8.64    N.A.     0.00
FFBH  First Fed. Bancshares of AR             23.50   4,896   115.1        23.50   23.50   23.50    0.00    N.A.     0.00
FTFC  First Fed. Capital Corp. of WI          33.75   9,165   309.3        33.75   33.75   31.75    6.30  350.00     0.00
FFKY  First Fed. Fin. Corp. of KY             22.75   4,159    94.6        22.75   22.75   22.12    2.85   44.44     0.00
FFBZ  First Federal Bancorp of OH             20.25   1,575    31.9        20.25   20.25   21.12   -4.12  102.50     0.00
FFCH  First Fin. Holdings Inc. of SC          53.37   6,368   339.9        53.37   53.37   50.25    6.21  335.67     0.00
FFBI  First Financial Bancorp of IL           21.00     415     8.7        21.00   21.00   21.00    0.00    N.A.     0.00
FFHS  First Franklin Corp. of OH              31.25   1,192    37.3        31.25   31.25   28.50    9.65  138.19     0.00
FGHC  First Georgia Hold. Corp of GA           8.81   3,052    26.9         8.81    8.81    8.62    2.20  130.03     0.00
FSPG  First Home Bancorp of NJ(8)             30.00   2,708    81.2        30.00   30.00   30.00    0.00  400.00     0.00
FFSL  First Independence Corp. of KS          14.25     978    13.9        14.25   14.25   14.00    1.79    N.A.     0.00
FISB  First Indiana Corp. of IN               29.50  10,561   311.5        29.50   29.50   31.00   -4.84  118.52     0.00
FKFS  First Keystone Fin. Corp of PA          37.00   1,228    45.4        37.00   37.00   35.87    3.15    N.A.     0.00
FLKY  First Lancaster Bncshrs of KY           16.00     951    15.2        16.00   16.00   15.75    1.59    N.A.     0.00
FLFC  First Liberty Fin. Corp. of GA          32.87   7,730   254.1        32.87   32.87   31.00    6.03  547.05     0.00
CASH  First Midwest Fin. Corp. of IA          22.12   2,699    59.7        22.12   22.12   22.00    0.55    N.A.     0.00
FMBD  First Mutual Bancorp of IL              23.00   3,507    80.7        23.00   23.00   21.25    8.24    N.A.     0.00
FMSB  First Mutual SB of Bellevue WA*         18.50   4,067    75.2        18.50   18.50   19.00   -2.63  258.53     0.00
FNGB  First Northern Cap. Corp of WI          14.00   8,840   123.8        14.00   14.00   13.25    5.66   92.84     0.00



                                                     Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIBK  Dime Financial Corp. of CT*                3.05    3.04   14.54   14.12   178.52
EGLB  Eagle BancGroup of IL                      0.46    0.36   17.03   17.03   143.71
EBSI  Eagle Bancshares of Tucker GA              0.88    0.89   12.59   12.59   154.03
EGFC  Eagle Financial Corp. of CT(8)             0.90    1.30   22.91   18.23   332.04
ETFS  East Texas Fin. Serv. of TX                0.75    0.70   20.35   20.35   113.01
EMLD  Emerald Financial Corp of OH               1.20    1.11    9.28    9.15   118.99
EIRE  Emerald Island Bancorp, MA(8)*             1.60    1.70   13.77   13.77   197.11
EFBC  Empire Federal Bancorp of MT               0.35    0.46   14.76   14.76    42.30
EFBI  Enterprise Fed. Bancorp of OH              1.19    0.99   15.82   15.81   138.41
EQSB  Equitable FSB of Wheaton MD                3.75    3.70   26.71   26.71   522.33
FCBF  FCB Fin. Corp. of Neenah WI                0.61    0.47   19.74   19.74   134.88
FFDF  FFD Financial Corp. of OH                  1.16    0.57   14.86   14.86    61.05
FFLC  FFLC Bancorp of Leesburg FL                0.94    0.89   13.73   13.73    99.97
FFFC  FFVA Financial Corp. of VA(8)              1.70    1.63   16.70   16.36   125.45
FFWC  FFW Corporation of Wabash IN               1.21    1.19   12.31   11.18   127.26
FFYF  FFY Financial Corp. of OH                  1.87    1.84   20.30   20.30   148.22
FMCO  FMS Financial Corp. of NJ                  2.34    2.32   15.80   15.57   243.58
FFHH  FSF Financial Corp. of MN                  1.04    1.03   14.41   14.41   128.95
FOBC  Fed One Bancorp of Wheeling WV             1.38    1.38   16.85   16.10   150.75
FBCI  Fidelity Bancorp of Chicago IL             0.33    1.04   18.66   18.63   178.13
FSBI  Fidelity Bancorp, Inc. of PA               1.75    1.71   16.64   16.64   244.98
FFFL  Fidelity FSB, MHC of FL (47.7)             0.93    0.79   12.65   12.57   154.16
FFED  Fidelity Fed. Bancorp of IN                0.67    0.65    5.15    5.15    84.32
FFOH  Fidelity Financial of OH                   0.76    0.85   12.34   10.95    94.75
FIBC  Financial Bancorp, Inc. of NY              1.46    1.56   15.71   15.63   173.66
FBSI  First Bancshares of MO                     1.74    1.57   20.73   20.73   148.91
FBBC  First Bell Bancorp of PA                   1.18    1.15   11.02   11.02   104.63
FBER  First Bergen Bancorp of NJ                 0.71    0.71   13.57   13.57    99.39
SKBO  First Carnegie,MHC of PA(45.0)             0.33    0.33   10.52   10.52    63.97
FSTC  First Citizens Corp of GA                  2.17    1.94   12.44    9.81   122.97
FCME  First Coastal Corp. of ME*                 4.52    4.34   10.66   10.66   109.32
FFBA  First Colorado Bancorp of Co               1.11    1.10   12.00   11.85    91.76
FDEF  First Defiance Fin.Corp. of OH             0.63    0.61   12.61   12.61    64.12
FESX  First Essex Bancorp of MA*                 1.33    1.14   11.90   10.41   160.71
FFES  First FS&LA of E. Hartford CT              1.92    2.18   24.40   24.40   368.16
FFSX  First FS&LA. MHC of IA (46.1)              1.18    1.15   14.08   13.96   161.26
BDJI  First Fed. Bancorp. of MN                  0.70    0.68   11.83   11.83   110.50
FFBH  First Fed. Bancshares of AR                1.13    1.08   16.64   16.64   111.75
FTFC  First Fed. Capital Corp. of WI             1.80    1.49   11.46   10.80   170.18
FFKY  First Fed. Fin. Corp. of KY                1.46    1.45   12.60   11.89    91.99
FFBZ  First Federal Bancorp of OH                1.25    1.26    9.92    9.91   129.34
FFCH  First Fin. Holdings Inc. of SC             2.22    2.16   16.45   16.45   268.99
FFBI  First Financial Bancorp of IL             -0.15    0.94   18.10   18.10   202.99
FFHS  First Franklin Corp. of OH                 1.05    1.24   17.49   17.39   193.95
FGHC  First Georgia Hold. Corp of GA             0.32    0.25    4.21    3.86    51.24
FSPG  First Home Bancorp of NJ(8)                1.74    1.70   13.31   13.11   193.90
FFSL  First Independence Corp. of KS             0.73    0.73   11.79   11.79   115.05
FISB  First Indiana Corp. of IN                  1.62    1.33   14.13   13.96   146.49
FKFS  First Keystone Fin. Corp of PA             2.15    1.97   20.16   20.16   304.10
FLKY  First Lancaster Bncshrs of KY              0.53    0.53   14.62   14.62    49.62
FLFC  First Liberty Fin. Corp. of GA             1.15    1.24   12.15   10.97   164.18
CASH  First Midwest Fin. Corp. of IA             1.35    1.29   16.11   14.31   149.90
FMBD  First Mutual Bancorp of IL                 0.35    0.32   15.37   11.72   114.74
FMSB  First Mutual SB of Bellevue WA*            1.07    1.05    7.53    7.53   110.92
FNGB  First Northern Cap. Corp of WI             0.66    0.63    8.24    8.24    74.29

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  Exhibit IV-1 (continued)
                         Weekly Thrift Market Line - Part One
                              Prices As Of January 2, 1998


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       -------  ------ -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFPB  First Palm Beach Bancorp of FL          43.12   5,048   217.7        43.12   43.12   41.00    5.17    N.A.     0.00
FSLA  First SB SLA MHC of NJ (47.5)(8)        48.50   8,007   165.1        48.50   48.50   45.00    7.78  385.00     0.00
SOPN  First SB, SSB, Moore Co. of NC          24.50   3,687    90.3        24.50   24.50   23.00    6.52    N.A.     0.00
FWWB  First Savings Bancorp of WA*            27.50  10,247   281.8        27.50   27.50   27.87   -1.33    N.A.     0.00
FSFF  First SecurityFed Fin of IL             15.75   6,408   100.9        15.75   15.75   15.87   -0.76    N.A.     0.00
SHEN  First Shenango Bancorp of PA            34.25   2,069    70.9        34.25   34.25   35.75   -4.20    N.A.     0.00
FBNW  FirstBank Corp of Clarkston WA          18.87   1,984    37.4        18.87   18.87   18.12    4.14    N.A.     0.00
FFDB  FirstFed Bancorp of AL                  21.00   1,151    24.2        21.00   21.00   21.28   -1.32    N.A.     0.00
FSPT  FirstSpartan Fin. Corp. of SC           40.12   4,430   177.7        40.12   40.12   36.87    8.81    N.A.     0.00
FLAG  Flag Financial Corp of GA               20.12   2,037    41.0        20.12   20.12   19.00    5.89  105.31     0.00
FLGS  Flagstar Bancorp, Inc of MI             19.81  13,670   270.8        19.81   19.81   19.62    0.97    N.A.     0.00
FFIC  Flushing Fin. Corp. of NY*              23.25   7,983   185.6        23.25   23.25   23.00    1.09    N.A.     0.00
FBHC  Fort Bend Holding Corp. of TX           22.00   1,656    36.4        22.00   22.00   21.50    2.33    N.A.     0.00
FTSB  Fort Thomas Fin. Corp. of KY            14.87   1,495    22.2        14.87   14.87   14.75    0.81    N.A.     0.00
FKKYD Frankfort First Bancorp of KY           17.75   1,640    29.1        17.75   17.75   17.62    0.74    N.A.     0.00
FTNB  Fulton Bancorp of MO                    22.12   1,719    38.0        22.12   22.12   21.50    2.88    N.A.     0.00
GFSB  GFS Bancorp of Grinnell IA(8)           17.06     988    16.9        17.06   17.06   17.19   -0.76    N.A.     0.00
GUPB  GFSB Bancorp of Gallup NM               21.62     801    17.3        21.62   21.62   21.12    2.37    N.A.     0.00
GSLA  GS Financial Corp. of LA                19.50   3,438    67.0        19.50   19.50   18.25    6.85    N.A.     0.00
GOSB  GSB Financial Corp. of NY               17.50   2,248    39.3        17.50   17.50   18.94   -7.60    N.A.     0.00
GBCI  Glacier Bancorp of MT                   24.75   6,816   168.7        24.75   24.75   21.56   14.80  412.42     0.00
GFCO  Glenway Financial Corp. of OH           18.75   2,280    42.8        18.75   18.75   18.62    0.70    N.A.     0.00
GTPS  Great American Bancorp of IL            19.00   1,697    32.2        19.00   19.00   19.50   -2.56    N.A.     0.00
GTFN  Great Financial Corp. of KY(8)          50.37  13,823   696.3        50.37   50.37   50.12    0.50    N.A.     0.00
PEDE  Great Pee Dee Bancorp of SC             15.75   2,180    34.3        16.12   15.75   16.13   -2.36    N.A.     N.A.
GSBC  Great Southern Bancorp of MO            24.75   8,080   200.0        24.75   24.75   25.50   -2.94  747.60     0.00
GDVS  Greater DV SB,MHC of PA (19.9)*         30.75   3,272    20.0        30.75   30.75   30.75    0.00    N.A.     0.00
GSFC  Green Street Fin. Corp. of NC           18.00   4,298    77.4        18.00   18.00   17.62    2.16    N.A.     0.00
GFED  Guaranty Fed Bancshares of MO           12.87   6,222    80.1        12.87   12.87   10.00   28.70    N.A.     0.00
HCBB  HCB Bancshares of AR                    14.75   2,645    39.0        14.75   14.75   13.87    6.34    N.A.     0.00
HEMT  HF Bancorp of Hemet CA                  18.25   6,282   114.6        18.25   18.25   17.50    4.29    N.A.     0.00
HFFC  HF Financial Corp. of SD                27.00   2,803    75.7        27.00   27.00   26.75    0.93  440.00     0.00
HFNC  HFNC Financial Corp. of NC              15.37  17,192   264.2        15.37   15.37   14.75    4.20    N.A.     0.00
HMNF  HMN Financial, Inc. of MN               31.50   4,212   132.7        31.50   31.50   28.50   10.53    N.A.     0.00
HALL  Hallmark Capital Corp. of WI            16.75   2,886    48.3        16.75   16.75   18.00   -6.94    N.A.     0.00
HARB  Harbor FSB, MHC of FL (46.6)(8)         66.75   4,973   154.6        66.75   66.75   66.00    1.14    N.A.     0.00
HRBF  Harbor Federal Bancorp of MD            25.25   1,693    42.7        25.25   25.25   25.00    1.00  152.50     0.00
HFSA  Hardin Bancorp of Hardin MO             18.25     859    15.7        18.25   18.25   18.25    0.00    N.A.     0.00
HARL  Harleysville SA of PA                   29.37   1,662    48.8        29.37   29.37   29.00    1.28   65.46     0.00
HFGI  Harrington Fin. Group of IN             12.75   3,257    41.5        12.75   12.75   12.50    2.00    N.A.     0.00
HARS  Harris SB, MHC of PA (24.3)             19.87  33,779   162.3        19.87   19.87   19.62    1.27    N.A.     0.00
HFFB  Harrodsburg 1st Fin Bcrp of KY          16.75   2,025    33.9        16.75   16.75   16.75    0.00    N.A.     0.00
HHFC  Harvest Home Fin. Corp. of OH           14.50     915    13.3        14.50   14.50   14.50    0.00    N.A.     0.00
HAVN  Haven Bancorp of Woodhaven NY           22.94   8,772   201.2        22.94   22.94   21.12    8.62    N.A.     0.00
HTHR  Hawthorne Fin. Corp. of CA              20.37   3,088    62.9        20.37   20.37   19.87    2.52  -25.93     0.00
HMLK  Hemlock Fed. Fin. Corp. of IL           17.12   2,076    35.5        17.12   17.12   17.25   -0.75    N.A.     0.00
HCBC  High Country Bancorp of CO              15.50   1,323    20.5        15.50   15.50   15.25    1.64    N.A.     0.00
HBNK  Highland Federal Bank of CA             32.75   2,300    75.3        32.75   32.75   32.75    0.00    N.A.     0.00
HIFS  Hingham Inst. for Sav. of MA*           28.75   1,303    37.5        28.75   28.75   28.75    0.00  530.48     0.00
HBEI  Home Bancorp of Elgin IL                17.87   6,856   122.5        17.87   17.87   18.06   -1.05    N.A.     0.00
HBFW  Home Bancorp of Fort Wayne IN           28.62   2,467    70.6        28.62   28.62   28.25    1.31    N.A.     0.00
HBBI  Home Building Bancorp of IN             21.00     312     6.6        21.00   21.00   21.25   -1.18    N.A.     0.00
HCFC  Home City Fin. Corp. of OH              18.50     905    16.7        18.50   18.50   17.25    7.25    N.A.     0.00
HOMF  Home Fed Bancorp of Seymour IN          26.75   5,102   136.5        26.75   26.75   26.75    0.00  303.47     0.00
HWEN  Home Financial Bancorp of IN            18.50     465     8.6        18.50   18.50   18.00    2.78    N.A.     0.00


                                                    Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFPB  First Palm Beach Bancorp of FL              1.85    1.55   22.39   21.87   358.24
FSLA  First SB SLA MHC of NJ (47.5)(8)            1.14    1.19   12.39   11.26   130.45
SOPN  First SB, SSB, Moore Co. of NC              1.32    1.32   18.43   18.43    80.10
FWWB  First Savings Bancorp of WA*                0.99    0.94   14.92   13.78   104.83
FSFF  First SecurityFed Fin of IL                 0.61    0.61   12.80   12.80    47.35
SHEN  First Shenango Bancorp of PA                2.26    2.25   22.55   22.55   194.02
FBNW  FirstBank Corp of Clarkston WA              0.33    0.15   14.73   14.73    89.65
FFDB  FirstFed Bancorp of AL                      1.59    1.55   14.77   13.51   153.31
FSPT  FirstSpartan Fin. Corp. of SC               1.25    1.25   29.17   29.17   108.87
FLAG  Flag Financial Corp of GA                   1.01    0.84   10.66   10.66   117.07
FLGS  Flagstar Bancorp, Inc of MI                 1.66    0.83    8.89    8.54   148.74
FFIC  Flushing Fin. Corp. of NY*                  0.99    1.04   17.08   16.40   120.27
FBHC  Fort Bend Holding Corp. of TX               1.23    1.03   11.88   11.09   192.88
FTSB  Fort Thomas Fin. Corp. of KY                0.76    0.76   10.56   10.56    65.45
FKKYD Frankfort First Bancorp of KY               0.07    0.51   13.67   13.67    81.25
FTNB  Fulton Bancorp of MO                        0.73    0.63   14.88   14.88    60.33
GFSB  GFS Bancorp of Grinnell IA(8)               1.15    1.15   11.01   11.01    95.64
GUPB  GFSB Bancorp of Gallup NM                   0.97    0.97   17.60   17.60   137.28
GSLA  GS Financial Corp. of LA                    0.41    0.41   16.44   16.44    38.12
GOSB  GSB Financial Corp. of NY                   0.27    0.28   14.52   14.52    52.07
GBCI  Glacier Bancorp of MT                       1.22    1.25    8.41    8.21    84.21
GFCO  Glenway Financial Corp. of OH               0.99    0.96   12.17   12.03   128.62
GTPS  Great American Bancorp of IL                0.42    0.47   16.80   16.80    82.24
GTFN  Great Financial Corp. of KY(8)              2.20    1.62   21.08   20.23   209.33
PEDE  Great Pee Dee Bancorp of SC                 0.56    0.56   13.51   13.51    35.68
GSBC  Great Southern Bancorp of MO                1.57    1.48    7.79    7.79    90.04
GDVS  Greater DV SB,MHC of PA (19.9)*             0.68    0.68    8.85    8.85    76.04
GSFC  Green Street Fin. Corp. of NC               0.65    0.65   14.65   14.65    41.41
GFED  Guaranty Fed Bancshares of MO               0.49    0.49   10.70   10.70    40.00
HCBB  HCB Bancshares of AR                        0.09    0.10   14.27   13.73    75.75
HEMT  HF Bancorp of Hemet CA                      0.05    0.28   13.26   11.05   167.20
HFFC  HF Financial Corp. of SD                    2.05    1.88   19.33   19.33   205.10
HFNC  HFNC Financial Corp. of NC                  0.62    0.53    9.48    9.48    50.42
HMNF  HMN Financial, Inc. of MN                   1.34    1.13   20.09   20.09   135.05
HALL  Hallmark Capital Corp. of WI                0.91    0.89   10.59   10.59   145.00
HARB  Harbor FSB, MHC of FL (46.6)(8)             2.68    2.66   19.47   18.85   227.43
HRBF  Harbor Federal Bancorp of MD                0.91    0.91   16.75   16.75   128.29
HFSA  Hardin Bancorp of Hardin MO                 0.94    0.89   15.76   15.76   136.63
HARL  Harleysville SA of PA                       2.05    2.06   13.76   13.76   207.73
HFGI  Harrington Fin. Group of IN                 0.67    0.56    7.74    7.74   159.98
HARS  Harris SB, MHC of PA (24.3)                 0.52    0.46    5.12    4.53    62.47
HFFB  Harrodsburg 1st Fin Bcrp of KY              0.55    0.73   14.49   14.49    53.80
HHFC  Harvest Home Fin. Corp. of OH               0.23    0.50   11.30   11.30   102.55
HAVN  Haven Bancorp of Woodhaven NY               1.31    1.32   12.53   12.49   208.99
HTHR  Hawthorne Fin. Corp. of CA                  2.37    2.28   14.01   14.01   288.59
HMLK  Hemlock Fed. Fin. Corp. of IL               0.28    0.61   15.06   15.06    77.99
HCBC  High Country Bancorp of CO                  0.38    0.38   12.86   12.86    66.07
HBNK  Highland Federal Bank of CA                 2.41    1.83   17.20   17.20   224.34
HIFS  Hingham Inst. for Sav. of MA*               1.98    1.98   16.11   16.11   165.96
HBEI  Home Bancorp of Elgin IL                    0.43    0.43   13.77   13.77    49.96
HBFW  Home Bancorp of Fort Wayne IN               1.17    1.17   17.83   17.83   140.27
HBBI  Home Building Bancorp of IN                 1.05    1.03   18.89   18.89   133.80
HCFC  Home City Fin. Corp. of OH                  0.92    0.93   15.19   15.19    77.47
HOMF  Home Fed Bancorp of Seymour IN              1.74    1.58   11.78   11.43   136.05
HWEN  Home Financial Bancorp of IN                0.74    0.64   15.59   15.59    88.84

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700             Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of January 2, 1998

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HPBC  Home Port Bancorp, Inc. of MA*          23.19   1,842    42.7        23.19   23.19   23.12    0.30  189.88     0.00
HMCI  Homecorp, Inc. of Rockford IL(8)        28.25   1,708    48.3        28.25   28.25   29.25   -3.42  182.50     0.00
HZFS  Horizon Fin'l. Services of IA           12.00     851    10.2        12.00   12.00   13.00   -7.69    N.A.     0.00
HRZB  Horizon Financial Corp. of WA*          18.25   7,434   135.7        18.25   18.25   18.00    1.39   59.81     0.00
IBSF  IBS Financial Corp. of NJ               17.50  10,949   191.6        17.50   17.50   17.62   -0.68    N.A.     0.00
ITLA  Imperial Thrift & Loan of CA*           19.25   7,847   151.1        19.25   19.25   18.00    6.94    N.A.     0.00
IFSB  Independence FSB of DC                  17.00   1,281    21.8        17.00   17.00   15.25   11.48  750.00     0.00
INCB  Indiana Comm. Bank, SB of IN(8)         20.50     922    18.9        20.50   20.50   20.50    0.00    N.A.     0.00
INBI  Industrial Bancorp of OH                18.00   5,173    93.1        18.00   18.00   18.12   -0.66    N.A.     0.00
IWBK  Interwest SB of Oak Harbor WA           38.00   8,050   305.9        38.00   38.00   37.87    0.34  280.00     0.00
IPSW  Ipswich SB of Ipswich MA*               15.63   2,378    37.2        15.63   15.63   14.00   11.64    N.A.     0.00
JXVL  Jacksonville Bancorp of TX              22.75   2,444    55.6        22.75   22.75   19.31   17.81    N.A.     0.00
JXSB  Jcksnville SB,MHC of IL (45.6)          28.50   1,272    16.5        28.50   28.50   30.00   -5.00    N.A.     0.00
JSBA  Jefferson Svgs Bancorp of MO            21.00  10,013   210.3        21.00   21.00   21.88   -4.02    N.A.     0.00
JOAC  Joachim Bancorp of MO(8)                16.00     722    11.6        16.00   16.00   15.50    3.23    N.A.     0.00
KSAV  KS Bancorp of Kenly NC                  24.00     885    21.2        24.00   24.00   25.00   -4.00    N.A.     0.00
KSBK  KSB Bancorp of Kingfield ME*            22.50   1,238    27.9        22.50   22.50   21.00    7.14    N.A.     0.00
KFBI  Klamath First Bancorp of OR             21.75  10,019   217.9        21.75   21.75   21.12    2.98    N.A.     0.00
LSBI  LSB Fin. Corp. of Lafayette IN          27.25     916    25.0        27.25   27.25   28.25   -3.54    N.A.     0.00
LVSB  Lakeview SB of Paterson NJ              25.25   4,164   105.1        25.25   25.25   25.00    1.00    N.A.     0.00
LARK  Landmark Bancshares of KS               23.00   1,689    38.8        23.00   23.00   23.00    0.00    N.A.     0.00
LARL  Laurel Capital Group of PA              32.50   1,446    47.0        32.50   32.50   33.25   -2.26  153.91     0.00
LSBX  Lawrence Savings Bank of MA*            16.25   4,284    69.6        16.25   16.25   15.87    2.39  372.38     0.00
LFED  Leeds FSB, MHC of MD (36.3)             21.88   5,182    41.2        21.88   21.88   23.00   -4.87    N.A.     0.00
LXMO  Lexington B&L Fin. Corp. of MO          17.37   1,138    19.8        17.37   17.37   17.37    0.00    N.A.     0.00
LIFB  Life Bancorp of Norfolk VA(8)           36.12   9,848   355.7        36.12   36.12   35.50    1.75    N.A.     0.00
LFBI  Little Falls Bancorp of NJ              20.50   2,608    53.5        20.50   20.50   19.75    3.80    N.A.     0.00
LOGN  Logansport Fin. Corp. of IN             17.25   1,261    21.8        17.25   17.25   16.50    4.55    N.A.     0.00
LONF  London Financial Corp. of OH            16.75     515     8.6        16.75   16.75   15.75    6.35    N.A.     0.00
LISB  Long Island Bancorp, Inc of NY          50.12  24,023 1,204.0        50.12   50.12   47.87    4.70    N.A.     0.00
MAFB  MAF Bancorp of IL                       35.75  15,249   545.2        35.75   35.75   34.00    5.15  320.59     0.00
MBLF  MBLA Financial Corp. of MO              30.62   1,268    38.8        30.62   30.62   29.00    5.59    N.A.     0.00
MFBC  MFB Corp. of Mishawaka IN               28.62   1,651    47.3        28.62   28.62   28.00    2.21    N.A.     0.00
MLBC  ML Bancorp of Villanova PA(8)           29.94  11,866   355.3        29.94   29.94   29.87    0.23    N.A.     0.00
MSBF  MSB Financial Corp. of MI               19.00   1,234    23.4        19.00   19.00   19.00    0.00    N.A.     0.00
MARN  Marion Capital Holdings of IN           26.25   1,776    46.6        26.25   26.25   26.50   -0.94    N.A.     0.00
MRKF  Market Fin. Corp. of OH                 16.00   1,336    21.4        16.00   16.00   15.63    2.37    N.A.     0.00
MFSL  Maryland Fed. Bancorp of MD             35.00   6,467   226.3        35.00   35.00   28.25   23.89  566.67     0.00
MASB  MassBank Corp. of Reading MA*           48.00   3,561   170.9        48.00   48.00   48.12   -0.25  386.82     0.00
MFLR  Mayflower Co-Op. Bank of MA*            25.00     890    22.3        25.00   25.00   24.25    3.09  400.00     0.00
MECH  Mechanics SB of Hartford CT*            26.12   5,293   138.3        26.12   26.12   26.00    0.46    N.A.     0.00
MDBK  Medford Bank of Medford, MA*            39.50   4,541   179.4        39.50   39.50   39.87   -0.93  464.29     0.00
MERI  Meritrust FSB of Thibodaux LA(8)        69.00     774    53.4        69.00   69.00   69.00    0.00    N.A.     0.00
MWBX  MetroWest Bank of MA*                    8.87  13,956   123.8         8.87    8.87    9.44   -6.04  115.29     0.00
MCBS  Mid Continent Bancshares of KS(8)       45.62   1,962    89.5        45.62   45.62   44.62    2.24    N.A.     0.00
MIFC  Mid Iowa Financial Corp. of IA          11.50   1,678    19.3        11.50   11.50   11.50    0.00  130.00     0.00
MCBN  Mid-Coast Bancorp of ME                 30.00     233     7.0        30.00   30.00   30.00    0.00  425.39     0.00
MWBI  Midwest Bancshares, Inc. of IA          18.25   1,018    18.6        18.25   18.25   18.25    0.00  448.05     0.00
MWFD  Midwest Fed. Fin. Corp of WI(8)         28.37   1,628    46.2        28.37   28.37   28.00    1.32  467.40     0.00
MFFC  Milton Fed. Fin. Corp. of OH            15.37   2,305    35.4        15.37   15.37   15.00    2.47    N.A.     0.00
MIVI  Miss. View Hold. Co. of MN              18.50     740    13.7        18.50   18.50   18.50    0.00    N.A.     0.00
MBSP  Mitchell Bancorp of NC*                 17.00     931    15.8        17.00   17.00   17.00    0.00    N.A.     0.00
MBBC  Monterey Bay Bancorp of CA              19.75   3,230    63.8        19.75   19.75   19.12    3.29    N.A.     0.00
MONT  Montgomery Fin. Corp. of IN             13.06   1,653    21.6        13.06   13.06   12.94    0.93    N.A.     0.00
MSBK  Mutual SB, FSB of Bay City MI           12.75   4,279    54.6        12.75   12.75   13.00   -1.92   45.71     0.00


                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HPBC  Home Port Bancorp, Inc. of MA*             1.75    1.74   11.65   11.65   109.13
HMCI  Homecorp, Inc. of Rockford IL(8)           0.99    0.80   13.07   13.07   191.38
HZFS  Horizon Fin'l. Services of IA              0.77    0.62   10.27   10.27   103.15
HRZB  Horizon Financial Corp. of WA*             1.09    1.07   11.17   11.17    71.43
IBSF  IBS Financial Corp. of NJ                  0.53    0.53   11.69   11.69    67.11
ITLA  Imperial Thrift & Loan of CA*              1.52    1.52   12.32   12.27   114.89
IFSB  Independence FSB of DC                     0.65    0.54   13.89   12.28   201.76
INCB  Indiana Comm. Bank, SB of IN(8)            0.53    0.53   12.38   12.38   104.22
INBI  Industrial Bancorp of OH                   0.98    1.03   11.76   11.76    68.45
IWBK  Interwest SB of Oak Harbor WA              2.52    2.32   16.13   15.84   254.25
IPSW  Ipswich SB of Ipswich MA*                  0.88    0.70    4.78    4.78    85.16
JXVL  Jacksonville Bancorp of TX                 1.33    1.33   13.82   13.82    95.72
JXSB  Jcksnville SB,MHC of IL (45.6)             0.80    0.80   13.63   13.63   129.12
JSBA  Jefferson Svgs Bancorp of MO               0.45    0.93   11.02    8.55   129.03
JOAC  Joachim Bancorp of MO(8)                   0.39    0.39   13.67   13.67    48.58
KSAV  KS Bancorp of Kenly NC                     1.40    1.39   16.45   16.44   124.22
KSBK  KSB Bancorp of Kingfield ME*               1.08    1.10    8.46    8.00   117.84
KFBI  Klamath First Bancorp of OR                0.85    0.85   14.42   13.11    97.82
LSBI  LSB Fin. Corp. of Lafayette IN             1.61    1.42   18.88   18.88   218.63
LVSB  Lakeview SB of Paterson NJ                 1.68    1.04   13.29   11.25   124.39
LARK  Landmark Bancshares of KS                  1.14    1.35   18.62   18.62   135.05
LARL  Laurel Capital Group of PA                 2.09    2.02   15.20   15.20   145.21
LSBX  Lawrence Savings Bank of MA*               1.42    1.41    7.84    7.84    82.39
LFED  Leeds FSB, MHC of MD (36.3)                0.64    0.64    9.16    9.16    55.08
LXMO  Lexington B&L Fin. Corp. of MO             0.55    0.71   14.74   14.74    52.05
LIFB  Life Bancorp of Norfolk VA(8)              1.35    1.25   16.17   15.73   150.93
LFBI  Little Falls Bancorp of NJ                 0.66    0.60   14.53   13.40   124.40
LOGN  Logansport Fin. Corp. of IN                0.91    0.95   12.86   12.86    68.04
LONF  London Financial Corp. of OH               0.75    0.70   14.77   14.77    74.19
LISB  Long Island Bancorp, Inc of NY             2.06    1.74   22.74   22.53   246.88
MAFB  MAF Bancorp of IL                          2.48    2.46   17.22   15.13   221.04
MBLF  MBLA Financial Corp. of MO                 1.45    1.48   22.36   22.36   176.67
MFBC  MFB Corp. of Mishawaka IN                  1.21    1.21   20.30   20.30   155.01
MLBC  ML Bancorp of Villanova PA(8)              1.20    0.86   13.51   12.61   195.16
MSBF  MSB Financial Corp. of MI                  0.86    0.83   10.32   10.32    62.41
MARN  Marion Capital Holdings of IN              1.67    1.65   22.22   22.22   101.25
MRKF  Market Fin. Corp. of OH                    0.38    0.38   14.89   14.89    42.01
MFSL  Maryland Fed. Bancorp of MD                1.08    1.56   15.00   14.81   178.98
MASB  MassBank Corp. of Reading MA*              2.78    2.61   28.24   27.82   261.94
MFLR  Mayflower Co-Op. Bank of MA*               1.46    1.38   13.98   13.75   144.98
MECH  Mechanics SB of Hartford CT*               2.64    2.63   16.33   16.33   156.95
MDBK  Medford Bank of Medford, MA*               2.49    2.32   21.96   20.58   243.63
MERI  Meritrust FSB of Thibodaux LA(8)           3.42    3.42   24.90   24.90   301.44
MWBX  MetroWest Bank of MA*                      0.54    0.54    3.13    3.13    41.97
MCBS  Mid Continent Bancshares of KS(8)          2.13    2.21   20.38   20.38   206.56
MIFC  Mid Iowa Financial Corp. of IA             0.71    1.00    7.00    6.99    74.82
MCBN  Mid-Coast Bancorp of ME                    1.92    1.82   22.65   22.65   263.83
MWBI  Midwest Bancshares, Inc. of IA             1.21    1.07   10.18   10.18   147.20
MWFD  Midwest Fed. Fin. Corp of WI(8)            1.39    1.37   11.21   10.81   127.18
MFFC  Milton Fed. Fin. Corp. of OH               0.60    0.53   11.45   11.45    91.09
MIVI  Miss. View Hold. Co. of MN                 0.66    0.97   17.80   17.80    94.29
MBSP  Mitchell Bancorp of NC*                    0.59    0.59   15.36   15.36    37.15
MBBC  Monterey Bay Bancorp of CA                 0.58    0.53   14.59   13.53   126.83
MONT  Montgomery Fin. Corp. of IN                0.42    0.42   11.81   11.81    61.70
MSBK  Mutual SB, FSB of Bay City MI              0.15    0.08    9.73    9.73   152.87

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700             Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of January 2, 1998

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
NHTB  NH Thrift Bancshares of NH              21.00   2,075    43.6        21.00   21.00   21.25   -1.18  354.55     0.00
NSLB  NS&L Bancorp of Neosho MO               18.50     712    13.2        18.50   18.50   18.37    0.71    N.A.     0.00
NMSB  Newmil Bancorp. of CT*                  13.00   3,835    49.9        13.00   13.00   13.00    0.00  104.08     0.00
NASB  North American SB of MO                 53.13   2,229   118.4        53.13   53.13   56.00   -5.12  ***.**     0.00
NBSI  North Bancshares of Chicago IL          18.25   1,443    26.3        18.25   18.25   18.84   -3.13    N.A.     0.00
FFFD  North Central Bancshares of IA          19.75   3,258    64.3        19.75   19.75   19.00    3.95    N.A.     0.00
NBN   Northeast Bancorp of ME*                18.62   1,940    36.1        18.62   18.62   19.00   -2.00  137.50     0.00
NEIB  Northeast Indiana Bncrp of IN           21.75   1,763    38.3        21.75   21.75   20.00    8.75    N.A.     0.00
NWEQ  Northwest Equity Corp. of WI            20.75     839    17.4        20.75   20.75   19.25    7.79    N.A.     0.00
NWSB  Northwest SB, MHC of PA (30.7)          14.62  46,753   209.8        14.62   14.62   14.50    0.83    N.A.     0.00
NSSY  Norwalk Savings Society of CT*          37.75   2,427    91.6        37.75   37.75   38.00   -0.66    N.A.     0.00
NSSB  Norwich Financial Corp. of CT(8)*       31.75   5,432   172.5        31.75   31.75   31.25    1.60  353.57     0.00
NTMG  Nutmeg FS&LA of CT                      10.75     986    10.6        10.75   10.75   10.00    7.50    N.A.     0.00
OHSL  OHSL Financial Corp. of OH              27.00   1,235    33.3        27.00   27.00   27.00    0.00    N.A.     0.00
OCFC  Ocean Fin. Corp. of NJ                  37.50   8,176   306.6        37.50   37.50   37.25    0.67    N.A.     0.00
OCN   Ocwen Financial Corp. of FL             25.00  60,505 1,512.6        25.00   25.00   24.00    4.17    N.A.     0.00
OTFC  Oregon Trail Fin. Corp of OR            17.25   4,695    81.0        17.25   17.25   16.37    5.38    N.A.     0.00
PBHC  OswegoCity SB MHC of NY (46.1)*         29.00   1,917    25.6        29.00   29.00   30.00   -3.33    N.A.     0.00
OFCP  Ottawa Financial Corp. of MI            32.50   5,353   174.0        32.50   32.50   30.75    5.69    N.A.     0.00
PFFB  PFF Bancorp of Pomona CA                20.50  17,903   367.0        20.50   20.50   18.62   10.10    N.A.     0.00
PSFI  PS Financial of Chicago IL              21.37   2,167    46.3        21.37   21.37   19.25   11.01    N.A.     0.00
PVFC  PVF Capital Corp. of OH                 20.50   2,590    53.1        20.50   20.50   20.19    1.54  365.91     0.00
PALM  Palfed, Inc. of Aiken SC(8)             28.50   5,299   151.0        28.50   28.50   28.37    0.46   85.43     0.00
PBCI  Pamrapo Bancorp, Inc. of NJ             26.00   2,843    73.9        26.00   26.00   24.87    4.54  361.81     0.00
PFED  Park Bancorp of Chicago IL              18.87   2,431    45.9        18.87   18.87   17.87    5.60    N.A.     0.00
PVSA  Parkvale Financial Corp of PA           32.62   5,106   166.6        32.62   32.62   31.25    4.38  293.96     0.00
PEEK  Peekskill Fin. Corp. of NY              16.87   3,193    53.9        16.87   16.87   17.12   -1.46    N.A.     0.00
PFSB  PennFed Fin. Services of NJ             33.12   4,823   159.7        33.12   33.12   32.81    0.94    N.A.     0.00
PWBC  PennFirst Bancorp of PA                 19.69   5,310   104.6        19.69   19.69   18.37    7.19  146.74     0.00
PWBK  Pennwood SB of PA*                      19.75     570    11.3        19.75   19.75   18.25    8.22    N.A.     0.00
PBKB  People's SB of Brockton MA*             23.00   3,283    75.5        23.00   23.00   23.25   -1.08  287.21     0.00
PFDC  Peoples Bancorp of Auburn IN            22.00   3,392    74.6        22.00   22.00   24.75  -11.11  109.32     0.00
PBCT  Peoples Bank, MHC of CT (40.1)*         37.50  61,126   917.0        37.50   37.50   36.50    2.74  376.49     0.00
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)       43.00   9,046   139.6        43.00   43.00   42.00    2.38    N.A.     0.00
PFFC  Peoples Fin. Corp. of OH                15.00   1,491    22.4        15.00   15.00   14.25    5.26    N.A.     0.00
PHBK  Peoples Heritage Fin Grp of ME*         44.75  27,475 1,229.5        44.75   44.75   45.94   -2.59  192.29     0.00
PSFC  Peoples Sidney Fin. Corp of OH          18.00   1,785    32.1        18.00   18.00   17.87    0.73    N.A.     0.00
PERM  Permanent Bancorp of IN                 29.75   2,103    62.6        29.75   29.75   27.50    8.18    N.A.     0.00
PMFI  Perpetual Midwest Fin. of IA(8)         28.87   1,873    54.1        28.87   28.87   28.75    0.42    N.A.     0.00
PERT  Perpetual of SC, MHC (46.8)(8)          63.00   1,505    44.4        63.00   63.00   60.50    4.13    N.A.     0.00
PCBC  Perry Co. Fin. Corp. of MO              23.37     828    19.4        23.37   23.37   23.44   -0.30    N.A.     0.00
PHFC  Pittsburgh Home Fin. of PA              18.25   1,969    35.9        18.25   18.25   18.00    1.39    N.A.     0.00
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)       43.50   1,632    33.5        43.50   43.50   36.50   19.18    N.A.     0.00
PTRS  Potters Financial Corp of OH            21.00     965    20.3        21.00   21.00   20.75    1.20    N.A.     0.00
PKPS  Poughkeepsie Fin. Corp. of NY(8)        11.00  12,595   138.5        11.00   11.00   10.19    7.95   41.94     0.00
PHSB  Ppls Home SB, MHC of PA (45.0)          18.87   2,760    23.4        18.87   18.87   18.69    0.96    N.A.     0.00
PRBC  Prestige Bancorp of PA                  20.00     915    18.3        20.00   20.00   20.00    0.00    N.A.     0.00
PFNC  Progress Financial Corp. of PA          16.50   4,010    66.2        16.50   16.50   16.12    2.36   49.86     0.00
PSBK  Progressive Bank, Inc. of NY(8)*        37.75   3,828   144.5        37.75   37.75   38.25   -1.31  182.35     0.00
PROV  Provident Fin. Holdings of CA           21.00   4,836   101.6        21.00   21.00   21.75   -3.45    N.A.     0.00
PULB  Pulaski SB, MHC of MO (29.8)            31.37   2,095    19.6        31.37   31.37   31.50   -0.41    N.A.     0.00
PLSK  Pulaski SB, MHC of NJ (46.0)            18.25   2,070    17.4        18.25   18.25   17.75    2.82    N.A.     0.00
PULS  Pulse Bancorp of S. River NJ            27.00   3,081    83.2        27.00   27.00   26.00    3.85  118.27     0.00
QCFB  QCF Bancorp of Virginia MN              29.75   1,382    41.1        29.75   29.75   29.50    0.85    N.A.     0.00
QCBC  Quaker City Bancorp of CA               20.50   4,673    95.8        20.50   20.50   21.25   -3.53  173.33     0.00


                                                    Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
NHTB  NH Thrift Bancshares of NH                  0.99    0.78   12.04   10.34   153.90
NSLB  NS&L Bancorp of Neosho MO                   0.64    0.61   16.61   16.49    84.01
NMSB  Newmil Bancorp. of CT*                      0.70    0.67    8.42    8.42    82.77
NASB  North American SB of MO                     4.10    3.86   25.37   24.52   330.46
NBSI  North Bancshares of Chicago IL              0.52    0.46   11.36   11.36    84.60
FFFD  North Central Bancshares of IA              1.16    1.16   15.13   15.13    66.03
NBN   Northeast Bancorp of ME*                    0.91    0.76    9.52    8.41   136.83
NEIB  Northeast Indiana Bncrp of IN               1.18    1.18   15.51   15.51   107.95
NWEQ  Northwest Equity Corp. of WI                1.17    1.13   13.51   13.51   115.56
NWSB  Northwest SB, MHC of PA (30.7)              0.41    0.41    4.33    4.09    44.93
NSSY  Norwalk Savings Society of CT*              2.40    2.74   20.49   19.76   254.37
NSSB  Norwich Financial Corp. of CT(8)*           1.47    1.36   15.05   13.67   129.02
NTMG  Nutmeg FS&LA of CT                          0.60    0.43    5.88    5.88   106.64
OHSL  OHSL Financial Corp. of OH                  1.65    1.60   20.74   20.74   189.96
OCFC  Ocean Fin. Corp. of NJ                      1.68    1.66   27.63   27.63   182.15
OCN   Ocwen Financial Corp. of FL                 1.34    0.75    6.91    6.73    48.86
OTFC  Oregon Trail Fin. Corp of OR                0.59    0.59   13.29   13.29    55.34
PBHC  OswegoCity SB MHC of NY (46.1)*             1.05    0.94   11.95   10.03   100.68
OFCP  Ottawa Financial Corp. of MI                1.29    1.26   14.15   11.43   161.96
PFFB  PFF Bancorp of Pomona CA                    0.65    0.66   14.69   14.53   146.09
PSFI  PS Financial of Chicago IL                  0.72    0.73   14.76   14.76    39.55
PVFC  PVF Capital Corp. of OH                     1.90    1.82   10.63   10.63   147.98
PALM  Palfed, Inc. of Aiken SC(8)                 0.49    0.84   10.74   10.74   126.16
PBCI  Pamrapo Bancorp, Inc. of NJ                 1.73    1.71   16.89   16.77   130.83
PFED  Park Bancorp of Chicago IL                  0.80    0.83   16.61   16.61    71.79
PVSA  Parkvale Financial Corp of PA               2.05    2.05   15.20   15.10   196.91
PEEK  Peekskill Fin. Corp. of NY                  0.66    0.66   14.81   14.81    56.76
PFSB  PennFed Fin. Services of NJ                 2.14    2.14   20.72   17.54   282.80
PWBC  PennFirst Bancorp of PA                     0.95    0.95   12.96   11.53   154.87
PWBK  Pennwood SB of PA*                          0.83    0.91   15.33   15.33    83.59
PBKB  People's SB of Brockton MA*                 1.44    0.75    8.96    8.59   218.54
PFDC  Peoples Bancorp of Auburn IN                1.24    1.24   13.06   13.06    85.67
PBCT  Peoples Bank, MHC of CT (40.1)*             1.44    0.93   11.41   11.40   126.48
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)           0.87    0.61   11.97   10.77    70.63
PFFC  Peoples Fin. Corp. of OH                    0.53    0.53   15.78   15.78    58.01
PHBK  Peoples Heritage Fin Grp of ME*             2.51    2.51   16.42   14.01   220.42
PSFC  Peoples Sidney Fin. Corp of OH              0.56    0.56   14.57   14.57    57.61
PERM  Permanent Bancorp of IN                     1.26    1.25   19.51   19.25   206.17
PMFI  Perpetual Midwest Fin. of IA(8)             0.84    0.68   18.24   18.24   214.45
PERT  Perpetual of SC, MHC (46.8)(8)              1.17    1.58   20.13   20.13   170.24
PCBC  Perry Co. Fin. Corp. of MO                  0.90    1.04   18.80   18.80    97.95
PHFC  Pittsburgh Home Fin. of PA                  1.01    0.90   14.63   14.48   138.80
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)           1.46    1.44   14.86   14.86   234.94
PTRS  Potters Financial Corp of OH                1.20    1.18   11.20   11.20   127.17
PKPS  Poughkeepsie Fin. Corp. of NY(8)            0.37    0.37    5.91    5.91    70.19
PHSB  Ppls Home SB, MHC of PA (45.0)              0.56    0.54   10.22   10.22    74.79
PRBC  Prestige Bancorp of PA                      0.85    0.85   16.88   16.88   150.64
PFNC  Progress Financial Corp. of PA              0.90    0.71    5.81    5.18   108.91
PSBK  Progressive Bank, Inc. of NY(8)*            2.20    2.16   20.18   18.17   231.09
PROV  Provident Fin. Holdings of CA               0.94    0.44   17.66   17.66   132.47
PULB  Pulaski SB, MHC of MO (29.8)                1.03    0.90   11.39   11.39    85.64
PLSK  Pulaski SB, MHC of NJ (46.0)                0.54    0.54   10.36   10.36    86.47
PULS  Pulse Bancorp of S. River NJ                1.84    1.86   14.02   14.02   170.73
QCFB  QCF Bancorp of Virginia MN                  1.46    1.46   19.84   19.84   113.41
QCBC  Quaker City Bancorp of CA                   1.20    1.15   15.33   15.33   181.26


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                                                   Exhibit IV-1 (continued)
                                                           Weekly Thrift Market Line - Part One
                                                               Prices As Of January 2, 1998

                                                                                       Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            ------------------------         52 Week (1)              % Change From
                                                     Shares   Market     ---------------         -----------------------
                                             Price/  Outst-  Capital-                      Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding  ization(9)    High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- -------  -------     ------- ------- ------- ------- ------- --------
                                               ($)    (000)   ($Mil)        ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
QCSB  Queens County Bancorp of NY*            39.12  15,108    591.0       39.12   39.12   39.25   -0.33    N.A.     0.00
RARB  Raritan Bancorp. of Raritan NJ*         27.25   2,372     64.6       27.25   27.25   27.25    0.00  323.14     0.00
REDF  RedFed Bancorp of Redlands CA(8)        19.81   7,179    142.2       19.81   19.81   19.75    0.30    N.A.     0.00
RELY  Reliance Bancorp, Inc. of NY            36.31   8,712    316.3       36.31   36.31   34.38    5.61    N.A.     0.00
RELI  Reliance Bancshares Inc of WI*           9.62   2,472     23.8        9.62    9.62    9.50    1.26    N.A.     0.00
RIVR  River Valley Bancorp of IN              18.75   1,190     22.3       18.75   18.75   18.00    4.17    N.A.     0.00
RVSB  Riverview Bancorp of WA                 17.87   6,128    109.5       17.87   17.87   17.00    5.12    N.A.     0.00
RSLN  Roslyn Bancorp, Inc. of NY*             24.12  43,642  1,052.6       24.12   24.12   22.37    7.82    N.A.     0.00
SCCB  S. Carolina Comm. Bnshrs of SC          22.50     699     15.7       22.50   22.50   22.94   -1.92    N.A.     0.00
SBFL  SB Fngr Lakes MHC of NY (33.1)          32.00   1,785     18.9       32.00   32.00   31.50    1.59    N.A.     0.00
SFED  SFS Bancorp of Schenectady NY           26.87   1,231     33.1       26.87   26.87   26.87    0.00    N.A.     0.00
SGVB  SGV Bancorp of W. Covina CA             17.75   2,342     41.6       17.75   17.75   17.75    0.00    N.A.     0.00
SHSB  SHS Bancorp, Inc. of PA                 16.87     820     13.8       16.87   16.87   17.00   -0.76    N.A.     0.00
SISB  SIS Bancorp Inc of MA*                  39.00   5,581    217.7       39.00   39.00   38.75    0.65    N.A.     0.00
SWCB  Sandwich Co-Op. Bank of MA*             43.00   1,919     82.5       43.00   43.00   42.00    2.38  398.84     0.00
SFSL  Security First Corp. of OH              21.00   7,591    159.4       21.00   21.00   20.50    2.44  101.92     0.00
SMFC  Sho-Me Fin. Corp. of MO(8)              51.00   1,499     76.4       51.00   51.00   49.25    3.55    N.A.     0.00
SKAN  Skaneateles Bancorp Inc of NY*          22.25   1,433     31.9       22.25   22.25   21.00    5.95    N.A.     0.00
SOBI  Sobieski Bancorp of S. Bend IN          24.25     779     18.9       24.25   24.25   20.00   21.25    N.A.     0.00
SOSA  Somerset Savings Bank of MA(8)*          4.87  16,652     81.1        4.87    4.87    4.81    1.25   -4.88     0.00
SSFC  South Street Fin. Corp. of NC*          19.00   4,496     85.4       19.00   19.00   17.50    8.57    N.A.     0.00
SCBS  Southern Commun. Bncshrs of AL          18.25   1,137     20.8       18.25   18.25   18.25    0.00    N.A.     0.00
SMBC  Southern Missouri Bncrp of MO           20.50   1,612     33.0       20.50   20.50   20.50    0.00    N.A.     0.00
SWBI  Southwest Bancshares of IL(8)           29.75   2,657     79.0       29.75   29.75   29.75    0.00  197.50     0.00
SVRN  Sovereign Bancorp of PA                 20.25  89,275  1,807.8       20.25   20.25   19.75    2.53  353.02     0.00
STFR  St. Francis Cap. Corp. of WI            50.75   5,238    265.8       50.75   50.75   48.25    5.18    N.A.     0.00
SPBC  St. Paul Bancorp, Inc. of IL            26.50  34,133    904.5       26.50   26.50   25.12    5.49  138.10     0.00
SFFC  StateFed Financial Corp. of IA          14.50   1,557     22.6       14.50   14.50   14.00    3.57    N.A.     0.00
SFIN  Statewide Fin. Corp. of NJ              23.50   4,591    107.9       23.50   23.50   23.75   -1.05    N.A.     0.00
STSA  Sterling Financial Corp. of WA          22.00   7,567    166.5       22.00   22.00   20.75    6.02  142.02     0.00
SFSB  SuburbFed Fin. Corp. of IL(8)           46.50   1,263     58.7       46.50   46.50   33.75   37.78  597.15     0.00
ROSE  T R Financial Corp. of NY*              33.44  17,592    588.3       33.44   33.44   33.12    0.97    N.A.     0.00
THRD  TF Financial Corp. of PA                29.00   4,088    118.6       29.00   29.00   29.87   -2.91    N.A.     0.00
TPNZ  Tappan Zee Fin., Inc. of NY             18.75   1,488     27.9       18.75   18.75   18.12    3.48    N.A.     0.00
ESBK  The Elmira SB FSB of Elmira NY*         30.00     742     22.3       30.00   30.00   30.00    0.00  108.77     0.00
TRIC  Tri-County Bancorp of WY                15.00   1,167     17.5       15.00   15.00   13.69    9.57    N.A.     0.00
TWIN  Twin City Bancorp of TN                 15.50   1,272     19.7       15.50   15.50   14.50    6.90    N.A.     0.00
UCBC  Union Community Bancorp of IN           14.31   3,042     43.5       14.69   14.31   10.00   43.10    N.A.     N.A.
UFRM  United FS&LA of Rocky Mount NC(8)       19.00   3,074     58.4       19.00   19.00   21.00   -9.52  484.62     0.00
UBMT  United Fin. Corp. of MT                 25.50   1,223     31.2       25.50   25.50   26.87   -5.10  142.86     0.00
VABF  Va. Beach Fed. Fin. Corp of VA          18.75   4,979     93.4       18.75   18.75   18.50    1.35  299.79     0.00
WHGB  WHG Bancshares of MD                    18.75   1,392     26.1       18.75   18.75   16.25   15.38    N.A.     0.00
WSFS  WSFS Financial Corp. of DE*             20.00  12,442    248.8       20.00   20.00   19.87    0.65  175.86     0.00
WVFC  WVS Financial Corp. of PA*              35.12   1,748     61.4       35.12   35.12   32.25    8.90    N.A.     0.00
WRNB  Warren Bancorp of Peabody MA*           22.62   3,798     85.9       22.62   22.62   22.75   -0.57  571.22     0.00
WSBI  Warwick Community Bncrp of NY*          16.44   6,414    105.4       16.44   16.44    0.00   -1.00    N.A.     0.00
WFSL  Washington FS&LA of Seattle WA          32.00  47,509  1,520.3       32.00   32.00   31.37    2.01  119.33     0.00
WAMU  Washington Mutual Inc. of WA*           65.12 257,176 16,747.3       65.12   65.12   62.00    5.03  250.86     0.00
WYNE  Wayne Bancorp of NJ                     26.75   2,014     53.9       26.75   26.75   27.19   -1.62    N.A.     0.00
WAYN  Wayne S&L Co. MHC of OH (47.8)          29.00   2,255     31.2       29.00   29.00   29.00    0.00    N.A.     0.00
WCFB  Wbstr Cty FSB MHC of IA (45.2)          20.00   2,100     19.0       20.00   20.00   20.75   -3.61    N.A.     0.00
WBST  Webster Financial Corp. of CT           66.87  13,554    906.4       66.87   66.87   62.87    6.36  608.37     0.00
WEFC  Wells Fin. Corp. of Wells MN            18.62   1,959     36.5       18.62   18.62   18.00    3.44    N.A.     0.00
WCBI  WestCo Bancorp of IL                    27.00   2,474     66.8       27.00   27.00   27.25   -0.92  170.00     0.00
WSTR  WesterFed Fin. Corp. of MT              26.75   5,577    149.2       26.75   26.75   25.25    5.94    N.A.     0.00

                                                    Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
QCSB  Queens County Bancorp of NY*                1.44    1.45   11.44   11.44   102.00
RARB  Raritan Bancorp. of Raritan NJ*             1.63    1.61   12.65   12.45   171.70
REDF  RedFed Bancorp of Redlands CA(8)            1.28    1.28   11.21   11.17   134.74
RELY  Reliance Bancorp, Inc. of NY                1.96    2.07   19.29   14.17   233.56
RELI  Reliance Bancshares Inc of WI*              0.25    0.26    9.18    9.18    19.01
RIVR  River Valley Bancorp of IN                  0.46    0.62   14.63   14.41   118.02
RVSB  Riverview Bancorp of WA                     0.47    0.45    9.56    9.20    46.06
RSLN  Roslyn Bancorp, Inc. of NY*                 0.73    0.93   14.04   13.97    79.61
SCCB  S. Carolina Comm. Bnshrs of SC              0.75    0.75   17.35   17.35    65.26
SBFL  SB Fngr Lakes MHC of NY (33.1)              0.44    0.51   11.92   11.92   127.71
SFED  SFS Bancorp of Schenectady NY               0.94    0.94   17.64   17.64   141.42
SGVB  SGV Bancorp of W. Covina CA                 0.65    0.71   12.99   12.79   174.63
SHSB  SHS Bancorp, Inc. of PA                     0.41    0.41   13.83   13.83   109.44
SISB  SIS Bancorp Inc of MA*                      2.05    2.03   19.16   19.16   260.35
SWCB  Sandwich Co-Op. Bank of MA*                 2.44    2.39   21.16   20.34   266.68
SFSL  Security First Corp. of OH                  1.14    1.15    8.31    8.18    89.69
SMFC  Sho-Me Fin. Corp. of MO(8)                  2.71    2.57   20.77   20.77   230.05
SKAN  Skaneateles Bancorp Inc of NY*              1.20    1.16   12.10   11.75   172.81
SOBI  Sobieski Bancorp of S. Bend IN              0.64    0.59   15.99   15.99   108.19
SOSA  Somerset Savings Bank of MA(8)*             0.32    0.31    2.06    2.06    31.25
SSFC  South Street Fin. Corp. of NC*              0.63    0.65   13.73   13.73    53.50
SCBS  Southern Commun. Bncshrs of AL              0.70    0.70   12.73   12.73    62.34
SMBC  Southern Missouri Bncrp of MO               0.94    0.90   16.36   16.36   101.30
SWBI  Southwest Bancshares of IL(8)               1.50    1.45   16.01   16.01   141.14
SVRN  Sovereign Bancorp of PA                     0.51    0.74    7.24    5.91   163.55
STFR  St. Francis Cap. Corp. of WI                2.24    2.21   24.54   21.71   317.04
SPBC  St. Paul Bancorp, Inc. of IL                1.39    1.39   11.98   11.95   133.26
SFFC  StateFed Financial Corp. of IA              0.69    0.69    9.86    9.86    56.22
SFIN  Statewide Fin. Corp. of NJ                  1.19    1.19   14.34   14.31   153.15
STSA  Sterling Financial Corp. of WA              1.04    0.94   12.98   11.88   247.19
SFSB  SuburbFed Fin. Corp. of IL(8)               2.16    1.77   22.72   22.64   342.49
ROSE  T R Financial Corp. of NY*                  1.88    1.69   13.09   13.09   209.84
THRD  TF Financial Corp. of PA                    1.22    1.05   17.79   15.71   152.97
TPNZ  Tappan Zee Fin., Inc. of NY                 0.58    0.57   14.20   14.20    83.43
ESBK  The Elmira SB FSB of Elmira NY*             1.27    1.03   19.55   19.03   307.64
TRIC  Tri-County Bancorp of WY                    0.78    0.79   11.57   11.57    75.56
TWIN  Twin City Bancorp of TN                     0.71    0.60   10.88   10.88    84.07
UCBC  Union Community Bancorp of IN               0.58    0.58   13.40   13.40    36.73
UFRM  United FS&LA of Rocky Mount NC(8)           0.63    0.50    6.82    6.82    92.96
UBMT  United Fin. Corp. of MT                     1.22    1.21   20.24   20.24    84.29
VABF  Va. Beach Fed. Fin. Corp of VA              0.75    0.61    8.70    8.70   121.61
WHGB  WHG Bancshares of MD                        0.54    0.55   14.24   14.24    70.80
WSFS  WSFS Financial Corp. of DE*                 1.31    1.30    6.66    6.62   120.21
WVFC  WVS Financial Corp. of PA*                  2.08    2.09   19.38   19.38   161.46
WRNB  Warren Bancorp of Peabody MA*               2.04    1.81   10.21   10.21    95.87
WSBI  Warwick Community Bncrp of NY*              0.55    0.55   12.60   12.60    53.02
WFSL  Washington FS&LA of Seattle WA              2.21    2.20   15.11   13.87   120.39
WAMU  Washington Mutual Inc. of WA*               0.01    1.51   19.65   18.20   371.76
WYNE  Wayne Bancorp of NJ                         1.07    1.07   16.49   16.49   132.71
WAYN  Wayne S&L Co. MHC of OH (47.8)              0.81    0.76   10.58   10.58   110.97
WCFB  Wbstr Cty FSB MHC of IA (45.2)              0.64    0.64   10.52   10.52    44.99
WBST  Webster Financial Corp. of CT               1.79    2.99   26.82   23.10   502.51
WEFC  Wells Fin. Corp. of Wells MN                1.09    1.06   14.86   14.86   104.52
WCBI  WestCo Bancorp of IL                        1.88    1.78   19.41   19.41   124.93
WSTR  WesterFed Fin. Corp. of MT                  1.16    1.11   19.03   15.35   179.16

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of January 2, 1998

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last   Last   Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High    Low     Week   Week   1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                              ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WOFC  Western Ohio Fin. Corp. of OH           27.25   2,356    64.2        27.25   27.25   26.50    2.83    N.A.     0.00
WWFC  Westwood Fin. Corp. of NJ               28.25     645    18.2        28.25   28.25   27.75    1.80    N.A.     0.00
WEHO  Westwood Hmstd Fin Corp of OH           15.63   2,782    43.5        15.63   15.63   16.62   -5.96    N.A.     0.00
WFI   Winton Financial Corp. of OH            20.37   1,986    40.5        20.37   20.37   20.25    0.59    N.A.     0.00
FFWD  Wood Bancorp of OH                      23.50   2,119    49.8        23.50   23.50   20.50   14.63    N.A.     0.00
YFCB  Yonkers Fin. Corp. of NY                19.75   3,021    59.7        19.75   19.75   18.62    6.07    N.A.     0.00
YFED  York Financial Corp. of PA              25.75   8,806   226.8        25.75   25.75   24.00    7.29  172.49     0.00

                                                           Current Per Share Financials
                                                 --------------------------------------------------
                                                                                Tangible
                                                 Trailing    12 Mo.     Book      Book
                                                  12 Mo.      Core     Value/    Value/    Assets/
Financial Institution                             EPS(3)     EPS(3)    Share    Share(4)    Share
---------------------                            --------    -------   ------   --------   -------
                                                    ($)        ($)       ($)      ($)        ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WOFC  Western Ohio Fin. Corp. of OH                0.61       0.71      23.39    21.83      168.69
WWFC  Westwood Fin. Corp. of NJ                    1.20       1.28      15.95    14.27      171.20
WEHO  Westwood Hmstd Fin Corp of OH                0.47       0.54      14.20    14.20       51.36
WFI   Winton Financial Corp. of OH                 1.14       1.33      11.36    11.12      159.81
FFWD  Wood Bancorp of OH                           1.07       0.98       9.77     9.77       78.58
YFCB  Yonkers Fin. Corp. of NY                     0.98       0.99      14.52    14.52      103.59
YFED  York Financial Corp. of PA                   1.26       1.06      11.62    11.62      131.24


RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                  Exhibit IV-1
                     Weekly Thrift Market Line - Part Two
                         Prices As Of January 2, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------

SAIF-Insured Thrifts(298)                    13.39    13.16    0.90    7.94    4.45       0.88    7.65       0.78  123.09    0.78
NYSE Traded Companies(11)                     8.55     8.33    0.88   11.72    5.62       0.76   10.54       1.06   73.37    1.10
AMEX Traded Companies(16)                    14.70    14.59    0.64    3.84    2.90       0.78    4.91       0.66  141.43    0.71
NASDAQ Listed OTC Companies(271)             13.49    13.25    0.92    8.06    4.50       0.89    7.71       0.77  124.00    0.77
California Companies(21)                      7.59     7.32    0.62    9.19    5.08       0.54    8.31       1.79   70.59    1.29
Florida Companies(5)                          8.55     8.12    1.20   14.66    4.87       0.80    9.61       1.62   86.80    0.76
Mid-Atlantic Companies(59)                   11.24    10.89    0.84    8.33    4.64       0.83    8.23       0.80   93.07    0.88
Mid-West Companies(145)                      14.52    14.35    0.94    7.42    4.36       0.92    7.23       0.62  135.08    0.66
New England Companies(9)                      7.80     7.49    0.55    7.81    4.28       0.60    8.58       0.55  138.53    1.02
North-West Companies(8)                      15.11    14.74    0.94    8.66    4.28       0.92    8.23       0.48  221.59    0.66
South-East Companies(37)                     17.14    16.99    0.99    7.07    3.68       0.99    6.85       0.89  138.11    0.79
South-West Companies(7)                      10.45    10.20    0.93   10.64    6.43       0.89   10.14       0.76   67.78    0.71
Western Companies (Excl CA)(7)               16.60    16.25    1.12    7.42    4.44       1.12    7.44       0.33  166.16    0.74
Thrift Strategy(242)                         14.65    14.44    0.92    7.21    4.41       0.91    7.10       0.72  122.96    0.71
Mortgage Banker Strategy(34)                  7.55     7.10    0.76   10.97    4.77       0.70   10.10       0.96  131.41    1.01
Real Estate Strategy(9)                       7.51     7.32    0.90   11.97    6.29       0.86   11.39       1.23  101.72    1.32
Diversified Strategy(9)                       8.42     8.18    1.31   16.29    5.55       1.04   13.52       1.36  117.48    1.05
Retail Banking Strategy(4)                    6.65     6.36   -0.24   -0.29   -3.61      -0.29   -1.08       0.73  132.47    0.95
Companies Issuing Dividends(252)             13.71    13.45    0.94    8.04    4.59       0.92    7.83       0.70  121.62    0.75
Companies Without Dividends(46)              11.63    11.53    0.69    7.38    3.64       0.63    6.69       1.20  131.07    0.91
Equity/Assets less than 6%(23)                5.02     4.63    0.65   13.02    5.65       0.59   11.86       1.46   78.41    1.06
Equity/Assets 6-12%(143)                      8.80     8.46    0.81    9.55    4.79       0.77    9.18       0.78  132.47    0.87
Equity/Assets greater than 12%(132)          18.90    18.78    1.03    5.70    3.95       1.02    5.61       0.67  120.67    0.65
Converted Last 3 Mths (no MHC)(7)            25.93    25.93    1.12    4.36    3.56       1.12    4.36       0.26  217.41    0.70
Actively Traded Companies(39)                 9.21     8.94    1.00   11.92    5.28       0.99   11.89       1.00  128.90    0.95
Market Value Below $20 Million(45)           14.63    14.60    0.82    5.90    4.38       0.83    5.95       0.73  102.74    0.59
Holding Company Structure(263)               13.80    13.58    0.90    7.58    4.34       0.88    7.35       0.78  118.27    0.76
Assets Over $1 Billion(60)                    8.02     7.49    0.88   11.60    4.96       0.82   10.89       0.95  108.76    0.97
Assets $500 Million-$1 Billion(47)           10.41    10.09    0.89    9.12    4.53       0.82    8.44       0.87  144.23    0.89
Assets $250-$500 Million(64)                 11.92    11.64    0.89    8.27    4.69       0.87    7.99       0.69  134.39    0.75
Assets less than $250 Million(127)           17.36    17.30    0.93    5.86    4.09       0.93    5.87       0.71  116.00    0.67
Goodwill Companies(120)                       9.29     8.69    0.84    9.89    4.81       0.81    9.40       0.86  104.65    0.84
Non-Goodwill Companies(178)                  15.99    15.99    0.94    6.71    4.22       0.93    6.54       0.72  135.10    0.74
Acquirors of FSLIC Cases(10)                  7.53     7.06    0.87   12.28    5.52       0.85   11.91       1.06   58.41    0.75


                                                            Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------    -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
----------------------------------------------

SAIF-Insured Thrifts(298)                        19.98  162.25   19.94  166.86   20.94         0.35    1.49   30.09
NYSE Traded Companies(11)                        18.40  199.14   15.17  191.33   19.37         0.41    0.97   15.65
AMEX Traded Companies(16)                        19.52  139.01   20.24  140.46   21.28         0.31    1.70   35.77
NASDAQ Listed OTC Companies(271)                 20.07  162.32   20.10  167.69   20.99         0.35    1.50   30.39
California Companies(21)                         18.41  168.79   11.95  166.80   19.68         0.17    0.50   10.84
Florida Companies(5)                             19.76  202.86   21.02  231.53   26.27         0.22    0.74   15.87
Mid-Atlantic Companies(59)                       19.69  167.16   17.62  175.78   20.76         0.37    1.37   29.73
Mid-West Companies(145)                          19.84  154.83   20.69  158.53   20.67         0.34    1.59   31.51
New England Companies(9)                         18.73  171.07   12.86  181.75   21.54         0.41    1.36   28.95
North-West Companies(8)                          20.99  162.62   22.02  169.37   21.59         0.32    1.20   18.28
South-East Companies(37)                         23.05  177.53   26.38  176.60   23.66         0.45    1.88   41.72
South-West Companies(7)                          15.62  149.90   14.89  158.30   16.30         0.35    1.50   27.07
Western Companies (Excl CA)(7)                   21.03  158.80   24.03  165.00   21.10         0.47    2.15   38.78
Thrift Strategy(242)                             20.31  153.25   20.87  157.70   21.10         0.36    1.60   32.54
Mortgage Banker Strategy(34)                     19.28  206.42   15.00  214.71   21.55         0.32    0.99   19.96
Real Estate Strategy(9)                          16.45  177.52   13.38  180.92   17.41         0.16    0.77   13.44
Diversified Strategy(9)                          18.60  243.02   22.40  251.88   19.22         0.48    1.35   24.07
Retail Banking Strategy(4)                       21.61  166.08   10.49  172.25   18.40         0.13    0.66   22.84
Companies Issuing Dividends(252)                 20.04  163.94   20.39  168.74   21.02         0.41    1.76   35.72
Companies Without Dividends(46)                  19.55  152.67   17.45  156.32   20.25         0.00    0.00    0.00
Equity/Assets less than 6%(23)                   17.23  214.38   10.75  229.79   20.54         0.19    0.59   12.24
Equity/Assets 6-12%(143)                         18.91  182.14   15.63  189.21   19.81         0.36    1.36   26.42
Equity/Assets greater than 12%(132)              21.73  135.86   25.30  137.23   22.31         0.36    1.75   37.00
Converted Last 3 Mths (no MHC)(7)                26.79  122.70   31.03  122.70   26.79         0.13    0.90   23.79
Actively Traded Companies(39)                    18.50  214.73   18.19  222.05   19.29         0.50    1.47   27.01
Market Value Below $20 Million(45)               20.27  129.86   18.42  130.44   21.24         0.32    1.75   34.93
Holding Company Structure(263)                   20.27  160.09   20.34  164.79   21.17         0.36    1.55   31.45
Assets Over $1 Billion(60)                       18.88  208.97   16.45  225.22   20.73         0.41    1.11   22.59
Assets $500 Million-$1 Billion(47)               19.31  178.84   17.89  185.33   20.35         0.36    1.42   28.83
Assets $250-$500 Million(64)                     19.57  163.82   18.52  165.98   20.11         0.35    1.42   26.88
Assets less than $250 Million(127)               21.08  136.63   22.78  137.46   21.71         0.32    1.71   35.81
Goodwill Companies(120)                          19.30  184.73   16.49  197.28   20.26         0.39    1.38   27.06
Non-Goodwill Companies(178)                      20.46  148.13   22.13  148.13   21.40         0.33    1.56   32.09
Acquirors of FSLIC Cases(10)                     18.68  208.00   14.90  205.03   17.91         0.47    1.39   24.63


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700            Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of January 2, 1998

                                                             Key Financial Ratios                          Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------

BIF-Insured Thrifts(62)                      12.88    12.58    1.15   11.34    5.63       1.12   11.04       0.83  134.53    1.36
NYSE Traded Companies(3)                     13.28    11.45    1.02    9.43    4.30       0.96    9.07       1.68   46.35    1.15
AMEX Traded Companies(6)                     14.19    14.07    0.97    9.05    5.09       0.88    8.09       1.07  104.14    1.43
NASDAQ Listed OTC Companies(53)              12.75    12.52    1.17   11.65    5.76       1.15   11.40       0.76  142.61    1.37
California Companies(1)                      10.72    10.68    1.45   13.02    7.90       1.45   13.02       1.54   79.64    1.45
Mid-Atlantic Companies(18)                   12.85    12.44    0.93    8.64    4.16       0.93    8.47       0.92  123.72    1.28
Mid-West Companies(2)                        36.15    35.47    0.91    2.29    2.30       0.90    2.20       0.85   39.95    0.58
New England Companies(32)                     9.06     8.80    1.28   15.06    7.19       1.21   14.11       0.84  140.68    1.62
North-West Companies(4)                      10.49    10.12    0.92    8.07    3.84       1.06   11.25       0.17  241.66    1.03
South-East Companies(5)                      27.37    27.37    1.33    5.08    3.93       1.33    5.05       0.69  145.62    0.74
Thrift Strategy(46)                          14.29    13.99    1.19   10.88    5.69       1.14   10.28       0.84  128.92    1.30
Mortgage Banker Strategy(7)                   8.71     8.48    0.92   12.05    5.02       0.95   11.97       0.67  147.52    1.31
Real Estate Strategy(4)                      10.69    10.66    1.80   17.32    8.46       1.68   16.10       1.35   88.34    1.59
Diversified Strategy(5)                       6.61     6.12    0.83   12.07    4.70       0.94   14.37       0.76  196.07    1.86
Companies Issuing Dividends(52)              11.80    11.48    1.06   10.66    5.11       1.04   10.37       0.79  139.91    1.30
Companies Without Dividends(10)              18.53    18.28    1.61   14.89    8.37       1.57   14.54       1.07  106.30    1.66
Equity/Assets less than 6%(5)                 5.19     5.02    0.77   13.82    4.60       0.78   14.15       0.92   98.61    1.33
Equity/Assets 6-12%(40)                       8.74     8.38    1.20   13.95    6.67       1.15   13.38       0.93  130.73    1.54
Equity/Assets greater than 12%(17)           23.42    23.19    1.17    5.40    3.85       1.17    5.43       0.60  153.47    1.02
Converted Last 3 Mths (no MHC)(2)            24.25    23.88    1.16    4.79    3.51       1.09    4.47       0.86   71.29    1.13
Actively Traded Companies(17)                 8.61     8.26    1.16   13.43    6.16       1.14   13.40       0.68  138.73    1.36
Market Value Below $20 Million(3)            27.90    27.45    1.03    3.66    3.22       1.04    3.73       1.53   35.23    0.76
Holding Company Structure(42)                14.70    14.46    1.21   10.83    5.57       1.19   10.80       0.79  140.75    1.39
Assets Over $1 Billion(15)                    9.95     9.26    0.99   10.89    4.64       1.02   11.52       0.85  147.12    1.45
Assets $500 Million-$1 Billion(17)            9.60     9.38    1.12   12.55    6.00       1.07   11.72       0.80  145.27    1.45
Assets $250-$500 Million(13)                 12.47    12.30    1.21   11.34    5.66       1.16   10.83       0.66  160.27    1.60
Assets less than $250 Million(17)            18.09    17.94    1.27   10.79    6.15       1.23   10.26       0.98   93.40    1.06
Goodwill Companies(32)                        9.72     9.12    0.96   11.05    5.29       0.94   10.91       0.94  129.07    1.35
Non-Goodwill Companies(30)                   16.04    16.04    1.34   11.63    5.97       1.31   11.17       0.73  140.93    1.37


                                                          Pricing Ratios                       Dividend Data(6)
                                              -----------------------------------------   -------------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------

BIF-Insured Thrifts(62)                        18.41  191.30   21.32  192.92   19.32         0.45    1.47   28.39
NYSE Traded Companies(3)                       23.55  220.59   24.57  218.77   22.12         0.39    0.65   13.96
AMEX Traded Companies(6)                       17.78  156.64   20.87  159.57   19.36         0.57    1.76   36.31
NASDAQ Listed OTC Companies(53)                18.09  192.33   21.16  194.62   19.19         0.45    1.50   28.63
California Companies(1)                        12.66  156.25   16.76  156.89   12.66         0.00    0.00    0.00
Mid-Atlantic Companies(18)                     21.81  194.75   22.12  194.21   22.12         0.41    1.31   28.56
Mid-West Companies(2)                           0.00  104.64   37.85  107.77    0.00         0.00    0.00    0.00
New England Companies(32)                      15.65  202.70   17.60  210.44   16.54         0.48    1.62   27.09
North-West Companies(4)                        20.60  231.20   21.49  202.88   21.31         0.51    1.56   29.11
South-East Companies(5)                        24.91  126.19   33.71  126.19   26.08         0.70    2.00   51.73
Thrift Strategy(46)                            18.84  178.58   22.29  180.67   19.66         0.47    1.55   30.47
Mortgage Banker Strategy(7)                    18.72  227.19   18.63  235.77   20.38         0.28    1.01   20.76
Real Estate Strategy(4)                        11.88  188.90   20.17  189.22   12.58         0.26    1.15   12.75
Diversified Strategy(5)                        17.17  258.53   16.63  259.10   17.93         0.62    1.52   25.72
Companies Issuing Dividends(52)                18.87  197.18   20.61  199.10   20.09         0.54    1.75   34.06
Companies Without Dividends(10)                15.67  160.58   25.03  162.03   13.80         0.00    0.00    0.00
Equity/Assets less than 6%(5)                  17.78  298.47   15.61  296.96   20.06         0.38    1.04   15.26
Equity/Assets 6-12%(40)                        16.48  202.75   17.60  208.20   17.33         0.49    1.58   27.55
Equity/Assets greater than 12%(17)             23.92  136.88   30.43  138.78   24.21         0.40    1.38   33.10
Converted Last 3 Mths (no MHC)(2)              28.58  136.34   33.09  138.51   29.89         0.00    0.00    0.00
Actively Traded Companies(17)                  15.91  214.32   17.55  216.46   16.50         0.61    1.77   28.30
Market Value Below $20 Million(3)              26.30  114.67   31.49  116.75   25.26         0.24    1.32   35.45
Holding Company Structure(42)                  18.86  184.34   23.26  185.31   19.75         0.45    1.50   29.15
Assets Over $1 Billion(15)                     20.31  234.62   21.42  236.03   20.93         0.55    1.39   27.71
Assets $500 Million-$1 Billion(17)             15.65  189.91   17.27  195.31   15.95         0.48    1.50   25.16
Assets $250-$500 Million(13)                   18.98  184.77   21.09  188.85   19.72         0.38    1.60   29.19
Assets less than $250 Million(17)              18.67  161.30   24.50  163.54   20.24         0.40    1.43   30.61
Goodwill Companies(32)                         18.43  201.03   17.91  205.14   19.37         0.48    1.37   24.77
Non-Goodwill Companies(30)                     18.39  181.57   24.73  181.57   19.27         0.43    1.58   32.00


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700             Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of January 2, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             4.07     3.46    0.76   19.09    6.09       0.65   16.33       1.86   43.81    1.22
CSA   Coast Savings Financial of CA (8)       5.20     5.14    0.62   12.51    4.36       0.66   13.36       1.23   75.26    1.37
CFB   Commercial Federal Corp. of NE          6.16     5.52    0.94   16.08    5.66       0.94   16.08       0.88   75.53    0.90
DME   Dime Bancorp, Inc. of NY*               5.43     5.17    0.68   12.66    4.52       0.67   12.46       1.02   51.61    0.81
DSL   Downey Financial Corp. of CA            7.13     7.04    0.73    9.96    5.16       0.70    9.56       0.95   55.50    0.58
EBI   Equality Bancorp of MO                  9.92     9.92    0.53    5.33    3.75       0.53    5.33       0.29   41.13    0.26
FED   FirstFed Fin. Corp. of CA               5.16     5.11    0.56   11.73    5.66       0.56   11.68       1.20  168.73    2.57
GSB   Glendale Fed. Bk, FSB of CA             5.65     5.05    0.57   10.24    4.68       0.68   12.27       1.36   70.96    1.30
GDW   Golden West Fin. Corp. of CA            6.56     6.56    0.88   13.91    6.12       0.86   13.68       1.18   47.94    0.67
GPT   GreenPoint Fin. Corp. of NY*            9.69     5.19    1.09   10.41    4.70       1.06   10.17       2.88   28.68    1.26
JSB   JSB Financial, Inc. of NY              23.22    23.22    1.93    8.61    5.90       1.71    7.65       1.07   35.16    0.61
NYB   New York Bancorp, Inc. of NY (8)        5.21     5.21    1.62   31.66    6.13       1.66   32.45       0.88   65.33    0.92
SIB   Staten Island Bancorp of NY*           24.73    24.00    1.29    5.21    3.67       1.13    4.58       1.15   58.76    1.38
WES   Westcorp Inc. of Orange CA              9.08     9.06    0.99   10.57    7.59       0.21    2.26       0.76  121.61    1.78

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*             16.95    16.95    0.98    5.64    4.15       0.95    5.46       0.50  201.03    1.32
ANE   Alliance Bancorp of CT*                 7.36     7.18    0.79   11.65    6.92       0.73   10.74       1.99   62.80    2.00
BKC   American Bank of Waterbury CT*          8.81     8.49    1.30   15.51    6.76       1.10   13.09       1.77   48.58    1.48
BFD   BostonFed Bancorp of MA                 8.52     8.20    0.73    7.68    5.27       0.66    6.95       0.34  184.11    0.76
CFX   CFX Corp of NH (8)*                     8.71     8.40    0.73    8.91    1.95       0.99   11.98       0.55  137.87    1.10
CNY   Carver Bancorp, Inc. of NY              8.40     8.07   -0.15   -1.74   -1.56       0.01    0.13       1.31   47.60    1.07
CBK   Citizens First Fin.Corp. of IL         13.75    13.75    0.60    4.13    3.00       0.54    3.67       0.61   38.86    0.28
ESX   Essex Bancorp of VA (8)                 0.02    -0.08    0.12     NM     5.08       0.10     NM        2.11   51.58    1.27
FCB   Falmouth Co-Op Bank of MA*             23.65    23.65    0.82    3.40    2.54       0.74    3.07       0.03     NA     0.92
FAB   FirstFed America Bancorp of MA         12.20    12.20    0.05    0.56    0.28       0.48    5.03       0.39  259.57    1.16
GAF   GA Financial Corp. of PA               14.63    14.49    1.09    6.28    4.98       1.05    6.08       0.24   63.66    0.41
KNK   Kankakee Bancorp of IL                 11.43    10.78    0.89    8.28    5.81       0.87    8.12       1.05   60.22    0.90
KYF   Kentucky First Bancorp of KY           16.70    16.70    1.16    6.52    5.27       1.14    6.43       0.09  457.83    0.76
MBB   MSB Bancorp of Middletown NY (8)*       7.39     3.63    0.27    3.87    2.21       0.18    2.55        NA      NA      NA
PDB   Piedmont Bancorp of NC                 16.43    16.43   -0.24   -1.28   -1.02       0.55    2.91       0.89   75.98    0.81
SSB   Scotland Bancorp of NC                 22.62    22.62    1.86    5.47    6.52       1.83    5.39        NA      NA     0.53
SZB   SouthFirst Bancshares of AL            14.00    14.00   -0.03   -0.19   -0.13       0.23    1.62       0.75   39.15    0.40
SRN   Southern Banc Company of AL            17.01    16.83    0.14    0.79    0.66       0.50    2.84        NA      NA     0.20
SSM   Stone Street Bancorp of NC             29.57    29.57    1.54    4.69    3.89       1.54    4.69       0.23  229.34    0.62
TSH   Teche Holding Company of LA            13.45    13.45    0.98    7.29    4.91       0.93    6.97       0.28  291.99    0.96
FTF   Texarkana Fst. Fin. Corp. of AR        15.32    15.32    1.70   10.74    6.44       1.70   10.74       0.23  276.17    0.76
THR   Three Rivers Fin. Corp. of MI          13.46    13.41    0.57    4.02    2.79       0.82    5.83       0.87   59.98    0.77
WSB   Washington SB, FSB of MD                8.38     8.38    0.42    5.04    2.78       0.59    7.06       1.53   30.34    1.01

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             8.65     8.49    0.72    8.75    5.98       0.36    4.33       1.30   34.59    0.65
AFED  AFSALA Bancorp, Inc. of NY             12.86    12.86    0.79    5.85    4.58       0.79    5.85       0.31  221.60    1.44
ALBK  ALBANK Fin. Corp. of Albany NY          9.24     8.14    1.04   11.41    5.82       1.04   11.33       0.94   75.89    0.97
AMFC  AMB Financial Corp. of IN              13.94    13.94    1.02    6.29    5.94       0.72    4.43       0.32  118.29    0.51
ASBP  ASB Financial Corp. of OH              15.57    15.57    0.97    5.70    4.83       0.91    5.35       0.96   75.72    1.07
ABBK  Abington Savings Bank of MA*            7.12     6.46    0.85   12.32    5.70       0.76   11.03       0.16  269.74    0.71
AABC  Access Anytime Bancorp of NM            8.65     8.65    1.44   22.38   11.45       1.34   20.78       1.58   31.35    0.95
AFBC  Advance Fin. Bancorp of WV             15.40    15.40    0.89    6.41    4.74       0.87    6.25       0.74   38.01    0.33
AADV  Advantage Bancorp of WI (8)             9.54     8.88    1.04   11.55    4.77       0.93   10.36       0.48  117.02    1.02
AFCB  Affiliated Comm BC, Inc. of MA (8)      9.76     9.71    1.09   11.13    4.81       1.08   11.00       0.34  218.65    1.18
ALBC  Albion Banc Corp. of Albion NY          8.57     8.57    0.50    5.53    3.23       0.49    5.45       0.12  321.43    0.53


                                                           Pricing Ratios                       Dividend Data(6)
                                               -----------------------------------------   -------------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- ---------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA               16.42  320.72   13.05     NM    19.20         0.88    1.36   22.34
CSA   Coast Savings Financial of CA (8)         22.96  267.75   13.92  270.87   21.50         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE            17.67  260.13   16.03  290.64   17.67         0.22    0.62   10.89
DME   Dime Bancorp, Inc. of NY*                 22.12  276.97   15.03  290.99   22.46         0.16    0.56   12.31
DSL   Downey Financial Corp. of CA              19.38  184.95   13.19  187.35   20.19         0.32    1.11   21.48
EBI   Equality Bancorp of MO                    26.64  141.91   14.07  141.91   26.64         0.00    0.00    0.00
FED   FirstFed Fin. Corp. of CA                 17.67  193.35    9.98  195.21   17.75         0.00    0.00    0.00
GSB   Glendale Fed. Bk, FSB of CA               21.38  204.57   11.55  228.55   17.83         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA              16.35  213.71   14.03  213.71   16.63         0.50    0.52    8.43
GPT   GreenPoint Fin. Corp. of NY*              21.27  242.59   23.51     NM    21.78         1.00    1.39   29.59
JSB   JSB Financial, Inc. of NY                 16.96  140.27   32.56  140.27   19.08         1.40    2.78   47.14
NYB   New York Bancorp, Inc. of NY (8)          16.30     NM    25.71     NM    15.90         0.60    1.53   25.00
SIB   Staten Island Bancorp of NY*              27.27  142.21   35.17  146.55     NM          0.00    0.00    0.00
WES   Westcorp Inc. of Orange CA                13.17  132.69   12.05  133.00     NM          0.40    2.32   30.53

AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                24.09  135.71   23.00  135.71   24.86         0.44    1.88   45.36
ANE   Alliance Bancorp of CT*                   14.45  151.78   11.18  155.62   15.68         0.20    1.20   17.39
BKC   American Bank of Waterbury CT*            14.79  208.22   18.34  216.13   17.53         1.44    2.98   44.04
BFD   BostonFed Bancorp of MA                   18.97  151.93   12.94  157.82   20.95         0.28    1.27   24.14
CFX   CFX Corp of NH (8)*                         NM   290.83   25.34  301.72     NM          0.88    2.95     NM
CNY   Carver Bancorp, Inc. of NY                  NM   110.14    9.25  114.62     NM          0.00    0.00     NM
CBK   Citizens First Fin.Corp. of IL              NM   141.99   19.52  141.99     NM          0.00    0.00    0.00
ESX   Essex Bancorp of VA (8)                   19.70     NM     2.17     NM    21.89         0.00    0.00    0.00
FCB   Falmouth Co-Op Bank of MA*                  NM   130.82   30.94  130.82     NM          0.20    0.98   38.46
FAB   FirstFed America Bancorp of MA              NM   149.79   18.28  149.79     NM          0.00    0.00    0.00
GAF   GA Financial Corp. of PA                  20.07  128.19   18.75  129.42   20.74         0.48    2.54   51.06
KNK   Kankakee Bancorp of IL                    17.21  135.78   15.52  144.02   17.54         0.48    1.30   22.33
KYF   Kentucky First Bancorp of KY              18.99  131.18   21.91  131.18   19.23         0.50    3.38   64.10
MBB   MSB Bancorp of Middletown NY (8)*           NM   169.03   12.49  344.41     NM          0.60    1.68     NM
PDB   Piedmont Bancorp of NC                      NM   142.20   23.37  142.20     NM          0.40    3.72     NM
SSB   Scotland Bancorp of NC                    15.33  132.98   30.07  132.98   15.57         0.20    1.98   30.30
SZB   SouthFirst Bancshares of AL                 NM   139.29   19.50  139.29     NM          0.50    2.24     NM
SRN   Southern Banc Company of AL                 NM   124.28   21.14  125.57     NM          0.35    1.93     NM
SSM   Stone Street Bancorp of NC                25.72  135.54   40.07  135.54   25.72         0.45    2.03   52.33
TSH   Teche Holding Company of LA               20.37  144.28   19.41  144.28   21.32         0.50    2.19   44.64
FTF   Texarkana Fst. Fin. Corp. of AR           15.53  163.19   25.00  163.19   15.53         0.56    2.24   34.78
THR   Three Rivers Fin. Corp. of MI               NM   143.18   19.27  143.73   24.72         0.40    1.80   64.52
WSB   Washington SB, FSB of MD                    NM   174.42   14.61  174.42   25.71         0.10    1.11   40.00

NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN               16.71  141.38   12.23  144.16     NM          0.28    0.91   15.22
AFED  AFSALA Bancorp, Inc. of NY                21.84  129.61   16.66  129.61   21.84         0.24    1.29   28.24
ALBK  ALBANK Fin. Corp. of Albany NY            17.17  185.91   17.18  211.06   17.29         0.72    1.45   24.91
AMFC  AMB Financial Corp. of IN                 16.84  110.37   15.38  110.37   23.91         0.28    1.70   28.57
ASBP  ASB Financial Corp. of OH                 20.70  128.64   20.03  128.64   22.08         0.40    3.02   62.50
ABBK  Abington Savings Bank of MA*              17.54  205.97   14.67  227.27   19.61         0.20    1.00   17.54
AABC  Access Anytime Bancorp of NM               8.73  146.47   12.67  146.47    9.40         0.00    0.00    0.00
AFBC  Advance Fin. Bancorp of WV                21.08  116.51   17.95  116.51   21.60         0.32    1.83   38.55
AADV  Advantage Bancorp of WI (8)               20.98  226.38   21.60  243.32   23.40         0.40    0.58   12.12
AFCB  Affiliated Comm BC, Inc. of MA (8)        20.79  218.03   21.29  219.32   21.02         0.60    1.62   33.71
ALBC  Albion Banc Corp. of Albion NY              NM   166.94   14.30  166.94     NM          0.32    0.79   24.43

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of January 2, 1998


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                              (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ABCL  Allied Bancorp of IL                    9.42     9.30    0.79    8.70    3.96       0.88    9.69       0.21  184.61    0.54
ATSB  AmTrust Capital Corp. of IN            10.93    10.82    0.40    3.86    3.79       0.23    2.21       2.20   33.49    1.03
AHCI  Ambanc Holding Co., Inc. of NY*        11.37    11.37   -0.53   -4.16   -3.17      -0.60   -4.71       0.73  107.99    1.48
ASBI  Ameriana Bancorp of IN                 11.21    11.21    0.92    8.35    5.69       0.84    7.61       0.52   53.03    0.37
AFFFZ America First Fin. Fund of CA(8)        8.37     8.28    1.99   24.83   13.54       2.01   25.10       0.35   94.92    0.48
ABCW  Anchor Bancorp Wisconsin of WI          6.40     6.29    0.99   16.08    5.81       0.93   15.00       0.98  115.36    1.44
ANDB  Andover Bancorp, Inc. of MA*            8.12     8.12    1.05   13.16    6.31       1.03   12.85       0.91  107.23    1.33
ASFC  Astoria Financial Corp. of NY           7.72     6.53    0.81   10.37    5.24       0.77    9.81       0.46   39.39    0.43
AVND  Avondale Fin. Corp. of IL               7.72     7.72   -1.93  -21.53  -20.50      -1.97  -21.92       1.11   86.78    1.65
BKCT  Bancorp Connecticut of CT*             10.75    10.75    1.36   13.01    5.12       1.24   11.85       1.04  118.74    2.00
BPLS  Bank Plus Corp. of CA                   4.52     4.51    0.36    7.51    5.05       0.30    6.24       2.21   67.35    2.02
BWFC  Bank West Fin. Corp. of MI             14.15    14.15    1.03    6.73    3.63       0.56    3.65       0.21   69.91    0.21
BANC  BankAtlantic Bancorp of FL              5.50     4.55    1.04   18.10    7.18       0.54    9.50       0.92  108.06    1.42
BKUNA BankUnited SA of FL                     3.12     2.46    0.31    7.68    3.19       0.28    6.90       0.62   27.63    0.21
BVCC  Bay View Capital Corp. of CA            5.82     4.86    0.55    9.13    3.81       0.62   10.22       0.63  195.87    1.62
FSNJ  Bayonne Banchsares of NJ               15.62    15.62    0.37    3.86    1.84       0.52    5.41       1.12   47.67    1.38
BFSB  Bedford Bancshares of VA               14.10    14.10    1.20    8.41    4.00       1.19    8.35       0.52   92.88    0.58
BFFC  Big Foot Fin. Corp. of IL              17.48    17.48    0.50    3.28    1.99       0.50    3.28       0.09  150.75    0.31
BYFC  Broadway Fin. Corp. of CA               9.84     9.84    0.26    2.49    2.87       0.33    3.14       1.62   52.84    1.02
CBES  CBES Bancorp of MO                     16.92    16.92    1.23    6.90    5.43       1.12    6.26       0.59   81.11    0.53
CCFH  CCF Holding Company of GA              10.66    10.66    0.15    1.07    0.75      -0.15   -1.14       0.20  288.02    0.70
CENF  CENFED Financial Corp. of CA(8)         5.56     5.55    0.64   12.26    5.48       0.58   11.04       0.97   76.38    1.07
CFSB  CFSB Bancorp of Lansing MI              7.71     7.71    1.20   15.75    5.03       1.13   14.80       0.19  283.10    0.61
CKFB  CKF Bancorp of Danville KY             23.67    23.67    1.83    7.53    6.47       1.37    5.61       1.20   16.62    0.22
CNSB  CNS Bancorp of MO                      24.33    24.33    0.79    3.21    2.47       0.79    3.21       0.50   80.20    0.58
CSBF  CSB Financial Group Inc. of IL*        24.01    22.65    0.50    2.01    2.00       0.43    1.71       0.85   39.95    0.60
CBCI  Calumet Bancorp of Chicago IL          16.21    16.21    1.45    9.07    6.68       1.42    8.91       1.27   96.64    1.55
CAFI  Camco Fin. Corp. of OH                  9.59     8.88    1.20   12.96    6.41       1.01   10.94       0.60   41.84    0.29
CMRN  Cameron Fin. Corp. of MO               21.02    21.02    1.26    5.47    4.87       1.26    5.47       0.55  139.04    0.91
CAPS  Capital Savings Bancorp of MO(8)        9.14     9.14    0.95   10.96    4.95       0.94   10.78       0.37   84.67    0.39
CFNC  Carolina Fincorp of NC*                22.59    22.59    1.17    5.03    3.77       1.14    4.89       0.16  226.67    0.50
CASB  Cascade SB of Everett WA                6.64     6.64    0.60    9.62    4.91       0.60    9.62       0.28  332.14    1.12
CATB  Catskill Fin. Corp. of NY*             24.78    24.78    1.39    5.20    4.64       1.41    5.26       0.40  162.15    1.50
CNIT  Cenit Bancorp of Norfolk VA             6.95     6.36    0.80   11.30    4.32       0.74   10.50       0.52  103.38    0.77
CEBK  Central Co-Op. Bank of MA*              9.93     8.88    0.87    8.67    4.96       0.88    8.79       0.53  151.19    1.15
CENB  Century Bancshares of NC*              30.29    30.29    1.69    5.60    4.94       1.70    5.62       0.25  219.37    0.85
CBSB  Charter Financial Inc. of IL(8)        15.10    13.45    1.40    9.53    5.18       1.54   10.47        NA      NA     0.78
COFI  Charter One Financial of OH             7.05     6.48    1.26   18.64    5.84       1.23   18.23       0.27  159.82    0.68
CVAL  Chester Valley Bancorp of PA            8.66     8.66    0.98   11.33    4.60       0.94   10.84       0.53  173.12    1.12
CTZN  CitFed Bancorp of Dayton OH             6.27     5.70    0.86   13.53    5.01       0.86   13.53       0.40  136.26    0.86
CLAS  Classic Bancshares of KY               14.90    12.61    0.56    3.44    3.04       0.75    4.66       0.67   93.71    0.94
CMSB  Cmnwealth Bancorp of PA                 9.28     7.24    0.75    7.49    5.01       0.63    6.32       0.47   85.46    0.71
CBSA  Coastal Bancorp of Houston TX           3.47     2.92    0.41   12.41    6.88       0.43   12.77       0.62   38.71    0.54
CFCP  Coastal Fin. Corp. of SC                6.56     6.56    1.21   19.41    5.32       1.05   16.77       0.10  966.86    1.18
CMSV  Commty. Svgs, MHC of FL (48.5)         11.34    11.34    0.80    7.04    3.04       0.73    6.45       0.41   90.57    0.62
CFTP  Community Fed. Bancorp of MS           26.73    26.73    1.47    4.77    3.30       1.45    4.70       0.50   54.53    0.46
CFFC  Community Fin. Corp. of VA             13.21    13.21    1.12    8.18    5.43       1.13    8.23       0.56  105.58    0.67
CFBC  Community First Bnkg Co. of GA         17.80    17.57    0.74    4.46    2.98       0.74    4.46       2.19   25.76    0.75
CIBI  Community Inv. Bancorp of OH           11.75    11.75    0.97    8.31    6.25       0.97    8.31       0.53   94.97    0.59
COOP  Cooperative Bk. for Svgs. of NC         7.69     7.69    0.63    8.30    3.12       0.63    8.30       0.21  109.36    0.29
CRZY  Crazy Woman Creek Bncorp of WY         23.70    23.70    1.27    4.66    4.66       1.29    4.72       0.38  134.22    1.04
DNFC  D&N Financial Corp. of MI               5.34     5.29    0.89   15.80    5.86       0.82   14.66       0.35  178.16    0.83
DCBI  Delphos Citizens Bancorp of OH         26.64    26.64    1.54    6.13    4.00       1.54    6.13       0.45   21.81    0.13
DIME  Dime Community Bancorp of NY           13.50    11.63    1.09    6.91    4.92       1.06    6.72       0.60  135.05    1.39
DIBK  Dime Financial Corp. of CT*             8.14     7.91    1.94   23.83   10.30       1.94   23.75       0.37  353.73    3.21
EGLB  Eagle BancGroup of IL                  11.85    11.85    0.32    2.61    2.44       0.25    2.04       1.48   35.66    0.73



                                                          Pricing Ratios                        Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ABCL  Allied Bancorp of IL                     25.24  166.15   15.65  168.24   22.67         0.44    1.64   41.51
ATSB  AmTrust Capital Corp. of IN              26.39   98.41   10.76   99.44     NM          0.20    1.40   37.04
AHCI  Ambanc Holding Co., Inc. of NY*            NM   137.70   15.66  137.70     NM          0.20    1.04     NM
ASBI  Ameriana Bancorp of IN                   17.58  145.78   16.34  145.78   19.29         0.64    3.22   56.64
AFFFZ America First Fin. Fund of CA(8)          7.39  172.41   14.42  174.25    7.31         1.60    2.96   21.89
ABCW  Anchor Bancorp Wisconsin of WI           17.22  260.49   16.67  265.10   18.46         0.32    0.89   15.31
ANDB  Andover Bancorp, Inc. of MA*             15.84  196.78   15.98  196.78   16.22         0.76    1.91   30.28
ASFC  Astoria Financial Corp. of NY            19.07  191.26   14.76  226.12   20.16         0.60    1.06   20.27
AVND  Avondale Fin. Corp. of IL                  NM   124.73    9.63  124.73     NM          0.00    0.00     NM
BKCT  Bancorp Connecticut of CT*               19.54  244.20   26.26  244.20   21.45         0.50    2.29   44.64
BPLS  Bank Plus Corp. of CA                    19.80  140.50    6.35  140.66   23.83         0.00    0.00    0.00
BWFC  Bank West Fin. Corp. of MI               27.54  183.20   25.93  183.20     NM          0.00    0.00    0.00
BANC  BankAtlantic Bancorp of FL               13.93  241.82   13.31  292.60   26.56         0.13    0.76   10.66
BKUNA BankUnited SA of FL                        NM   218.63    6.83  277.94     NM          0.00    0.00    0.00
BVCC  Bay View Capital Corp. of CA             26.23  251.52   14.63  301.13   23.43         0.40    1.07   28.17
FSNJ  Bayonne Banchsares of NJ                   NM   128.17   20.02  128.17     NM          0.17    1.25   68.00
BFSB  Bedford Bancshares of VA                 25.00  202.27   28.51  202.27   25.18         0.56    1.61   40.29
BFFC  Big Foot Fin. Corp. of IL                  NM   141.08   24.67  141.08     NM          0.00    0.00    0.00
BYFC  Broadway Fin. Corp. of CA                  NM    89.71    8.83   89.71   27.60         0.20    1.51   52.63
CBES  CBES Bancorp of MO                       18.43  123.58   20.91  123.58   20.33         0.40    1.84   33.90
CCFH  CCF Holding Company of GA                  NM   155.73   16.60  155.73     NM          0.54    2.68     NM
CENF  CENFED Financial Corp. of CA(8)          18.26  204.56   11.38  204.84   20.28         0.36    0.82   14.94
CFSB  CFSB Bancorp of Lansing MI               19.89  302.07   23.29  302.07   21.17         0.48    1.83   36.36
CKFB  CKF Bancorp of Danville KY               15.47  120.27   28.46  120.27   20.74         0.50    2.65   40.98
CNSB  CNS Bancorp of MO                          NM   132.50   32.24  132.50     NM          0.24    1.26   51.06
CSBF  CSB Financial Group Inc. of IL*            NM   104.49   25.09  110.75     NM          0.00    0.00    0.00
CBCI  Calumet Bancorp of Chicago IL            14.98  135.95   22.04  135.95   15.25         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                   15.61  180.24   17.28  194.66   18.49         0.54    2.00   31.21
CMRN  Cameron Fin. Corp. of MO                 20.53  115.43   24.26  115.43   20.53         0.28    1.39   28.57
CAPS  Capital Savings Bancorp of MO(8)         20.21  207.26   18.94  207.26   20.55         0.24    0.99   20.00
CFNC  Carolina Fincorp of NC*                  26.51  133.33   30.12  133.33   27.29         0.24    1.29   34.29
CASB  Cascade SB of Everett WA                 20.38  158.49   10.52  158.49   20.38         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*               21.57  117.59   29.14  117.59   21.32         0.32    1.77   38.10
CNIT  Cenit Bancorp of Norfolk VA              23.16  266.37   18.50  290.85   24.92         1.00    1.27   29.50
CEBK  Central Co-Op. Bank of MA*               20.17  168.10   16.69  187.86   19.90         0.32    1.09   22.07
CENB  Century Bancshares of NC*                20.23  112.82   34.17  112.82   20.18         2.00    2.36   47.73
CBSB  Charter Financial Inc. of IL(8)          19.32  179.76   27.14  201.83   17.58         0.32    1.26   24.43
COFI  Charter One Financial of OH              17.13  288.35   20.34  314.05   17.52         1.00    1.60   27.47
CVAL  Chester Valley Bancorp of PA             21.74  232.74   20.16  232.74   22.73         0.44    1.47   31.88
CTZN  CitFed Bancorp of Dayton OH              19.95  248.12   15.57  272.98   19.95         0.24    0.61   12.12
CLAS  Classic Bancshares of KY                   NM   112.19   16.72  132.62   24.28         0.28    1.67   54.90
CMSB  Cmnwealth Bancorp of PA                  19.97  156.45   14.52  200.69   23.69         0.28    1.37   27.45
CBSA  Coastal Bancorp of Houston TX            14.53  171.27    5.94  203.68   14.12         0.48    1.38   20.00
CFCP  Coastal Fin. Corp. of SC                 18.80  337.16   22.11  337.16   21.76         0.36    1.53   28.80
CMSV  Commty. Svgs, MHC of FL (48.5)             NM   223.24   25.32  223.24     NM          0.90    2.55     NM
CFTP  Community Fed. Bancorp of MS               NM   160.38   42.87  160.38     NM          0.32    1.60   48.48
CFFC  Community Fin. Corp. of VA               18.41  145.44   19.21  145.44   18.29         0.56    2.03   37.33
CFBC  Community First Bnkg Co. of GA             NM   148.63   26.46  150.64     NM          0.60    1.39   46.51
CIBI  Community Inv. Bancorp of OH             16.00  133.55   15.69  133.55   16.00         0.32    1.98   31.68
COOP  Cooperative Bk. for Svgs. of NC            NM   252.10   19.39  252.10     NM          0.00    0.00    0.00
CRZY  Crazy Woman Creek Bncorp of WY           21.44  103.76   24.59  103.76   21.15         0.40    2.59   55.56
DNFC  D&N Financial Corp. of MI                17.07  251.11   13.41  253.57   18.40         0.18    0.69   11.84
DCBI  Delphos Citizens Bancorp of OH           25.00  139.93   37.27  139.93   25.00         0.00    0.00    0.00
DIME  Dime Community Bancorp of NY             20.34  151.05   20.39  175.31   20.91         0.24    1.07   21.82
DIBK  Dime Financial Corp. of CT*               9.71  203.71   16.59  209.77    9.74         0.44    1.49   14.43
EGLB  Eagle BancGroup of IL                      NM   110.80   13.13  110.80     NM          0.00    0.00    0.00

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                                     Exhibit IV-1 (continued)
                                            Weekly Thrift Market Line - Part Two
                                                 Prices As Of January 2, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs   Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                              (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
EBSI  Eagle Bancshares of Tucker GA           8.17     8.17    0.65    7.67    4.00       0.65    7.75       1.26   54.76    0.94
EGFC  Eagle Financial Corp. of CT(8)          6.90     5.49    0.34    4.79    1.65       0.48    6.91       0.53   87.59    0.86
ETFS  East Texas Fin. Serv. of TX            18.01    18.01    0.68    3.68    3.16       0.63    3.43       0.27   88.06    0.48
EMLD  Emerald Financial Corp of OH            7.80     7.69    1.05   13.70    5.33       0.97   12.67       0.24  115.15    0.36
EIRE  Emerald Island Bancorp, MA(8)*          6.99     6.99    0.86   12.46    4.97       0.92   13.24       0.17  416.26    0.97
EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.03       1.09    3.12       0.05  357.14    0.45
EFBI  Enterprise Fed. Bancorp of OH          11.43    11.42    0.92    7.43    3.47       0.77    6.18       0.07  297.93    0.30
EQSB  Equitable FSB of Wheaton MD             5.11     5.11    0.76   15.12    7.08       0.75   14.92       0.52   34.66    0.26
FCBF  FCB Fin. Corp. of Neenah WI            14.64    14.64    0.74    4.48    2.04       0.57    3.45       0.24  277.72    0.85
FFDF  FFD Financial Corp. of OH              24.34    24.34    1.94    7.84    6.36       0.95    3.85       0.15  209.30    0.46
FFLC  FFLC Bancorp of Leesburg FL            13.73    13.73    1.00    6.81    4.32       0.94    6.44       0.18  226.46    0.52
FFFC  FFVA Financial Corp. of VA(8)          13.31    13.04    1.40   10.28    4.36       1.35    9.86       0.16  361.92    0.99
FFWC  FFW Corporation of Wabash IN            9.67     8.79    1.04   10.52    6.72       1.02   10.35       0.18  217.37    0.60
FFYF  FFY Financial Corp. of OH              13.70    13.70    1.29    8.85    5.62       1.27    8.70       0.66   72.24    0.63
FMCO  FMS Financial Corp. of NJ               6.49     6.39    1.02   15.82    6.83       1.01   15.69       1.15   43.53    0.94
FFHH  FSF Financial Corp. of MN              11.17    11.17    0.85    7.05    4.95       0.84    6.98       0.15  148.95    0.33
FOBC  Fed One Bancorp of Wheeling WV         11.18    10.68    0.94    8.21    4.93       0.94    8.21       0.45   91.97    0.88
FBCI  Fidelity Bancorp of Chicago IL         10.48    10.46    0.19    1.84    1.33       0.60    5.80       0.41   22.74    0.12
FSBI  Fidelity Bancorp, Inc. of PA            6.79     6.79    0.80   11.51    5.98       0.78   11.25       0.30  171.64    1.04
FFFL  Fidelity FSB, MHC of FL (47.7)          8.21     8.15    0.67    7.64    2.95       0.57    6.49       0.40   51.95    0.28
FFED  Fidelity Fed. Bancorp of IN             6.11     6.11    0.75   14.32    6.54       0.73   13.89       0.13  626.40    0.96
FFOH  Fidelity Financial of OH               13.02    11.56    0.91    6.59    4.90       1.02    7.37       0.29  106.32    0.37
FIBC  Financial Bancorp, Inc. of NY           9.05     9.00    0.91    9.52    6.05       0.97   10.18       1.75   27.02    0.91
FBSI  First Bancshares of MO                 13.92    13.92    1.19    8.36    5.52       1.08    7.54       0.67   45.57    0.36
FBBC  First Bell Bancorp of PA               10.53    10.53    1.15    9.44    6.21       1.12    9.20       0.09  116.26    0.13
FBER  First Bergen Bancorp of NJ             13.65    13.65    0.77    4.97    3.59       0.77    4.97       0.84  127.66    2.47
SKBO  First Carnegie, MHC of PA(45.0)        16.45    16.45    0.52    5.53    1.76       0.52    5.53        NA      NA     0.83
FSTC  First Citizens Corp of GA              10.12     7.98    1.96   20.65    6.20       1.75   18.46        NA      NA     1.43
FCME  First Coastal Corp. of ME*              9.75     9.75    4.17   48.29   30.40       4.01   46.37       1.65  108.25    2.49
FFBA  First Colorado Bancorp of Co           13.08    12.91    1.21    8.92    4.70       1.20    8.84       0.20  141.52    0.39
FDEF  First Defiance Fin.Corp. of OH         19.67    19.67    1.03    4.82    4.06       1.00    4.67       0.45   99.07    0.59
FESX  First Essex Bancorp of MA*              7.40     6.48    0.90   12.27    6.05       0.77   10.52       0.58  149.29    1.43
FFES  First FS&LA of E. Hartford CT           6.63     6.63    0.53    8.37    5.02       0.60    9.51       0.31   87.85    1.44
FFSX  First FS&LA. MHC of IA (46.1)           8.73     8.66    0.73    8.79    3.87       0.71    8.56       0.22  185.09    0.53
BDJI  First Fed. Bancorp. of MN              10.71    10.71    0.65    5.81    3.18       0.63    5.64       0.32  120.28    0.79
FFBH  First Fed. Bancshares of AR            14.89    14.89    1.06    6.78    4.81       1.01    6.48       0.96   23.38    0.29
FTFC  First Fed. Capital Corp. of WI          6.73     6.35    1.08   16.76    5.33       0.89   13.87       0.13  395.30    0.64
FFKY  First Fed. Fin. Corp. of KY            13.70    12.93    1.64   11.95    6.42       1.62   11.87       0.49   94.29    0.53
FFBZ  First Federal Bancorp of OH             7.67     7.66    1.01   13.33    6.17       1.02   13.43       0.52  172.30    1.03
FFCH  First Fin. Holdings Inc. of SC          6.12     6.12    0.87   14.24    4.16       0.85   13.86       1.49   45.68    0.82
FFBI  First Financial Bancorp of IL           8.92     8.92   -0.07   -0.84   -0.71       0.43    5.28       0.33  178.83    0.87
FFHS  First Franklin Corp. of OH              9.02     8.97    0.56    6.21    3.36       0.66    7.33       0.47   90.77    0.64
FGHC  First Georgia Hold. Corp of GA          8.22     7.53    0.66    7.98    3.63       0.51    6.23       3.10   20.52    0.75
FSPG  First Home Bancorp of NJ(8)             6.86     6.76    0.93   13.99    5.80       0.91   13.67       0.77   95.63    1.36
FFSL  First Independence Corp. of KS         10.25    10.25    0.65    5.99    5.12       0.65    5.99       1.25   47.61    0.89
FISB  First Indiana Corp. of IN               9.65     9.53    1.14   12.04    5.49       0.93    9.89       1.42  100.99    1.70
FKFS  First Keystone Fin. Corp of PA          6.63     6.63    0.82   11.30    5.81       0.75   10.35       1.11   39.39    0.84
FLKY  First Lancaster Bncshrs of KY          29.46    29.46    1.23    3.65    3.31       1.23    3.65       2.28   13.93    0.35
FLFC  First Liberty Fin. Corp. of GA          7.40     6.68    0.73    9.96    3.50       0.79   10.74       0.72  129.39    1.31
CASH  First Midwest Fin. Corp. of IA         10.75     9.55    0.96    8.44    6.10       0.91    8.06       0.75   78.49    0.93
FMBD  First Mutual Bancorp of IL             13.40    10.21    0.32    2.12    1.52       0.30    1.94       0.26  138.52    0.47
FMSB  First Mutual SB of Bellevue WA*         6.79     6.79    1.02   15.29    5.78       1.00   15.00       0.06     NA     1.31
FNGB  First Northern Cap. Corp of WI         11.09    11.09    0.93    8.21    4.71       0.89    7.84       0.08  574.86    0.53
FFPB  First Palm Beach Bancorp of FL          6.25     6.10    0.58    8.65    4.29       0.49    7.25       0.57   58.39    0.53
FSLA  First SB SLA MHC of NJ (47.5)(8)        9.50     8.63    0.90    9.64    2.35       0.94   10.06       0.57   99.98    1.04
SOPN  First SB, SSB, Moore Co. of NC         23.01    23.01    1.75    7.26    5.39       1.75    7.26       0.29   70.15    0.31

                                                            Pricing Ratios                       Dividend Data(6)
                                                ---------------------------------------     --------------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- --------     ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
EBSI  Eagle Bancshares of Tucker GA              25.00  174.74   14.28  174.74   24.72         0.60    2.73   68.18
EGFC  Eagle Financial Corp. of CT(8)               NM   238.72   16.47  300.00     NM          1.00    1.83     NM
ETFS  East Texas Fin. Serv. of TX                  NM   116.71   21.02  116.71     NM          0.20    0.84   26.67
EMLD  Emerald Financial Corp of OH               18.75  242.46   18.91  245.90   20.27         0.24    1.07   20.00
EIRE  Emerald Island Bancorp, MA(8)*             20.12  233.77   16.33  233.77   18.94         0.28    0.87   17.50
EFBC  Empire Federal Bancorp of MT                 NM   116.87   40.78  116.87     NM          0.30    1.74     NM
EFBI  Enterprise Fed. Bancorp of OH              28.78  216.50   24.75  216.64     NM          1.00    2.92     NM
EQSB  Equitable FSB of Wheaton MD                14.13  198.43   10.15  198.43   14.32         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI                  NM   151.32   22.15  151.32     NM          0.80    2.68     NM
FFDF  FFD Financial Corp. of OH                  15.73  122.81   29.89  122.81     NM          0.30    1.64   25.86
FFLC  FFLC Bancorp of Leesburg FL                23.14  158.41   21.76  158.41   24.44         0.29    1.33   30.85
FFFC  FFVA Financial Corp. of VA(8)              22.92  233.35   31.06  238.20   23.91         0.48    1.23   28.24
FFWC  FFW Corporation of Wabash IN               14.88  146.22   14.14  161.00   15.13         0.36    2.00   29.75
FFYF  FFY Financial Corp. of OH                  17.78  163.79   22.43  163.79   18.07         0.80    2.41   42.78
FMCO  FMS Financial Corp. of NJ                  14.64  216.77   14.06  219.97   14.76         0.28    0.82   11.97
FFHH  FSF Financial Corp. of MN                  20.19  145.73   16.29  145.73   20.39         0.50    2.38   48.08
FOBC  Fed One Bancorp of Wheeling WV             20.29  166.17   18.57  173.91   20.29         0.62    2.21   44.93
FBCI  Fidelity Bancorp of Chicago IL               NM   132.64   13.89  132.85   23.80         0.32    1.29     NM
FSBI  Fidelity Bancorp, Inc. of PA               16.71  175.78   11.94  175.78   17.11         0.36    1.23   20.57
FFFL  Fidelity FSB, MHC of FL (47.7)               NM   249.01   20.43  250.60     NM          0.90    2.86     NM
FFED  Fidelity Fed. Bancorp of IN                15.30  199.03   12.16  199.03   15.77         0.40    3.90   59.70
FFOH  Fidelity Financial of OH                   20.39  125.61   16.36  141.55   18.24         0.28    1.81   36.84
FIBC  Financial Bancorp, Inc. of NY              16.52  153.53   13.89  154.32   15.46         0.40    1.66   27.40
FBSI  First Bancshares of MO                     18.10  151.95   21.15  151.95   20.06         0.20    0.63   11.49
FBBC  First Bell Bancorp of PA                   16.10  172.41   18.16  172.41   16.52         0.40    2.11   33.90
FBER  First Bergen Bancorp of NJ                 27.82  145.54   19.87  145.54   27.82         0.20    1.01   28.17
SKBO  First Carnegie, MHC of PA(45.0)              NM   178.23   29.31  178.23     NM          0.30    1.60     NM
FSTC  First Citizens Corp of GA                  16.13  281.35   28.46     NM    18.04         0.32    0.91   14.75
FCME  First Coastal Corp. of ME*                  3.29  139.49   13.60  139.49    3.43         0.00    0.00    0.00
FFBA  First Colorado Bancorp of Co               21.28  196.83   25.74  199.32   21.47         0.52    2.20   46.85
FDEF  First Defiance Fin.Corp. of OH             24.60  122.92   24.17  122.92   25.41         0.36    2.32   57.14
FESX  First Essex Bancorp of MA*                 16.54  184.87   13.69  211.34   19.30         0.56    2.55   42.11
FFES  First FS&LA of E. Hartford CT              19.92  156.76   10.39  156.76   17.55         0.60    1.57   31.25
FFSX  First FS&LA. MHC of IA (46.1)              25.85  216.62   18.91  218.48   26.52         0.48    1.57   40.68
BDJI  First Fed. Bancorp. of MN                    NM   185.97   19.91  185.97     NM          0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR                20.80  141.23   21.03  141.23   21.76         0.24    1.02   21.24
FTFC  First Fed. Capital Corp. of WI             18.75  294.50   19.83  312.50   22.65         0.48    1.42   26.67
FFKY  First Fed. Fin. Corp. of KY                15.58  180.56   24.73  191.34   15.69         0.56    2.46   38.36
FFBZ  First Federal Bancorp of OH                16.20  204.13   15.66  204.34   16.07         0.28    1.38   22.40
FFCH  First Fin. Holdings Inc. of SC             24.04  324.44   19.84  324.44   24.71         0.84    1.57   37.84
FFBI  First Financial Bancorp of IL                NM   116.02   10.35  116.02   22.34         0.00    0.00     NM
FFHS  First Franklin Corp. of OH                 29.76  178.67   16.11  179.70   25.20         0.40    1.28   38.10
FGHC  First Georgia Hold. Corp of GA             27.53  209.26   17.19  228.24     NM          0.05    0.57   15.63
FSPG  First Home Bancorp of NJ(8)                17.24  225.39   15.47  228.83   17.65         0.40    1.33   22.99
FFSL  First Independence Corp. of KS             19.52  120.87   12.39  120.87   19.52         0.25    1.75   34.25
FISB  First Indiana Corp. of IN                  18.21  208.78   20.14  211.32   22.18         0.48    1.63   29.63
FKFS  First Keystone Fin. Corp of PA             17.21  183.53   12.17  183.53   18.78         0.20    0.54    9.30
FLKY  First Lancaster Bncshrs of KY                NM   109.44   32.25  109.44     NM          0.50    3.13     NM
FLFC  First Liberty Fin. Corp. of GA             28.58  270.53   20.02  299.64   26.51         0.44    1.34   38.26
CASH  First Midwest Fin. Corp. of IA             16.39  137.31   14.76  154.58   17.15         0.48    2.17   35.56
FMBD  First Mutual Bancorp of IL                   NM   149.64   20.05  196.25     NM          0.32    1.39     NM
FMSB  First Mutual SB of Bellevue WA*            17.29  245.68   16.68  245.68   17.62         0.20    1.08   18.69
FNGB  First Northern Cap. Corp of WI             21.21  169.90   18.85  169.90   22.22         0.32    2.29   48.48
FFPB  First Palm Beach Bancorp of FL             23.31  192.59   12.04  197.17   27.82         0.70    1.62   37.84
FSLA  First SB SLA MHC of NJ (47.5)(8)             NM      NM    37.18     NM      NM          0.48    0.99   42.11
SOPN  First SB, SSB, Moore Co. of NC             18.56  132.94   30.59  132.94   18.56         0.88    3.59   66.67

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of January 2, 1998


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                              (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FWWB  First Savings Bancorp of WA*           14.23    13.15    1.06    6.79    3.60       1.01    6.44       0.27  241.66    0.97
FSFF  First SecurityFed Fin of IL            27.03    27.03    1.29    4.77    3.87       1.29    4.77        NA      NA     0.98
SHEN  First Shenango Bancorp of PA           11.62    11.62    1.17   10.45    6.60       1.16   10.40       0.51  149.56    1.17
FBNW  FirstBank Corp of Clarkston WA         16.43    16.43    0.39    3.23    1.75       0.18    1.47       1.70   33.83    0.76
FFDB  FirstFed Bancorp of AL                  9.63     8.81    1.03   10.63    7.57       1.01   10.36       1.31   33.87    0.63
FSPT  FirstSpartan Fin. Corp. of SC          26.79    26.79    0.96    6.28    3.12       0.96    6.28       0.69   56.19    0.49
FLAG  Flag Financial Corp of GA               9.11     9.11    0.91    9.84    5.02       0.75    8.19       3.92   49.66    2.82
FLGS  Flagstar Bancorp, Inc of MI             5.98     5.74    1.41   22.77    8.38       0.70   11.39       3.04    8.02    0.27
FFIC  Flushing Fin. Corp. of NY*             14.20    13.64    0.95    5.92    4.26       0.99    6.22       0.39  172.94    1.12
FBHC  Fort Bend Holding Corp. of TX           6.16     5.75    0.64   10.48    5.59       0.53    8.77       0.56   89.94    1.08
FTSB  Fort Thomas Fin. Corp. of KY           16.13    16.13    1.21    7.27    5.11       1.21    7.27       1.98   24.60    0.53
FKKYD Frankfort First Bancorp of KY          16.82    16.82    0.09    0.39    0.39       0.64    2.86       0.09   80.00    0.08
FTNB  Fulton Bancorp of MO                   24.66    24.66    1.25    5.02    3.30       1.08    4.34       1.62   57.19    1.06
GFSB  GFS Bancorp of Grinnell IA(8)          11.51    11.51    1.27   11.03    6.74       1.27   11.03       0.98   67.81    0.78
GUPB  GFSB Bancorp of Gallup NM              12.82    12.82    0.86    5.43    4.49       0.86    5.43       0.29  115.79    0.63
GSLA  GS Financial Corp. of LA               43.13    43.13    1.25    3.81    2.10       1.25    3.81       0.14  211.96    0.81
GOSB  GSB Financial Corp. of NY              27.89    27.89    0.45    2.69    1.54       0.46    2.79        NA      NA     0.21
GBCI  Glacier Bancorp of MT                   9.99     9.75    1.50   15.56    4.93       1.53   15.94       0.25  244.11    0.84
GFCO  Glenway Financial Corp. of OH           9.46     9.35    0.79    8.36    5.28       0.77    8.11       0.25  123.32    0.37
GTPS  Great American Bancorp of IL           20.43    20.43    0.53    2.39    2.21       0.59    2.67       0.26  126.83    0.42
GTFN  Great Financial Corp. of KY(8)         10.07     9.66    1.04   10.82    4.37       0.76    7.96       3.11   16.32    0.74
PEDE  Great Pee Dee Bancorp of SC            37.86    37.86    1.57    4.15    3.56       1.57    4.15       0.18  283.18    0.56
GSBC  Great Southern Bancorp of MO            8.65     8.65    1.84   20.39    6.34       1.74   19.22       1.91  115.21    2.58
GDVS  Greater DV SB, MHC of PA (19.9)*       11.64    11.64    0.93    7.97    2.21       0.93    7.97       1.82   33.64    1.00
GSFC  Green Street Fin. Corp. of NC          35.38    35.38    1.59    4.45    3.61       1.59    4.45       0.10  147.40    0.20
GFED  Guaranty Fed Bancshares of MO          26.75    26.75    1.23    4.58    3.81       1.23    4.58       0.64  162.46    1.29
HCBB  HCB Bancshares of AR                   18.84    18.13    0.13    0.92    0.61       0.14    1.02        NA      NA     1.44
HEMT  HF Bancorp of Hemet CA                  7.93     6.61    0.03    0.39    0.27       0.17    2.17       1.65   24.89    0.81
HFFC  HF Financial Corp. of SD                9.42     9.42    1.02   11.06    7.59       0.94   10.15       0.48  173.70    1.08
HFNC  HFNC Financial Corp. of NC             18.80    18.80    1.23    5.43    4.03       1.05    4.64       0.92   92.55    1.06
HMNF  HMN Financial, Inc. of MN              14.88    14.88    1.00    6.87    4.25       0.85    5.79       0.10  465.21    0.71
HALL  Hallmark Capital Corp. of WI            7.30     7.30    0.65    9.11    5.43       0.64    8.91       0.13  355.91    0.67
HARB  Harbor FSB, MHC of FL (46.6)(8)         8.56     8.29    1.22   14.68    4.01       1.21   14.58       0.43  238.88    1.38
HRBF  Harbor Federal Bancorp of MD           13.06    13.06    0.71    5.50    3.60       0.71    5.50       0.10  189.19    0.28
HFSA  Hardin Bancorp of Hardin MO            11.53    11.53    0.79    5.83    5.15       0.74    5.52       0.09  195.33    0.36
HARL  Harleysville SA of PA                   6.62     6.62    1.03   16.07    6.98       1.03   16.14       0.02     NA     0.78
HFGI  Harrington Fin. Group of IN             4.84     4.84    0.43    8.95    5.25       0.36    7.48       0.20   20.13    0.21
HARS  Harris SB, MHC of PA (24.3)             8.20     7.25    0.92   11.11    2.62       0.81    9.83       0.65   63.38    0.96
HFFB  Harrodsburg 1st Fin Bcrp of KY         26.93    26.93    1.03    3.77    3.28       1.36    5.01       0.47   59.81    0.38
HHFC  Harvest Home Fin. Corp. of OH          11.02    11.02    0.22    2.04    1.59       0.49    4.42       0.10  121.05    0.25
HAVN  Haven Bancorp of Woodhaven NY           6.00     5.98    0.68   11.28    5.71       0.68   11.37       0.76   85.85    1.12
HTHR  Hawthorne Fin. Corp. of CA              4.85     4.85    0.86   19.13   11.63       0.82   18.40       8.06   18.44    1.70
HMLK  Hemlock Fed. Fin. Corp. of IL          19.31    19.31    0.37    2.51    1.64       0.81    5.47        NA      NA     1.22
HCBC  High Country Bancorp of CO             19.46    19.46    0.58    2.95    2.45       0.58    2.95       0.23  345.14    0.95
HBNK  Highland Federal Bank of CA             7.67     7.67    1.13   15.28    7.36       0.86   11.60       2.52   63.92    2.00
HIFS  Hingham Inst. for Sav. of MA*           9.71     9.71    1.25   13.03    6.89       1.25   13.03       0.89   78.90    0.91
HBEI  Home Bancorp of Elgin IL               27.56    27.56    0.83    3.02    2.41       0.83    3.02       0.35   85.96    0.35
HBFW  Home Bancorp of Fort Wayne IN          12.71    12.71    0.87    6.38    4.09       0.87    6.38       0.06  622.42    0.49
HBBI  Home Building Bancorp of IN            14.12    14.12    0.74    5.77    5.00       0.73    5.66       0.44   44.51    0.28
HCFC  Home City Fin. Corp. of OH             19.61    19.61    1.24    6.77    4.97       1.26    6.84       0.82   77.27    0.73
HOMF  Home Fed Bancorp of Seymour IN          8.66     8.40    1.34   15.88    6.50       1.21   14.42       0.48  112.57    0.63
HWEN  Home Financial Bancorp of IN           17.55    17.55    0.86    4.60    4.00       0.74    3.98       1.70   36.51    0.73
HPBC  Home Port Bancorp, Inc. of MA*         10.68    10.68    1.67   15.71    7.55       1.66   15.62       0.13     NA     1.54
HMCI  Homecorp, Inc. of Rockford IL(8)        6.83     6.83    0.51    7.94    3.50       0.41    6.42       2.16   22.95    0.61
HZFS  Horizon Fin'l. Services of IA           9.96     9.96    0.81    7.86    6.42       0.65    6.33       0.94   44.31    0.67
HRZB  Horizon Financial Corp. of WA*         15.64    15.64    1.58   10.12    5.97       1.55    9.94        NA      NA     0.85


                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FWWB  First Savings Bancorp of WA*             27.78  184.32   26.23  199.56   29.26         0.28    1.02   28.28
FSFF  First SecurityFed Fin of IL              25.82  123.05   33.26  123.05   25.82         0.00    0.00    0.00
SHEN  First Shenango Bancorp of PA             15.15  151.88   17.65  151.88   15.22         0.60    1.75   26.55
FBNW  FirstBank Corp. of Clarkston WA            NM   128.11   21.05  128.11     NM          0.28    1.48     NM
FFDB  FirstFed Bancorp of AL                   13.21  142.18   13.70  155.44   13.55         0.50    2.38   31.45
FSPT  FirstSpartan Fin. Corp. of SC              NM   137.54   36.85  137.54     NM          0.60    1.50   48.00
FLAG  Flag Financial Corp. of GA               19.92  188.74   17.19  188.74   23.95         0.34    1.69   33.66
FLGS  Flagstar Bancorp, Inc. of MI             11.93  222.83   13.32  231.97   23.87         0.00    0.00    0.00
FFIC  Flushing Fin. Corp. of NY*               23.48  136.12   19.33  141.77   22.36         0.24    1.03   24.24
FBHC  Fort Bend Holding Corp. of TX            17.89  185.19   11.41  198.38   21.36         0.40    1.82   32.52
FTSB  Fort Thomas Fin. Corp. of KY             19.57  140.81   22.72  140.81   19.57         0.25    1.68   32.89
FKKYD Frankfort First Bancorp of KY              NM   129.85   21.85  129.85     NM          0.80    4.51     NM
FTNB  Fulton Bancorp of MO                       NM   148.66   36.67  148.66     NM          0.20    0.90   27.40
GFSB  GFS Bancorp of Grinnell IA(8)            14.83  154.95   17.84  154.95   14.83         0.26    1.52   22.61
GUPB  GFSB Bancorp of Gallup NM                22.29  122.84   15.75  122.84   22.29         0.40    1.85   41.24
GSLA  GS Financial Corp. of LA                   NM   118.61   51.15  118.61     NM          0.28    1.44   68.29
GOSB  GSB Financial Corp. of NY                  NM   120.52   33.61  120.52     NM          0.00    0.00    0.00
GBCI  Glacier Bancorp of MT                    20.29  294.29   29.39  301.46   19.80         0.48    1.94   39.34
GFCO  Glenway Financial Corp. of OH            18.94  154.07   14.58  155.86   19.53         0.40    2.13   40.40
GTPS  Great American Bancorp of IL               NM   113.10   23.10  113.10     NM          0.40    2.11     NM
GTFN  Great Financial Corp. of KY(8)           22.90  238.95   24.06  248.99     NM          0.60    1.19   27.27
PEDE  Great Pee Dee Bancorp of SC              28.13  116.58   44.14  116.58   28.13         0.30    1.90   53.57
GSBC  Great Southern Bancorp of MO             15.76  317.72   27.49  317.72   16.72         0.44    1.78   28.03
GDVS  Greater DV SB, MHC of PA (19.9)*           NM   347.46   40.44  347.46     NM          0.36    1.17   52.94
GSFC  Green Street Fin. Corp. of NC            27.69  122.87   43.47  122.87   27.69         0.44    2.44   67.69
GFED  Guaranty Fed Bancshares of MO            26.27  120.28   32.18  120.28   26.27         0.30    2.33   61.22
HCBB  HCB Bancshares of AR                       NM   103.36   19.47  107.43     NM          0.20    1.36     NM
HEMT  HF Bancorp of Hemet CA                     NM   137.63   10.92  165.16     NM          0.00    0.00    0.00
HFFC  HF Financial Corp. of SD                 13.17  139.68   13.16  139.68   14.36         0.42    1.56   20.49
HFNC  HFNC Financial Corp. of NC               24.79  162.13   30.48  162.13   29.00         0.28    1.82   45.16
HMNF  HMN Financial, Inc. of MN                23.51  156.79   23.32  156.79   27.88         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI             18.41  158.17   11.55  158.17   18.82         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (46.6)(8)          24.91  342.84   29.35     NM    25.09         1.40    2.10   52.24
HRBF  Harbor Federal Bancorp of MD             27.75  150.75   19.68  150.75   27.75         0.48    1.90   52.75
HFSA  Hardin Bancorp of Hardin MO              19.41  115.80   13.36  115.80   20.51         0.48    2.63   51.06
HARL  Harleysville SA of PA                    14.33  213.44   14.14  213.44   14.26         0.44    1.50   21.46
HFGI  Harrington Fin. Group of IN              19.03  164.73    7.97  164.73   22.77         0.12    0.94   17.91
HARS  Harris SB, MHC of PA (24.3)                NM      NM    31.81     NM      NM          0.22    1.11   42.31
HFFB  Harrodsburg 1st Fin Bcrp of KY             NM   115.60   31.13  115.60   22.95         0.40    2.39   72.73
HHFC  Harvest Home Fin. Corp. of OH              NM   128.32   14.14  128.32   29.00         0.44    3.03     NM
HAVN  Haven Bancorp of Woodhaven NY            17.51  183.08   10.98  183.67   17.38         0.30    1.31   22.90
HTHR  Hawthorne Fin. Corp. of CA                8.59  145.40    7.06  145.40    8.93         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL              NM   113.68   21.95  113.68   28.07         0.24    1.40     NM
HCBC  High Country Bancorp of CO                 NM   120.53   23.46  120.53     NM          0.00    0.00    0.00
HBNK  Highland Federal Bank of CA              13.59  190.41   14.60  190.41   17.90         0.00    0.00    0.00
HIFS  Hingham Inst. for Sav. of MA*            14.52  178.46   17.32  178.46   14.52         0.48    1.67   24.24
HBEI  Home Bancorp of Elgin IL                   NM   129.77   35.77  129.77     NM          0.40    2.24     NM
HBFW  Home Bancorp of Fort Wayne IN            24.46  160.52   20.40  160.52   24.46         0.20    0.70   17.09
HBBI  Home Building Bancorp of IN              20.00  111.17   15.70  111.17   20.39         0.30    1.43   28.57
HCFC  Home City Fin. Corp. of OH               20.11  121.79   23.88  121.79   19.89         0.36    1.95   39.13
HOMF  Home Fed Bancorp of Seymour IN           15.37  227.08   19.66  234.03   16.93         0.35    1.31   20.11
HWEN  Home Financial Bancorp of IN             25.00  118.67   20.82  118.67   28.91         0.20    1.08   27.03
HPBC  Home Port Bancorp, Inc. of MA*           13.25  199.06   21.25  199.06   13.33         0.80    3.45   45.71
HMCI  Homecorp, Inc. of Rockford IL(8)         28.54  216.14   14.76  216.14     NM          0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA            15.58  116.85   11.63  116.85   19.35         0.18    1.50   23.38
HRZB  Horizon Financial Corp. of WA*           16.74  163.38   25.55  163.38   17.06         0.44    2.41   40.37

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of January 2, 1998


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
IBSF  IBS Financial Corp. of NJ              17.42    17.42    0.78    4.41    3.03       0.78    4.41       0.13  110.72    0.50
ITLA  Imperial Thrift & Loan of CA*          10.72    10.68    1.45   13.02    7.90       1.45   13.02       1.54   79.64    1.45
IFSB  Independence FSB of DC                  6.88     6.09    0.32    4.85    3.82       0.27    4.03        NA      NA     0.36
INCB  Indiana Comm. Bank, SB of IN(8)        11.88    11.88    0.53    4.32    2.59       0.53    4.32        NA      NA     0.93
INBI  Industrial Bancorp of OH               17.18    17.18    1.51    8.26    5.44       1.58    8.68       0.25  193.84    0.54
IWBK  Interwest SB of Oak Harbor WA           6.34     6.23    1.12   16.91    6.63       1.03   15.57       0.58   73.44    0.77
IPSW  Ipswich SB of Ipswich MA*               5.61     5.61    1.20   20.28    5.63       0.95   16.13       0.84   97.31    1.09
JXVL  Jacksonville Bancorp of TX             14.44    14.44    1.46    9.46    5.85       1.46    9.46       0.66   76.75    0.68
JXSB  Jcksnville SB,MHC of IL (45.6)         10.56    10.56    0.65    6.02    2.81       0.65    6.02       0.79   56.34    0.56
JSBA  Jefferson Svgs Bancorp of MO            8.54     6.63    0.38    4.79    2.14       0.78    9.89       0.67  101.16    0.89
JOAC  Joachim Bancorp of MO(8)               28.14    28.14    0.80    2.74    2.44       0.80    2.74       0.24   95.24    0.32
KSAV  KS Bancorp of Kenly NC                 13.24    13.23    1.21    8.81    5.83       1.20    8.74       0.53   55.44    0.35
KSBK  KSB Bancorp of Kingfield ME*            7.18     6.79    0.97   13.74    4.80       0.99   13.99       1.59   52.04    1.07
KFBI  Klamath First Bancorp of OR            14.74    13.40    1.14    5.81    3.91       1.14    5.81       0.03  510.24    0.23
LSBI  LSB Fin. Corp. of Lafayette IN          8.64     8.64    0.78    8.67    5.91       0.69    7.65       1.05   69.89    0.83
LVSB  Lakeview SB of Paterson NJ             10.68     9.04    1.43   13.49    6.65       0.88    8.35       1.14   59.91    1.49
LARK  Landmark Bancshares of KS              13.79    13.79    0.88    5.93    4.96       1.05    7.02        NA      NA      NA
LARL  Laurel Capital Group of PA             10.47    10.47    1.46   14.04    6.43       1.41   13.57       0.43  201.97    1.25
LSBX  Lawrence Savings Bank of MA*            9.52     9.52    1.76   20.06    8.74       1.75   19.92       0.66  156.71    2.35
LFED  Leeds FSB, MHC of MD (36.3)            16.63    16.63    1.18    7.24    2.93       1.18    7.24       0.06  315.29    0.30
LXMO  Lexington B&L Fin. Corp. of MO         28.32    28.32    1.03    3.49    3.17       1.33    4.50       0.48   78.37    0.49
LIFB  Life Bancorp of Norfolk VA(8)          10.71    10.42    0.92    8.70    3.74       0.85    8.05       0.41  141.46    1.32
LFBI  Little Falls Bancorp of NJ             11.68    10.77    0.57    4.32    3.22       0.52    3.93       0.90   38.49    0.77
LOGN  Logansport Fin. Corp. of IN            18.90    18.90    1.41    7.25    5.28       1.48    7.57       0.49   55.66    0.39
LONF  London Financial Corp. of OH           19.91    19.91    1.02    5.01    4.48       0.96    4.68        NA      NA     0.63
LISB  Long Island Bancorp, Inc of NY          9.21     9.13    0.86    9.35    4.11       0.73    7.90       0.91   63.07    0.92
MAFB  MAF Bancorp of IL                       7.79     6.84    1.16   14.90    6.94       1.15   14.78       0.42  128.75    0.69
MBLF  MBLA Financial Corp. of MO             12.66    12.66    0.83    6.49    4.74       0.85    6.62       0.57   50.27    0.50
MFBC  MFB Corp. of Mishawaka IN              13.10    13.10    0.84    5.76    4.23       0.84    5.76       0.10  141.76    0.18
MLBC  ML Bancorp of Villanova PA(8)           6.92     6.46    0.70    9.91    4.01       0.50    7.10       0.43  178.98    1.71
MSBF  MSB Financial Corp. of MI              16.54    16.54    1.49    8.38    4.53       1.44    8.09       1.02   40.20    0.45
MARN  Marion Capital Holdings of IN          21.95    21.95    1.69    7.48    6.36       1.67    7.39       1.08  104.36    1.32
MRKF  Market Fin. Corp. of OH                35.44    35.44    0.98    3.41    2.38       0.98    3.41       0.34   27.23    0.20
MFSL  Maryland Fed. Bancorp of MD             8.38     8.27    0.62    7.43    3.09       0.89   10.73       0.47   85.54    0.46
MASB  MassBank Corp. of Reading MA*          10.78    10.62    1.10   10.61    5.79       1.03    9.96       0.21  113.84    0.84
MFLR  Mayflower Co-Op. Bank of MA*            9.64     9.48    1.05   10.93    5.84       1.00   10.33       0.57  154.47    1.56
MECH  Mechanics SB of Hartford CT*           10.40    10.40    1.79   17.75   10.11       1.78   17.69       0.91  188.34    2.53
MDBK  Medford Bank of Medford, MA*            9.01     8.45    1.07   11.98    6.30       1.00   11.16       0.27  219.01    1.12
MERI  Meritrust FSB of Thibodaux LA(8)        8.26     8.26    1.15   14.65    4.96       1.15   14.65       0.39   70.30    0.52
MWBX  MetroWest Bank of MA*                   7.46     7.46    1.38   18.49    6.09       1.38   18.49       0.90  131.24    1.55
MCBS  Mid Continent Bancshares of KS(8)       9.87     9.87    1.11   10.98    4.67       1.15   11.39       0.24   47.79    0.19
MIFC  Mid Iowa Financial Corp. of IA          9.36     9.34    1.00   10.77    6.17       1.40   15.17        NA      NA     0.45
MCBN  Mid-Coast Bancorp of ME                 8.59     8.59    0.76    8.81    6.40       0.72    8.35       0.64   82.14    0.64
MWBI  Midwest Bancshares, Inc. of IA          6.92     6.92    0.87   12.62    6.63       0.77   11.16       0.81   59.23    0.79
MWFD  Midwest Fed. Fin. Corp of WI(8)         8.81     8.50    1.15   13.20    4.90       1.13   13.01        NA      NA     1.02
MFFC  Milton Fed. Fin. Corp. of OH           12.57    12.57    0.73    4.95    3.90       0.65    4.38       0.29   91.98    0.44
MIVI  Miss. View Hold. Co. of MN             18.88    18.88    0.70    3.78    3.57       1.03    5.55        NA      NA      NA
MBSP  Mitchell Bancorp of NC*                41.35    41.35    1.61    3.77    3.47       1.61    3.77       2.25   23.36    0.63
MBBC  Monterey Bay Bancorp of CA             11.50    10.67    0.47    4.06    2.94       0.43    3.71       0.76   51.39    0.60
MONT  Montgomery Fin. Corp. of IN            19.14    19.14    0.68    3.57    3.22       0.68    3.57       0.73   24.43    0.20
MSBK  Mutual SB, FSB of Bay City MI           6.36     6.36    0.10    1.59    1.18       0.05    0.85       0.05  650.66    0.64
NHTB  NH Thrift Bancshares of NH              7.82     6.72    0.70    9.26    4.71       0.55    7.30       0.87  105.97    1.14
NSLB  NS&L Bancorp of Neosho MO              19.77    19.63    0.77    3.83    3.46       0.73    3.65       0.14   51.16    0.13
NMSB  Newmil Bancorp. of CT*                 10.17    10.17    0.85    8.36    5.38       0.82    8.00       1.36  128.18    3.26
NASB  North American SB of MO                 7.68     7.42    1.26   17.18    7.72       1.19   16.18       3.11   27.16    0.98
NBSI  North Bancshares of Chicago IL         13.43    13.43    0.63    4.35    2.85       0.56    3.85        NA      NA     0.27

                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
IBSF  IBS Financial Corp. of NJ                 NM   149.70   26.08  149.70     NM          0.40    2.29     NM
ITLA  Imperial Thrift & Loan of CA*           12.66  156.25   16.76  156.89   12.66         0.00    0.00    0.00
IFSB  Independence FSB of DC                  26.15  122.39    8.43  138.44     NM          0.22    1.29   33.85
INCB  Indiana Comm. Bank, SB of IN(8)           NM   165.59   19.67  165.59     NM          0.36    1.76   67.92
INBI  Industrial Bancorp of OH                18.37  153.06   26.30  153.06   17.48         0.56    3.11   57.14
IWBK  Interwest SB of Oak Harbor WA           15.08  235.59   14.95  239.90   16.38         0.72    1.89   28.57
IPSW  Ipswich SB of Ipswich MA*               17.76  326.99   18.35  326.99   22.33         0.16    1.02   18.18
JXVL  Jacksonville Bancorp of TX              17.11  164.62   23.77  164.62   17.11         0.50    2.20   37.59
JXSB  Jcksnville SB,MHC of IL (45.6)            NM   209.10   22.07  209.10     NM          0.45    1.58   56.25
JSBA  Jefferson Svgs Bancorp of MO              NM   190.56   16.28  245.61   22.58         0.28    1.33   62.22
JOAC  Joachim Bancorp of MO(8)                  NM   117.04   32.94  117.04     NM          0.50    3.13     NM
KSAV  KS Bancorp of Kenly NC                  17.14  145.90   19.32  145.99   17.27         0.60    2.50   42.86
KSBK  KSB Bancorp of Kingfield ME*            20.83  265.96   19.09  281.25   20.45         0.08    0.36    7.41
KFBI  Klamath First Bancorp of OR             25.59  150.83   22.23  165.90   25.59         0.32    1.47   37.65
LSBI  LSB Fin. Corp. of Lafayette IN          16.93  144.33   12.46  144.33   19.19         0.34    1.25   21.12
LVSB  Lakeview SB of Paterson NJ              15.03  189.99   20.30  224.44   24.28         0.13    0.51    7.74
LARK  Landmark Bancshares of KS               20.18  123.52   17.03  123.52   17.04         0.40    1.74   35.09
LARL  Laurel Capital Group of PA              15.55  213.82   22.38  213.82   16.09         0.52    1.60   24.88
LSBX  Lawrence Savings Bank of MA*            11.44  207.27   19.72  207.27   11.52         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (36.3)               NM   238.86   39.72  238.86     NM          0.56    2.56     NM
LXMO  Lexington B&L Fin. Corp. of MO            NM   117.84   33.37  117.84   24.46         0.30    1.73   54.55
LIFB  Life Bancorp of Norfolk VA(8)           26.76  223.38   23.93  229.62   28.90         0.48    1.33   35.56
LFBI  Little Falls Bancorp of NJ                NM   141.09   16.48  152.99     NM          0.20    0.98   30.30
LOGN  Logansport Fin. Corp. of IN             18.96  134.14   25.35  134.14   18.16         0.40    2.32   43.96
LONF  London Financial Corp. of OH            22.33  113.41   22.58  113.41   23.93         0.24    1.43   32.00
LISB  Long Island Bancorp, Inc of NY          24.33  220.40   20.30  222.46   28.80         0.60    1.20   29.13
MAFB  MAF Bancorp of IL                       14.42  207.61   16.17  236.29   14.53         0.28    0.78   11.29
MBLF  MBLA Financial Corp. of MO              21.12  136.94   17.33  136.94   20.69         0.40    1.31   27.59
MFBC  MFB Corp. of Mishawaka IN               23.65  140.99   18.46  140.99   23.65         0.32    1.12   26.45
MLBC  ML Bancorp of Villanova PA(8)           24.95  221.61   15.34  237.43     NM          0.40    1.34   33.33
MSBF  MSB Financial Corp. of MI               22.09  184.11   30.44  184.11   22.89         0.28    1.47   32.56
MARN  Marion Capital Holdings of IN           15.72  118.14   25.93  118.14   15.91         0.88    3.35   52.69
MRKF  Market Fin. Corp. of OH                   NM   107.45   38.09  107.45     NM          0.28    1.75   73.68
MFSL  Maryland Fed. Bancorp of MD               NM   233.33   19.56  236.33   22.44         0.45    1.29   41.67
MASB  MassBank Corp. of Reading MA*           17.27  169.97   18.32  172.54   18.39         0.96    2.00   34.53
MFLR  Mayflower Co-Op. Bank of MA*            17.12  178.83   17.24  181.82   18.12         0.68    2.72   46.58
MECH  Mechanics SB of Hartford CT*             9.89  159.95   16.64  159.95    9.93         0.00    0.00    0.00
MDBK  Medford Bank of Medford, MA*            15.86  179.87   16.21  191.93   17.03         0.72    1.82   28.92
MERI  Meritrust FSB of Thibodaux LA(8)        20.18  277.11   22.89  277.11   20.18         0.70    1.01   20.47
MWBX  MetroWest Bank of MA*                   16.43  283.39   21.13  283.39   16.43         0.12    1.35   22.22
MCBS  Mid Continent Bancshares of KS(8)       21.42  223.85   22.09  223.85   20.64         0.40    0.88   18.78
MIFC  Mid Iowa Financial Corp. of IA          16.20  164.29   15.37  164.52   11.50         0.08    0.70   11.27
MCBN  Mid-Coast Bancorp of ME                 15.63  132.45   11.37  132.45   16.48         0.52    1.73   27.08
MWBI  Midwest Bancshares, Inc. of IA          15.08  179.27   12.40  179.27   17.06         0.24    1.32   19.83
MWFD  Midwest Fed. Fin. Corp of WI(8)         20.41  253.08   22.31  262.44   20.71         0.34    1.20   24.46
MFFC  Milton Fed. Fin. Corp. of OH            25.62  134.24   16.87  134.24   29.00         0.60    3.90     NM
MIVI  Miss. View Hold. Co. of MN              28.03  103.93   19.62  103.93   19.07         0.16    0.86   24.24
MBSP  Mitchell Bancorp of NC*                 28.81  110.68   45.76  110.68   28.81         0.40    2.35   67.80
MBBC  Monterey Bay Bancorp of CA                NM   135.37   15.57  145.97     NM          0.12    0.61   20.69
MONT  Montgomery Fin. Corp. of IN               NM   110.58   21.17  110.58     NM          0.22    1.68   52.38
MSBK  Mutual SB, FSB of Bay City MI             NM   131.04    8.34  131.04     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH              21.21  174.42   13.65  203.09   26.92         0.50    2.38   50.51
NSLB  NS&L Bancorp of Neosho MO               28.91  111.38   22.02  112.19     NM          0.50    2.70     NM
NMSB  Newmil Bancorp. of CT*                  18.57  154.39   15.71  154.39   19.40         0.32    2.46   45.71
NASB  North American SB of MO                 12.96  209.42   16.08  216.68   13.76         0.80    1.51   19.51
NBSI  North Bancshares of Chicago IL            NM   160.65   21.57  160.65     NM          0.32    1.75   61.54

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of January 2, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                              (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFFD  North Central Bancshares of IA         22.91    22.91    1.83    7.47    5.87       1.83    7.47       0.22  446.43    1.16
NBN   Northeast Bancorp of ME*                6.96     6.15    0.71    9.98    4.89       0.59    8.33       1.03   93.77    1.22
NEIB  Northeast Indiana Bncrp of IN          14.37    14.37    1.20    7.72    5.43       1.20    7.72       0.17  350.00    0.67
NWEQ  Northwest Equity Corp. of WI           11.69    11.69    1.02    8.65    5.64       0.99    8.36       1.43   33.84    0.59
NWSB  Northwest SB, MHC of PA (30.7)          9.64     9.10    0.96    9.86    2.80       0.96    9.86       0.77   85.90    0.87
NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.43    6.36       1.10   14.19       1.31   73.30    1.46
NSSB  Norwich Financial Corp. of CT(8)*      11.66    10.60    1.14   10.24    4.63       1.06    9.48       1.20  158.13    2.71
NTMG  Nutmeg FS&LA of CT                      5.51     5.51    0.61   10.93    5.58       0.43    7.83        NA      NA     0.55
OHSL  OHSL Financial Corp. of OH             10.92    10.92    0.90    8.04    6.11       0.88    7.80       0.18  121.89    0.31
OCFC  Ocean Fin. Corp. of NJ                 15.17    15.17    1.01    5.69    4.48       1.00    5.62       0.52   83.85    0.86
OCN   Ocwen Financial Corp. of FL            14.14    13.77    3.10   32.06    5.36       1.73   17.94       5.79   13.48    1.11
OTFC  Oregon Trail Fin. Corp of OR           24.02    24.02    1.07    4.44    3.42       1.07    4.44       0.07  307.09    0.54
PBHC  OswegoCity SB MHC of NY (46.1)*        11.87     9.96    1.06    9.23    3.62       0.95    8.26       0.91   43.96    0.67
OFCP  Ottawa Financial Corp. of MI            8.74     7.06    0.81    9.10    3.97       0.79    8.89       0.35  106.15    0.43
PFFB  PFF Bancorp of Pomona CA               10.06     9.95    0.45    4.25    3.17       0.46    4.32       1.62   64.39    1.44
PSFI  PS Financial of Chicago IL             37.32    37.32    1.96    4.86    3.37       1.99    4.92       0.68   31.79    0.52
PVFC  PVF Capital Corp. of OH                 7.18     7.18    1.36   19.67    9.27       1.31   18.84       1.17   57.57    0.72
PALM  Palfed, Inc. of Aiken SC(8)             8.51     8.51    0.39    4.82    1.72       0.67    8.26       2.04   53.36    1.30
PBCI  Pamrapo Bancorp, Inc. of NJ            12.91    12.82    1.34    9.82    6.65       1.32    9.70       2.39   28.48    1.21
PFED  Park Bancorp of Chicago IL             23.14    23.14    1.10    4.80    4.24       1.14    4.98       0.24  118.76    0.72
PVSA  Parkvale Financial Corp of PA           7.72     7.67    1.08   14.34    6.28       1.08   14.34       0.26  547.66    1.91
PEEK  Peekskill Fin. Corp. of NY             26.09    26.09    1.14    4.30    3.91       1.14    4.30       1.24   28.37    1.35
PFSB  PennFed Fin. Services of NJ             7.33     6.20    0.82   10.90    6.46       0.82   10.90       0.61   32.20    0.28
PWBC  PennFirst Bancorp of PA                 8.37     7.44    0.67    8.85    4.82       0.67    8.85       0.68   87.79    1.45
PWBK  Pennwood SB of PA*                     18.34    18.34    0.99    5.21    4.20       1.09    5.71       1.49   42.39    1.04
PBKB  People's SB of Brockton MA*             4.10     3.93    0.83   15.38    6.26       0.43    8.01       0.53  110.55    1.08
PFDC  Peoples Bancorp of Auburn IN           15.24    15.24    1.48    9.70    5.64       1.48    9.70       0.29  106.74    0.38
PBCT  Peoples Bank, MHC of CT (40.1)*         9.02     9.01    1.16   13.69    3.84       0.75    8.84       0.76  146.25    1.66
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)      16.95    15.25    1.30    7.51    2.02       0.91    5.27       0.91   55.06    0.80
PFFC  Peoples Fin. Corp. of OH               27.20    27.20    0.90    3.32    3.53       0.90    3.32        NA      NA     0.39
PHBK  Peoples Heritage Fin Grp of ME*         7.45     6.36    1.28   16.08    5.61       1.28   16.08       0.86  121.04    1.55
PSFC  Peoples Sidney Fin. Corp of OH         25.29    25.29    1.04    6.27    3.11       1.04    6.27       1.00   40.10    0.45
PERM  Permanent Bancorp of IN                 9.46     9.34    0.62    6.63    4.24       0.62    6.58       1.07   47.01    1.00
PMFI  Perpetual Midwest Fin. of IA(8)         8.51     8.51    0.40    4.65    2.91       0.32    3.76       0.30  240.42    0.86
PERT  Perpetual of SC, MHC (46.8)(8)         11.82    11.82    0.78    6.37    1.86       1.05    8.60       0.12  502.32    0.87
PCBC  Perry Co. Fin. Corp. of MO             19.19    19.19    0.93    4.93    3.85       1.07    5.70       0.03  104.17    0.19
PHFC  Pittsburgh Home Fin. of PA             10.54    10.43    0.84    6.97    5.53       0.75    6.21       1.69   30.77    0.78
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)       6.33     6.33    0.63   10.08    3.36       0.62    9.94       0.16  274.52    1.07
PTRS  Potters Financial Corp of OH            8.81     8.81    0.96   10.97    5.71       0.95   10.79       0.44  389.09    2.65
PKPS  Poughkeepsie Fin. Corp. of NY(8)        8.42     8.42    0.54    6.43    3.36       0.54    6.43       4.19   23.86    1.34
PHSB  Ppls Home SB, MHC of PA (45.0)         13.66    13.66    0.73    6.80    2.97       0.71    6.55       0.45  148.08    1.37
PRBC  Prestige Bancorp of PA                 11.21    11.21    0.63    5.12    4.25       0.63    5.12       0.33   82.34    0.40
PFNC  Progress Financial Corp. of PA          5.33     4.76    0.90   17.21    5.45       0.71   13.58       2.07   37.27    1.11
PSBK  Progressive Bank, Inc. of NY(8)*        8.73     7.86    0.96   11.35    5.83       0.94   11.15       0.94  115.80    1.65
PROV  Provident Fin. Holdings of CA          13.33    13.33    0.75    5.30    4.48       0.35    2.48       1.58   55.80    0.98
PULB  Pulaski SB, MHC of MO (29.8)           13.30    13.30    1.21    9.31    3.28       1.06    8.14        NA      NA     0.42
PLSK  Pulaski SB, MHC of NJ (46.0)           11.98    11.98    0.64    6.99    2.96       0.64    6.99       0.65   83.38    0.95
PULS  Pulse Bancorp of S. River NJ            8.21     8.21    1.10   13.94    6.81       1.11   14.09       0.75   59.52    1.82
QCFB  QCF Bancorp of Virginia MN             17.49    17.49    1.34    7.36    4.91       1.34    7.36       0.24  345.09    2.00
QCBC  Quaker City Bancorp of CA               8.46     8.46    0.71    8.11    5.85       0.68    7.77       1.35   67.38    1.15
QCSB  Queens County Bancorp of NY*           11.22    11.22    1.54   11.21    3.68       1.55   11.28       0.69   89.32    0.69
RARB  Raritan Bancorp. of Raritan NJ*         7.37     7.25    1.02   13.34    5.98       1.01   13.18       0.39  208.57    1.26
REDF  RedFed Bancorp of Redlands CA(8)        8.32     8.29    1.01   12.28    6.46       1.01   12.28       1.80   44.74    0.92
RELY  Reliance Bancorp, Inc. of NY            8.26     6.07    0.89   10.80    5.40       0.93   11.40       0.67   41.66    0.62
RELI  Reliance Bancshares Inc of WI*         48.29    48.29    1.32    2.58    2.60       1.38    2.68        NA      NA     0.56
RIVR  River Valley Bancorp of IN             12.40    12.21    0.46    4.24    2.45       0.62    5.72       0.71  122.47    1.05


                                                           Pricing Ratios                      Dividend Data(6)
                                              ----------------------------------------     -----------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- --------     ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFFD  North Central Bancshares of IA            17.03  130.54   29.91  130.54   17.03         0.25    1.27   21.55
NBN   Northeast Bancorp of ME*                  20.46  195.59   13.61  221.40   24.50         0.21    1.13   23.08
NEIB  Northeast Indiana Bncrp of IN             18.43  140.23   20.15  140.23   18.43         0.34    1.56   28.81
NWEQ  Northwest Equity Corp. of WI              17.74  153.59   17.96  153.59   18.36         0.56    2.70   47.86
NWSB  Northwest SB, MHC of PA (30.7)              NM   337.64   32.54     NM      NM          0.16    1.09   39.02
NSSY  Norwalk Savings Society of CT*            15.73  184.24   14.84  191.04   13.78         0.40    1.06   16.67
NSSB  Norwich Financial Corp. of CT(8)*         21.60  210.96   24.61  232.26   23.35         0.56    1.76   38.10
NTMG  Nutmeg FS&LA of CT                        17.92  182.82   10.08  182.82   25.00         0.15    1.40   25.00
OHSL  OHSL Financial Corp. of OH                16.36  130.18   14.21  130.18   16.88         0.88    3.26   53.33
OCFC  Ocean Fin. Corp. of NJ                    22.32  135.72   20.59  135.72   22.59         0.80    2.13   47.62
OCN   Ocwen Financial Corp. of FL               18.66     NM    51.17     NM      NM          0.00    0.00    0.00
OTFC  Oregon Trail Fin. Corp of OR              29.24  129.80   31.17  129.80   29.24         0.00    0.00    0.00
PBHC  OswegoCity SB MHC of NY (46.1)*           27.62  242.68   28.80  289.13     NM          0.28    0.97   26.67
OFCP  Ottawa Financial Corp. of MI              25.19  229.68   20.07  284.34   25.79         0.40    1.23   31.01
PFFB  PFF Bancorp of Pomona CA                    NM   139.55   14.03  141.09     NM          0.00    0.00    0.00
PSFI  PS Financial of Chicago IL                29.68  144.78   54.03  144.78   29.27         0.48    2.25   66.67
PVFC  PVF Capital Corp. of OH                   10.79  192.85   13.85  192.85   11.26         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC(8)                 NM   265.36   22.59  265.36     NM          0.12    0.42   24.49
PBCI  Pamrapo Bancorp, Inc. of NJ               15.03  153.94   19.87  155.04   15.20         1.00    3.85   57.80
PFED  Park Bancorp of Chicago IL                23.59  113.61   26.28  113.61   22.73         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA             15.91  214.61   16.57  216.03   15.91         0.52    1.59   25.37
PEEK  Peekskill Fin. Corp. of NY                25.56  113.91   29.72  113.91   25.56         0.36    2.13   54.55
PFSB  PennFed Fin. Services of NJ               15.48  159.85   11.71  188.83   15.48         0.28    0.85   13.08
PWBC  PennFirst Bancorp of PA                   20.73  151.93   12.71  170.77   20.73         0.36    1.83   37.89
PWBK  Pennwood SB of PA*                        23.80  128.83   23.63  128.83   21.70         0.32    1.62   38.55
PBKB  People's SB of Brockton MA*               15.97  256.70   10.52  267.75     NM          0.44    1.91   30.56
PFDC  Peoples Bancorp of Auburn IN              17.74  168.45   25.68  168.45   17.74         0.44    2.00   35.48
PBCT  Peoples Bank, MHC of CT (40.1)*           26.04  328.66   29.65  328.95     NM          0.76    2.03   52.78
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)           NM      NM    60.88     NM      NM          0.35    0.81   40.23
PFFC  Peoples Fin. Corp. of OH                  28.30   95.06   25.86   95.06   28.30         0.50    3.33     NM
PHBK  Peoples Heritage Fin Grp of ME*           17.83  272.53   20.30  319.41   17.83         0.84    1.88   33.47
PSFC  Peoples Sidney Fin. Corp of OH              NM   123.54   31.24  123.54     NM          0.28    1.56   50.00
PERM  Permanent Bancorp of IN                   23.61  152.49   14.43  154.55   23.80         0.44    1.48   34.92
PMFI  Perpetual Midwest Fin. of IA(8)             NM   158.28   13.46  158.28     NM          0.30    1.04   35.71
PERT  Perpetual of SC, MHC (46.8)(8)              NM   312.97   37.01  312.97     NM          1.40    2.22     NM
PCBC  Perry Co. Fin. Corp. of MO                25.97  124.31   23.86  124.31   22.47         0.40    1.71   44.44
PHFC  Pittsburgh Home Fin. of PA                18.07  124.74   13.15  126.04   20.28         0.24    1.32   23.76
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)         29.79  292.73   18.52  292.73     NM          0.90    2.07   61.64
PTRS  Potters Financial Corp of OH              17.50  187.50   16.51  187.50   17.80         0.20    0.95   16.67
PKPS  Poughkeepsie Fin. Corp. of NY(8)          29.73  186.13   15.67  186.13   29.73         0.20    1.82   54.05
PHSB  Ppls Home SB, MHC of PA (45.0)              NM   184.64   25.23  184.64     NM          0.00    0.00    0.00
PRBC  Prestige Bancorp of PA                    23.53  118.48   13.28  118.48   23.53         0.12    0.60   14.12
PFNC  Progress Financial Corp. of PA            18.33  283.99   15.15  318.53   23.24         0.12    0.73   13.33
PSBK  Progressive Bank, Inc. of NY(8)*          17.16  187.07   16.34  207.76   17.48         0.68    1.80   30.91
PROV  Provident Fin. Holdings of CA             22.34  118.91   15.85  118.91     NM          0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.8)                NM   275.42   36.63  275.42     NM          1.10    3.51     NM
PLSK  Pulaski SB, MHC of NJ (46.0)                NM   176.16   21.11  176.16     NM          0.30    1.64   55.56
PULS  Pulse Bancorp of S. River NJ              14.67  192.58   15.81  192.58   14.52         0.80    2.96   43.48
QCFB  QCF Bancorp of Virginia MN                20.38  149.95   26.23  149.95   20.38         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                 17.08  133.72   11.31  133.72   17.83         0.00    0.00    0.00
QCSB  Queens County Bancorp of NY*              27.17  341.96   38.35  341.96   26.98         0.80    2.04   55.56
RARB  Raritan Bancorp. of Raritan NJ*           16.72  215.42   15.87  218.88   16.93         0.48    1.76   29.45
REDF  RedFed Bancorp of Redlands CA(8)          15.48  176.72   14.70  177.35   15.48         0.00    0.00    0.00
RELY  Reliance Bancorp, Inc. of NY              18.53  188.23   15.55  256.25   17.54         0.64    1.76   32.65
RELI  Reliance Bancshares Inc of WI*              NM   104.79   50.60  104.79     NM          0.00    0.00    0.00
RIVR  River Valley Bancorp of IN                  NM   128.16   15.89  130.12     NM          0.20    1.07   43.48

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of January 2, 1998

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ______________________    _______________      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
RVSB  Riverview Bancorp of WA                20.76    19.97    1.22    9.14    2.63       1.17    8.75       0.14  226.93    0.58
RSLN  Roslyn Bancorp, Inc. of NY*            17.64    17.55    0.96    5.10    3.03       1.22    6.50       0.27  257.00    2.60
SCCB  S. Carolina Comm. Bnshrs of SC         26.59    26.59    1.15    4.34    3.33       1.15    4.34       0.87   73.62    0.81
SBFL  SB Fngr Lakes MHC of NY (33.1)          9.33     9.33    0.37    3.83    1.38       0.43    4.44       0.50  103.35    1.10
SFED  SFS Bancorp of Schenectady NY          12.47    12.47    0.68    5.36    3.50       0.68    5.36       0.75   57.32    0.58
SGVB  SGV Bancorp of W. Covina CA             7.44     7.32    0.39    5.02    3.66       0.43    5.48       1.06   29.26    0.41
SHSB  SHS Bancorp, Inc. of PA                12.64    12.64    0.37    2.96    2.43       0.37    2.96       1.43   33.94    0.74
SISB  SIS Bancorp Inc of MA*                  7.36     7.36    0.83   11.20    5.26       0.82   11.09       0.33  379.00    2.67
SWCB  Sandwich Co-Op. Bank of MA*             7.93     7.63    0.97   11.95    5.67       0.95   11.70       0.82   93.38    1.06
SFSL  Security First Corp. of OH              9.27     9.12    1.36   14.56    5.43       1.37   14.69       0.33  226.25    0.84
SMFC  Sho-Me Fin. Corp. of MO(8)              9.03     9.03    1.30   13.56    5.31       1.23   12.86       0.29  190.55    0.63
SKAN  Skaneateles Bancorp Inc of NY*          7.00     6.80    0.70   10.25    5.39       0.68    9.91       2.04   41.25    0.98
SOBI  Sobieski Bancorp of S. Bend IN         14.78    14.78    0.62    3.85    2.64       0.57    3.55       0.13  188.68    0.31
SOSA  Somerset Savings Bank of MA(8)*         6.59     6.59    1.03   17.02    6.57       1.00   16.49       5.91   24.16    1.87
SSFC  South Street Fin. Corp. of NC*         25.66    25.66    1.21    5.34    3.32       1.25    5.51       0.31   57.66    0.38
SCBS  Southern Commun. Bncshrs of AL         20.42    20.42    1.15    5.98    3.84       1.15    5.98       2.47   46.11    1.84
SMBC  Southern Missouri Bncrp of MO          16.15    16.15    0.94    5.84    4.59       0.90    5.59       0.88   51.46    0.66
SWBI  Southwest Bancshares of IL(8)          11.34    11.34    1.06    9.81    5.04       1.02    9.48       0.20  101.05    0.28
SVRN  Sovereign Bancorp of PA                 4.43     3.61    0.42   10.16    2.52       0.61   14.74       0.65   99.50    0.92
STFR  St. Francis Cap. Corp. of WI            7.74     6.85    0.76    9.21    4.41       0.75    9.08       0.21  181.82    0.83
SPBC  St. Paul Bancorp, Inc. of IL            8.99     8.97    1.06   12.12    5.25       1.06   12.12       0.36  210.72    1.10
SFFC  StateFed Financial Corp. of IA         17.54    17.54    1.27    7.17    4.76       1.27    7.17       2.55   10.16    0.33
SFIN  Statewide Fin. Corp. of NJ              9.36     9.34    0.81    8.36    5.06       0.81    8.36       0.38  104.03    0.84
STSA  Sterling Financial Corp. of WA          5.25     4.81    0.48   11.12    4.73       0.43   10.05       0.47   96.70    0.82
SFSB  SuburbFed Fin. Corp. of IL(8)           6.63     6.61    0.66   10.12    4.65       0.54    8.29       0.34   58.37    0.30
ROSE  T R Financial Corp. of NY*              6.24     6.24    0.97   15.55    5.62       0.87   13.98       0.54   74.97    0.76
THRD  TF Financial Corp. of PA               11.63    10.27    0.77    6.96    4.21       0.67    5.99       0.27  128.49    0.82
TPNZ  Tappan Zee Fin., Inc. of NY            17.02    17.02    0.72    4.05    3.09       0.70    3.98       1.68   32.52    1.17
ESBK  The Elmira SB FSB of Elmira NY*         6.35     6.19    0.42    6.63    4.23       0.34    5.38       0.64  103.23    0.86
TRIC  Tri-County Bancorp of WY               15.31    15.31    1.06    6.88    5.20       1.07    6.97        NA      NA     1.05
TWIN  Twin City Bancorp of TN                12.94    12.94    0.85    6.65    4.58       0.72    5.62       0.16   88.17    0.20
UCBC  Union Community Bancorp of IN          36.48    36.48    1.58    4.33    4.05       1.58    4.33       0.16  165.44    0.30
UFRM  United FS&LA of Rocky Mount NC(8)       7.34     7.34    0.71    9.49    3.32       0.57    7.53       0.77  101.45    0.92
UBMT  United Fin. Corp. of MT                24.01    24.01    1.41    6.09    4.78       1.40    6.04       0.48   15.21    0.22
VABF  Va. Beach Fed. Fin. Corp of VA          7.15     7.15    0.61    8.99    4.00       0.50    7.31       1.24   59.40    0.95
WHGB  WHG Bancshares of MD                   20.11    20.11    0.77    3.48    2.88       0.78    3.55       0.85   29.87    0.32
WSFS  WSFS Financial Corp. of DE*             5.54     5.51    1.14   20.70    6.55       1.13   20.54       1.27  134.95    2.68
WVFC  WVS Financial Corp. of PA*             12.00    12.00    1.30   10.59    5.92       1.31   10.64       0.19  361.83    1.21
WRNB  Warren Bancorp of Peabody MA*          10.65    10.65    2.16   21.61    9.02       1.91   19.17       1.15   97.04    1.73
WSBI  Warwick Community Bncrp of NY*         23.76    23.76    1.04    4.37    3.35       1.04    4.37       0.56   83.81    0.88
WFSL  Washington FS&LA of Seattle WA         12.55    11.52    1.86   15.80    6.91       1.85   15.73       0.69   62.10    0.58
WAMU  Washington Mutual Inc. of WA*           5.29     4.90    0.00    0.09    0.02       0.70   13.63        NA      NA     0.98
WYNE  Wayne Bancorp of NJ                    12.43    12.43    0.86    6.10    4.00       0.86    6.10       0.89   88.41    1.18
WAYN  Wayne S&L Co. MHC of OH (47.8)          9.53     9.53    0.73    7.89    2.79       0.68    7.40       0.58   65.29    0.46
WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.38    23.38    1.43    6.14    3.20       1.43    6.14       0.07  560.00    0.72
WBST  Webster Financial Corp. of CT           5.34     4.60    0.46    9.03    2.68       0.77   15.08       0.72  111.52    1.43
WEFC  Wells Fin. Corp. of Wells MN           14.22    14.22    1.06    7.49    5.85       1.03    7.29       0.31  114.71    0.39
WCBI  WestCo Bancorp of IL                   15.54    15.54    1.50    9.72    6.96       1.42    9.20       0.21  139.06    0.37
WSTR  WesterFed Fin. Corp. of MT             10.62     8.57    0.81    6.87    4.34       0.77    6.58       0.41  116.74    0.72
WOFC  Western Ohio Fin. Corp. of OH          13.87    12.94    0.37    2.65    2.24       0.43    3.09       0.44  115.19    0.66
WWFC  Westwood Fin. Corp. of NJ               9.32     8.34    0.73    7.79    4.25       0.78    8.31       0.13  158.78    0.58
WEHO  Westwood Hmstd Fin Corp of OH          27.65    27.65    1.01    3.29    3.01       1.16    3.78       0.22   77.88    0.22
WFI   Winton Financial Corp. of OH            7.11     6.96    0.76   10.50    5.60       0.89   12.25       0.30   84.06    0.29
FFWD  Wood Bancorp of OH                     12.43    12.43    1.41   11.10    4.55       1.29   10.17       0.35  101.19    0.44
YFCB  Yonkers Fin. Corp. of NY               14.02    14.02    1.05    6.64    4.96       1.06    6.71       0.48   72.05    0.78
YFED  York Financial Corp. of PA              8.85     8.85    0.96   11.41    4.89       0.81    9.60       2.50   23.98    0.69


                                                           Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------      -----------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
RVSB  Riverview Bancorp of WA                     NM   186.92   38.80  194.24     NM          0.12    0.67   25.53
RSLN  Roslyn Bancorp, Inc. of NY*                 NM   171.79   30.30  172.66   25.94         0.28    1.16   38.36
SCCB  S. Carolina Comm. Bnshrs of SC            30.00  129.68   34.48  129.68   30.00         0.60    2.67     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)              NM   268.46   25.06  268.46     NM          0.40    1.25     NM
SFED  SFS Bancorp of Schenectady NY             28.59  152.32   19.00  152.32   28.59         0.28    1.04   29.79
SGVB  SGV Bancorp of W. Covina CA               27.31  136.64   10.16  138.78   25.00         0.00    0.00    0.00
SHSB  SHS Bancorp, Inc. of PA                     NM   121.98   15.41  121.98     NM          0.00    0.00    0.00
SISB  SIS Bancorp Inc of MA*                    19.02  203.55   14.98  203.55   19.21         0.56    1.44   27.32
SWCB  Sandwich Co-Op. Bank of MA*               17.62  203.21   16.12  211.41   17.99         1.40    3.26   57.38
SFSL  Security First Corp. of OH                18.42  252.71   23.41  256.72   18.26         0.32    1.52   28.07
SMFC  Sho-Me Fin. Corp. of MO(8)                18.82  245.55   22.17  245.55   19.84         0.00    0.00    0.00
SKAN  Skaneateles Bancorp Inc of NY*            18.54  183.88   12.88  189.36   19.18         0.27    1.21   22.50
SOBI  Sobieski Bancorp of S. Bend IN              NM   151.66   22.41  151.66     NM          0.32    1.32   50.00
SOSA  Somerset Savings Bank of MA(8)*           15.22  236.41   15.58  236.41   15.71         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*              NM   138.38   35.51  138.38   29.23         0.40    2.11   63.49
SCBS  Southern Commun. Bncshrs of AL            26.07  143.36   29.27  143.36   26.07         0.30    1.64   42.86
SMBC  Southern Missouri Bncrp of MO             21.81  125.31   20.24  125.31   22.78         0.50    2.44   53.19
SWBI  Southwest Bancshares of IL(8)             19.83  185.82   21.08  185.82   20.52         0.80    2.69   53.33
SVRN  Sovereign Bancorp of PA                     NM   279.70   12.38  342.64   27.36         0.08    0.40   15.69
STFR  St. Francis Cap. Corp. of WI              22.66  206.81   16.01  233.76   22.96         0.56    1.10   25.00
SPBC  St. Paul Bancorp, Inc. of IL              19.06  221.20   19.89  221.76   19.06         0.40    1.51   28.78
SFFC  StateFed Financial Corp. of IA            21.01  147.06   25.79  147.06   21.01         0.20    1.38   28.99
SFIN  Statewide Fin. Corp. of NJ                19.75  163.88   15.34  164.22   19.75         0.44    1.87   36.97
STSA  Sterling Financial Corp. of WA            21.15  169.49    8.90  185.19   23.40         0.00    0.00    0.00
SFSB  SuburbFed Fin. Corp. of IL(8)             21.53  204.67   13.58  205.39   26.27         0.32    0.69   14.81
ROSE  T R Financial Corp. of NY*                17.79  255.46   15.94  255.46   19.79         0.64    1.91   34.04
THRD  TF Financial Corp. of PA                  23.77  163.01   18.96  184.60   27.62         0.40    1.38   32.79
TPNZ  Tappan Zee Fin., Inc. of NY                 NM   132.04   22.47  132.04     NM          0.28    1.49   48.28
ESBK  The Elmira SB FSB of Elmira NY*           23.62  153.45    9.75  157.65   29.13         0.61    2.03   48.03
TRIC  Tri-County Bancorp of WY                  19.23  129.65   19.85  129.65   18.99         0.40    2.67   51.28
TWIN  Twin City Bancorp of TN                   21.83  142.46   18.44  142.46   25.83         0.40    2.58   56.34
UCBC  Union Community Bancorp of IN             24.67  106.79   38.96  106.79   24.67         0.30    2.10   51.72
UFRM  United FS&LA of Rocky Mount NC(8)           NM   278.59   20.44  278.59     NM          0.24    1.26   38.10
UBMT  United Fin. Corp. of MT                   20.90  125.99   30.25  125.99   21.07         1.00    3.92     NM
VABF  Va. Beach Fed. Fin. Corp of VA            25.00  215.52   15.42  215.52     NM          0.20    1.07   26.67
WHGB  WHG Bancshares of MD                        NM   131.67   26.48  131.67     NM          0.32    1.71   59.26
WSFS  WSFS Financial Corp. of DE*               15.27  300.30   16.64  302.11   15.38         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*                16.88  181.22   21.75  181.22   16.80         1.20    3.42   57.69
WRNB  Warren Bancorp of Peabody MA*             11.09  221.55   23.59  221.55   12.50         0.52    2.30   25.49
WSBI  Warwick Community Bncrp of NY*            29.89  130.48   31.01  130.48   29.89         0.00    0.00    0.00
WFSL  Washington FS&LA of Seattle WA            14.48  211.78   26.58  230.71   14.55         0.96    3.00   43.44
WAMU  Washington Mutual Inc. of WA*               NM   331.40   17.52     NM      NM          1.12    1.72     NM
WYNE  Wayne Bancorp of NJ                       25.00  162.22   20.16  162.22   25.00         0.20    0.75   18.69
WAYN  Wayne S&L Co. MHC of OH (47.8)              NM   274.10   26.13  274.10     NM          0.62    2.14     NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)              NM   190.11   44.45  190.11     NM          0.80    4.00     NM
WBST  Webster Financial Corp. of CT               NM   249.33   13.31  289.48   22.36         0.80    1.20   44.69
WEFC  Wells Fin. Corp. of Wells MN              17.08  125.30   17.81  125.30   17.57         0.48    2.58   44.04
WCBI  WestCo Bancorp of IL                      14.36  139.10   21.61  139.10   15.17         0.68    2.52   36.17
WSTR  WesterFed Fin. Corp. of MT                23.06  140.57   14.93  174.27   24.10         0.46    1.72   39.66
WOFC  Western Ohio Fin. Corp. of OH               NM   116.50   16.15  124.83     NM          1.00    3.67     NM
WWFC  Westwood Fin. Corp. of NJ                 23.54  177.12   16.50  197.97   22.07         0.20    0.71   16.67
WEHO  Westwood Hmstd Fin Corp of OH               NM   110.07   30.43  110.07   28.94         0.28    1.79   59.57
WFI   Winton Financial Corp. of OH              17.87  179.31   12.75  183.18   15.32         0.50    2.45   43.86
FFWD  Wood Bancorp of OH                        21.96  240.53   29.91  240.53   23.98         0.40    1.70   37.38
YFCB  Yonkers Fin. Corp. of NY                  20.15  136.02   19.07  136.02   19.95         0.24    1.22   24.49
YFED  York Financial Corp. of PA                20.44  221.60   19.62  221.60   24.29         0.48    1.86   38.10

                                 EXHIBIT IV-2
                        Historical Stock Price Indices



                                                    Exhibit IV-2
                                         Historical Stock Price Indices(1)



                                                                                         SNL           SNL
                                                                            NASDAQ     Thrift         Bank
              Year/Qtr. Ended                  DJIA          S&P 500       Composite    Index        Index
              ---------------                  ----          -------       ---------    -----        -----
              1991:  Quarter 1                2881.1          375.2          482.3      125.5         66.0
                     Quarter 2                2957.7          371.2          475.9      130.5         82.0
                     Quarter 3                3018.2          387.9          526.9      141.8         90.7
                     Quarter 4                3168.0          417.1          586.3      144.7        103.1

              1992:  Quarter 1                3235.5          403.7          603.8      157.0        113.3
                     Quarter 2                3318.5          408.1          563.6      173.3        119.7
                     Quarter 3                3271.7          417.8          583.3      167.0        117.1
                     Quarter 4                3301.1          435.7          677.0      201.1        136.7

              1993:  Quarter 1                3435.1          451.7          690.1      228.2        151.4
                     Quarter 2                3516.1          450.5          704.0      219.8        147.0
                     Quarter 3                3555.1          458.9          762.8      258.4        154.3
                     Quarter 4                3754.1          466.5          776.8      252.5        146.2

              1994:  Quarter 1                3625.1          445.8          743.5      241.6        143.1
                     Quarter 2                3625.0          444.3          706.0      269.6        152.6
                     Quarter 3                3843.2          462.6          764.3      279.7        149.2
                     Quarter 4                3834.4          459.3          752.0      244.7        137.6

              1995:  Quarter 1                4157.7          500.7          817.2      278.4        152.1
                     Quarter 2                4556.1          544.8          933.5      313.5        171.7
                     Quarter 3                4789.1          584.4        1,043.5      362.3        195.3
                     Quarter 4                5117.1          615.9        1,052.1      376.5        207.6

              1996:  Quarter 1                5587.1          645.5        1,101.4      382.1        225.1
                     Quarter 2                5654.6          670.6        1,185.0      387.2        224.7
                     Quarter 3                5882.2          687.3        1,226.9      429.3        249.2
                     Quarter 4                6442.5          737.0        1,280.7      483.6        280.1

              1997:  Quarter 1                6583.5          757.1        1,221.7      527.7        292.5
                     Quarter 2                7672.8          885.1        1,442.1      624.5        333.3
                     Quarter 3                7945.3          947.3        1,685.7      737.5        381.7
                     Quarter 4                7908.3          970.4        1,570.4      814.1        414.9
               January 2, 1998                7965.0          975.0        1,581.5      810.5        414.9

              (1)   End of period data.

              Sources:   SNL Securities; Wall Street Journal.

                                 EXHIBIT IV-3
                        Historical Thrift Stock Indices

                                ---------------
                                Thrift INVESTOR
                                ---------------

                                 INDEX VALUES

                                            Index Values                                   Percent Change Since
                              ----------------------------------------                 -----------------------------
                              11/28/97   1 Month       YTD        LTM                  1 Month     YTD        LTM
--------------------------------------------------------------------------------------------------------------------
All Pub. Traded Thrifts         767.4      752.4      483.6      485.8                   1.98      58.67      57.95
MHC Index                     1,065.9    1,065.7      538.0      520.4                   0.02      98.12     104.82

INSURANCE INDICES
--------------------------------------------------------------------------------------------------------------------
SAIF Thrifts                    703.7      689.6      439.2      441.9                   2.06      60.22      59.25
BIF Thrifts                     967.3      949.6      616.8      617.6                   1.86      56.82      56.63

STOCK EXCHANGE INDICES
--------------------------------------------------------------------------------------------------------------------
AMEX Thrifts                    238.4      225.8      156.2      156.5                   5.58      52.63      52.32
NYSE Thrifts                    466.9      464.0      277.3      285.1                   0.62      68.40      63.80
OTC Thrifts                     876.2      855.8      569.7      564.9                   2.38      53.78      55.09

GEOGRAPHIC INDICES
--------------------------------------------------------------------------------------------------------------------
Mid-Atlantic Thrifts          1,575.5    1,533.7      970.7      967.8                   2.72      62.31      62.80
Midwestern Thrifts            1,690.7    1,645.0    1,159.3    1,149.0                   2.78      45.84      47.15
New England Thrifts             712.4      684.3      428.9      424.9                   4.11      66.11      67.66
Southeastern Thrifts            704.5      718.1      447.2      454.5                  -1.90      57.53      54.98
Southwestern Thrifts            468.2      455.4      315.9      318.9                   2.81      48.22      46.82
Western Thrifts                 770.7      759.8      474.7      484.6                   1.43      62.35      59.02

ASSET SIZE INDICES
--------------------------------------------------------------------------------------------------------------------
Less than $250M                 815.4      795.7      586.6      586.6                   2.46      39.00      39.00
$250M to $500M                1,215.8    1,188.6      789.8      778.0                   2.29      53.94      56.28
$500M to $1B                    778.8      763.2      521.8      517.5                   2.05      49.27      50.50
$1B to $5B                      877.9      867.3      546.0      541.9                   1.22      60.78      62.00
Over $5B                        491.5      480.8      305.8      310.8                   2.21      60.71      58.13

COMPARATIVE INDICES
--------------------------------------------------------------------------------------------------------------------
Dow Jones Industrials         7,823.1    7,442.1    6,448.3    6,499.3                   5.12      21.32      20.37
S&P 500                         955.4      914.6      740.7      755.0                   4.46      28.98      26.54


All SNL Indices are market-value weighted; i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the DOW Jones Industrials stood at 1164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR;
Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;
New England: CT, MA, ME, NH, RI, VT;
Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;
Southwest: CO, LA, NM, OK, TX, UT;
West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

Source: SNL Securities                                             DECEMBER 1997

                                 EXHIBIT IV-4
                       Market Area Acquisition Activity

        Maryland Thrift Merger and Acquisition Activity 1996 - Present

                                                                                  Seller Financials at Completion
                                                                         ------------------------------------------------
                                                                             Total    TgEq/    YTD    YTD   NPAs/  Rsrvs/
   Ann'd        Comp                                                        Assets   Assets   ROAA   ROAE  Assets    NPLs
    Date        Date  Buyer                ST  Seller                ST     ($000)      (%)    (%)    (%)     (%)     (%)
-------------------------------------------------------------------------------------------------------------------------
06/23/97    11/13/97  Crestar Financial    VA  American Natl Bncp    MD    505,318     8.97   0.29   3.13      NA      NA
03/11/97    08/25/97  Provident Bkshrs     MD  First Citizens Fin'l  MD    687,196     6.06   0.48   7.98    2.14  141.10
12/05/96    03/31/97  Shore Bancshares     MD  Kent S&LA             MD     24,034    12.49   1.34  10.85    0.37   17.05
11/26/96    05/30/97  Keystone Financial   PA  First Financial-W.MD  MD    345,505    11.68   0.05   0.42    0.95  303.16
04/02/96    11/15/96  F&M Bancorp          MD  Home Federal Corp     MD    214,615     8.44   1.20  15.02    6.03   61.87
12/22/95    05/02/96  FCNB Corp            MD  Harbor Investment     MD     35,570    11.06   0.57   5.03    0.00      NA
05/25/95    01/26/96  FCNB Corp            MD  Laurel Bancorp        MD    112,343    15.28   1.33   8.55    3.02   50.16
04/11/94    02/02/96  Susquehanna Bcshrs   PA  Fairfax Financial     MD    393,389     8.70   0.82  10.83    1.16      NA

                                               Average                     289,746    10.34   0.76   7.73    1.95  114.67
                                               Median                      280,060    10.02   0.70   8.27    1.16   61.87

                                                                                     Deal Terms and Pricing at Completion
                                                                                     --------------------------------------
                                                                              Deal    Deal                Deal  Deal Pr/
   Ann'd        Comp                                                         Value   Pr/Sh  Consid       Pr/Bk     Tg Bk
    Date        Date  Buyer                ST  Seller                ST       ($M)     ($)  Type           (%)       (%)
---------------------------------------------------------------------------------------------------------------------------
06/23/97    11/13/97  Crestar Financial    VA  American Natl Bncp    MD       77.2   20.32  Mixture     170.14    170.14
03/11/97    08/25/97  Provident Bkshrs     MD  First Citizens Fin'l  MD      112.4   33.73  Stock       225.44    225.44
12/05/96    03/31/97  Shore Bancshares     MD  Kent S&LA             MD        5.1   35.49  Cash        165.48    165.48
11/26/96    05/30/97  Keystone Financial   PA  First Financial-W.MD  MD       81.1   36.44  Mixture     183.59    183.59
04/02/96    11/15/96  F&M Bancorp          MD  Home Federal Corp     MD       29.3   11.52  Stock       152.34    153.97
12/22/95    05/02/96  FCNB Corp            MD  Harbor Investment     MD        6.6   69.08  Cash        163.89    163.89
05/25/95    01/26/96  FCNB Corp            MD  Laurel Bancorp        MD       26.0   15.31  Stock       137.33    137.33
04/11/94    02/02/96  Susquehanna Bcshrs   PA  Fairfax Financial     MD       62.6      NA  Cash        148.84    150.78

                                               Average                        46.2   33.60              168.13    168.64
                                               Median                         29.3   34.61              163.89    163.89

                                                                                Deal Terms and
                                                                             Pricing at Completion
                                                                        -------------------------------
                                                                          Deal Pr/  Deal Pr/  TgBkPr/
   Ann'd        Comp                                                         4-Qtr    Assets   CoreDp
    Date        Date  Buyer                ST  Seller                ST    EPS (x)       (%)      (%)
-------------------------------------------------------------------------------------------------------
06/23/97    11/13/97  Crestar Financial    VA  American Natl Bncp    MD    53.46       15.28    6.73
03/11/97    08/25/97  Provident Bkshrs     MD  First Citizens Fin'l  MD    30.94       16.25   13.43
12/05/96    03/31/97  Shore Bancshares     MD  Kent S&LA             MD    20.99       21.38   10.46
11/26/96    05/30/97  Keystone Financial   PA  First Financial-W.MD  MD    22.64       22.24   15.49
04/02/96    11/15/96  F&M Bancorp          MD  Home Federal Corp     MD    28.79       12.81    6.68
12/22/95    05/02/96  FCNB Corp            MD  Harbor Investment     MD    30.70       19.20    9.90
05/25/95    01/26/96  FCNB Corp            MD  Laurel Bancorp        MD    18.67       22.51    9.94
04/11/94    02/02/96  Susquehanna Bcshrs   PA  Fairfax Financial     MD    12.84       13.19    5.84

                                               Average                     23.65       18.23   10.25
                                               Median                      22.64       19.20    9.94

Note:  At this time there are no pending thrift deals in the state of Maryland.

Source:  SNL Securities, LC.

                                 EXHIBIT IV-5
                     Baltimore County Savings Bank, F.S.B.
                Director and Senior Management Summary Resumes

                     Baltimore County Savings Bank, F.S.B.
                Director and Senior Management Summary Resumes



         H. Adrian Cox is an insurance agent with Rohe and Rohe Associates, Inc. in Baltimore, Maryland. Mr Cox also is employed as a real estate agent with Century 21 Horizon Realty, Inc. in Baltimore, Maryland.

         Michael J. Dietz serves as President of the Bank. Mr Dietz joined the Bank in 1966.

         Frank W. Dunton has been retired since 1994. Prior to his retirement, Mr. Dunton was a self-employed real estate appraiser. He was a director of the Bank since its incorporation in 1955 through 1988. He rejoined the Board in 1994.

         Henry V. Kahl is an Assessor Supervisor with the State of Maryland Department of Assessments & Taxation in Baltimore, Maryland.

         Gary C. Loraditch serves as Vice President, Secretary, and Treasurer of the Bank. He is a certified public accountant and an attorney. Mr. Loraditch joined the Bank in 1974.

         William M. Loughran serves as Vice President of the Bank in charge of lending operations. Mr. Loughran joined the Bank in 1973.

         George S. Magsamen has been retired for approximately 10 years. Prior to his retirement, Mr. Magsamen was the owner of Magsamen Bus Company.

         Martin F. Meyers has been retired for approximately 10 years. Prior to his retirement, Mr. Meyers was self-employed in the farming industry. He has been a director of the Bank since its incorporation in 1955.

         John J. Panzer, Jr. has been a self-employed builder of residential homes since 1971.

         P. Louis Rohe has been retired for approximately 10 years. Prior to his retirement, Mr. Rohe was an attorney. He has been a director of the Bank since its incorporation in 1955.



Source:  BCSB's prospectus.

                                 EXHIBIT IV-6
                     Baltimore County Savings Bank, F.S.B.
                      Pro Forma Regulatory Capital Ratios

                                 EXHIBIT IV-6
                     Baltimore County Savings Bank, F.S.B.
                      Pro Forma Regulatory Capital Ratios


                                                    Pro Forma Capital of the Bank as of September 30, 1997 Based on the Sale of (1):
                                                    --------------------------------------------------------------------------------
                                            Bank's            1,517,250 Shares         1,785,000 Shares         2,052,750 Shares
                                    Historical Capital at        at $10.00               at $10.00                at $10.00
                                     September 30, 1997          Per Share               Per Share                Per Share
                                   ----------------------  -----------------------   --------------------  ------------------------
                                           Percentage of             Percentage of          Percentage of            Percentage of
                                 Amount     Assets (2)     Amount     Assets (2)    Amount   Assets (2)     Amount    Assets (2)
                                 ------    ------------    ------    ------------   ------  ------------    ------  ---------------
                                                                                   (Dollars in thousands)
Capital under general accepted
  accounting principles........  $  23,858     9.48%       $  29,050    11.25%      $  30,049  11.59%       $  31,047     11.92%
                                 =========     ====        =========    =====       =========  =====        =========     =====

Tangible capital...............  $  22,901     9.10%       $  28,093    10.89%      $  29,092  11.22%       $  30,090     11.55%
Tangible capital requirement...      3,775     1.50            3,871     1.50           3,889   1.50            3,907      1.50
                                 ---------     ----        ---------    -----       ---------  -----        ---------     -----
  Excess.......................  $  19,126     7.60%       $  24,222     9.39%      $  25,202   9.72%       $  26,183     10.05%
                                 =========     ====        =========    =====       =========  =====        =========     =====

Core capital...................  $  22,901     9.10%       $  28,093    10.89%      $  29,092  11.22%       $  30,090     11.55%
Core capital requirement.......      7,550     3.00            7,742     3.00           7,778   3.00            7,815      3.00
                                 ---------     ----        ---------    -----       ---------  -----        ---------     -----
  Excess.......................  $  15,351     6.10%       $  20,351     7.89%      $  21,313   8.22%       $  22,276      8.55%
                                 =========     ====        =========    =====       =========  =====        =========     =====

Total capital..................  $  23,878    17.43%       $  29,070    21.02%      $  30,069  21.71%       $  31,067     22.39%
Risk-based capital requirement.     10,959     8.00           11,062     8.00          11,081   8.00           11,101      8.00
                                 ---------     ----        ---------    -----       ---------  -----        ---------     -----
  Excess.......................  $  12,919     9.43%       $  18,007    13.02%      $  18,987  13.71%       $  19,967     14.39%
                                 =========     ====        =========    =====       =========  =====        =========     =====

--------------------------
(1) Assumes the Company will purchase all of the capital stock of the Bank to be issued in the Reorganization and Stock Issuance in exchange for 50% of the net proceeds. Assumes net proceeds distributed to the Company or the Bank initially are invested in interest-earning assets and fixed assets with a 20% risk-weighting. Assumes 8% of the Common Stock sold in the Offering is acquired by the ESOP, and that the funds used to acquire such shares are borrowed from the Company. Although repayment of such debt will be secured solely by the Common Stock purchased by the ESOP, the Bank expects to make discretionary contributions to the ESOP in an amount at least equal to the principal and interest payments on the ESOP debt. As a result, the table assumes a reduction to the Bank's pro forma capital and regulatory capital to reflect the cost of funding the ESOP. Assumes the cost of funding the MRP will be paid by the Company.

(2) Based on the Bank's total assets determined under generally accepted accounting principals for capital as determined under generally accepted accounting principals, adjusted total assets for the purposes of the tangible and core capital requirements and risk-weighted assets for the purpose of the risk-based capital requirement.


Source:  BCSB's prospectus

                                 EXHIBIT IV-7
                     Baltimore County Savings Bank, F.S.B.
               Pro Forma Analysis Sheet:  Fully Converted Basis

                                 EXHIBIT IV-7
                           PRO FORMA ANALYSIS SHEET
                      Baltimore County Savings Bank, FSB
                         Prices as of January 2, 1998

                                                            Peer Group          Maryland Companies    All SAIF-Insured Institutions
                                                    ------------------------ ----------------------- -------------------------------
   Price Multiple               Symbol  Subject (1)    Mean         Median     Mean         Median            Mean    Median
   --------------               ------  -----------    ----         ------     ----         ------            ----    ------
   Price-earnings ratio          P/E       15.82x     21.66x         21.66x   20.94x         20.94x          20.01x   19.83x

   Price-book ratio        =     P/B       71.25%    107.71%        105.71%  177.72%        174.42%         165.51%  154.95%

   Price-assets ratio      =     P/A       14.99%     25.14%         25.41%   18.10%         19.56%          20.36%   19.47%



   Valuation Parameters
   --------------------
   Pre-Conversion Earnings (Y)       $1,977,000            ESOP Stock Purchases (E)          8.00% (5)
   Pre-Conversion Book Value (B)    $23,858,000            Cost of ESOP Borrowings (S)       0.00% (4)
   Pre-Conv. Tang. Book Value (B)   $23,807,000            ESOP Amortization (T)             10.00 years
   Pre-Conversion Assets (A)       $251,738,000            RRP Amount (M)                    4.00%
   Reinvestment Rate (2)(R)               3.32%            RRP Vesting (N)                    5.00 years (5)
   Est. Conversion Expenses (3)(X)        2.00%            Foundation (F)                    1.76%
   Tax rate (TAX)                        39.00%            Tax Benefit (Z)                 292,499
                                                           Percentage Sold (PCT)           100.00%


   Calculation of Pro Forma Value After Conversion
   -----------------------------------------------
   1.    V=                    P/E * (Y)                                   V=    $43,250,000
           --------------------------------------------------------------
           1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N)

   2.    V=      P/B  *  (B+Z)                                             V=    $43,250,000
           ---------------------------
           1 - P/B * PCT * (1-X-E-M-F)

   3.    V=      P/A * (A+Z)                                               V=    $43,250,000
           ---------------------------
           1 - P/A * PCT * (1-X-E-M-F)

                                                                                     Shares                     Aggregate
                                        Shares Sold to  Price Per   Gross Offering  Issued To  Total Shares    Market Value
   Conclusion                              Public        Share         Proceeds     Foundation    Issued      of Stock Issued
   -----------                             ------        -----         --------     ----------    ------      ---------------
   Minimum                               3,612,500       10.00        $36,125,000     63,750     3,676,250      36,762,500
   Midpoint                              4,250,000       10.00         42,500,000     75,000     4,325,000      43,250,000
   Maximum                               4,887,500       10.00         48,875,000     86,250     4,973,750      49,737,500

   ----------------------------------------------------------
   (1) Pricing ratios shown reflect the midpoint value.
   (2) Net return reflects a reinvestment rate of 5.44 percent, and a tax rate of 39.00 percent.
   (3) Offering expenses shown at estimated midpoint value.
   (4) No cost is applicable since holding company will fund the ESOP loan.
   (5) ESOP and MRP amortize over 10 years and 5 years, respectively; amortization expenses tax effected at 39.00 percent.

                                 EXHIBIT IV-8
                     Baltimore County Savings Bank, F.S.B.
        Pro Forma Effect of Conversion Proceeds:  Fully Converted Basis

                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                      Baltimore County Savings Bank, FSB
                                At the Minimum

1.      Offering Proceeds                                                                                 $36,125,000
        Less: Estimated Offering Expenses                                                                     722,500
                                                                                                              -------
        Net Conversion Proceeds                                                                           $35,402,500


2.    Estimated Additional Income from Conversion Proceeds

      Net Conversion Proceeds                                                                             $35,402,500
      Less: Capital Expenditures                                                                            1,250,000
      Less: Non-Cash Stock Purchases (1)                                                                    4,335,000
                                                                                                            ---------
      Net Proceeds Reinvested                                                                             $29,817,500
      Estimated net incremental rate of return                                                                  3.32%
                                                                                                                -----
      Earnings Increase                                                                                      $989,464
          Less: Estimated cost of ESOP borrowings (2)                                                               0
          Less: Amortization of ESOP borrowings (3)                                                           176,290
          Less: Recognition Plan Vesting (4)                                                                  176,290
                                                                                                              -------
      Net Earnings Increase                                                                                  $636,884

                                                                                            Net
                                                                      Before              Earnings          After
3.    Pro Forma Earnings                                            Conversion            Increase        Conversion
                                                                    ----------            --------        ----------
      12 Months ended September 30, 1997 (reported)                 $1,977,000             $636,884        $2,613,884
      12 Months ended September 30, 1997 (core)                     $1,925,000             $636,884        $2,561,884

                                                    Before          Net Cash          Tax Benefit (5)        After
4.    Pro Forma Net Worth                         Conversion        Proceeds          Of Contribution      Conversion
                                                  ----------        --------          ---------------      ----------
      September 30, 1997                          $23,858,000      $31,067,500             $248,624       $55,174,125
      September 30, 1997 (Tangible)               $23,807,000      $31,067,500             $248,624       $55,123,125

                                                    Before          Net Cash          Tax Benefit (5)        After
5.    Pro Forma Assets                            Conversion        Proceeds          Of Contribution     Conversion
                                                  ----------        --------          ---------------     ----------
      September 30, 1997                         $251,738,000      $31,067,500             $248,624      $283,054,125


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 39.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    39.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                      Baltimore County Savings Bank, FSB
                                At the Midpoint

1.  Offering Proceeds                                                                                    $42,500,000
    Less: Estimated Offering Expenses                                                                        850,000
                                                                                                            --------
    Net Conversion Proceeds                                                                              $41,650,000


2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                                                              $41,650,000
    Less: Capital Expenditures                                                                             1,250,000
    Less: Non-Cash Stock Purchases (1)                                                                     5,100,000
                                                                                                           ---------
    Net Proceeds Reinvested                                                                              $35,300,000
    Estimated net incremental rate of return                                                                   3.32%
                                                                                                               -----
    Earnings Increase                                                                                     $1,171,395
      Less: Estimated cost of ESOP borrowings (2)                                                                  0
      Less: Amortization of ESOP borrowings (3)                                                              207,400
      Less: Recognition Plan Vesting (4)                                                                     207,400
                                                                                                             -------
    Net Earnings Increase                                                                                   $756,595

                                                                                            Net
                                                                     Before               Earnings          After
3.  Pro Forma Earnings                                             Conversion             Increase        Conversion
                                                                   ----------             --------        ----------
    12 Months ended September 30, 1997 (reported)                   $1,977,000             $756,595        $2,733,595
    12 Months ended September 30, 1997 (core)                       $1,925,000             $756,595        $2,681,595

                                                    Before           Net Cash           Tax Benefit (5)     After
4.  Pro Forma Net Worth                           Conversion         Proceeds           Of Contribution   Conversion
                                                  ----------         --------           ---------------   ----------
    September 30, 1997                            $23,858,000      $36,550,000             $292,499       $60,700,499
    September 30, 1997 (Tangible)                 $23,807,000      $36,550,000             $292,499       $60,649,499

                                                    Before           Net Cash           Tax Benefit (5)     After
5.  Pro Forma Assets                              Conversion         Proceeds           Of Contribution   Conversion
                                                  ----------         --------           ---------------   ----------
    September 30, 1997                           $251,738,000      $36,550,000             $292,499      $288,580,499


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 39.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    39.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.


                                                           Exhibit IV-8
                                              PRO FORMA EFFECT OF CONVERSION PROCEEDS
                                                Baltimore County Savings Bank, FSB
                                                          At the Maximum


1.      Offering Proceeds                                                                                 $48,875,000
        Less: Estimated Offering Expenses                                                                     977,500
                                                                                                              -------
        Net Conversion Proceeds                                                                           $47,897,500


2.    Estimated Additional Income from Conversion Proceeds

      Net Conversion Proceeds                                                                             $47,897,500
      Less: Capital Expenditures                                                                            1,250,000
      Less: Non-Cash Stock Purchases (1)                                                                    5,865,000
                                                                                                            ---------
      Net Proceeds Reinvested                                                                             $40,782,500
      Estimated net incremental rate of return                                                                  3.32%
                                                                                                                -----
      Earnings Increase                                                                                    $1,353,326
          Less: Estimated cost of ESOP borrowings (2)                                                               0
          Less: Amortization of ESOP borrowings (3)                                                           238,510
          Less: Recognition Plan Vesting (4)                                                                  238,510
                                                                                                              -------
      Net Earnings Increase                                                                                  $876,306


                                                                                            Net
                                                                      Before              Earnings           After
3.    Pro Forma Earnings                                            Conversion            Increase        Conversion
                                                                    ----------            --------        ----------
      12 Months ended September 30, 1997 (reported)                 $1,977,000             $876,306        $2,853,306
      12 Months ended September 30, 1997 (core)                     $1,925,000             $876,306        $2,801,306

                                                    Before          Net Cash          Tax Benefit (5)        After
4.    Pro Forma Net Worth                         Conversion        Proceeds          Of Contribution     Conversion
                                                  ----------        --------          ---------------     ----------
      September 30, 1997                          $23,858,000      $42,032,500             $336,374       $66,226,873
      September 30, 1997 (Tangible)               $23,807,000      $42,032,500             $336,374       $66,175,873

                                                    Before          Net Cash          Tax Benefit (5)        After
5.    Pro Forma Assets                            Conversion        Proceeds          Of Contribution     Conversion
                                                  ----------        --------          ---------------     ----------
      September 30, 1997                         $251,738,000      $42,032,500             $336,374      $294,106,873

(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 39.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    39.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                 EXHIBIT IV-9
                       Peer Group Core Earnings Analysis

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                                          Core Earnings Analysis
                                                                          Comparable Institution Analysis
                                                                   For the Twelve Months Ended September 30, 1997


                                                                                                 Estimated
                                               Net Income   Less: Net   Tax Effect  Less: Extd   Core Income              Estimated
                                               to Common   Gains(Loss)     @ 34%       Items     to Common     Shares     Core EPS
                                               ----------  -----------  ----------  ----------   ----------  ----------   --------
                                                  ($000)       ($000)       $000)      ($000)      ($000)      ($000)        ($)
     Comparable Group
     ----------------
     CMSV  Commty. Svgs, MHC of FL (48.5)          5,443         -666         226           0         5,003        5,095      0.98
     FFFL  Fidelity FSB, MHC of FL (47.7)          6,313       -1,464         498           0         5,347        6,783      0.79
     SKBO  First Carnegie, MHC of PA(45.0)(1)(3)     570            7          -2           0           575        2,300      0.33
     FFSX  First FS&LA. MHC of IA (46.1)           3,342         -120          41           0         3,263        2,833      1.15
     GDVS  Greater DV SB, MHC of PA (19.9)         2,217            0           0           0         2,217        3,272      0.68
     HARS  Harris SB, MHC of PA (24.3)            17,562       -3,160       1,074           0        15,476       33,779      0.46
     JXSB  Jcksnville SB, MHC of IL (45.6)         1,020          -10           3           0         1,013        1,272      0.80
     LFED  Leeds FSB, MHC of MD (36.3)             3,338            0           0           0         3,338        5,182      0.64
     NWSB  Northwest SB, MHC of PA (30.7)         19,333         -355         121           0        19,099       46,753      0.41
     PBHC  OswegoCity SB MHC of NY (46.1)          2,005         -315         107           0         1,797        1,917      0.94
     PBCT  Peoples Bank, MHC of CT (40.1)         87,800      -47,300      16,082           0        56,582       61,126      0.93
     PHSB  Ppls Home SB, MHC of PA (45.0)(3)       1,169          -86          29           0         1,112        2,760      0.54
     PULB  Pulaski SB, MHC of MO (29.8)            2,160         -408         139           0         1,891        2,095      0.90
     PLSK  Pulaski SB, MHC of NJ (46.0)            1,110            0           0           0         1,110        2,070      0.54
     SBFL  SB Fngr Lakes MHC of NY (33.1)            784          186         -63           0           907        1,785      0.51
     WAYN  Wayne S&L Co. MHC of OH (47.8)          1,829         -163          55           0         1,721        2,255      0.76
     WCFB  Wbstr Cty FSB MHC of IA (45.2)          1,336            0           0           0         1,336        2,100      0.64


     (1) Financial information is for the quarter ending June 30, 1997.
     (3) Figures are for three quarters of financial data, EPS figures are annualized.

     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT IV-10
                     Baltimore County Savings Bank, F.S.B.
              Pro Forma Analysis Sheet:  Minority Stock Offering

                                 EXHIBIT IV-10
                           PRO FORMA ANALYSIS SHEET
                      Baltimore County Savings Bank, FSB
                         Prices as of January 2, 1998

                                                            Peer Group           Maryland Companies    All SAIF-Insured Institutions
                                                       ---------------------    ---------------------  -----------------------------
Price Multiple               Symbol    Subject (1)      Mean         Median      Mean         Median          Mean       Median
--------------               ------    -----------      ----         ------      ----         ------          ----       ------
Price-earnings ratio          P/E         19.21x        26.50x       26.04x      20.94x       20.94x         20.01x      19.83x

Price-book ratio       =      P/B        111.12%       246.27%      242.68%     177.72%      174.42%        165.51%     154.95%

Price-assets ratio     =      P/A         16.21%        29.27%       28.80%      18.10%       19.56%         20.36%      19.47%

Valuation Parameters
--------------------
Pre-Conversion Earnings (2)(Y)        $1,969,000                ESOP Stock Purchases (E)          8.00% (6)
Pre-Conversion Book Value (2)(B)     $23,608,000                Cost of ESOP Borrowings (S)       0.00% (5)
Pre-Conv. Tang. Book Value (2)(B)    $23,557,000                ESOP Amortization (T)             10.00 years
Pre-Conversion Assets (2)(A)        $251,488,000                RRP Amount (M)                    4.00%
Reinvestment Rate (3)(R)                   3.32%                RRP Vesting (N)                    5.00 years (6)
Est. Conversion Expenses (4)(X)            3.84%                Foundation (F)                    4.20%
Tax rate (TAX)                            39.00%                Tax Benefit (Z)                 292,500
                                                                Percentage Sold (PCT)            43.01%

Calculation of Pro Forma Value After Conversion
-----------------------------------------------

1.  V=                    P/E * (Y)                                 V=  $43,250,000
      -------------------------------------------------------------
        1 - P/E * PCT * ((1-X-E-M-F)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2.  V=       P/B  *  (B+Z)                                          V=  $43,250,000
      ------------------------------
        1 - P/B * PCT * (1-X-E-M-F)

3.  V=           P/A * (A+Z)                                        V=  $43,250,000
      ------------------------------
        1 - P/A * PCT * (1-X-E-M-F)

                                                                                       Shares                     Aggregate
                      Shares Issued to   Shares Sold to   Price Per  Gross Offering   Issued To    Total Shares  Market Value
Conclusion                   MHC             Public         Share       Proceeds      Foundation     Issued     of Stock Issued
-----------                  ---             ------         -----       --------      ----------     ------     ---------------
Minimum                      2,084,000        1,517,250     10.00       $15,172,500      75,000       1,592,250     15,922,500
Midpoint                     2,465,000        1,785,000     10.00        17,850,000      75,000       1,860,000     18,600,000
Maximum                      2,846,000        2,052,750     10.00        20,527,500      75,000       2,127,750     21,277,500

----------------------------------------------------------
(1) Pricing ratios shown reflect the midpoint value.
(2) Reflects $250,000 retained by the MHC, assumed to earn the reinvestment rate of 5.44 percent and a tax rate of 39.0 percent.
(3) Net return reflects a reinvestment rate of 5.44 percent, and a tax rate of
    39.00 percent.
(4) Offering expenses shown at estimated midpoint value.
(5) No cost is applicable since holding company will fund the ESOP loan.
(6) ESOP and MRP amortize over 10 years and 5 years, respectively; amortization expenses tax effected at 39.00 percent.

                                 EXHIBIT IV-11
                     Baltimore County Savings Bank, F.S.B.
                  Pro Forma Effects:  Minority Stock Offering

                                 Exhibit IV-11
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                      Baltimore County Savings Bank, FSB
                                At the Minimum




1.      Offering Proceeds                                                                                  $15,172,500
        Less: Estimated Offering Expenses                                                                      648,000
                                                                                                               -------
        Net Conversion Proceeds                                                                            $14,524,500


2.    Estimated Additional Income from Conversion Proceeds

      Net Conversion Proceeds                                                                              $14,524,500
      Less: Planned Capital Expenditures                                                                     1,250,000
      Less: Non-Cash Stock Purchases (1)                                                                     1,820,700
                                                                                                             ---------
      Net Proceeds Reinvested                                                                              $11,453,800
      Estimated net incremental rate of return                                                                   3.32%
                                                                                                                 -----
      Earnings Increase                                                                                       $380,083
          Less: Estimated cost of ESOP borrowings (2)                                                                0
          Less: Amortization of ESOP borrowings (3)                                                             74,042
          Less: Recognition Plan Vesting (4)                                                                    74,042
                                                                                                                ------
      Net Earnings Increase                                                                                   $231,999

                                                                                           Net
                                                                    Before              Earnings           After
3.    Pro Forma Earnings                                          Conversion            Increase        Conversion
                                                                  ----------            --------        ----------
      12 Months ended September 30, 1997 (reported)                  $1,969,000             $231,999        $2,200,999
      12 Months ended September 30, 1997 (core)                      $1,917,000             $231,999        $2,148,999

                                                  Before           Net Cash          Tax Benefit (5)       After
4.    Pro Forma Net Worth                       Conversion         Proceeds          Of Contribution    Conversion
                                                ----------         --------          ---------------    ----------
      September 30, 1997                           $23,608,000      $12,703,800             $248,625       $36,560,425
      September 30, 1997 (Tangible)                $23,557,000      $12,703,800             $248,625       $36,509,425


                                                  Before           Net Cash          Tax Benefit (5)       After
5.    Pro Forma Assets                          Conversion         Proceeds          Of Contribution    Conversion
                                                ----------         --------          ---------------    ----------
      September 30, 1997                          $251,488,000      $12,703,800             $248,625      $264,440,425


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 39.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    39.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                 Exhibit IV-11
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                      Baltimore County Savings Bank, FSB
                                At the Midpoint



1.      Offering Proceeds                                                                                  $17,850,000
        Less: Estimated Offering Expenses                                                                      685,000
                                                                                                               --------
        Net Conversion Proceeds                                                                            $17,165,000


2.    Estimated Additional Income from Conversion Proceeds

      Net Conversion Proceeds                                                                              $17,165,000
      Less: Planned Capital Expenditures                                                                     1,250,000
      Less: Non-Cash Stock Purchases (1)                                                                     2,142,000
                                                                                                             ---------
      Net Proceeds Reinvested                                                                              $13,773,000
      Estimated net incremental rate of return                                                                   3.32%
                                                                                                                 -----
      Earnings Increase                                                                                       $457,043
          Less: Estimated cost of ESOP borrowings (2)                                                                0
          Less: Amortization of ESOP borrowings (3)                                                             87,108
          Less: Recognition Plan Vesting (4)                                                                    87,108
                                                                                                                ------
      Net Earnings Increase                                                                                   $282,827

                                                                                           Net
                                                                    Before              Earnings           After
3.    Pro Forma Earnings                                          Conversion            Increase        Conversion
                                                                  ----------            --------        -----------
      12 Months ended September 30, 1997 (reported)                  $1,969,000             $282,827        $2,251,827
      12 Months ended September 30, 1997 (core)                      $1,917,000             $282,827        $2,199,827


                                                  Before           Net Cash          Tax Benefit (5)       After
4.    Pro Forma Net Worth                       Conversion         Proceeds          Of Contribution    Conversion
                                                ----------         --------          ---------------    ----------
      September 30, 1997                           $23,608,000      $15,023,000             $292,500       $38,923,500
      September 30, 1997 (Tangible)                $23,557,000      $15,023,000             $292,500       $38,872,500


                                                  Before           Net Cash          Tax Benefit (5)       After
5.    Pro Forma Assets                          Conversion         Proceeds          Of Contribution    Conversion
                                                ----------         --------          ---------------    ----------
      September 30, 1997                          $251,488,000      $15,023,000             $292,500      $266,803,500


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 39.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    39.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                 Exhibit IV-11
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                      Baltimore County Savings Bank, FSB
                                At the Maximum

1.      Offering Proceeds                                                                                  $20,527,500
        Less: Estimated Offering Expenses                                                                      722,000
                                                                                                               -------
        Net Conversion Proceeds                                                                            $19,805,500


2.    Estimated Additional Income from Conversion Proceeds

      Net Conversion Proceeds                                                                              $19,805,500
      Less: Planned Capital Expenditures                                                                     1,250,000
      Less: Non-Cash Stock Purchases (1)                                                                     2,463,300
                                                                                                             ---------
      Net Proceeds Reinvested                                                                              $16,092,200
      Estimated net incremental rate of return                                                                   3.32%
                                                                                                                 -----
      Earnings Increase                                                                                       $534,004
          Less: Estimated cost of ESOP borrowings (2)                                                                0
          Less: Amortization of ESOP borrowings (3)                                                            100,174
          Less: Recognition Plan Vesting (4)                                                                   100,174
                                                                                                               -------
      Net Earnings Increase                                                                                   $333,655

                                                                                           Net
                                                                    Before              Earnings           After
3.    Pro Forma Earnings                                          Conversion            Increase        Conversion
                                                                  ----------            --------        ----------
      12 Months ended September 30, 1997 (reported)                  $1,969,000             $333,655        $2,302,655
      12 Months ended September 30, 1997 (core)                      $1,917,000             $333,655        $2,250,655


                                                  Before           Net Cash          Tax Benefit (5)       After
4.    Pro Forma Net Worth                       Conversion         Proceeds          Of Contribution    Conversion
                                                ----------         --------          ---------------    ----------
      September 30, 1997                           $23,608,000      $17,342,200             $292,500       $41,242,700
      September 30, 1997 (Tangible)                $23,557,000      $17,342,200             $292,500       $41,191,700


                                                  Before           Net Cash          Tax Benefit (5)       After
5.    Pro Forma Assets                          Conversion         Proceeds          Of Contribution    Conversion
                                                ----------         --------          ---------------    ----------
      September 30, 1997                          $251,488,000      $17,342,200             $292,500      $269,122,700


(1) Includes ESOP and MRP stock purchases equal to 8.0 and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 39.00 percent rate.
(4) MRP is amortized over 5 years, and amortization expense is tax effected at
    39.00 percent.
(5) Reflects tax benefit of stock contribution to the Foundation.

                                  EXHIBIT V-1
                               RP Financial, LC.
                         Firm Qualifications Statement

RP Financial,LC.
-----------------------------------------           FIRM QUALIFICATION STATEMENT
Financial Services Industry Consultants


RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)
   Ronald S. Riggins, Managing Director (17)
   William E. Pommerening, Managing Director (13)
   Gregory E. Dunn, Senior Vice President (15)
   James P. Hennessey, Senior Vice President (10)
   James J. Oren, Senior Vice President (11)
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Washington Headquarters
Rossyln Center
1700 North Moore Street. Suite 2210                     Telephone:(703) 528-1700
Arlington, VA 22209                                     Fax No.:  (703) 528-1788